                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:

 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

 [X] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  FINANCIAL SERVICES ACQUISITION CORPORATION
- -----------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

- -----------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
 [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:
       Class B Common Stock, par value $.001 per share ("EBIC Common Stock"), of Euro Brokers Investment Corporation
- -----------------------------------------------------------------------------

(2)    Aggregate number of securities to which transaction applies:
       1,671,290 shares of EBIC Common Stock
- -----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       $23.80*.
- -----------------------------------------------------------------------------

(4)    Proposed maximum aggregate value of transaction:
       $39,776,702 (calculated by multiplying (i) $23.80* by (ii) 1,671,290, the number of shares of EBIC Common Stock to be received and cancelled by Financial Services Acquisition Corporation in the Merger)
- -----------------------------------------------------------------------------

(5)    Total fee paid:
       $7,955.34
- -----------------------------------------------------------------------------
 [X] Fee paid previously with preliminary materials.
- -----------------------------------------------------------------------------
 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:
- -----------------------------------------------------------------------------

(2)    Form, Schedule or Registration Statement No.:
- -----------------------------------------------------------------------------

(3)    Filing Party:
- -----------------------------------------------------------------------------

(4)    Date Filed:
- ------------

* Estimated solely for purposes of calculating the filing fee; based on the unaudited book value per share of EBIC Common Stock, as of March 31, 1996 (after giving effect to certain adjustments anticipated to be required by the Merger Agreement), all as estimated at the time of the initial filing of preliminary materials.

                  FINANCIAL SERVICES ACQUISITION CORPORATION
                              667 MADISON AVENUE
                              NEW YORK, NY 10021

                                                                 July 18, 1996

Dear Stockholder:

   On behalf of our Board of Directors, I am pleased to invite you to attend a Special Meeting of Stockholders of Financial Services Acquisition Corporation ("FSAC"), which will be held at 10:00 a.m., local time, on Thursday, August 15, 1996 at the offices of FSAC located at 667 Madison Avenue in New York City.

   At this meeting, stockholders will be asked to approve the Agreement and Plan of Merger, dated as of March 8, 1996 (as amended, the "Merger Agreement"), by and among FSAC, EBIC Acquisition Corp., a wholly owned subsidiary of FSAC ("Merger Sub"), and Euro Brokers Investment Corporation ("EBIC"), pursuant to which Merger Sub will be merged with and into EBIC (the "Merger"), with EBIC being the surviving corporation and becoming a subsidiary of FSAC. Stockholders of FSAC will also be asked (i) to elect eight persons to the FSAC Board of Directors (including two EBIC representatives), (ii) to approve the FSAC 1996 Stock Option Plan (the "Option Plan") and (iii) to approve certain amendments to FSAC's Certificate of Incorporation (the "Charter Amendments"). The Charter Amendments will, subject to satisfaction of all other conditions to consummation of the Merger, provide for (1) the name change of FSAC to "Financial Services Corporation," (2) an increase in the authorized shares of Common Stock, par value $.001 per share (the "FSAC Common Stock"), of FSAC from 14,000,000 shares to 30,000,000 shares, (3) the classification of the Board of Directors into three classes serving staggered terms, with the initial number of directors to be eight, (4) the elimination of the ability of stockholders to act by written consent and (5) the restriction of the ability to call special meetings of stockholders to the Chairman and the President of FSAC or to an affirmative vote of a majority of the Board of Directors.

   THE BOARD OF DIRECTORS OF FSAC, AFTER CAREFUL CONSIDERATION, HAS DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF FSAC. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE CHARTER AMENDMENTS AND THE OPTION PLAN AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF EACH OF THE PROPOSALS RELATING THERETO AT THE SPECIAL MEETING.

   Under the terms of the Merger Agreement, at the closing of the Merger (the "Closing"), each outstanding share of Class B Common Stock, par value $.001 per share ("EBIC Common Stock"), of EBIC (other than shares held in treasury and shares as to which appraisal rights have been duly demanded) will be converted into the right to receive, subject to certain adjustments and escrow arrangements, consideration consisting of approximately (i) 2.64 shares of FSAC Common Stock (the "Stock Exchange Ratio"), (ii) 4.53 Series B Redeemable Common Stock Purchase Warrants (the "Merger Warrants") of FSAC (the "Warrant Exchange Ratio") and (iii) $9.57 in cash, without interest (the "Cash Consideration"). The foregoing consideration reflects, and is subject to adjustment to maintain, the intentions of the parties that (x) the holders of EBIC Common Stock who do not exercise appraisal rights (subject to certain escrow arrangements and disregarding cash payments in lieu of fractional interests) collectively receive a post-Merger 50% interest in FSAC by acquiring a number of shares of FSAC Common Stock and a number of Merger Warrants equal to the number of shares of FSAC Common Stock and the number of Redeemable Common Stock Purchase Warrants of FSAC outstanding, respectively, immediately prior to the Merger (after giving effect to certain adjustments) and (y) the respective pre-Merger contributions of FSAC stockholders and EBIC stockholders to the post-Merger consolidated net worth of FSAC be equalized, subject to certain adjustments, by the payment to EBIC stockholders of the Cash Consideration.

   Consistent with the foregoing intentions, and based on certain specific adjustments contemplated by the Merger Agreement, it is expected at the Closing that the Stock Exchange Ratio will neither exceed approximately 2.78 nor be less than approximately 2.21, and that the Warrant Exchange Ratio will not have materially changed. The Cash Consideration at Closing will be adjusted to reflect the then-existing difference between FSAC and EBIC's respective net worths (each as calculated in accordance with the Merger Agreement). Based primarily on increases in EBIC's net worth that have occurred since the signing of the Merger Agreement, FSAC and EBIC estimate that the Cash Consideration would have been adjusted to approximately $12.03 per share if the Merger had occurred on June 30, 1996. To the extent that EBIC's net worth changes further during the period between July 1, 1996 and the actual Closing (which is expected to occur promptly after the Special Meeting), or actual increases in EBIC's net worth from April 1, 1996 through June 30, 1996 vary from the preliminary assessments and estimates of the same used by management in arriving at the above $12.03 figure, the Cash Consideration will be adjusted further, with every approximately $167,000 increase or decrease in EBIC net worth having the effect of increasing or decreasing, as the case may be, the Cash Consideration by approximately $.10 per share. In addition, to the extent that FSAC stockholders exercise certain redemption rights described below, the Cash Consideration will be increased by approximately $.32 per share for every approximately 100,000 shares of FSAC Common Stock so redeemed (up to a maximum additional approximately $2.27).

   Because of the variety of possible adjustments to the merger consideration that may be necessary to maintain the intentions of the parties described above, FSAC and EBIC have agreed to resolicit the approval of the Merger by their respective stockholders if (subject to certain escrow arrangements) the final Stock Exchange Ratio falls outside of the range of approximately 2.21 to 2.78, the final Warrant Exchange Ratio changes by more than 10% from the approximate Warrant Exchange Ratio of 4.53 or the final Cash Consideration is less than $9.00 or greater than $17.50.

   EBIC STOCKHOLDERS HAVE ALREADY APPROVED THE MERGER AGREEMENT, BY APPROXIMATELY A 97% VOTE, AT A SPECIAL MEETING OF EBIC STOCKHOLDERS HELD ON JULY 15, 1996. FSAC stockholder approval of the Merger Agreement and the Charter Amendments, however, is still required, among other things, for consummation of the Merger.

   FSAC STOCKHOLDERS WHO VOTE AGAINST THE MERGER AGREEMENT HAVE THE RIGHT TO DEMAND THE CASH REDEMPTION, AT APPROXIMATELY $5.30 PER SHARE, OF THEIR SHARES ISSUED PURSUANT TO FSAC'S INITIAL PUBLIC OFFERING ("IPO") IN DECEMBER 1994 ("FSAC PUBLIC SHARES") IF THE MERGER IS APPROVED AND CONSUMMATED. HOWEVER, IF THIS REDEMPTION RIGHT IS EXERCISED WITH RESPECT TO 20% OR MORE OF THE FSAC PUBLIC SHARES, FSAC, PURSUANT TO ITS CERTIFICATE OF INCORPORATION, IS NOT PERMITTED TO CONSUMMATE THE MERGER. TO BE EFFECTIVE, THIS REDEMPTION RIGHT MUST BE EXERCISED AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, INCLUDING BY VOTING AGAINST THE MERGER AGREEMENT AT THE SPECIAL MEETING AND BY MAKING WRITTEN DEMAND THEREFOR AND DELIVERING SUCH DEMAND AND CERTIFICATES REPRESENTING SUCH SHARES, UNDER COVER OF A PROPERLY COMPLETED AND EXECUTED LETTER OF TRANSMITTAL, TO FSAC BEFORE 5:00 P.M. (NEW YORK CITY TIME) ON THE DATE OF THE SPECIAL MEETING.

   IF FSAC DOES NOT CONSUMMATE THE MERGER OR ANOTHER BUSINESS COMBINATION BY DECEMBER 7, 1996, FSAC WILL BE OBLIGATED TO DISSOLVE AND DISTRIBUTE TO HOLDERS OF FSAC PUBLIC SHARES THE PROCEEDS FROM THE IPO THAT WERE DEPOSITED IN TRUST, PLUS INTEREST EARNED THEREON, ESTIMATED TO BE $5.40 PER SHARE, PLUS A PRO RATA PORTION OF ANY REMAINING NET ASSETS OF FSAC.

   A Notice of the Special Meeting and a Proxy Statement containing detailed information concerning the Merger Agreement, the other Proposals and certain other transactions are attached. I urge you to read this material carefully. Your participation in this meeting, in person or by proxy, is important. Please mark, date, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting.

                               Sincerely,

                               GILBERT D. SCHARF
                               Chairman of the Board, Chief Executive Officer
                                and President

                  FINANCIAL SERVICES ACQUISITION CORPORATION
                              667 MADISON AVENUE
                              NEW YORK, NY 10021
                                (212) 317-1000

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON THURSDAY, AUGUST 15, 1996

   A Special Meeting of Stockholders of Financial Services Acquisition Corporation ("FSAC") will be held on Thursday, August 15, 1996 at 10:00 a.m., local time, at the offices of FSAC located at 667 Madison Avenue in New York City, for the following purposes:

       1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 8, 1996 (as amended, the "Merger Agreement"), a copy of which is attached as Annex I to the accompanying Proxy Statement, among FSAC, EBIC Acquisition Corp., a wholly owned subsidiary of FSAC ("Merger Sub"), and Euro Brokers Investment Corporation ("EBIC"), pursuant to which Merger Sub will be merged with and into EBIC (the "Merger"), with EBIC being the surviving corporation and becoming a wholly owned subsidiary of FSAC. Under the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of Class B Common Stock, par value $.001 per share ("EBIC Common Stock"), of EBIC (other than shares held in the treasury of EBIC, shares owned by any subsidiary of EBIC or shares owned by FSAC, all of which will be cancelled, and other than shares of EBIC Common Stock as to which appraisal rights have been duly demanded pursuant to Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive, subject to certain adjustments and escrow arrangements, (i) 2.6426688 shares of Common Stock, par value $.001 per share (the "FSAC Common Stock"), of FSAC, (ii) 4.5274405 Series B Redeemable Common Stock Purchase Warrants of FSAC and (iii) $9.5734433 in cash. Based primarily on increases in EBIC's net worth that have occurred since the signing of the Merger Agreement, FSAC and EBIC estimate that the cash portion of the consideration to be received in the Merger would have been adjusted to approximately $12.03 per share if the Merger had occurred on June 30, 1996. To the extent that EBIC's net worth changes further during the period between July 1, 1996 and the actual closing of the Merger (which is expected to occur promptly after the Special Meeting) or stockholders of FSAC exercise certain rights of redemption, the cash portion of the consideration to be received in the Merger will be adjusted further. The determination of the final consideration to be received is more fully described in the accompanying Proxy Statement.

       2. In connection with the Merger and subject to satisfaction of all conditions to consummation of the Merger (including the approval of Proposal 3 below), to consider and vote upon a proposal to elect eight directors (including two EBIC representatives), two of whom will be designated Class I Directors to serve for an initial term of one year until the annual meeting of stockholders in 1997 and until their respective successors are elected and qualified; three of whom will be designated Class II Directors to serve for an initial term of two years until the annual meeting of stockholders in 1998 and until their respective successors are elected and qualified; and three of whom will be designated Class III Directors to serve for an initial term of three years until the annual meeting of stockholders in 1999 and until their respective successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

       3. In connection with the Merger and subject to the satisfaction of all other conditions to consummation of the Merger, to consider and vote upon a proposal, to be effective immediately after the Merger, to amend FSAC's Certificate of Incorporation to (i) provide for the classification of the Board of Directors into three classes serving staggered terms, (ii) eliminate the ability of stockholders to act by written consent, (iii) restrict the ability to call special meetings of stockholders to the Chairman and the President of FSAC or to an affirmative vote of a majority of the Board of Directors and (iv) require an 80% supermajority vote to amend any of the foregoing provisions, as more fully described in the accompanying Proxy Statement.

       4. In connection with the Merger and subject to satisfaction of all other conditions to consummation of the Merger, to consider and vote upon a proposal, to be effective immediately prior to the Merger, to increase the number of authorized shares of FSAC Common Stock from 14,000,000 shares to 30,000,000 shares, as more fully described in the accompanying Proxy Statement.

       5. In connection with the Merger and subject to satisfaction of all other conditions to consummation of the Merger, to consider and vote upon a proposal to amend FSAC's Certificate of Incorporation, to be effective immediately prior to the Merger, to change the name of FSAC to "Financial Services Corporation," as more fully described in the accompanying Proxy Statement.

       6. In connection with the Merger and subject to satisfaction of all conditions to consummation of the Merger, to consider and vote upon a proposal to adopt the FSAC 1996 Stock Option Plan, as more fully described in the accompanying Proxy Statement.

       7. To transact such other business as may properly come before the Special Meeting or at any and all adjournments or postponements thereof.

   The accompanying Proxy Statement and the annexes thereto, including the Merger Agreement, form a part of this Notice.

   A SPECIAL MEETING OF STOCKHOLDERS OF EBIC WAS HELD ON JULY 15, 1996. AT SUCH MEETING EBIC STOCKHOLDERS APPROVED THE MERGER AGREEMENT BY APPROXIMATELY A 97% VOTE. Consummation of the Merger still requires, among other things, FSAC stockholder approval of the Merger Agreement and the amendments to FSAC's Certificate of Incorporation described in Proposals 3-5 above.

   The Board of Directors has fixed the close of business on July 11, 1996, as the record date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting. Only holders of record of FSAC Common Stock at that time are entitled to notice of, and to vote at, the Special Meeting. Each share of FSAC Common Stock entitled to be voted at the Special Meeting is entitled to one vote. With respect to approval and adoption of the Merger Agreement, the FSAC stockholders who held FSAC Common Stock prior to FSAC's initial public offering (the "IPO") in December 1994 (the "Initial FSAC Stockholders") are required to vote all of the 833,333 shares acquired by them prior to the IPO (being approximately 18.9% of the currently outstanding shares of FSAC Common Stock) in accordance with the vote of the majority in interest of the 3,583,333 shares of FSAC Common Stock that were issued in the IPO (the "FSAC Public Shares"). The Initial FSAC Stockholders also own an aggregate of 597,000 FSAC Public Shares (constituting approximately 13.5% of the currently outstanding shares) and have indicated that they currently intend to vote such shares in favor of approval and adoption of the Merger Agreement. The six current directors of FSAC (which include FSAC's only two officers) constitute all of the Initial FSAC Stockholders.

   HOLDERS OF FSAC PUBLIC SHARES WHO VOTE AGAINST THE MERGER AGREEMENT HAVE THE RIGHT TO DEMAND THE CASH REDEMPTION OF SUCH SHARES IF THE MERGER IS APPROVED AND CONSUMMATED. TO BE EFFECTIVE, THIS REDEMPTION RIGHT MUST BE EXERCISED AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, INCLUDING BY (I) VOTING "AGAINST" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AT THE SPECIAL MEETING AND (II) MAKING WRITTEN DEMAND FOR REDEMPTION AND DELIVERING TO FSAC SUCH DEMAND AND CERTIFICATES REPRESENTING THE SHARES FOR WHICH REDEMPTION IS REQUESTED, UNDER COVER OF A PROPERLY COMPLETED AND EXECUTED LETTER OF TRANSMITTAL, IN EACH CASE BEFORE 5:00 P.M. (NEW YORK CITY TIME) ON THE DATE OF THE SPECIAL MEETING.

   If 20% or more of the FSAC Public Shares are voted against the Merger Agreement (and have redemption rights duly demanded with respect to them), FSAC, pursuant to its Certificate of Incorporation, is not permitted to consummate the Merger. Moreover, EBIC has a right not to consummate the Merger if the number of FSAC Public Shares with respect to which redemption rights are duly demanded exceeds 10% of the number of shares of FSAC Common Stock outstanding at the time of the Merger (after giving effect to certain adjustments), although this right is in turn subject to an FSAC right of cure.

   WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

                                          By Order of the Board of Directors

                                          MICHAEL J. SCHARF
                                          Secretary
July 18, 1996

                  FINANCIAL SERVICES ACQUISITION CORPORATION
                               PROXY STATEMENT

                                 INTRODUCTION

   This Proxy Statement (this "Proxy Statement") is being furnished to holders of record as of July 11, 1996 (the "FSAC Record Date") of the Common Stock, par value $.001 per share ("FSAC Common Stock"), of Financial Services Acquisition Corporation ("FSAC"), in connection with the solicitation of proxies by the Board of Directors of FSAC for use at its Special Meeting of Stockholders, to be held on August 15, 1996 at 10:00 a.m., local time, and any adjournments or postponements thereof (the "FSAC Special Meeting"). At the FSAC Special Meeting, stockholders of FSAC will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 8, 1996 (as it may be amended, modified, or supplemented from time to time, the "Merger Agreement"), by and among FSAC, EBIC Acquisition Corp., a wholly owned subsidiary of FSAC ("Merger Sub"), and Euro Brokers Investment Corporation ("EBIC"). A copy of the Merger Agreement is attached hereto as Annex I and is incorporated herein by reference.

   Stockholders of FSAC will also be asked at the FSAC Special Meeting (i) to elect eight persons to the FSAC Board of Directors (including two EBIC representatives), (ii) to approve the FSAC 1996 Stock Option Plan (the "FSAC Option Plan") and (iii) to approve certain amendments to FSAC's Certificate of Incorporation (the "Charter Amendments"). The Charter Amendments will, subject to satisfaction of all other conditions to consummation of the Merger, provide for (x) immediately prior to the effectiveness of the Merger,
(1) the name change of FSAC to "Financial Services Corporation" and (2) an increase in the authorized shares of FSAC Common Stock from 14,000,000 shares to 30,000,000 shares and (y) immediately after the effectiveness of the Merger, (1) the classification of the Board of Directors into three classes serving staggered terms, with the initial number of directors to be eight,
(2) the elimination of the ability of stockholders to act by written consent,
(3) the restriction of the ability to call special meetings of stockholders to the Chairman and the President of FSAC or to an affirmative vote of a majority of the Board of Directors and (4) a requirement of an 80% supermajority vote to amend any of the provisions described in this clause
(y).

   The Merger Agreement provides, subject to the satisfaction or waiver of certain conditions, that Merger Sub will be merged with and into EBIC (the "Merger"), with EBIC surviving the Merger as a wholly owned subsidiary of FSAC. At the effective time of the Merger (the "Effective Time"), each outstanding share of Class B Common Stock, par value $.001 per share ("EBIC Common Stock"), of EBIC (other than shares held in the treasury of EBIC, shares owned by any subsidiary of EBIC and shares owned by FSAC, all of which will be cancelled, and other than shares as to which appraisal rights shall have been duly demanded) will be converted into the right to receive, subject to certain adjustments and escrow arrangements, (i) 2.6426688 newly-issued shares of FSAC Common Stock (the "Stock Exchange Ratio"), (ii) 4.5274405 newly-issued Series B Redeemable Common Stock Purchase Warrants ("Merger Warrants") of FSAC (the "Warrant Exchange Ratio" and, together with the Stock Exchange Ratio, the "Exchange Ratios") and (iii) $9.5734433 in cash, without interest (the "Per Share Cash Consideration" and, together with the per share consideration described in the preceding clauses (i) and (ii), the "Merger Consideration"). Cash will be paid in lieu of fractional shares of FSAC Common Stock and fractional Merger Warrants.

   The Exchange Ratios were originally calculated to result in, and will be adjusted as necessary at the closing of the Merger (the "Closing") to continue to result in, the stockholders of EBIC who do not

              The date of this Proxy Statement is July 18, 1996.

exercise appraisal rights owning in the aggregate, subject to certain escrow arrangements (see "THE MERGER AGREEMENT --Certain Related Agreements --Escrow Agreement") and the payment of cash in lieu of fractional interests, a 50% post-Merger interest in FSAC by acquiring in the Merger (i) a number of shares of FSAC Common Stock equal to the number of shares of FSAC Common Stock outstanding immediately prior to the Merger (after giving effect to (x) any exercise by FSAC stockholders of their Redemption Rights (as defined below) and (y) the Unit Purchase Option Exchange (as hereinafter defined), if any) and (ii) a number of Merger Warrants equal to the number of Redeemable Common Stock Purchase Warrants of FSAC, of all series (the "FSAC Warrants"), outstanding immediately prior to the Merger. Consistent with the foregoing intentions, and based on the specific adjustments contemplated by the Merger Agreement, it is expected that at the Closing the Stock Exchange Ratio will neither exceed 2.7772954 nor be less than 2.2138588, and that the Warrant Exchange Ratio will not have materially changed.

   The Per Share Cash Consideration, which was originally determined for purposes of the Merger Agreement by reference to the difference between FSAC and EBIC's respective net worths at December 31, 1995, will also be adjusted prior to the Merger to reflect the then-existing difference between the respective pre-Merger net worths of FSAC and EBIC (on a consolidated basis), subject in each case to certain other adjustments, with the intention generally of equalizing the respective pre-Merger contributions of FSAC stockholders and EBIC stockholders to the post-Merger consolidated net worth of FSAC. Based primarily on increases in EBIC's net worth that have occurred since the signing of the Merger Agreement, FSAC and EBIC estimate that the Per Share Cash Consideration would have been adjusted to approximately $12.03 if the Merger had occurred on June 30, 1996. To the extent that EBIC's net worth changes further during the period between July 1, 1996 and the actual Closing (which is expected to occur promptly after the FSAC Special Meeting), or actual increases in EBIC's net worth from April 1, 1996 through June 30, 1996 vary from the preliminary assessments and estimates of the same used by management in arriving at the above $12.03 figure, the Per Share Cash Consideration will be adjusted further, with every approximately $167,000 increase or decrease in EBIC net worth having the effect of increasing or decreasing, as the case may be, the Per Share Cash Consideration by approximately $.10. In addition, to the extent that FSAC stockholders exercise their Redemption Rights (see below) in connection with the Merger, the Per Share Cash Consideration will be increased by approximately $.32 for every approximately 100,000 shares of FSAC Common Stock redeemed (up to a maximum additional approximately $2.27, representing the maximum redemption permitted by FSAC's Certificate of Incorporation).

   Because of the variety of possible adjustments to the Merger Consideration that may be necessary to maintain the intentions of the parties described above, FSAC and EBIC have agreed to resolicit the approval of the Merger by their respective stockholders if (subject to certain escrow arrangements) the final Stock Exchange Ratio falls outside of the range of 2.2138588 to 2.7772954, the final Warrant Exchange Ratio changes by more than 10% from
4.5274405 or the final Per Share Cash Consideration is less than $9.00 or greater than $17.50.

   EBIC stockholders have already approved the Merger Agreement, by approximately a 97% vote, at a Special Meeting of EBIC Stockholders held on July 15, 1996. However, consummation of the Merger still requires, among other things, approval by FSAC stockholders of the Merger Agreement and the Charter Amendments. See "THE MERGER AGREEMENT --Conditions to Consummation of the Merger."

   With respect to the proposal to approve and adopt the Merger Agreement, the FSAC stockholders who owned FSAC Common Stock prior to the consummation of FSAC's initial public offering (the "IPO") in December 1994 (the "Initial FSAC Stockholders") are required to vote all 833,333 shares acquired by them prior to such date (the "Pre-IPO Shares") (constituting approximately 18.9% of the currently outstanding shares of FSAC Common Stock) in accordance with the vote of the majority in interest of the 3,583,333 shares of FSAC Common Stock that were issued in the IPO (the "FSAC Public Shares"). The Initial FSAC Stockholders also own an aggregate of 597,000 FSAC Public Shares (constituting approximately 13.5% of the currently outstanding shares) and have indicated that they currently intend to vote such shares in favor of approval and adoption of the Merger Agreement.

   Pursuant to FSAC's Certificate of Incorporation, a holder of FSAC Public Shares may demand that FSAC redeem such shares for cash (the "Redemption Rights") if such holder votes against the proposal to approve and adopt the Merger Agreement and complies with all of the procedures described elsewhere herein (see "REDEMPTION RIGHTS") and the Merger is consummated. The per share redemption price will be equal to approximately $5.30 per share, calculated by dividing the amount, as of the FSAC Record Date, in the trust fund established by FSAC (the "Trust") to hold most of the proceeds of the IPO, including interest thereon, by the number of FSAC Public Shares (the "Redemption Price"). However, if 20% or more of the FSAC Public Shares, or 716,667 shares, are voted against the Merger Agreement (and have Redemption Rights duly demanded with respect to them), FSAC, pursuant to its Certificate of Incorporation, is not permitted to consummate the Merger. Moreover, it is a condition to EBIC's obligation to consummate the Merger that the number of FSAC Public Shares with respect to which Redemption Rights are duly demanded (the "Redemption Shares") not constitute more than 10% of the number of shares of FSAC Common Stock outstanding immediately prior to the Merger (giving effect to the Unit Purchase Option Exchange described below, if any). Accordingly, if 441,667 (or, if the Unit Purchase Option Exchange is consummated, 464,167) FSAC Public Shares are voted against the Merger Agreement (and have Redemption Rights duly demanded with respect to them), EBIC is not obligated to consummate the Merger. Notwithstanding the foregoing, any one or more of the current stockholders of FSAC has the right under the Merger Agreement, but not the obligation, to satisfy any non-fulfillment of such 10% condition by arranging within ten days to pay FSAC the amount necessary to pay the aggregate Redemption Price for the Redemption Shares in excess of such 10% threshold (the "Excess Redemption Shares") (up to the maximum 20% of the FSAC Public Shares threshold permitted by FSAC's Certificate of Incorporation), and FSAC shall thereafter issue to such stockholder or stockholders a number of shares of FSAC Common Stock equal to the number of such Excess Redemption Shares. See "REDEMPTION RIGHTS."

   If FSAC does not consummate the Merger or another business combination by December 7, 1996, FSAC, pursuant to its Certificate of Incorporation, is obligated to dissolve and distribute to holders of FSAC Public Shares an amount, estimated to be approximately $5.40 per share, calculated by dividing the amount estimated to be in the Trust as of such date, including interest thereon, by the number of FSAC Public Shares (the "Distribution Amount"), plus a pro rata portion of any remaining net assets of FSAC.

   Holders of FSAC Warrants do not have any right to demand or receive distributions from the Trust. The holders of the Pre-IPO Shares do not have any Redemption Rights and have waived any right to receive the Distribution Amount. Accordingly, if the Merger or another business combination is not consummated by December 7, 1996, the FSAC Warrants and the Pre-IPO Shares will be valueless. See "PROPOSAL 1: THE MERGER --Interests of Certain Persons in the Merger."

   In connection with the Merger, FSAC has entered into an agreement (the "Unit Purchase Option Agreement") with the holders of its outstanding options (the "Unit Purchase Options") to acquire 333,333 Units of FSAC (the "Advisor Units"), which options were sold in the IPO to the underwriters therefor and certain designees thereof. Each Advisor Unit consists of one share of FSAC Common Stock and two FSAC Warrants. The Unit Purchase Option Agreement provides for the exchange, contingent upon and effective immediately following the Merger, of all Unit Purchase Options for an aggregate of 225,000 newly-issued shares of FSAC Common Stock (the "Unit Purchase Option Exchange"). If the Unit Purchase Option Exchange is consummated on such terms, the aggregate Merger Consideration will be adjusted to include an additional 225,000 shares of FSAC Common Stock. If the Unit Purchase Option Agreement is not consummated for any reason, the aggregate Merger Consideration instead will include such additional amount of cash as is agreed upon between FSAC and EBIC or, if such amount cannot be agreed upon, an additional 333,333 newly issued Unit Purchase Options. See "RISK FACTORS
- --Effects of Unit Purchase Option Exchange" and "PROPOSAL 1: THE MERGER
- --Certain Related Transactions --Unit Purchase Option Exchange."

   The Merger Agreement contemplates that as soon as reasonably practicable following consummation of the Merger (subject, however, to the advice of its financial advisors), FSAC will commence an exchange offer (the "Exchange Offer") to acquire all FSAC Warrants (including the Merger Warrants) that are then outstanding, on the basis of one share of FSAC Common Stock for a number of FSAC Warrants to be mutually agreed upon between FSAC and Welsh, Carson, Anderson & Stowe VI, L.P., a Delaware limited partnership ("WCAS"). WCAS holds approximately 51% of the outstanding shares of EBIC Common Stock. There can be no assurance, however, that the Exchange Offer will be made or, if made, as to the exchange ratio at which it will occur or the other terms and conditions thereof. See "RISK FACTORS --Effects of Exchange Offer" and "PROPOSAL 1: THE MERGER
- --Certain Related Transactions --Exchange Offer." Certain stockholders of FSAC and EBIC have agreed, if the Exchange Offer is made, to tender the FSAC Warrants held by them at such time (including Merger Warrants) in numbers proportionate to the aggregate tenders of FSAC Warrants made by other holders in the Exchange Offer. See "THE MERGER AGREEMENT --Certain Related Agreements
- --Security Transfer Agreement."

   FSAC has filed a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of FSAC Common Stock and the Merger Warrants to be issued in connection with the Merger, as well as the shares of FSAC Common Stock issuable upon exercise of the Merger Warrants (the "Warrant Shares") and the shares of FSAC Common Stock issuable in the Unit Purchase Option Exchange, if any.

   The information contained in this Proxy Statement with respect to FSAC and its affiliates has been supplied by FSAC, and the information with respect to EBIC and its affiliates has been supplied by EBIC.

   This Proxy Statement and the accompanying materials are first being mailed to stockholders of FSAC on or about July 18, 1996.

                                ----------------

   NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FSAC OR EBIC. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY FROM ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE ANY SUCH PROXY SOLICITATION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FSAC OR EBIC SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            AVAILABLE INFORMATION

   FSAC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by FSAC with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Web Site maintained by the Commission at "http://www.sec.gov."

   In addition to filing the Registration Statement with the Commission as described above, FSAC has filed with the Commission an issuer tender offer statement on Schedule 13E-4 (the "Schedule 13E-4") with respect to the Redemption Rights. This Proxy Statement does not contain all of the information set forth in the Registration Statement and the Schedule 13E-4 or the respective exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, the Schedule 13E-4 or such other document, each such statement being qualified in all respects by such reference.

                       FSAC ANNUAL REPORT ON FORM 10-K

   FSAC will furnish without charge to each FSAC stockholder whose proxy is being solicited, upon written request, a copy of FSAC's annual report on Form 10-K for the fiscal year ended December 31, 1995, including the financial statements and schedules thereto. Requests for copies of such report should be directed to FSAC, Attention: Michael J. Scharf, Secretary, 667 Madison Avenue, New York, New York 10021.

                              TABLE OF CONTENTS

SECTION                                                                                         PAGE
- -------                                                                                      --------
INTRODUCTION ...............................................................................      i

AVAILABLE INFORMATION ......................................................................     iv

SUMMARY ....................................................................................      1
 Business of FSAC ..........................................................................      1
 Business of EBIC ..........................................................................      1
 Risk Factors ..............................................................................      2
 FSAC Special Meeting ......................................................................      5
 EBIC Special Meeting ......................................................................      6
 Proposal 1: The Merger ....................................................................      6
 Certain Related Transactions ..............................................................      9
 Recommendations of the Boards of Directors ................................................     10
 Reasons for the Merger ....................................................................     10
 Interests of Certain Persons in the Merger ................................................     11
 Redemption Rights .........................................................................     12
 Accounting Treatment ......................................................................     13
 Certain Federal Income Tax Consequences ...................................................     13
 Conditions to the Merger; Termination of the Merger Agreement .............................     13
 Nasdaq National Market Listing ............................................................     13
 Regulatory Approvals Required .............................................................     14
 Certain Related Agreements ................................................................     14
 Proposal 2: Election of Directors .........................................................     15
 Proposals 3, 4 and 5: The Charter Amendments ..............................................     15
 Proposal 6: The FSAC Option Plan ..........................................................     17
 Market Prices of FSAC Securities ..........................................................     17
 No Public Market for EBIC Securities ......................................................     18

RISK FACTORS ...............................................................................     19
 Limited Trading Market for FSAC Common Stock and FSAC Warrants ............................     19
 Possible Volatility of Prices for FSAC Common Stock and FSAC Warrants .....................     19
 Shares Eligible for Future Sale ...........................................................     20
 Effects of Exchange Offer .................................................................     21
 Effects of Unit Purchase Option Exchange ..................................................     21
 Dependence on Key Employees ...............................................................     21
 Authority of FSAC to Issue Additional Securities ..........................................     22
 Concentration of Voting Control; Staggered Board ..........................................     22
 Determination of Merger Consideration; Absence of Fairness Opinion ........................     23
 Current Prospectus and State Blue Sky Registration Required in Connection with Exercise
  of FSAC Warrants .........................................................................     23
 Potential Redemption of FSAC Warrants .....................................................     23
 Loss of SPAC(Registered Trademark) Protections ............................................     24
 Effect of Changes in General Economic and Financial Conditions ............................     24
 Government Regulation .....................................................................     24
 Consolidating Supervisor ..................................................................     24
 Competition ...............................................................................     25

                                v





SECTION                                                                                         PAGE
- -------                                                                                      --------
 European Market Unification ...............................................................     25
 Liability for Unsettled Trades ............................................................     25
 Lack of Business Diversification ..........................................................     26
 Dividends Unlikely ........................................................................     26

SELECTED FINANCIAL DATA OF FSAC ............................................................     27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS OF FSAC ...............................................     28

SELECTED FINANCIAL DATA OF EBIC ............................................................     30

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS OF EBIC ...............................................     32
 History ...................................................................................     32
 Overview ..................................................................................     32
 Liquidity and Capital Resources ...........................................................     39

FSAC AND EBIC UNAUDITED PRO FORMA FINANCIAL INFORMATION ....................................     41

FSAC COMPARATIVE PER SHARE DATA ............................................................     46

CAPITALIZATION .............................................................................     47

MARKET PRICES OF FSAC SECURITIES ...........................................................     48
 Stock Price Performance Comparison ........................................................     49

NO PUBLIC MARKET FOR EBIC SECURITIES .......................................................     50

THE SPECIAL MEETINGS .......................................................................     50
 FSAC Special Meeting ......................................................................     50
 EBIC Special Meeting ......................................................................     53
 Solicitation of Proxies ...................................................................     53

PROPOSAL 1: THE MERGER .....................................................................     53
 Form of Merger; Effective Time ............................................................     53
 Merger Consideration ......................................................................     54
 Determination and Adjustment of Merger Consideration ......................................     55
 Conditions to the Merger ..................................................................     57
 Certain Related Transactions ..............................................................     57
 Background of the Merger ..................................................................     58
 Reasons for the Merger; Recommendations of the Boards of Directors ........................     60
 Interests of Certain Persons in the Merger ................................................     61
 Nasdaq Listing ............................................................................     64
 Regulatory Approvals ......................................................................     64
 Certain Federal Income Tax Consequences ...................................................     64
 Accounting Treatment ......................................................................     65
 Resales of FSAC Securities ................................................................     65
 Absence of Fairness Opinion ...............................................................     66

                                vi





SECTION                                                                                         PAGE
- -------                                                                                      --------
REDEMPTION RIGHTS ..........................................................................     67

THE MERGER AGREEMENT .......................................................................     69
 Certain Representations and Warranties ....................................................     69
 Conduct of Business of EBIC Pending the Merger ............................................     69
 Conditions to Consummation of the Merger ..................................................     71
 No Solicitation ...........................................................................     72
 Certain Other Covenants ...................................................................     72
 Amendment and Waiver ......................................................................     72
 Directors' Indemnification ................................................................     73
 Merger Agreement Indemnification ..........................................................     73
 Termination ...............................................................................     73
 Fees and Expenses .........................................................................     74
 Closing True-Up Procedures ................................................................     74
 Adjustment of Exchange Ratios and Cash Consideration ......................................     75
 No Fractional Securities ..................................................................     76
 Deposit of Merger Consideration ...........................................................     76
 Certain Related Agreements ................................................................     76

DESCRIPTION OF FSAC CAPITAL STOCK ..........................................................     79
 General ...................................................................................     79
 FSAC Units ................................................................................     79
 FSAC Common Stock .........................................................................     79
 Preferred Stock ...........................................................................     80
 FSAC Warrants .............................................................................     80
 Merger Warrants ...........................................................................     81
 Advisor Units and Bridge Warrants .........................................................     81
 Delaware Anti-Takeover Law ................................................................     81

BUSINESS OF FSAC ...........................................................................     82
 General ...................................................................................     82
 Characteristics of a Specified Purpose Acquisition Company(Registered Trademark)  .........     83
 Subsidiaries ..............................................................................     84
 Competition ...............................................................................     84
 Management and Employees ..................................................................     84
 Properties ................................................................................     85
 Legal Proceedings .........................................................................     85

BUSINESS OF EBIC ...........................................................................     86
 Overview ..................................................................................     86
 Products ..................................................................................     86
 Communications Network and Information Systems ............................................     88
 Personnel .................................................................................     88
 Regulation ................................................................................     88
 Competition ...............................................................................     89
 Facilities ................................................................................     89
 Legal Proceedings .........................................................................     89
 Proposed Joint Venture ....................................................................     90

                                vii





SECTION                                                                                         PAGE
- -------                                                                                      --------

MANAGEMENT OF EBIC .........................................................................     91
 Executive Compensation ....................................................................     91

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF FSAC AND EBIC ...........................     93
 Beneficial Ownership of Shares of FSAC Common Stock .......................................     93
 Beneficial Ownership of Shares of EBIC Common Stock .......................................     94

PROPOSAL 2: ELECTION OF DIRECTORS ..........................................................     95
 Compliance with Section 16(a) of the Exchange Act .........................................     97
 Executive Compensation ....................................................................     97
 Certain Other Relationships and Related Transactions ......................................     97

PROPOSAL 3: AMENDMENT TO ARTICLE SIXTH .....................................................     98
 General ...................................................................................     98
 Classified Board Amendment ................................................................     99
 Stockholders' Action Amendment ............................................................    100
 Special Meeting Amendment .................................................................    100
 Supermajority Amendment ...................................................................    101
 Deletion of Certain SPAC(Registered Trademark) -Related Provisions ........................    101

PROPOSAL 4: ADDITIONAL COMMON STOCK AMENDMENT ..............................................    101
 General ...................................................................................    101
 Additional Common Stock ...................................................................    102

PROPOSAL 5: NAME CHANGE AMENDMENT ..........................................................    102

PROPOSAL 6: FSAC OPTION PLAN ...............................................................    103
 General ...................................................................................    103
 Description of Principal Features of the Plan .............................................    103
 Certain Federal Income Tax Consequences ...................................................    104

OTHER MATTERS ..............................................................................    105

EXPERTS ....................................................................................    105

STOCKHOLDER PROPOSALS ......................................................................    106

INDEX TO FINANCIAL STATEMENTS ..............................................................    F-1

                               LIST OF ANNEXES

ANNEX I         MERGER AGREEMENT
Annex II        Form of Merger Warrant
Annex III       Form of Certificate of Merger
Annex IV        Forms of Certificates of Amendment to the FSAC Certificate of Incorporation
Annex V         Form of FSAC Option Plan
Annex VI        Escrow Agreement
Annex VII       Security Transfer Agreement
Annex VIII      Majority Stockholders' Agreement
Annex IX        Form of Registration Rights Agreement

                                   SUMMARY

   The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement and the Annexes hereto. Stockholders are urged to read this Proxy Statement and the Annexes hereto in their entirety. Capitalized terms used herein and not defined have the meanings ascribed to them elsewhere in this Proxy Statement. See "RISK FACTORS" for certain information that should be reviewed carefully in considering the Merger.

BUSINESS OF FSAC

   Financial Services Acquisition Corporation ("FSAC") was organized on August 18, 1994 as a Specified Purpose Acquisition Company(Registered Trademark) (a "SPAC(Registered Trademark)"), with the objective of acquiring an operating business in the financial services industry (a "Target Business") by merger, exchange of capital stock, asset or stock acquisition or other similar type of transaction (a "Business Combination"). Since its inception, FSAC has not engaged in any substantive commercial business, and its sole activities have been to evaluate and select an appropriate Target Business and to structure, negotiate and consummate a Business Combination with such Target Business. FSAC may ultimately acquire more than one business; however, FSAC's initial Business Combination must be with a Target Business whose fair market value is at least 80% of the net assets of FSAC at the time of the Business Combination. See "BUSINESS OF FSAC."

   FSAC consummated its initial public offering (the "IPO") in December 1994, and received net proceeds of approximately $19,150,000 after payment of offering expenses. A substantial portion of the net proceeds ($17,415,000) was placed in an interest-bearing trust account (the "Trust") until the earlier of (i) the consummation of a Business Combination with a Target Business or (ii) the liquidation of FSAC. The remaining net proceeds of the IPO which were not placed in the Trust and the interest earned thereon have been used by FSAC to identify, evaluate and select a suitable Target Business, and structure, negotiate and consummate a Business Combination, as well as for general, administrative and organizational expenses. If the Merger is consummated, it is anticipated that all or substantially all of the IPO proceeds held in the Trust, together with interest earned thereon, will be paid to holders of EBIC Common Stock (subject to certain escrow arrangements) as the cash portion of the aggregate Merger Consideration.

   In the event FSAC does not consummate a Business Combination by December 7, 1996, FSAC is obligated to dissolve and to distribute the amount in the Trust, estimated to be approximately $5.40 per share at that date (the "Distribution Amount"), plus any remaining net assets of FSAC, to FSAC stockholders in respect of their shares of Common Stock, par value $.001 per share ("FSAC Common Stock"), of FSAC (other than the 833,333 shares of FSAC Common Stock (the "Pre-IPO Shares") held by the FSAC stockholders (the "Initial FSAC Stockholders") prior to the IPO). On July 15, 1996, the most recent date for which it was practicable to obtain market price information before the printing of this Proxy Statement, the high and low closing bid prices for FSAC Common Stock as reported on the OTC Bulletin Board (the "OTC Bulletin Board") of the National Association of Securities Dealers, Inc. (the "NASD") were each $5 1/16. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FSAC" and "MARKET PRICES OF FSAC SECURITIES."

   EBIC Acquisition Corp., a wholly owned subsidiary of FSAC ("Merger Sub"), is a Delaware corporation organized on February 15, 1996 solely for purposes of facilitating the Merger.

   The mailing address of the principal executive office of each of FSAC and Merger Sub is 667 Madison Avenue, New York, New York 10021, and the telephone number is (212) 317-1000. "SPAC(Registered Trademark)" and "Specified Purpose Acquisition Company(Registered Trademark)" are registered service marks of GKN Securities Corp.

BUSINESS OF EBIC

   Euro Brokers Investment Corporation ("EBIC"), through its subsidiaries, acts as a wholesale broker of money market instruments, derivatives and selected fixed income securities. EBIC functions primarily as an intermediary, matching the needs of financial institutions. EBIC generally does not seek to take principal positions but rather relies almost exclusively on commissions to generate revenues. EBIC's customers are primarily multinational banks, securities dealers and other financial institutions.

   As an intermediary, EBIC assists in the efficient and rapid execution of trades between financial and other institutions by identifying counterparties with reciprocal interests and negotiating and executing transactions on their behalf. EBIC's sales force, telecommunications network and proprietary screen display systems provide customers with up-to-date market information, including arbitrage opportunities, and access to an extensive worldwide client base. In addition, by not disclosing the parties' identities until execution or settlement of the trade, EBIC permits anonymity, which allows the principals involved more flexibility within the market by not publicizing their investment positions or intentions. EBIC's business falls into three primary brokerage groups: (i) cash products, (ii) derivative products and
(iii) securities and repurchase agreements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF EBIC" and "BUSINESS OF EBIC."

   The mailing address of the principal executive offices of EBIC is Two World Trade Center, Suite 8400, New York, New York 10048, and the telephone number is (212) 748-7000.

RISK FACTORS

   STOCKHOLDERS SHOULD CAREFULLY EVALUATE CERTAIN RISK FACTORS, INCLUDING THE FOLLOWING, IN CONSIDERING THE MERGER. FOR A MORE COMPLETE DISCUSSION OF THE RISK FACTORS NOTED BELOW, SEE "RISK FACTORS" AT PAGES 19-26 OF THIS PROXY STATEMENT.

o LIMITED TRADING MARKET FOR FSAC COMMON STOCK AND FSAC WARRANTS. FSAC Common Stock and the Redeemable Common Stock Purchase Warrants (all series thereof, "FSAC Warrants") of FSAC are traded in the over-the-counter market and quoted on the OTC Bulletin Board. There has been only a limited trading market for such securities and there can be no assurance that an active or regular trading market will develop after the Merger. See "MARKET PRICES OF FSAC SECURITIES."

o      POSSIBLE VOLATILITY OF PRICES FOR FSAC COMMON STOCK AND FSAC
       WARRANTS. FSAC believes that before the public announcement of the execution of the Merger Agreement, the market price of the FSAC Common Stock was based primarily on the Distribution Amount in the event FSAC was obligated to liquidate, and to a lesser degree upon the anticipation of FSAC entering into a Business Combination. FSAC believes that after the public announcement, the market price of FSAC Common Stock continued to be based in part upon the Distribution Amount, but to a greater degree upon the likelihood of consummation of the Merger and the market perception of the prospects for EBIC's business. If the Merger is consummated, it is anticipated that the price of FSAC Common Stock will reflect the value of the combined assets and business of FSAC and EBIC on a pro forma consolidated basis and the increase in the amount of outstanding securities of FSAC, as well as the liquidity of such securities. These and other factors could cause market prices for FSAC securities to fluctuate significantly.

o SHARES ELIGIBLE FOR FUTURE SALE. A substantial amount of FSAC Common Stock, including the shares to be issued in the Merger to the majority stockholder of EBIC, are subject to agreements which prohibit their sale for a period of time. When such shares become available for resale, sales of substantial numbers of shares of FSAC Common Stock in the public market could materially adversely affect the market prices for FSAC Common Stock and FSAC Warrants. See "THE MERGER AGREEMENT --Certain Related Agreements --Security Transfer Agreement."

o EFFECTS OF EXCHANGE OFFER. If the Exchange Offer does not occur and all of the FSAC Warrants that will be outstanding following the Merger were exercised, 15,133,332 shares of FSAC Common Stock would be issued, with aggregate proceeds to FSAC from such exercises of approximately $75.7 million. If the Exchange Offer is made and consummated, significant additional shares of FSAC Common

       Stock will be issued sooner than anticipated (the exact number depending on the exchange ratio and the number of warrants tendered), but fewer FSAC Warrants will remain outstanding, thereby resulting in fewer shares of FSAC Common Stock being issued pursuant to future exercises of FSAC Warrants.

o EFFECTS OF UNIT PURCHASE OPTION EXCHANGE. If the Unit Purchase Option Exchange does not occur, 333,333 shares of FSAC Common Stock and 666,666 FSAC Warrants would be issued if all of the 333,333 Unit Purchase Options currently outstanding were exercised, with aggregate proceeds to FSAC from such exercises of approximately $3.3 million. An additional 666,666 shares of FSAC Common Stock would be issued if the 666,666 FSAC Warrants received upon exercise of the Unit Purchase Options were, in turn, exercised, with incremental aggregate proceeds to FSAC of approximately $4.2 million. In addition, pursuant to the Merger Agreement, the Merger Consideration would include an additional agreed-upon amount of cash to reflect the fact that the Unit Purchase Options are remaining outstanding or, if such amount cannot be agreed upon, would include an aggregate of 333,333 newly-issued Unit Purchase Options. If the Unit Purchase Option Exchange is consummated, an additional 225,000 shares of FSAC Common Stock will be issued to the current holders of the Unit Purchase Options, the aggregate Merger Consideration will be increased by 225,000 shares of FSAC Common Stock (but the additional agreed-upon cash component, or additional Unit Purchase Options in lieu thereof, will be eliminated) and no Unit Purchase Options will remain outstanding.

o DEPENDENCE ON KEY EMPLOYEES. EBIC is, and following consummation of the Merger, FSAC will be, to a significant extent, dependent on the customer connections, performance and experience of certain key management and sales personnel. Although each of FSAC and EBIC has, or expects to have at the time of the Merger, employment agreements with many of these key persons, there can be no assurance that such employment agreements will be renewed or effective in retaining such persons' services or that other key personnel will remain with EBIC and FSAC. See "PROPOSAL 1: THE MERGER --Interests of Certain Persons in the Merger," "PROPOSAL 2: ELECTION OF DIRECTORS" and "MANAGEMENT OF EBIC."

o AUTHORITY OF FSAC TO ISSUE ADDITIONAL SECURITIES. FSAC's Certificate of Incorporation currently authorizes the issuance of 14,000,000 shares of FSAC Common Stock. Following consummation of the Merger, FSAC's Certificate of Incorporation will authorize the issuance of 30,000,000 shares of FSAC Common Stock and it is expected (assuming consummation of the Unit Purchase Option Exchange and no exercise by FSAC stockholders of their Redemption Rights) that there will be outstanding on a pro forma basis 9,283,332 shares of FSAC Common Stock, with 15,133,332 shares reserved for issuance upon exercise of the outstanding FSAC Warrants and, subject to the approval of FSAC stockholders, 1,800,000 shares reserved for issuance pursuant to the FSAC 1996 Stock Option Plan (the "FSAC Option Plan"), leaving 3,783,336 authorized shares available for other issuances. Any additional issuances of authorized but unissued (and unreserved) shares of FSAC Common Stock may dilute the interests of FSAC's stockholders. See "PROPOSAL 4: ADDITIONAL COMMON STOCK AMENDMENT" and "DESCRIPTION OF FSAC CAPITAL STOCK."

o CONCENTRATION OF VOTING CONTROL; STAGGERED BOARD. Upon consummation of the Merger, it is anticipated that Welsh, Carson, Anderson & Stowe, VI, L.P., a Delaware limited partnership ("WCAS"), and its affiliates will control approximately 27% of the outstanding shares of FSAC Common Stock, with the current directors and officers of FSAC, the current executive management of EBIC and other current employees of EBIC together controlling an additional approximately 37% of such shares. Such concentration of control in a single major stockholder and in directors, officers and employees may have an adverse effect on the market prices for FSAC securities. In addition, upon consummation of the Merger, FSAC will have an eight-person, three-class staggered board of directors, six of whom will be FSAC designees and two of whom will be EBIC designees. The classified Board of Directors is likely to have the effect of perpetuating control of FSAC in the current directors of FSAC until at least the second annual meeting of FSAC stockholders following the Merger. See "PROPOSAL 3: AMENDMENT TO ARTICLE SIXTH."

o      DETERMINATION OF MERGER CONSIDERATION; ABSENCE OF FAIRNESS
       OPINION. Prior to the Merger, there was no public market for the shares of EBIC Common Stock. The Merger Consideration has been determined by negotiations between FSAC and EBIC and may not be indicative, on a per share basis, of the fair market value of a share of EBIC Common Stock. Neither EBIC nor FSAC has sought or obtained an opinion from an investment banker regarding the fairness of the Merger or the Merger Consideration to the stockholders of either company. See "PROPOSAL 1:
       THE MERGER --Reasons for the Merger; Recommendations of the Boards of Directors," "--Interests of Certain Persons in the Merger" and "--Absence of Fairness Opinion."

o CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED IN CONNECTION WITH EXERCISE OF FSAC WARRANTS. FSAC will be able to issue shares of FSAC Common Stock upon exercise of the FSAC Warrants (including the Merger Warrants) only if there is then a current prospectus relating to such shares under an effective registration statement filed with the Securities and Exchange Commission, and only if such shares are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of FSAC Warrants reside. Although FSAC is obligated to use its best efforts to meet such requirements, there can be no assurance that FSAC will be able to do so.

o POTENTIAL REDEMPTION OF FSAC WARRANTS. The FSAC Warrants (including the Merger Warrants) may be redeemed by FSAC, at a price of $.01 per warrant, at any time after they become exercisable, subject to not less than 30 days' prior written notice to holders thereof, provided that the last sale price of FSAC Common Stock has been at least $8.50 per share for the 20 consecutive trading days ending on the third day prior to the day on which notice is given.

o LOSS OF SPAC(REGISTERED TRADEMARK) PROTECTIONS. Once the Merger is consummated, the funds in the Trust become unrestricted and the provisions of Article SIXTH of FSAC's Certificate of Incorporation, which, among other things, entitle holders of FSAC Public Shares to the Distribution Amount upon a liquidation of FSAC and to Redemption Rights in connection with a Business Combination, by their terms automatically are no longer effective.

o EFFECT OF CHANGES IN GENERAL ECONOMIC AND FINANCIAL CONDITION. The profitability and success of EBIC is, and, following the Merger, of FSAC will be, dependent to a great extent upon general economic conditions. EBIC's business may be directly affected by national and international economic and political conditions, broad trends in business and finance, the level and volatility of interest rates and fluctuations in volume and price levels in the securities and commodities markets.

o GOVERNMENT REGULATION. EBIC is subject to extensive regulation at international, federal and state levels by various regulatory bodies which are charged with safeguarding the integrity of the securities and other financial markets and protecting the interests of customers. Failure either to maintain compliance with existing applicable regulations or to satisfy the requirements of new regulations could result in the loss or suspension of licenses or permits or civil or criminal liability or monetary penalties. See "PROPOSAL 1: THE MERGER --Regulatory Approvals" and "BUSINESS OF EBIC --Regulation."

o CONSOLIDATING SUPERVISOR. Recently, the Securities and Futures Authority (the "SFA") in the United Kingdom has issued new rules with respect to European Community ("EC") directives regarding consolidated supervision. The SFA has categorized EBIC's U.K. subsidiary as a Category D firm which, as such, satisfies the SFA's capital adequacy rules. However, should EBIC's UK business expand or change, such SFA rules, if applied to EBIC and its subsidiaries, could result in EBIC and/or its United Kingdom subsidiaries having to meet more stringent capital adequacy requirements. See "PROPOSAL 1: THE MERGER --Regulatory Approvals" and "BUSINESS OF EBIC --Regulation."

o COMPETITION. The financial brokerage industry is highly competitive and EBIC encounters competition from several companies with significantly greater resources than EBIC and access to wider pools of potential clients. In addition, the development of new technologies may expose the money brokerage industry to the possibility of losing clients to companies and products that facilitate fully automated dealing, without intermediaries. See "BUSINESS OF EBIC --Competition."

o EUROPEAN MARKET UNIFICATION. The introduction of a single currency for the EC would eliminate the European cross-currency market and could have a significant impact on EBIC's business. Moreover, deregulation within the EC could increase the competition faced by EBIC.

o LIABILITY FOR UNSETTLED TRADES. EBIC functions primarily as an intermediary, matching the trading needs of financial institutions. Some of these transactions are executed directly by both counterparties; other transactions are completed with EBIC acting as a matched riskless principal in which the respective counterparties know EBIC as the counterparty. In the process of executing brokerage transactions, from time to time miscommunications arise whereby transactions are completed with only one counterparty ("out trades"), thereby creating a potential liability for EBIC. Out trades typically become known to EBIC on the day of the trade or, as a result of the settlement process, within a few days of the trade. In general, EBIC does not experience a high incidence of out trades, but in those situations in which they occur, EBIC typically disposes of the unmatched position within a short time frame. While out trades have not had a significant adverse effect on EBIC to date, there can be no guarantee that the incidence of such occurrences will not increase in the future or that they will not have a material adverse effect on the financial condition of EBIC.

o LACK OF BUSINESS DIVERSIFICATION. Upon consummation of the Merger, FSAC will be a holding company which will have virtually no operations or material assets other than all of the outstanding shares of EBIC Common Stock.

o DIVIDENDS UNLIKELY. FSAC has not paid any dividends on the FSAC Common Stock to date. It is the present intention of the Board of Directors to retain all earnings, if any, for use in FSAC's business operations and accordingly, the Board does not anticipate paying any dividends on FSAC Common Stock in the foreseeable future.

FSAC SPECIAL MEETING

 General

   A Special Meeting of FSAC Stockholders (the "FSAC Special Meeting") will be held on Thursday, August 15, 1996 at 10:00 a.m. local time at the offices of FSAC located at 667 Madison Avenue in New York City. Only holders of record of shares of FSAC Common Stock at the close of business on July 11, 1996 (the "FSAC Record Date") will be entitled to notice of and to vote at the FSAC Special Meeting. Each share of FSAC Common Stock is entitled to one vote. As at the FSAC Record Date there were 4,416,666 shares of FSAC Common Stock outstanding and entitled to vote at the FSAC Special Meeting.

   At the FSAC Special Meeting, holders of FSAC Common Stock will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement, (ii) a proposal to elect eight persons to the FSAC Board of Directors (including two EBIC representatives), (iii) a proposal to approve certain amendments to FSAC's Certificate of Incorporation (the "Charter Amendments"), (iv) a proposal to adopt the FSAC 1996 Stock Option Plan (the "FSAC Option Plan") and (v) such other matters as may be properly brought before the meeting. The Charter Amendments provide for (x) immediately prior to the effectiveness of the Merger, (1) the name change of FSAC to "Financial Services Corporation" (the "Name Change Amendment") and (2) an increase in the authorized shares of FSAC Common Stock from 14,000,000 to 30,000,000 (the "Additional Common Stock Amendment") and (y) immediately after the effectiveness of the Merger, (1) the classification of the Board of Directors into three classes serving staggered terms, with the initial number of directors to be eight (the "Classified Board Amendment"), (2) the elimination of the ability of stockholders to act by written consent (the "Special Meeting Amendment"), (3) the restriction of the ability to call special meetings of stockholders to the Chairman and the President of FSAC or to an affirmative vote of a majority of the Board of Directors (the "Stockholders' Action Amendment") and
(4) a requirement of an 80% supermajority vote to amend any of the provisions described in this clause (y) (the "Supermajority Amendment" and, together with the Classified Board Amendment, the Special Meeting Amendment and the Stockholders' Action Amendment, the "Amendment to Article SIXTH"). The full text of the Charter Amendments is set forth in the Forms of Certificates of Amendment to the Certificate of Incorporation of FSAC attached hereto as Annex IV. See "PROPOSAL 1: THE

MERGER," "PROPOSAL 2: ELECTION OF DIRECTORS," "PROPOSAL 3: AMENDMENT TO ARTICLE SIXTH," "PROPOSAL 4: ADDITIONAL COMMON STOCK AMENDMENT," "PROPOSAL 5: NAME CHANGE AMENDMENT" and "PROPOSAL 6: FSAC OPTION PLAN." FSAC STOCKHOLDER APPROVAL OF BOTH THE MERGER AGREEMENT AND THE CHARTER AMENDMENTS ARE CONDITIONS TO CONSUMMATION OF THE MERGER. See "THE MERGER AGREEMENT
- --Conditions to Consummation of the Merger."

   THE FSAC BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF FSAC COMMON STOCK VOTE "FOR" APPROVAL AND ADOPTION OF PROPOSALS 1 THROUGH 6, INCLUDING APPROVAL OF THE MERGER AGREEMENT.

   The presence at the FSAC Special Meeting, in person or by properly executed proxy, of the holders of a majority of outstanding shares of FSAC Common Stock entitled to vote at the FSAC Special Meeting will constitute a quorum. Assuming a quorum is present at the FSAC Special Meeting, (i) the affirmative vote by the holders of a majority of outstanding shares of FSAC Common Stock is required to approve and adopt the Merger Agreement, (ii) those nominees for director receiving a plurality of the votes cast at the FSAC Special Meeting will be elected as directors, (iii) the affirmative vote of a majority of the outstanding shares of FSAC Common Stock is required to approve the Charter Amendments and (iv) the vote of a majority of the shares present or represented by proxy at the FSAC Special Meeting is required to approve adoption of the FSAC Option Plan.

   With respect to approval and adoption of the Merger Agreement, the Initial FSAC Stockholders are required to vote their Pre-IPO Shares (constituting approximately 18.9% of the currently outstanding shares of FSAC Common Stock) in accordance with the vote of the majority in interest of the 3,583,333 shares of FSAC Common Stock that were issued in the IPO (the "FSAC Public Shares"). The Initial FSAC Stockholders also own an aggregate of 597,000 FSAC Public Shares (constituting approximately 13.5% of the currently outstanding shares) and have indicated that they currently intend to vote such shares in favor of approval and adoption of the Merger Agreement. The six current directors of FSAC (which include FSAC's only two officers) constitute all of the Initial FSAC Stockholders. Assuming the Initial FSAC Stockholders vote all 597,000 of their FSAC Public Shares in favor of the proposal to approve and adopt the Merger Agreement, the proposal will be approved if an additional 1,194,667 FSAC Public Shares are also voted in favor of the proposal (and there are not more than 441,666 or, if the Unit Purchase Option Exchange is consummated, 464,166 Redemption Shares).

EBIC SPECIAL MEETING

 Approval of Merger Agreement

   A Special Meeting of EBIC stockholders (the "EBIC Special Meeting") was held on July 15, 1996. At the EBIC Special Meeting, holders of Class B Common Stock, par value $.001 per share ("EBIC Common Stock"), of EBIC approved and adopted the Merger Agreement by approximately a 97% vote. As of the record date for the EBIC Special Meeting, there were 1,671,290 shares of EBIC Common Stock outstanding.

 Dissenting Shares

   There were no written demands for appraisal delivered to the Secretary of EBIC pursuant to Section 262 of the Delaware General Corporation Law ("DGCL") before the vote at the EBIC Special Meeting on approval and adoption of the Merger Agreement. Accordingly, there will be no shares of EBIC Common Stock entitled to appraisal rights in connection with the Merger ("Dissenting Shares").

PROPOSAL 1: THE MERGER

 Form of Merger; Effective Time

   The Merger Agreement, which is attached as Annex I to this Proxy Statement, provides that as promptly as practicable after the approval and adoption of the Merger Agreement by the respective stockholders of FSAC and EBIC and the satisfaction or, if permissible, waiver of the other conditions to the Merger, a Certificate of Merger, the form of which is attached as Annex III to this Proxy Statement, will be filed with the Secretary of State of the State of Delaware. Pursuant to such certificate, the Merger will become effective (the date and time of such filing, or such later time as is specified in such certificate, being the "Effective Time"). EBIC will be the surviving corporation (the "Surviving Corporation") in the Merger and become a wholly owned subsidiary of FSAC. The name of the Surviving Corporation will be "Euro Brokers Investment Corporation." Pursuant to the Name Change Amendment, the name of FSAC will be changed to "Financial Services Corporation."

 Merger Consideration

   Pursuant to the terms of the Merger Agreement, at the Effective Time each outstanding share of EBIC Common Stock (other than shares held in the treasury of EBIC, shares owned by any subsidiary of EBIC and shares owned by FSAC, all of which will be cancelled, and other than Dissenting Shares will be converted into the right to receive, subject to certain adjustments and escrow arrangements (see "THE MERGER AGREEMENT --Certain Related Agreements
- --Escrow Agreement"), (i) 2.6426688 (the "Stock Exchange Ratio") newly-issued shares of FSAC Common Stock, (ii) 4.5274405 (the "Warrant Exchange Ratio" and, together with the Stock Exchange Ratio, the "Exchange Ratios") newly-issued Series B Redeemable Common Stock Purchase Warrants ("Merger Warrants") of FSAC and (iii) $9.5734433 in cash, without interest (the "Per Share Cash Consideration" and, together with the per share consideration described in the preceding clauses (i) and (ii), the "Merger Consideration"). The Merger Warrants, the form of which is attached as Annex II to this Proxy Statement, will have substantially the same terms and conditions as the Redeemable Common Stock Purchase Warrants of FSAC (all series thereof, "FSAC Warrants") issued in the IPO. Cash will be paid in lieu of fractional shares of FSAC Common Stock and fractional Merger Warrants.

   The Exchange Ratios will be adjusted as necessary to provide that, at the Closing, the stockholders of EBIC who do not exercise appraisal rights will own in the aggregate, subject to certain escrow arrangements (see "THE MERGER AGREEMENT --Certain Related Agreements --Escrow Agreement") and the payment of cash in lieu of fractional interests, a 50% post-Merger interest in FSAC by having acquired (i) a number of shares of FSAC Common Stock equal to the number of shares of FSAC Common Stock outstanding immediately prior to the Merger (after giving effect to (x) any exercise by FSAC stockholders of their Redemption Rights and (y) the Unit Purchase Option Exchange, if any) (see "PROPOSAL 1: THE MERGER --Certain Related Transactions --Unit Purchase Option Exchange") and (ii) a number of Merger Warrants equal to the number of FSAC Warrants outstanding immediately prior to the Merger. Consistent with the foregoing intentions, and based on specific adjustments contemplated by the Merger Agreement, it is expected that at the Closing the Stock Exchange Ratio will neither exceed 2.7772954 nor be less than 2.2138588, and that the Warrant Exchange Ratio will not have materially changed.

   The Per Share Cash Consideration will also be adjusted prior to the Merger to reflect the then-existing difference between the respective pre-Merger net worths of FSAC and EBIC (on a consolidated basis), subject in each case to certain other adjustments, with the intention generally of equalizing the respective pre-Merger contributions of FSAC stockholders and EBIC stockholders to the post-Merger consolidated net worth of FSAC. Based primarily on increases in EBIC's net worth that have occurred since the signing of the Merger Agreement, the Per Share Cash Consideration would have been adjusted to approximately $11.37 if the Merger had occurred on March 31, 1996. Based on preliminary assessments of further increases in EBIC's net worth that have occurred since March 31, 1996 , FSAC and EBIC estimate that the Per Share Cash Consideration would have been adjusted further to approximately $12.03 if the Merger had occurred on June 30, 1996. In addition, to the extent that EBIC's net worth changes further during the period between July 1, 1996 and the actual Closing (which is expected to occur promptly after the FSAC Special Meeting), or actual increases in EBIC's net worth from April 1, 1996 through June 30, 1996 vary from the preliminary assessments and estimates of the same used by management in arriving at the above $12.03 figure, the Per Share Cash Consideration will be adjusted further, with every approximately $167,000 increase or decrease in EBIC net worth having the effect of increasing or decreasing, as the case may be, the Per Share Cash Consideration by approximately $.10. In addition, to the extent that holders of FSAC Public Shares exercise their Redemption Rights, the Per Share Cash Consideration will be increased by approximately $.32 for every approximately 100,000 Redemption Shares (up to an additional approximately $1.47 if there are 464,166 Redemption Shares, the maximum number permitted under the Merger Agreement without EBIC's consent, or, assuming such consent, up to a maximum additional approximately $2.27 if there are 716,666 Redemption Shares, the maximum number permitted by FSAC's Certificate of Incorporation).

 Determination and Adjustment of Merger Consideration

   In order to give effect to the intent of the parties that EBIC stockholders who do not exercise appraisal rights receive a 50% aggregate interest in the post-Merger capitalization of FSAC (subject to certain escrow arrangements and the payment of cash in lieu of fractional interests), the Stock Exchange Ratio was initially set at 2.6426688, the quotient obtained by dividing 4,416,666, the number of shares of FSAC Common Stock outstanding as of March 5, 1996, by 1,671,290, the number of shares of EBIC Common Stock outstanding as of March 5, 1996 (the "Outstanding EBIC Shares"), and the Warrant Exchange Ratio was initially set at 4.5274405, the quotient obtained by dividing 7,566,666, the number of FSAC Warrants outstanding as of March 5, 1996, by the Outstanding EBIC Shares. The Merger Agreement provides for the Exchange Ratios to be adjusted prior to the Merger, in order to maintain such 50% interest, by reflecting any changes to the number of outstanding shares of FSAC Common Stock, FSAC Warrants and EBIC Common Stock that occur (or, for purposes of such adjustments, are deemed to occur) prior to the Merger. Pursuant to its underwriting agreement entered into in connection with the IPO, FSAC has agreed that until it consummates a Business Combination it will not issue any additional shares of FSAC Common Stock or any options or other securities convertible into FSAC Common Stock. Accordingly, the number of outstanding shares of FSAC Common Stock and outstanding FSAC Warrants should remain at 4,416,666 and 7,566,666, respectively, as of the Effective Time. However, for purposes of the quotients calculated above, the Merger Agreement provides that the number of outstanding shares of FSAC Common Stock will be deemed to increase by the 225,000 shares issued in the Unit Purchase Option Exchange, if the Unit Purchase Option Exchange is consummated, and deemed to decrease by the number of shares of FSAC Common Stock with respect to which Redemption Rights are exercised. The Merger Agreement also prohibits EBIC from issuing or redeeming any shares of its capital stock prior to the Effective Time without the prior consent of FSAC and, as a result, it is anticipated that the number of outstanding shares of EBIC Common Stock will remain at 1,671,290 as of the Effective Time. Accordingly, it is not expected
(i) that the Stock Exchange Ratio will exceed 2.7772954 (the quotient obtained by dividing (x) 4,416,666 plus 225,000 (the maximum number of shares of FSAC Common Stock to be issued in the Unit Purchase Option Exchange) by
(y) 1,671,290) or be less than 2.2138588 (the quotient obtained by dividing
(x) 4,416,666 minus 716,666 (the maximum number of Redemption Shares at which FSAC is still permitted, pursuant to its Certificate of Incorporation, to consummate the Merger) by (y) 1,671,290) or (ii) that the Warrant Exchange Ratio will materially change from 4.5274405. See "PROPOSAL 1: THE MERGER
- --Determination and Adjustment of Merger Consideration" and "THE MERGER AGREEMENT --Adjustment of Exchange Ratios and Cash Consideration."

   In order to give effect to the intent of the parties that the pre-Merger respective contributions of FSAC stockholders and EBIC stockholders to the post-Merger consolidated net worth of FSAC be equalized (subject to certain adjustments), the Per Share Cash Consideration was initially set at the quotient obtained by dividing $16 million, the parties' then-estimate of the likely difference between the respective net worths (as determined in accordance with the Merger Agreement) of FSAC and EBIC immediately prior to the Merger, by the Outstanding EBIC Shares. The Merger Agreement provides for the Per Share Cash Consideration to be adjusted prior to the Merger, generally in order to maintain such equalization principle, by reflecting any changes to the respective net worths (as determined in accordance with the Merger Agreement) of FSAC and EBIC that occur (or, for purposes of such adjustment, are deemed to occur) prior to the Merger (as well as any change in the number of outstanding shares of EBIC Common Stock). For example, amounts paid by FSAC to stockholders exercising their Redemption Rights will be deemed to decrease the net worth of FSAC (and thereby increase the aggregate cash portion of the Merger Consideration (the "Aggregate Cash Consideration") by the same amount). Based primarily on increases in EBIC's net worth that have occurred since the signing of the Merger Agreement, the Aggregate Cash Consideration would have been adjusted from $16 million to approximately $19 million if the Merger had occurred on March 31, 1996. Based on preliminary assessments of further increases in EBIC's net worth that have occurred since March 31, 1996 , FSAC and EBIC estimate that the Aggregate Cash Consideration would have been adjusted further to approximately $20.1 million if the Merger had occurred on June 30, 1996. In addition, to the extent that EBIC's net worth changes further during the period between July 1, 1996 and the actual Closing (which is expected to occur promptly after the FSAC Special Meeting), or actual increases in EBIC's net worth from April 1, 1996 through June 30, 1996 vary from the preliminary assessments and estimates of the same used by management in arriving at the above $20.1 million figure, the Aggregate Cash Consideration will be adjusted further, with every approximately $1.00 increase or decrease in EBIC net worth having the effect of increasing or decreasing, as the case may be, the Aggregate Cash Consideration by approximately the same amount. See "THE MERGER AGREEMENT --Adjustment of Exchange Ratios and Cash Consideration" and "--Closing True-Up Procedures."

   In addition, if the Unit Purchase Option Exchange is not consummated, the Merger Agreement provides for the Merger Consideration to be increased (in lieu of the additional 225,000 shares) by an additional amount of cash to be agreed upon between FSAC and EBIC to reflect the fact that the Unit Purchase Options will remain outstanding or, if such amount cannot be agreed upon, by an aggregate of 333,333 newly-issued Unit Purchase Options. See "PROPOSAL 1:
THE MERGER --Certain Related Transactions --Unit Purchase Option Exchange."

   Because of the variety of possible adjustments to the Merger Consideration that may be necessary to maintain the intentions of the parties described above, FSAC and EBIC have agreed to resolicit the approval of the Merger by their respective stockholders if (subject to the escrow arrangements described below) the final Stock Exchange Ratio falls outside of the range of
2.2138588 to 2.7772954, the final Warrant Exchange Ratio changes by more than 10% from 4.5274405 or the final Per Share Cash Consideration is less than $9.00 or greater than $17.50.

   The Merger Consideration to be received is also subject to certain escrow arrangements entered into in connection with the Merger Agreement, pursuant to which, among other things, 10% of the shares of FSAC Common Stock to be issued in the Merger and $2 million of the aggregate cash portion of the Merger Consideration will be escrowed for certain post-Merger periods and certain purposes. See "THE MERGER AGREEMENT --Merger Agreement Indemnification," "--Closing True-Up Procedures" and "--Certain Related Agreements --Escrow Agreement."

   THE FSAC BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF FSAC COMMON STOCK VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

CERTAIN RELATED TRANSACTIONS

 Unit Purchase Option Exchange

   In connection with the Merger, FSAC has entered into an agreement (the "Unit Purchase Option Agreement") with the holders of its outstanding options to acquire 333,333 Units of FSAC (the "Unit Purchase Options"), which options were issued to the underwriters for the IPO and certain designees thereof. The Unit Purchase Option Agreement provides for the exchange, contingent upon and effective immediately following the Merger, of all Unit Purchase Options for an aggregate of 225,000 newly-issued shares of FSAC Common Stock (the "Unit Purchase Option Exchange"). See "RISK FACTORS --Effects of Unit Purchase Option Exchange" and "PROPOSAL 1: THE MERGER --Certain Related Transactions --Unit Purchase Option Exchange."

   Exchange Offer

   The Merger Agreement contemplates that as soon as reasonably practicable following consummation of the Merger (subject, however, to the advice of its financial advisors), FSAC will commence an exchange offer (the "Exchange Offer") to acquire all FSAC Warrants (including the Merger Warrants) that are then outstanding on the basis of one share of FSAC Common Stock for a number of FSAC Warrants to be mutually agreed upon between FSAC and EBIC's majority stockholder, WCAS. There can be no assurance, however, that the Exchange
Offer will be made or, if made, as to the exchange ratio at which it will occur or the other terms and conditions thereof. See "RISK FACTORS --Effects of Exchange Offer" and "PROPOSAL 1: THE MERGER --Certain Related Transactions
- --Exchange Offer." Certain stockholders of FSAC and EBIC have agreed, if the Exchange Offer is made, to tender the FSAC Warrants held by them at such time (including Merger Warrants) in numbers proportionate to the aggregate tenders of FSAC Warrants made by other holders in the Exchange Offer. See "THE MERGER AGREEMENT --Certain Related Agreements --Security Transfer Agreement."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

 FSAC

   The Board of Directors of FSAC has unanimously approved the Merger Agreement (together with the Merger and all other transactions contemplated thereby) and determined that the terms of the proposed Merger are fair to and in the best interests of FSAC stockholders. The FSAC Board has also approved the Charter Amendments and the FSAC Option Plan. THE FSAC BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF FSAC COMMON STOCK VOTE "FOR" APPROVAL AND ADOPTION OF PROPOSALS 1 THROUGH 6, INCLUDING APPROVAL OF THE MERGER AGREEMENT. See "PROPOSAL 1: THE MERGER --Background of the Merger" and "--Reasons for the Merger; Recommendations of the Boards of Directors."

 EBIC

   The Board of Directors of EBIC unanimously approved the Merger Agreement (together with the Merger and all other transactions contemplated thereby) and determined that the terms of the proposed Merger are fair to and in the best interests of EBIC stockholders. See "PROPOSAL 1: THE MERGER --Background of the Merger" and "--Reasons for the Merger; Recommendations of the Boards of Directors."

REASONS FOR THE MERGER

 FSAC

   In reaching its conclusion to approve and adopt the Merger Agreement (and the transactions contemplated thereby), the FSAC Board of Directors considered a number of factors, including the results of its due diligence investigation of EBIC, the Board's and management's belief that the consideration to be paid to EBIC stockholders pursuant to the Merger Agreement is fair to FSAC and its stockholders, the proposed terms and conditions of the Merger Agreement and the related agreements provided for therein, the experience and capabilities of FSAC's and EBIC's respective Boards and managements and certain potential risks associated with the transaction. See "PROPOSAL 1: THE MERGER --Reasons for the Merger; Recommendations of the Boards of Directors." The FSAC Board also took into account certain potential conflicts of interest of FSAC's directors, officers and significant stockholders, including that unless FSAC consummates the Merger or another Business Combination, such persons' Pre-IPO Shares and FSAC Warrants will have no value. See "PROPOSAL 1: THE MERGER --Interests of Certain Persons in the Merger."

 EBIC

   In reaching its conclusion to approve and adopt the Merger Agreement (and the transactions contemplated thereby), the EBIC Board of Directors considered that the Merger would enable EBIC stockholders to increase their investment liquidity over the liquidity of their current investment in EBIC by providing them with a public market, while at the same time retaining, as stockholders of FSAC, an investment in the EBIC business and providing an immediate return on their investment via the Per Share

Cash Consideration. In reaching its conclusion, the EBIC Board evaluated a number of factors, including the terms and conditions of the Merger Agreement, the amount of cash available to FSAC, the business operations and prospects of EBIC on a historical basis and of EBIC and FSAC on a pro forma combined basis, the business experience of FSAC's management and the expenses of completing a public offering of EBIC Common Stock. See "PROPOSAL 1: THE MERGER --Reasons for the Merger; Recommendations of the Boards of Directors."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

   Stockholders should be aware that certain members of FSAC's and EBIC's management and Boards of Directors and certain significant FSAC and EBIC stockholders have certain interests in the Merger that are in addition to the interests of stockholders of FSAC and EBIC generally. See "PROPOSAL 1: THE MERGER --Interests of Certain Persons in the Merger."

 Holdings of FSAC Securities

   Each of the current directors and executive officers of FSAC owns Pre-IPO Shares, as well as shares of FSAC Common Stock and FSAC Warrants purchased pursuant to the IPO or thereafter in the open market or in privately negotiated transactions. In the aggregate, the current directors and executive officers of FSAC own 833,333 Pre-IPO Shares, 597,000 FSAC Public Shares and 1,399,000 FSAC Warrants. If FSAC is liquidated as a result of its failure to consummate the Merger or another Business Combination by December 7, 1996, neither the Pre-IPO Shares nor the FSAC Warrants would participate in any distribution of FSAC assets and would be valueless. In addition, one of the general partners of WCAS acquired in the IPO, and still owns, 100,000 FSAC Units.

 Employment Agreements

   In connection with the Merger Agreement, FSAC entered into an employment agreement with Gilbert D. Scharf, its President and Chief Executive Officer, and EBIC entered into employment agreements with Donald R.A. Marshall, its President and Chief Executive Officer, and Keith E. Reihl, its Senior Vice President and Treasurer (collectively, the "Employment Agreements"). The Employment Agreements, among other things, provide each of Messrs. Scharf and Marshall with initial annual salaries of $450,000, and Mr. Reihl with an initial annual salary of $300,000. The Employment Agreements, although executed as of March 8, 1996, are contingent upon, and do not become effective until, consummation of the Merger.

 FSAC Option Plan

   The FSAC Option Plan has been adopted by the FSAC Board of Directors, subject to the approval of FSAC stockholders. 1,800,000 shares of FSAC Common Stock will be reserved for issuance under the FSAC Option Plan. Pursuant to the FSAC Option Plan, no individual may be granted an option or options for more than 500,000 shares of FSAC Common Stock in any calendar year. Although no options have as yet been granted, it is expected that certain officers and employees of FSAC and EBIC will receive grants following the Effective Time. See "PROPOSAL 6: FSAC OPTION PLAN."

 Boards of Directors

   If all the nominees for election to the FSAC Board of Directors are elected and the Merger is consummated, the members of the FSAC Board of Directors will be Gilbert D. Scharf, Michael J. Scharf, Denis Martin, Larry
S. Kopp, William B. Wigton, Frederick B. Whittemore, Donald R.A. Marshall and James W. Stevens. Each such nominee, other than Messrs. Marshall, Wigton and Stevens, is currently a director and stockholder of FSAC. Mr. Marshall is currently the Chairman, President, Chief Executive Officer and a director of EBIC. Mr. Wigton is currently a Managing Partner at Merrion Group, L.P. Mr. Stevens is a former Executive Vice-President of The Prudential Insurance Company of America. See "PROPOSAL 2: ELECTION OF DIRECTORS." The Board of Directors of the Surviving Corporation will initially consist of Messrs. Marshall and Reihl, Patrick J. Welsh and Bruce K. Anderson, the current

Board of Directors of EBIC, and, pursuant to the Merger Agreement, Gilbert D. Scharf and Michael J. Scharf as designees of FSAC. It is contemplated that Messrs. Welsh and Anderson will resign immediately following the Merger and be replaced on the Surviving Corporation Board by Mr. Stevens and Mr. Daniel
G. Bergstein. It is also contemplated that Gilbert D. Scharf will be appointed to the Board of Directors of a number of subsidiaries of the Surviving Corporation. See "MANAGEMENT OF EBIC." Immediately following the Merger, (i) EBIC and FSAC will take all action necessary to cause Gilbert Scharf to become Vice-Chairman of EBIC and (ii) FSAC will use its best efforts to take all necessary action to cause Donald Marshall to be appointed Vice-Chairman of FSAC.

 Indemnification

   Pursuant to the Merger Agreement, the Surviving Corporation has agreed to provide certain indemnification to the current directors and officers of EBIC. See "THE MERGER AGREEMENT --Directors' Indemnification."

 Registration Rights

   Prior to and as a condition of the Merger, a Registration Rights Agreement is to be executed by FSAC that will provide two demand registration rights and certain ancillary registration rights, in each case effective only for periods after November 30, 1996, with respect to all shares of FSAC Common Stock (including shares received upon exchange or exercise of FSAC Warrants) held by WCAS and certain related investors, the Initial FSAC Stockholders and the five members of EBIC management ("EBIC Management") who are also parties to the Security Transfer Agreement. See "THE MERGER AGREEMENT --Certain Related Agreements --Registration Rights Agreement."

REDEMPTION RIGHTS

   Holders of FSAC Public Shares who vote such shares against the proposal to approve and adopt the Merger Agreement have the right to demand the redemption of such shares for cash if the Merger is approved and consummated. Notwithstanding the foregoing, if holders of 20% or more of the FSAC Public Shares, or 716,667 shares, vote such shares against the proposal to approve and adopt the Merger Agreement and properly exercise their right to demand redemption of such shares ("Redemption Rights"), FSAC, pursuant to its Certificate of Incorporation, is not permitted to consummate the Merger. See "REDEMPTION RIGHTS." Moreover, EBIC has a right not to consummate the Merger if the number of FSAC Public Shares with respect to which Redemption Rights are duly demanded ("Redemption Shares") exceeds 10% of the number of shares of FSAC Common Stock outstanding at the time of the Merger (giving effect to the Unit Purchase Option Exchange, if any), although this right is in turn subject to an FSAC stockholder right to cure. Accordingly, if 441,667 (or, if the Unit Purchase Option Exchange is consummated, 464,167) FSAC Public Shares are voted against the Merger Agreement (and have Redemption Rights duly demanded with respect to them), EBIC (subject to such cure rights) is not obligated to consummate the Merger. See "THE MERGER AGREEMENT --Conditions to Consummation of the Merger." To be effective, Redemption Rights must be exercised as described elsewhere in this Proxy Statement, with the holder of such shares both (i) voting "AGAINST" the proposal to approve and adopt the Merger Agreement at the FSAC Special Meeting and (ii) delivering to FSAC, prior to the close of business on the date of the FSAC Special Meeting, both
(x) a written demand for such redemption and (y) the certificates representing the shares requested to be redeemed, under cover of a properly completed and executed letter of transmittal. The per share redemption price will be equal to approximately $5.30 per share, calculated by dividing the amount in the Trust as of the FSAC Record Date, including interest thereon, by the number of FSAC Public Shares (the "Redemption Price"). Payment of the Redemption Price in respect of Redemption Shares for which Redemption Rights have been duly demanded will be made only if and when the Merger is approved and consummated, and will be made promptly after any such consummation.
Holders of FSAC Public Shares may withdraw a tender of shares in connection with their exercise of Redemption Rights at any time not later than 5:00 p.m. (New York City time) on the day of the FSAC Special Meeting or, if the Redemption Price is not theretofore paid, at any time after September 12, 1996. FSAC stockholders have no appraisal or dissenters' rights with respect to the Merger. See "REDEMPTION RIGHTS."

ACCOUNTING TREATMENT

   For accounting and financial reporting purposes the Merger will be accounted for as a recapitalization of EBIC, with the issuance of shares by EBIC for the net assets of FSAC, consisting primarily of cash. Since FSAC is a SPAC(Registered Trademark) with no business operations other than the search for a suitable Target Business, its assets will be recorded in the balance sheet of the combined company at book value. The unaudited pro forma financial information contained in this Proxy Statement has been prepared on this basis.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   Holders of FSAC Common Stock who (i) vote against the Merger and exercise their Redemption Rights in connection with such action or (ii) receive a distribution upon dissolution of FSAC if the Merger or another Business Combination is not consummated by December 7, 1996, generally will recognize a capital gain or loss equal to the difference between the amount received from FSAC and such stockholder's adjusted tax basis in the FSAC Common Stock, provided that such payment neither is essentially equivalent to a dividend nor has the effect of a distribution of a dividend. See "PROPOSAL 1: THE MERGER --Certain Federal Income Tax Consequences." STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PRECISE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF REDEMPTION OR LIQUIDATION.

CONDITIONS TO THE MERGER; TERMINATION OF THE MERGER AGREEMENT

   The obligations of FSAC and EBIC to consummate the Merger are subject to various conditions specified in the Merger Agreement, including (i) obtaining the requisite FSAC and EBIC stockholder approvals of the Merger Agreement (EBIC stockholder approval has already been obtained), (ii) the representations and warranties of FSAC and EBIC in the Merger Agreement being true and correct in all material respects at the Effective Time, (iii) the covenants and agreements in the Merger Agreement having been performed and complied with in all material respects, (iv) the absence of any pending claim, action, suit, investigation or governmental proceeding or law which would render the Merger unlawful, (v) the approval of the Charter Amendments by the requisite vote of the holders of FSAC Common Stock, (vi) the receipt of certain opinions of counsel, (vii) the execution and delivery of each of the Related Agreements (as defined in the Merger Agreement) and (viii) the receipt of certain necessary consents, approvals and waivers, including expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Early termination of such waiting period was granted on April 16, 1996. In addition, it is a condition of EBIC's obligation to consummate the Merger (subject to certain cure rights of FSAC) that the number of Redemption Shares not exceed 10% of the number of shares of FSAC Common Stock outstanding at the time of the Merger (giving effect to the Unit Purchase Option Exchange, if any).

   The Merger Agreement can be terminated by (i) mutual consent of FSAC and EBIC, (ii) either party if the Merger is not consummated before August 31, 1996 (other than by reason of a breach by the terminating party), (iii) either party if the other party materially breached any material agreement or covenant in the Merger Agreement, which breach remains uncured after 30 days following written notice thereof, (iv) either party if the other party's representations and warranties were inaccurate and such inaccuracy has a material adverse effect on such other party or (v) either party if there is a final and nonappealable order preventing consummation of the Merger. In the event of certain terminations of the Merger Agreement, EBIC is obligated to pay FSAC certain termination fees. See "THE MERGER AGREEMENT --Fees and Expenses."

NASDAQ NATIONAL MARKET LISTING

   FSAC is obligated under the Merger Agreement to use its reasonable efforts
(i) to prepare and file an application with the NASD to list FSAC Common Stock and FSAC Warrants (including the Merger Warrants) on the Nasdaq National Market and (ii) to cause such application to be approved as soon as reasonably practicable following the Effective Time. Such listing is not a condition to consummation of the Merger.

REGULATORY APPROVALS REQUIRED

   Certain aspects of the Merger will require notifications to, and/or approvals from, certain United States (state and federal) authorities and certain authorities in England, Canada, Japan and Hong Kong. See "PROPOSAL 1: THE MERGER --Regulatory Approvals."

CERTAIN RELATED AGREEMENTS

   The following related agreements were entered into or the form was negotiated in connection with the execution of the Merger Agreement. See "THE MERGER AGREEMENT --Certain Related Agreements."

 Escrow Agreement

   In connection with the Merger, FSAC has entered into an Escrow Agreement, dated as of March 8, 1996 (the "Escrow Agreement"), by and among FSAC, Merger Sub, EBIC, Donald Marshall, WCAS and United States Trust Company of New York, as escrow agent, which provides for, among other things, the deposit of (i) 10% of the shares of FSAC Common Stock to be issued in the Merger, in order to pay, among other things, indemnities, if any, that become owed to FSAC under the Merger Agreement, (ii) $2 million of the cash comprising the Merger Consideration, to make certain Per Share Cash Consideration adjustments, if any, and to make payment with respect to Dissenting Shares, if any, and (iii) to the extent there are any Dissenting Shares, (x) an additional portion of the cash comprising the Merger Consideration equal to the aggregate book value of such Dissenting Shares and (y) additional stock and warrant certificates representing FSAC Common Stock and Merger Warrants (the "Section 262 Securities") that, but for their demand of appraisal rights, the holders of such Dissenting Shares would have received (in order to ensure that non-dissenting EBIC stockholders own 50% of the outstanding shares of FSAC Common Stock and FSAC Warrants after the Merger). As a result of the Escrow Agreement and the arrangements contemplated thereby, holders of EBIC Common Stock will initially receive less than the full Merger Consideration. The existence and scope of any drawdowns of the amounts deposited in escrow will determine whether holders of EBIC Common Stock ultimately receive a final amount different from the Merger Consideration. See "THE MERGER AGREEMENT
- --Certain Related Agreements --Escrow Agreement."

 Security Transfer Agreement

   In connection with the Merger, FSAC has also entered into a Security Transfer Agreement, dated as of March 8, 1996, with Gilbert Scharf, Michael Scharf, WCAS, WCAS Information Partners, L.P., a Delaware limited partnership, and EBIC Management which (i) prohibits any sales or other dispositions (with certain exceptions) by such persons during the period commencing at the Effective Time and continuing through November 30, 1996 with respect to any shares of FSAC Common Stock (other than Pre-IPO Shares, which are separately held in escrow until December 7, 1997) and FSAC Warrants held by such persons and (ii) obligates each such person to tender for exchange (and not withdraw) in the Exchange Offer, if any, their FSAC Warrants (including Merger Warrants) in numbers proportionate to the aggregate tenders of FSAC Warrants made by other holders in the Exchange Offer.

 Majority Stockholders' Agreement

   FSAC and Merger Sub have also entered into a Majority Stockholders' Agreement, dated as of March 8, 1996, with WCAS, pursuant to which WCAS has made certain representations and agreements in connection with the transactions contemplated by the Merger Agreement.

 Registration Rights Agreement

   Prior to and as a condition of the Merger, a Registration Rights Agreement will be executed by FSAC that will provide two demand registration rights, and certain "piggy-back" registration rights, in each case effective only for periods after November 30, 1996, with respect to all shares of FSAC Common Stock (including shares received upon exchange or exercise of FSAC Warrants, including Merger Warrants) held by WCAS and certain related investors, the Initial FSAC Stockholders and EBIC Management. The first demand may only be initiated by holders of at least a majority of the total outstanding shares of

FSAC Common Stock issued in the Merger to WCAS and certain related investors (excluding certain shares held in escrow), but will extend to the other stockholders who are parties to the agreement. The second demand may be made by holders of a majority of the total outstanding shares of FSAC Common Stock held by all stockholders who are parties to the agreement (excluding certain shares held in escrow). In certain circumstances the shares to be registered pursuant to an underwritten public offering may be reduced or the registration may be delayed.

PROPOSAL 2: ELECTION OF DIRECTORS

   At the FSAC Special Meeting, eight directors are to be elected to the FSAC Board of Directors. The nominees for directors are Gilbert D. Scharf, Michael
J. Scharf, Denis Martin, Larry S. Kopp, William B. Wigton, Frederick B. Whittemore, Donald R.A. Marshall and James W. Stevens. All such nominees, other than Messrs. Marshall, Wigton and Stevens, are currently directors of FSAC. Messrs. Marshall and Stevens are designees of EBIC. Mr. Wigton is replacing Mr. William D. Birch, who has tendered his resignation effective upon consummation of the Merger. The election of directors is conditional on consummation of the Merger and approval of the Classified Board Amendment, which, among other things, expands the FSAC Board of Directors to eight directors. See "PROPOSAL 3: AMENDMENT TO ARTICLE SIXTH --Classified Board Amendment." If the Merger is not consummated, the current directors of FSAC will continue as directors (including Mr. Birch). See "PROPOSAL 2: ELECTION OF DIRECTORS."

   THE FSAC BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF THE EIGHT NOMINEES LISTED ABOVE AS DIRECTORS.

PROPOSALS 3, 4 AND 5: THE CHARTER AMENDMENTS

   At the FSAC Special Meeting, stockholders will vote on a series of related amendments to FSAC's Certificate of Incorporation, approval of which is a condition to consummation of the Merger. The Charter Amendments have been adopted by the FSAC Board, subject to the approval by FSAC stockholders, but will not become effective unless and until the Merger has been or is about to be consummated. Depending on the specific amendment, effectiveness of the Charter Amendments will be either immediately prior to or immediately after consummation of the Merger.

   THE FSAC BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF EACH OF THE CHARTER AMENDMENTS.

 The Classified Board Amendment

   The Classified Board Amendment provides (i) that the Board of Directors shall consist of not less than three nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors; (ii) for the classification of the Board of Directors into three classes serving staggered terms, with each class to be as nearly equal in size as possible; and (iii) that, subject to the requirements of the DGCL, any vacancy on the Board of Directors be filled only by the remaining directors then in office, even if such directors constitute less than a quorum. The number of directors will initially be set at eight. The classified Board of Directors is likely to have the effect of perpetuating control of FSAC in the current directors of FSAC, at least through the second annual meeting of stockholders of FSAC following the Merger. In addition, although the Classified Board Amendment is also intended to encourage persons seeking to acquire control of FSAC to initiate such an acquisition through arm's length negotiations with the Board of Directors, the overall effect of the Classified Board Amendment, together with the Stockholders' Action Amendment, the Special Meeting Amendment and the Supermajority Amendment, may be to discourage a third party from making a tender offer, hostile or otherwise, for a portion or all of FSAC Common Stock (including an offer at a premium over the then prevailing market value of FSAC's equity securities) or otherwise attempting to obtain a substantial position in the equity securities of FSAC in order to commence a proxy contest or engage in other takeover-related actions even though some or a majority of FSAC's stockholders might believe such actions to be beneficial. See "RISK FACTORS
- --Concentration of Voting Control; Staggered Board" and "PROPOSAL 3:
AMENDMENT TO ARTICLE SIXTH --Classified Board Amendment."

 Stockholders' Action Amendment

   The Stockholders' Action Amendment, prohibiting stockholder action by written consent, would give all stockholders of FSAC the opportunity to participate in determining any proposed action and would prevent the holders of a majority of the voting stock from using the written consent procedure to take stockholder action without affording all stockholders an opportunity to participate. On the other hand, this amendment would prevent stockholders from taking action other than at an annual or special meeting of stockholders at which the proposal is submitted to stockholders in accordance with the advance notice provisions of the FSAC By-laws. Moreover, if the Special Meeting Amendment is adopted, FSAC stockholders will not have the ability to call a special meeting of stockholders. See "PROPOSAL 3: AMENDMENT TO ARTICLE SIXTH --Stockholders' Action Amendment."

 Special Meeting Amendment

   The Special Meeting Amendment would eliminate the ability of stockholders to call special meetings. Eliminating the ability of stockholders to call special meetings would mean that proposals for stockholder action such as, for example, proposed amendments to the By-laws or removals of directors for cause could, if the Board of Directors desired, be delayed until the next annual meeting of stockholders. See "PROPOSAL 3: AMENDMENT TO ARTICLE SIXTH
- --Special Meeting Amendment."

 Supermajority Amendment

   Amendments to FSAC's Certificate of Incorporation currently require the approval of the holders of a majority of the outstanding shares of stock entitled to vote thereon and, in certain cases, a majority of the outstanding shares of each class of stock entitled to vote thereon as a class. The DGCL permits provisions in a corporation's certificate of incorporation that require a greater vote than the vote otherwise required by law for any corporate action. Pursuant to the proposed Charter Amendments, the affirmative vote of the holders of at least 80% of FSAC's capital stock issued and outstanding and entitled to vote thereon would be required for the amendment or repeal of or the adoption of any provisions inconsistent with the Classified Board Amendment, the Stockholders' Action Amendment, the Special Meeting Amendment or the Supermajority Amendment. See "PROPOSAL 3:
AMENDMENT TO ARTICLE SIXTH --Supermajority Amendment."

 Deletion of Certain SPAC(Registered Trademark)-Related Provisions

   The current provisions of Article SIXTH of FSAC's Certificate of Incorporation relate to the following SPAC(Registered Trademark) characteristics: the requirement of stockholder approval of a Business Combination, the availability of Redemption Rights, the requirement of liquidation in the event that FSAC fails to consummate a Business Combination by a certain date, the prohibition of distributions from the Trust to holders of FSAC Public Shares, other than pursuant to Redemption Rights or liquidation, and the implementation of a two class staggered Board of Directors. See "BUSINESS OF FSAC --Characteristics of a Specified Purpose Acquisition Company(Registered Trademark)." Under FSAC's Certificate of Incorporation, the provisions of its Article SIXTH cease to be effective upon consummation of a Business Combination. As a matter of completeness, the Amendment to Article SIXTH deletes these provisions, effective immediately after the Effective Time. See "PROPOSAL 3: AMENDMENT TO ARTICLE SIXTH
- --Deletion of Certain SPAC(Registered Trademark)-Related Provisions."

 Additional Common Stock Amendment

   The Additional Common Stock Amendment would increase the authorized shares of FSAC Common Stock from 14,000,000 to 30,000,000. Although an increase in authorized shares of FSAC Common Stock is necessary to permit consummation of the various transactions contemplated by the Merger, the increase in FSAC Common Stock contemplated by the Additional Common Stock Amendment will also result in a significant increase in the amount of authorized but unissued and unreserved shares, which would have the potential, depending on the amount of additional issuances and the consideration, if any, received therefor, to dilute the interests of FSAC stockholders after the Merger. See "PROPOSAL 4:
ADDITIONAL COMMON STOCK AMENDMENT" and "RISK FACTORS --Authority of FSAC to Issue Additional Securities."

 Name Change Amendment

   The Name Change Amendment would, immediately prior to the Effective Time, change the name of FSAC to "Financial Services Corporation." See "PROPOSAL 5:
NAME CHANGE AMENDMENT."

PROPOSAL 6: THE FSAC OPTION PLAN

   The FSAC Option Plan has been adopted by the FSAC Board of Directors, subject to the approval of FSAC stockholders. 1,800,000 shares of FSAC Common Stock have been reserved for issuance under the FSAC Option Plan. Pursuant to the FSAC Option Plan, no individual may be granted an option or options for more than 500,000 shares of FSAC Common Stock in any calendar year. No options may be granted under the FSAC Option Plan after the tenth anniversary of its adoption. Options may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options and will generally have an exercise price equal to the fair market value of a share of FSAC Common Stock on the date of grant. The aggregate fair market value of "incentive stock options" granted to any optionee under the FSAC Option Plan, or any similar plan, that first become exercisable in any calendar year is not to exceed $100,000. It is anticipated that the initial grant of options under the FSAC Option Plan will provide that each option will become exercisable as to 20% of the FSAC Common Stock covered by the option on the first anniversary of the date the option was granted and as to an additional 20% of the FSAC Common Stock covered by the option on each successive anniversary of the date the option was granted. Unless the terms of any specific grant provide otherwise, each option will expire on the tenth anniversary of its grant or upon a specified period after the termination of the optionee's employment, as set forth in the FSAC Option Plan. If the Merger is not consummated, the FSAC Option Plan will not take effect. See "PROPOSAL 6: FSAC OPTION PLAN."

   THE FSAC BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE FSAC OPTION PLAN.

MARKET PRICES OF FSAC SECURITIES

   FSAC Common Stock, FSAC Warrants (each entitling the holder thereof to purchase one share of FSAC Common Stock for $5.00 per share) and FSAC Units (each consisting of one share of FSAC Common Stock and two FSAC Warrants) are quoted on the OTC Bulletin Board under the symbols "FSAT," "FSATW" and "FSATU," respectively.

   The following table sets forth the range of high and low closing bid prices for each of the FSAC Units, FSAC Common Stock and FSAC Warrants for the period since December 7, 1994, when the FSAC Common Stock and FSAC Warrants commenced public trading, as reported by the OTC Bulletin Board. The price per FSAC Unit in the IPO was $6.00. The OTC Bulletin Board is a NASD sponsored and operated automated inter-dealer quotation system for equity securities not included in the Nasdaq Stock Market National Market System. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions. FSAC has never paid cash dividends on any of its capital stock.

                                                    FSAC                FSAC               FSAC
                                                COMMON STOCK          WARRANTS             UNITS
                                            ------------------  ------------------  -----------------
                                               HIGH      LOW       HIGH      LOW       HIGH      LOW
                                            --------  --------  --------  --------  --------  -------
1994:
Fourth Quarter (beginning December 7)  .... $4 1/4    $ 4 1/4     $ 7/8     $ 7/8      $6     $5 3/4
1995:
First Quarter ............................. $4 3/8    $4 1/4      $ 7/8     $ 5/8     $5 3/4  $5 3/4
Second Quarter ............................  4 9/16    4 1/4        3/4       5/8      5 3/4   5 3/4
Third Quarter .............................  4 5/8     4 1/2        3/4     11/16      5 3/4   5 3/4
Fourth Quarter ............................  4 5/8     4 3/8       11/16     1/2       5 3/4   5 3/4
1996:
First Quarter ............................. $4 7/8    $4 5/8     $ 27/32    $  1/2    $5 3/4  $5 3/4
Second Quarter ............................  5 1/16    4 7/8      1 1/16     23/32     6 1/8   5 3/4
Third Quarter (through July 15) ...........  5 1/16    5 1/16     1          1         6 1/8   6

   On July 15, 1996, the most recent date for which it was practicable to obtain market price information before the printing of this Proxy Statement, the high and low closing bid prices, as reported on the OTC Bulletin Board, were (i) for FSAC Common Stock, a high and a low of $5 1/16, (ii) for FSAC Warrants, a high and a low of $1 and (iii) for FSAC Units, a high and a low of $6. Based on such bid prices for FSAC Common Stock and FSAC Warrants, and assuming an estimated Per Share Cash Consideration of $12.03, the Merger Consideration (prior to giving effect to any further adjustments or escrow arrangements) would have an indicated per share value of $29.94.

   FSAC stockholders are urged to obtain current market quotations for FSAC Common Stock and FSAC Warrants.

NO PUBLIC MARKET FOR EBIC SECURITIES

   EBIC Common Stock is not registered under the Exchange Act, listed on any securities exchange or traded in the over-the-counter market. There have been no dividends paid on any shares of the capital stock of EBIC in its current, or either of its last two, fiscal years. As of March 31, 1996, the unaudited per share book value of EBIC Common Stock was $20.72.

                                 RISK FACTORS

   THE FOLLOWING ARE CERTAIN RISK FACTORS OR INVESTMENT CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE MERGER, IN ADDITION TO THE RISKS AND OTHER INFORMATION DESCRIBED ELSEWHERE IN THIS PROXY STATEMENT.

LIMITED TRADING MARKET FOR FSAC COMMON STOCK AND FSAC WARRANTS

   FSAC Common Stock and FSAC Warrants are currently traded in the over-the-counter market and quoted on the OTC Bulletin Board (the "OTC Bulletin Board") of the National Association of Securities Dealers, Inc. (the "NASD"). There has been only a limited trading market for FSAC Common Stock and FSAC Warrants (and the bundled FSAC Units, each of which is comprised of one share of FSAC Common Stock and two FSAC Warrants ("FSAC Units")). There can be no assurance that an active or regular trading market will develop or continue after the Merger for either FSAC Common Stock or FSAC Warrants (including the Merger Warrants). Consequently, the holders of FSAC Common Stock and FSAC Warrants may not be able to sell them at any particular time or at prices that reflect their actual value. FSAC will apply to have FSAC Common Stock and FSAC Warrants included in the Nasdaq National Market following consummation of the Merger, but no assurance can be given that such listings will occur or be maintained, and such listings are not a condition to the Merger.

POSSIBLE VOLATILITY OF PRICES FOR FSAC COMMON STOCK AND FSAC WARRANTS

   FSAC believes that before the public announcement of the execution of the Merger Agreement, the market price of FSAC Common Stock was based primarily on the Distribution Amount from the Trust in the event FSAC was obligated to liquidate, and to a lesser degree upon the anticipation of FSAC fulfilling its business objective of acquiring an operating business in the financial services industry (a "Target Business") by merger, exchange of capital stock, asset or stock acquisition or other similar type of transaction (a "Business Combination"). The market price of FSAC Warrants, which are not entitled to share in the Distribution Amount, was believed to be based primarily on their exercise price, the likelihood of a Business Combination being announced and consummated and the anticipated effects on the market price of FSAC Common Stock if such a Business Combination were consummated. FSAC believes that after the public announcement, the market price of FSAC Common Stock continued to be based in part upon the Distribution Amount, but to a greater degree upon the likelihood of consummation of the Merger and the market perception of the prospects for EBIC's business.

   If the Merger is consummated, it is anticipated that the price of FSAC Common Stock will reflect the value of the assets and business of FSAC and EBIC on a pro forma consolidated basis and the increase in the amount of outstanding securities of FSAC, as well as the liquidity of such securities. On a pro forma basis (see "CAPITALIZATION"), and assuming no FSAC stockholders exercise their Redemption Rights (see "REDEMPTION RIGHTS"), it is expected that (i) the number of outstanding shares of FSAC Common Stock will increase from 4,416,666 to 8,833,332 (or 9,283,332 if the Unit Purchase Option Exchange is consummated), (ii) the number of outstanding FSAC Warrants will increase from 7,566,666 to 15,133,332 and (iii) the total stockholders' equity of FSAC will approximately double (depending upon the number of Dissenting Shares, the final adjustments to the cash portion of the Merger Consideration and a number of other factors). The large number of shares of FSAC Common Stock and FSAC Warrants outstanding, the prospect of substantial exercises of FSAC Warrants (prior to any Exchange Offer or possible redemption of FSAC Warrants by FSAC), notwithstanding that such exercises would contribute significant cash amounts to FSAC, and the prospect of issuances of options under the FSAC Option Plan, if approved by FSAC stockholders, may have a material adverse impact on the market prices for FSAC Common Stock and FSAC Warrants. In addition, anticipation of the Exchange Offer and/or consummation of the same could have a similar effect, since the Exchange Offer, although it would reduce the number of outstanding FSAC Warrants, would result in the issuance of additional shares of FSAC Common Stock (the exact number depending upon the final exchange ratio that is agreed upon and the number of FSAC Warrants that are tendered) without the payment of any cash or other consideration that would add to FSAC's total stockholders' equity. Finally, factors following the Merger, such as announcements of quarterly financial results, competitive developments, changes in U.S. or foreign government regulations or capital requirements, sales of substantial blocks of FSAC securities by the holders thereof (see "--Shares Eligible for Future Sale"), and the issuance of additional FSAC securities in connection with possible future acquisitions or financings, if any, among other things, could cause the market prices for FSAC Common Stock and FSAC Warrants to fluctuate significantly.

SHARES ELIGIBLE FOR FUTURE SALE

   Approximately 4,088,210 (4,271,006 if the Unit Purchase Option Exchange is consummated) shares of FSAC Common Stock, consisting of 81% of the FSAC Common Stock to be issued in the Merger and 11% of the currently outstanding FSAC Common Stock, and 7,197,350 FSAC Warrants, consisting of 81% of the Merger Warrants and 14% of the currently outstanding FSAC Warrants, will be subject to the terms of the Security Transfer Agreement, dated as of March 8, 1996 (the "Security Transfer Agreement"), by and among Gilbert Scharf, Michael Scharf, WCAS, WCAS Information Partners, L.P., a Delaware limited partnership ("WCAS Info"), and certain members of EBIC management ("EBIC Management", which effectively prohibits their sale or other disposition (other than by gift or laws of descent) prior to November 30, 1996. See "THE MERGER AGREEMENT --Certain Related Agreements --Security Transfer Agreement." Separately, 10% of all shares of FSAC Common Stock issued in the Merger, including shares subject to the Security Transfer Agreement (the "Escrow Shares"), will be subject to the restrictions of the Escrow Agreement, dated as of March 8, 1996 (the "Escrow Agreement"), by and among FSAC, Merger Sub, EBIC, Donald Marshall, WCAS and United States Trust Company of New York, as escrow agent (the "Escrow Agent"). See "THE MERGER AGREEMENT --Certain Related Agreements --Escrow Agreement." Moreover, all 833,333 Pre-IPO Shares, constituting an additional approximately 18.9% of the currently outstanding shares of FSAC Common Stock, are subject to separate lock-up agreements with the IPO underwriters (the "IPO Lock-up Agreements") prohibiting their sale or disposition prior to December 7, 1997. Consequently, of the total 9,283,332 shares potentially outstanding immediately following the Merger (assuming consummation of the Unit Purchase Option Exchange, no Dissenting Shares and no exercise by FSAC stockholders of their Redemption Rights) the only shares of FSAC Common Stock available for resale in the public market (until at least November 30, 1996) would be approximately an aggregate 4,091,927 shares. These shares would be comprised of (i) the approximately 3,083,333 currently outstanding shares of FSAC Common Stock that are not and will not be subject to any agreements which preclude sale or transfer, (ii) the approximately 870,660 shares of FSAC Common Stock to be issued in the Merger that will not be subject to the Security Transfer Agreement (less the 10% thereof, or 87,066 shares, that will be subject to the Escrow Agreement) and
(iii) the 225,000 shares of FSAC Common Stock to be issued to the holders of the Unit Purchase Options in the Unit Purchase Option Exchange. In addition,
(x) shares of FSAC Common Stock issued upon exercise of the existing FSAC Warrants (other than the approximately 14% of the existing FSAC Warrants held by persons who are signatories to the Security Transfer Agreement), (y) shares of FSAC Common Stock received upon exercise of the Merger Warrants (other than the approximately 81% of the Merger Warrants that will be held by persons who are signatories to the Security Transfer Agreement) and (z) if the Unit Purchase Option Exchange is not consummated, shares of FSAC Common Stock received upon exercise of the Unit Purchase Options (and upon exercise of the FSAC Warrants received upon exercise thereof), would be available for resale in the public market. After November 30, 1996, all of the shares of FSAC Common Stock outstanding (other than the Pre-IPO Shares and the Escrow Shares) or receivable upon exercise of any of the FSAC Warrants outstanding will be available for resale in the public market (subject to the limitations of Rule 144 under the Securities Act, where applicable). Moreover, pursuant to the Registration Rights Agreement to be entered into prior to and as a condition of the Merger by FSAC, WCAS and certain related investors, WCAS Info, EBIC Management and the Initial FSAC Stockholders (the "Registration Rights Agreement"), persons holding in the aggregate what will be approximately 4,102,646 shares, or 44%, of the outstanding FSAC Common Stock following the Merger (assuming consummation of the Unit Purchase Option Exchange and excluding any such shares that are Escrow Shares or subject to the IPO Lock-up Agreements) and approximately 7,748,744, or 51%, of the outstanding FSAC Warrants following the Merger (without giving effect to any Exchange Offer) will be entitled, effective only for periods after November 30, 1996, to certain demand and ancillary registration rights with respect to their shares of FSAC Common Stock (including shares received upon exchange or exercise of their FSAC Warrants). See "THE MERGER AGREEMENT --Certain Related

Agreements --Registration Rights Agreement." Sales of substantial numbers of shares of FSAC Common Stock in the public market could materially adversely affect the market prices for FSAC Common Stock and FSAC Warrants.

EFFECTS OF EXCHANGE OFFER

   If the Exchange Offer does not occur, 15,133,332 shares of FSAC Common Stock could be issued if all of the FSAC Warrants that will be outstanding following the Merger were exercised, with aggregate proceeds to FSAC from such exercises of approximately $75.7 million. If the Exchange Offer is made and consummated, a significant number of additional shares of FSAC Common Stock will be issued sooner than anticipated (the exact number depending upon the exchange ratio that is agreed upon and the number of FSAC Warrants tendered), but fewer FSAC Warrants will remain outstanding, thereby resulting in fewer shares of FSAC Common Stock being issued pursuant to future exercises of FSAC Warrants. Determination of the precise exchange ratio will depend on a number of factors, including the outcome of discussions between FSAC and WCAS, the post-Merger trading prices of FSAC Common Stock and FSAC Warrants, the results of any financial advice sought by either or both of FSAC and WCAS and a review of the terms of warrant exchange offers made by other SPACs(Registered Trademark). Because the Exchange Offer will not involve any cash or other consideration (other than the cancellation of the FSAC Warrants), there will be no effect on FSAC's cash or total stockholders' equity (other than transaction costs), but there will be a dilutive effect on FSAC's stockholders' equity on a per share basis, as well as on voting power and FSAC's earnings per share. There can be no assurance, however, that the Exchange Offer will be made or, if made, as to the exchange ratio at which it will occur or the other terms and conditions thereof.

EFFECTS OF UNIT PURCHASE OPTION EXCHANGE

   If the Unit Purchase Option Exchange does not occur, 333,333 shares of FSAC Common Stock and 666,666 FSAC Warrants will be issued if all of the 333,333 Unit Purchase Options currently outstanding are exercised, with aggregate proceeds to FSAC from such exercises of approximately $3.3 million. An additional 666,666 shares of FSAC Common Stock will be issued if the 666,666 FSAC Warrants received upon exercise of the Unit Purchase Options are, in turn, exercised, with incremental aggregate proceeds to FSAC of approximately $4.2 million. In addition, pursuant to the Merger Agreement, the Merger Consideration will include an additional agreed-upon amount of cash to reflect the fact that the Unit Purchase Options will remain outstanding or, if such amount cannot be agreed upon, will include an aggregate of 333,333 newly-issued Unit Purchase Options. If the Unit Purchase Option Exchange is consummated, an additional 225,000 shares of FSAC Common Stock will be issued to the current holders of the Unit Purchase Options, the aggregate Merger Consideration will be increased by 225,000 shares of FSAC Common Stock (but the additional agreed-upon cash component, or additional Unit Purchase Options in lieu thereof, will be eliminated) and no Unit Purchase Options will remain outstanding. Because the Unit Purchase Option Exchange will not involve any cash or consideration (other than the cancellation of the Unit Purchase Options), there will be no effect on FSAC's cash or total stockholders' equity (other than transaction costs), but there will be a dilutive effect on FSAC's stockholders' equity on a per share basis, as well as on voting power and FSAC's earnings per share.

DEPENDENCE ON KEY EMPLOYEES

   The brokerage business is inherently reliant on relationships with clients that develop over time, and certain of EBIC's brokers have established long-term associations with customers. EBIC's and, following the Merger, FSAC's success depends to a significant extent on these connections and on the performance and experience of a number of key management and sales personnel. The loss of one or more of these key employees could have a material adverse effect on EBIC and, following the Merger, FSAC. While EBIC and FSAC have entered into, or at the time of the Merger expect to have entered into, employment agreements with many of their key employees, and neither EBIC nor FSAC has any reason to believe that other key personnel will not remain with EBIC and, following the Merger, FSAC, there can be no assurance that such employment agreements will be renewed or effective in retaining such persons' services or that other key personnel will remain with EBIC and FSAC indefinitely. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF EBIC," "PROPOSAL 1: THE MERGER
- --Interests of Certain Persons in the Merger --Employment Agreements," "MANAGEMENT OF EBIC" and "PROPOSAL 2: ELECTION OF DIRECTORS." Nor can there be any guarantee that EBIC or FSAC will be able to attract and retain qualified, experienced individuals, whether to replace current personnel or as a result of expansion, because competition within the brokerage industry for such individuals is intense. EBIC maintains key person insurance on the lives of certain of its employees, but any proceeds therefrom would not necessarily fully mitigate the consequences to EBIC's business of their deaths. See "MANAGEMENT OF EBIC."

AUTHORITY OF FSAC TO ISSUE ADDITIONAL SECURITIES

   FSAC's Certificate of Incorporation currently authorizes the issuance of 14,000,000 shares of FSAC Common Stock. As of the date of this Proxy Statement, there were 4,416,666 shares of FSAC Common Stock outstanding and 8,566,665 shares reserved for issuance upon exercise of outstanding FSAC Warrants and Unit Purchase Options (and the FSAC Warrants included therein), leaving 1,016,669 authorized shares available for other issuances. Following consummation of the Merger, which is conditioned upon, among other things, approval of the Charter Amendments, FSAC's Certificate of Incorporation will authorize the issuance of 30,000,000 shares of FSAC Common Stock (see "PROPOSAL 4: Additional Common Stock Amendment"), and it is expected that there will be outstanding, on a pro forma basis (assuming consummation of the Unit Purchase Option Exchange, no Dissenting Shares and no exercise by FSAC stockholders of their Redemption Rights), 9,283,332 shares of FSAC Common Stock, with 15,133,332 shares reserved for issuance upon exercise of then-outstanding FSAC Warrants, leaving 5,583,336 authorized shares available for other issuances (including under the FSAC Option Plan; see "PROPOSAL 6:
FSAC Option Plan"). Assuming the Exchange Offer is made and consummated following the Merger, the number of shares of FSAC Common Stock outstanding would increase and the shares reserved for issuance with respect to FSAC Warrants would decrease (in accordance with the agreed-upon exchange ratio and depending on the number of FSAC Warrants tendered). Because it is expected that a greater number of FSAC Warrants would be exchanged for a lesser number of shares of FSAC Common Stock, the number of authorized shares available for other issuances would increase. Subject to the rules of the NASD, the FSAC Board is empowered, without stockholder approval, to issue any or all of the authorized but unissued (and unreserved) shares of FSAC Common Stock. Any such additional issuances (depending on the consideration, if any, received) may dilute the interests of FSAC stockholders.

   In addition, FSAC's Certificate of Incorporation currently authorizes (and following effectiveness of the Charter Amendments will continue to authorize) the issuance of 1,000,000 shares of Preferred Stock, par value $.001 per share ("FSAC Preferred Stock"), with such designations, rights and preferences as may be determined from time to time by the FSAC Board. Subject to the rules of the NASD, the FSAC Board is empowered, without stockholder approval, to issue FSAC Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of FSAC Common Stock and FSAC Warrants. Moreover, FSAC Common Stock and FSAC Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of FSAC. Except as contemplated by the Merger and the related transactions, as discussed in this Proxy Statement, FSAC has no current intention to issue any FSAC Common Stock or FSAC Preferred Stock. See "DESCRIPTION OF FSAC CAPITAL STOCK."

CONCENTRATION OF VOTING CONTROL; STAGGERED BOARD

   Upon consummation of the Merger, it is anticipated that WCAS and its affiliates will hold approximately 27% of the outstanding shares of FSAC Common Stock, with the current directors and officers of FSAC holding an additional approximately 14%, EBIC Management holding an additional approximately 15% and other current employees of EBIC controlling an additional approximately 8%. Such concentration of control in a single major stockholder and in directors, officers and employees may have an adverse effect on the market prices for FSAC securities.

   In addition, upon consummation of the Merger, as a result of the Charter Amendment providing for a classified Board of Directors and the election of directors at the FSAC Special Meeting, FSAC will have an eight-person, three-class staggered Board of Directors, on which two of the representatives will be designees of EBIC. The classified Board of Directors is likely to have the effect of perpetuating control of FSAC, at least through the second annual meeting of stockholders of FSAC following the Merger, in the current directors of FSAC, and may, in conjunction with the other Charter Amendments amending Article SIXTH of FSAC's Certificate of Incorporation, have the effect of discouraging, delaying or preventing a change in control of FSAC and/or have an adverse effect on the market prices for FSAC securities. See "PROPOSAL 3: AMENDMENT TO ARTICLE SIXTH."

DETERMINATION OF MERGER CONSIDERATION; ABSENCE OF FAIRNESS OPINION

   Prior to the Merger, there has been no public market for the shares of EBIC Common Stock. The Merger Consideration has been determined by negotiations between FSAC and EBIC, and is intended, subject to certain adjustments and escrow arrangements, (i) to provide EBIC stockholders who do not exercise appraisal rights with a post-Merger 50% ownership interest in FSAC and (ii) to include sufficient cash consideration generally to equalize the pre-Merger respective contributions of FSAC stockholders and EBIC stockholders to the post-Merger consolidated net worth of FSAC. See "PROPOSAL 1: THE MERGER --Merger Consideration." There can be no assurance that the Merger Consideration on a per share basis is indicative of the fair market value of a share of EBIC Common Stock. Neither EBIC nor FSAC has sought or obtained an opinion from an investment banker regarding the fairness of the Merger or the Merger Consideration to the stockholders of either company. See "PROPOSAL 1: THE MERGER --Reasons for the Merger; Recommendations of the Boards of Directors" and "--Interests of Certain Persons in the Merger." In addition, it is a requirement for FSAC that its initial Target Business have a fair market value, as determined by the FSAC Board, of at least 80% of the net assets of FSAC. FSAC is not required to obtain the opinion of an investment banking firm as to the fair market value of the Target Business unless the FSAC Board determines that the financial statements of the Target Business do not clearly indicate that such Target Business has a sufficient fair market value. The FSAC Board has determined that EBIC has a fair market value of at least 80% of FSAC's net assets and that an opinion of an investment banking firm is not required. See "PROPOSAL 1: THE MERGER
- --Absence of Fairness Opinion."

CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED IN CONNECTION WITH EXERCISE OF FSAC WARRANTS

   FSAC will be able to issue shares of FSAC Common Stock upon exercise of FSAC Warrants (including the Merger Warrants) only if there is then a current prospectus relating to the underlying FSAC Common Stock under an effective registration statement filed with the Commission, and only if such FSAC Common Stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of FSAC Warrants reside. Although FSAC is obligated to use its best efforts to meet such requirements, there can be no assurance that FSAC will be able to do so. FSAC Warrants may be deprived of any value and the market for FSAC Warrants may be limited if a current prospectus covering the underlying FSAC Common Stock is not then effective or if such FSAC Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of FSAC Warrants reside.

POTENTIAL REDEMPTION OF FSAC WARRANTS

   FSAC Warrants (including the Merger Warrants) may be redeemed by FSAC, at a price of $.01 per warrant, at any time after they become exercisable, subject to not less than 30 days' prior written notice to the holders thereof, provided that the last sale price of FSAC Common Stock has been at least $8.50 per share for the 20 consecutive trading days ending on the third day prior to the day on which notice is given. Notice of the redemption of FSAC Warrants could force the holders thereof to exercise FSAC Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell FSAC Warrants at the then current market price when they might otherwise wish to continue to hold FSAC Warrants, or to accept the $.01 per warrant redemption price.

LOSS OF SPAC(REGISTERED TRADEMARK) PROTECTIONS

   Once the Merger is consummated, the funds in the Trust become unrestricted and the provisions of Article SIXTH of FSAC's Certificate of Incorporation, which, among other things, entitle holders of FSAC Public Shares to the Distribution Amount upon a liquidation of FSAC and to Redemption Rights in connection with FSAC's initial Business Combination, by their terms automatically are no longer effective. See "PROPOSAL 3: Amendment to Article SIXTH --Deletion of certain SPAC(Registered Trademark)-Related Provisions."

EFFECT OF CHANGES IN GENERAL ECONOMIC AND FINANCIAL CONDITIONS

   The profitability and success of EBIC is, and, following the Merger, of FSAC will be, dependent to a great extent upon general economic conditions. EBIC's business may be directly affected by national and international economic and political conditions, broad trends in business and finance, the level and volatility of interest rates and fluctuations in volume and price levels in the securities and commodities markets. Lower price levels of securities may result in reduced volume of transactions, and may also result in other losses.

GOVERNMENT REGULATION

   EBIC and its subsidiaries, in the ordinary course of their business, are subject to extensive regulation at international, federal and state levels by various regulatory bodies which are charged with safeguarding the integrity of the securities and other financial markets and protecting the interests of customers. These regulations include both initial licensing thresholds and ongoing disclosure obligations. In the United States, EBIC and/or its subsidiaries are subject to the jurisdiction, regulations and requirements of the Commission, the NASD, the National Futures Association (the "NFA"), the Commodities Futures Trading Commission, the New York Cotton Exchange and applicable state regulatory entities. During May 1996, EBIC's U.S. broker-dealer subsidiary became a member of Government Securities Clearing Corporation. In addition, EBIC and/or its subsidiaries must comply with the requirements of several foreign agencies charged with monitoring participants in the brokerage industry. These authorities include The Bank of England, the Securities and Futures Authority (the "SFA") and the Director General of Fair Trading in the United Kingdom, the Ontario Securities Commission, the Hong Kong Foreign Exchange and Deposit Brokers' Association, the Bank of Japan and the Japanese Ministry of Finance. See "PROPOSAL 1: THE MERGER --Regulatory Approvals" and "BUSINESS OF EBIC --Regulation." The compliance requirements of these different overseer bodies may include, but are not limited to, net capital or stockholders' equity requirements. Failure either to maintain compliance with existing applicable regulations or to satisfy the requirements of new regulations could result in the loss or suspension of licenses or permits or civil or criminal liability or monetary penalties. While EBIC believes that it, its subsidiaries and their respective employees are currently in compliance with applicable regulatory obligations, there can be no assurance that future changes or developments relating to the regulation of the business of EBIC and its subsidiaries will not have a material adverse effect on their financial condition.

CONSOLIDATING SUPERVISOR

   In addition to the requirements of the various countries and jurisdictions discussed above, as part of the harmonization process within the European Community (the "EC"), member countries are required to adopt European legislation, including an Investment Services Directive ("ISD") and Capital Adequacy Directive ("CAD") which are designed to regulate the European market, with the result that the qualification thresholds and ongoing compliance requirements affecting EBIC have recently undergone change. The SFA has issued new rules with respect to the ISD and CAD of the EC, and in particular regarding consolidated supervision. These rules impose varying capital thresholds on EBIC's U.K. subsidiaries depending upon, among other things, the activities of such subsidiaries. The application of these rules to EBIC and its subsidiaries could result in EBIC and/or its subsidiaries having to meet more stringent capital adequacy requirements. The SFA has conditionally confirmed the categorization of EBIC's U.K. subsidiary, Euro Brokers Financial Services Limited ("EBFSL"), as a "Category D" firm which, as such, is not subject to the consolidated supervision rules. Accordingly, EBIC believes that none of the currently conducted operations of EBFSL or its other U.K. subsidiaries subject any of them to any capital requirements of the SFA for which they are not in compliance. It is possible that future activities of such subsidiaries, including any activities that cause the loss of EBFSL's categorization as a Category D Firm, may require the allocation of additional capital. The SFA had also raised a concern regarding the technical solvency of EBIC's U.K. holding subsidiary, Euro Brokers Holdings Limited ("EBHL"), which concern was resolved principally by restructuring the capital of EBHL. See "BUSINESS OF EBIC --Regulation."

COMPETITION

   The financial brokerage industry is highly competitive. The success of a company within this industry is dependent on the experience of and extent of client networks developed by its personnel, its range of products, its commission rates (including volume discounting) and the general quality, speed and reliability of its service. While there are not many large international money brokers and entry into this industry is costly, EBIC encounters competition from several companies which are divisions of much larger financial services conglomerates and therefore have significantly greater resources than EBIC, in addition to access to a wider pool of potential clients. Moreover, all brokerage firms are subject to the pressures of offering their services at a lower price. The use of volume discounting has become more widespread in recent years. As a result, increases in market volumes do not necessarily result in proportionate increases in brokerage commissions and revenues.

   As global communication advances and new technologies are developed, the money brokerage industry will become more susceptible to the possibility of losing clients to companies and products that facilitate fully automated dealing, allowing principals to circumvent the intermediary and obviating the need for the money broker. In particular, Electronic Brokering Systems and Reuters 2000-2 are each electronic systems that have reduced the need for voice brokering by matching parties via a computerized network. While these systems so far are viable only in markets involving very standardized products, and EBIC believes that more complex financial vehicles, in particular derivatives, are not amenable to fully electronic matching, there can be no guarantee that such systems will not be developed in the future. If developed, such systems could have a significant adverse effect on EBIC's business.

EUROPEAN MARKET UNIFICATION

   The introduction of a single currency for the EC would eliminate the European cross-currency market and have a significant adverse impact on EBIC's business. Moreover, deregulation within the EC will allow brokers from any EC country to conduct business in any other EC country without the necessity of complying with the specific local regulations, and could increase the competitive challenges faced by EBIC.

LIABILITY FOR UNSETTLED TRADES

   EBIC functions primarily as an intermediary, matching the trading needs of financial institutions by providing specialized services. Some of these transactions are executed on a name give-up basis, that is, once the specific economic terms of a proposed transaction are agreed, the names of the individual counterparties are disclosed and, subject to acceptance of credit, the transaction is completed directly by both counterparties. Other transactions are completed with EBIC acting as a matched riskless principal in which the respective counterparties to the transaction know EBIC as a counterparty. The transactions are then settled through a clearing institution. In the process of executing brokerage transactions, from time to time in the fast moving markets in which EBIC operates, miscommunications can arise whereby transactions are completed with only one counterparty ("out trades"), thereby creating a potential liability for EBIC. These occurrences typically become known to EBIC on the day of the trade or, as a result of the settlement process, within a few days of the trade. Out trades generally increase with increases in the volatility of the market, particularly in Emerging Market debt products. In general, EBIC does not experience a high incidence of out trades, but in those situations in which they occur, EBIC typically disposes of the unmatched position within a short time frame. While out trades have not had a significant adverse affect on EBIC to date, there can be no guarantee that the incidence of such occurrences will not increase in the future or that they will not have a material adverse effect on the financial condition of EBIC.

LACK OF BUSINESS DIVERSIFICATION

   Upon consummation of the Merger, FSAC will be a holding company which will have virtually no operations or material assets other than all of the outstanding shares of EBIC Common Stock. Accordingly, the prospects for FSAC's performance and the market prices for FSAC securities may be entirely dependent upon the future performance of EBIC, and FSAC may not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses.

DIVIDENDS UNLIKELY

   FSAC has not paid any dividends on the FSAC Common Stock to date. Nor has EBIC paid any dividends on shares of its capital stock in its current, or either of its last two, fiscal years. The payment of dividends after the Merger will be contingent upon FSAC's consolidated revenues and earnings, if any, capital requirements and general financial condition. It is the present intention of FSAC's Board of Directors to retain all earnings, if any, for use in FSAC's business operations and, accordingly, FSAC does not anticipate paying any dividends on FSAC Common Stock in the foreseeable future.

                       SELECTED FINANCIAL DATA OF FSAC

   The following selected historical financial data as of December 31, 1994 and December 31, 1995, and for the periods then ended, are derived from the financial statements of FSAC, which have been audited by BDO Seidman, LLP, independent certified public accountants, and are included elsewhere in this Proxy Statement. The selected historical financial data as of March 31, 1996 and for the three months ended March 31, 1995 and March 31, 1996 and for the period August 18, 1994 (inception) to March 31, 1996 is derived from the unaudited financial statements of FSAC, also included elsewhere herein. Such unaudited data includes, in FSAC management's opinion, all normal recurring adjustments necessary to present fairly the results of operations and financial position of FSAC for such periods. Results for interim periods are not necessarily indicative of the results to be expected for an entire fiscal year. The data should be read in conjunction with the financial statements, together with the related notes thereto, of FSAC included elsewhere herein and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FSAC."

                                                                                                     PERIOD FROM
                                AUGUST 18, 1994                                                    AUGUST 18, 1994
                                (INCEPTION) TO     YEAR ENDED     THREE MONTHS     THREE MONTHS    (INCEPTION) TO
                                 DECEMBER 31,     DECEMBER 31,   ENDED MARCH 31,  ENDED MARCH 31,     MARCH 31,
                                     1994             1995            1995             1996             1996
                               ---------------  --------------  ---------------  ---------------  ---------------
STATEMENT OF OPERATIONS DATA:
Income:
 Interest income .............    $   67,014       $1,102,027      $  275,666       $  244,118       $1,413,159
Expenses:
 Acquisition costs ...........        --              239,817          --               --              239,817
 General, administrative,
  occupancy and other ........        73,990          245,078          71,147           61,898          380,966
 Taxes .......................        --              219,000          86,000           62,000          281,000
Net income (loss) ............        (6,976)         398,132         118,519          120,220          511,376
Net income (loss) per share  .          (.00)             .09             .03              .03
Weighted average common
 shares outstanding ..........     1,446,296        4,416,666       4,416,666        4,416,666

                                               DECEMBER 31, 1994  DECEMBER 31, 1995  MARCH 31, 1996
                                              -----------------  -----------------  --------------
BALANCE SHEET DATA:
Cash and cash equivalents ...................     $ 1,783,022        $   159,657      $    38,395
Short-term investment and accrued interest
 thereon ....................................          --              1,116,214        1,008,094
U.S. Government security deposited in trust
 fund and accrued interest thereon ..........      17,475,598         18,489,353       18,718,730
Total assets ................................      19,323,238         19,881,750       20,435,972
Total liabilities ...........................         135,116            295,496          729,498
Common stock subject to possible conversion         3,493,372          3,696,022        3,741,874
Stockholders' equity ........................      15,694,750         15,890,232       15,964,600

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS OF FSAC

   FSAC is a Specified Purpose Acquisition Company(Registered Trademark) ("SPAC(Registered Trademark)"), the objective of which is to acquire an operating business in the financial services industry (a "Target Business") by merger, exchange of capital stock, asset or stock acquisition or other similar type of transaction (a "Business Combination"). The financial services industry includes entities of various types which provide a broad array of financial services to their customers, including commercial banks, thrift institutions, investment banking and securities brokerage firms, money management firms, insurance companies and businesses which provide support services for financial institutions.

   In August 1994, FSAC issued 833,333 Pre-IPO Shares for an aggregate purchase price of $25,000, or $0.03 per share, to six initial stockholders (the "Initial FSAC Stockholders"). In September 1994, FSAC raised $200,000 in bridge financing (the "Bridge Financing") in order to pay certain organizational expenses, certain costs of the Bridge Financing and certain costs of FSAC's IPO. Thirteen investors in the Bridge Financing loaned an aggregate of $200,000 to FSAC and were issued promissory notes in that amount payable at the consummation of the IPO, bearing interest at the rate of 10% per annum, and 400,000 bridge warrants (the "Bridge Warrants").

   The IPO was consummated in December 1994, and FSAC received net proceeds of approximately $19,150,000 after payment of offering expenses. From these proceeds, FSAC repaid the Bridge Financing promissory notes and interest. FSAC's management had broad discretion with respect to the specific application of the net proceeds of the IPO, although substantially all of the net proceeds were intended to be generally applied toward consummating a Business Combination with a Target Business. A majority of the net proceeds (approximately $17,415,000) was placed in the Trust until the earlier of FSAC's consummation of a Business Combination or liquidation of FSAC. The agreement governing the Trust limits Trust investments to U.S. Government securities with a maturity of 180 days or less. As of March 31, 1996, December 31, 1995 and December 31, 1994, the Trust consisted of approximately $18,719,000, $18,489,000 and $17,476,000, respectively, in U.S. Government securities (including accrued interest thereon). If the Merger is consummated, it is anticipated that all or substantially all of the IPO proceeds held in the Trust will be paid to holders of EBIC Common Stock (subject to certain escrow arrangements) as the cash portion of the aggregate Merger Consideration. The remaining proceeds of the IPO, and the interest thereon, have been and are being used to pay for business, legal and accounting due diligence in connection with prospective acquisitions, and for continuing general and administrative expenses, as well as other expenses. During the quarter ended March 31, 1996, general and administrative, occupancy and other expenses (other than acquisition costs) were approximately $62,000, as compared to approximately $71,000 in the quarter ended March 31, 1995. As of March 31, 1996, December 31, 1995 and December 31, 1994, FSAC had approximately $1,046,000, $1,276,000 and $1,783,000, respectively, of cash and cash equivalents and short-term investments, other than assets held in the Trust.

   On May 16, 1995, FSAC announced that it had entered into a letter of intent with respect to a potential Business Combination. On July 14, 1995, FSAC announced that negotiations with respect to that proposed acquisition had been terminated. See "PROPOSAL 1: THE MERGER --Background of the Merger." Approximately $240,000 of costs relating to negotiation of the proposed transaction were expensed during the year ended December 31, 1995.

   On March 8, 1996, FSAC announced that it had entered into the Merger Agreement. The Merger Agreement provides that, as a result of the Merger, each outstanding share of EBIC Common Stock (other than shares, if any, held in the treasury of EBIC, owned by any subsidiary of EBIC or owned by FSAC, all of which will be cancelled, and other than Dissenting Shares, if any), will be converted into the right to receive, subject to certain adjustments and escrow arrangements, approximately (i) 2.64 newly-issued shares of FSAC Common Stock, (ii) 4.53 Merger Warrants and (iii) $9.57 in cash (which, based on the March 31, 1996 net worths of FSAC and EBIC, would have been adjusted to approximately $11.37 if the Merger had been consummated at such time), without interest. See "PROPOSAL 1: THE MERGER --Merger Consideration" and "--Determination and Adjustment of Merger Consideration."

   In the event FSAC does not consummate the Merger or an alternative Business Combination by December 7, 1996, FSAC will be dissolved and will distribute to all holders of FSAC Public Shares in proportion to their respective interests in all such FSAC Public Shares, an aggregate sum equal to the amount in the Trust, inclusive of any after-tax interest thereon, plus any remaining net assets of FSAC. The holders of the Pre-IPO Shares and of FSAC Warrants have no rights to participate in any such distribution from the Trust. During the quarter ended March 31, 1996, FSAC earned approximately $229,000 of interest on amounts deposited in the Trust, as compared to $247,000 during the quarter ended March 31, 1995. A holder of FSAC Public Shares also is entitled to receive funds from the Trust in the event that such holder exercises his or her Redemption Rights, although FSAC is not permitted to consummate a Business Combination if Redemption Rights have been exercised with respect to 20% or more of the FSAC Public Shares.

   Substantially all of FSAC's working capital needs are attributable to the identification, evaluation and selection of a suitable Target Business and thereafter, to the structuring, negotiation and consummation of a Business Combination with such Target Business. Such working capital needs have been, and are expected to continue to be, satisfied from the net proceeds of the IPO.

                       SELECTED FINANCIAL DATA OF EBIC

   The following selected financial information as of and for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 is derived from the consolidated financial statements of EBIC, some of which appear elsewhere herein and have been audited by Price Waterhouse LLP, independent accountants. The selected financial data as of and for the periods ended March 31, 1995 and 1996 have been derived from unaudited financial statements also appearing herein and which, in the opinion of the management of EBIC, include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of unaudited periods. The data should be read in conjunction with the financial statements of EBIC, together with the related notes thereto included elsewhere herein and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF EBIC." Amounts presented below include reclassifications of certain revenue and expense items which are not directly associated with operations. Such reclassifications include interest income, interest expenses, foreign exchange effects and other non-operating items.

                                                                                                         THREE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                                     MARCH 31,
                       ---------------------------------------------------------------------------- ----------------------------
                            1991           1992           1993            1994            1995           1995          1996
                       ------------- --------------  -------------- --------------  --------------  ------------- -------------
STATEMENT OF
 OPERATIONS:
Revenue:
 Commission income ...  $95,046,059    $113,931,938   $135,577,625    $144,586,661    $171,576,327   $43,659,170    $48,339,964
 Other income ........      665,382         424,094        722,838         207,522         518,052        74,748         33,477
                       ------------- --------------  -------------- --------------  --------------  ------------- -------------
                         95,711,441     114,356,032    136,300,463     144,794,183     172,094,379    43,733,918     48,373,441
                       ------------- --------------  -------------- --------------  --------------  ------------- -------------
Operating Costs:
 Payroll and related
  costs ..............   57,047,879      71,104,552     86,763,854      96,207,365     110,915,257    28,569,041     28,353,853
 Communication costs .   10,825,592      12,412,982     12,987,800      15,633,010      17,187,573     4,683,240      3,948,713
 Travel and
  entertainment ......    6,304,249       7,671,840      8,681,483      10,493,903      10,224,384     2,540,839      2,609,881
 Depreciation and
  amortization .......    4,762,289       3,857,122      4,192,404       4,248,181       4,568,164     1,157,164      1,171,970
 Occupancy costs .....    2,662,968       2,868,475      4,452,232       5,640,070       5,854,525     1,520,584      1,500,966
 Clearing fees .......                                     863,445       3,647,556       3,777,710     1,285,906      1,191,695
 General and
 administrative ......    4,844,250       5,312,106      7,148,335       6,817,988       7,550,059     2,098,590      1,979,489
 Write-off of goodwill                                  12,643,948
                       ------------- --------------  -------------- --------------  --------------  ------------- -------------
                         86,447,227     103,227,077    137,733,501     142,688,073     160,077,672    41,855,364     40,756,567
                       ------------- --------------  -------------- --------------  --------------  ------------- -------------
Operating Profit
 (Loss) ..............    9,264,214      11,128,955     (1,433,038)      2,106,110      12,016,707     1,878,554      7,616,874
                       ------------- --------------  -------------- --------------  --------------  ------------- -------------
Other Non-Operating
 Income (Expenses):
 Interest expense ....   (3,291,086)     (3,264,992)    (2,702,759)     (1,635,547)       (775,077)     (205,342)      (148,058)
 Other non-operating
  expenses ...........     (634,900)       (631,900)    (2,086,718)       (520,607)       (295,344)                     (25,281)
 Other non-operating
  income .............                                   1,487,918         490,000
 Interest income .....    1,857,328       1,450,349      1,203,082       1,090,789       1,462,744       310,956        418,772
 Foreign exchange gain
 (loss) ..............      352,587      (1,581,467)        64,003         (17,139)        214,295        75,682         41,248
                       ------------- --------------  -------------- --------------  --------------  ------------- -------------
                         (1,716,071)     (4,028,010)    (2,034,474)       (592,504)        606,618       181,296        286,681
                       ------------- --------------  -------------- --------------  --------------  ------------- -------------
Income (Loss) before
 provision for income
 taxes and minority
 interest ............    7,548,143       7,100,945     (3,467,512)      1,513,606      12,623,325     2,059,850      7,903,555
Provision for Income
 Taxes ...............    4,627,623       6,037,250      4,858,901       3,333,989       7,393,196     1,625,860      4,099,528
                       ------------- --------------  -------------- --------------  --------------  ------------- -------------
Income (Loss) Before
 Minority Interest ...    2,920,520       1,063,695     (8,326,413)     (1,820,383)      5,230,129       433,990      3,804,027
Minority Interest ....     (227,850)        371,020       (442,673)       (250,480)     (1,767,854)     (531,299)      (350,852)
                       ------------- --------------  -------------- --------------  --------------  ------------- -------------
Net Income (Loss) ....  $ 2,692,670    $  1,434,715   $ (8,769,086)   $ (2,070,863)   $  3,462,275   $   (97,309)   $ 3,453,175
                       ============= ==============  ============== ==============  ==============  ============= =============

                                                          AS OF DECEMBER 31,                            AS OF MARCH 31,
                               ----------------------------------------------------------------------- ---------------
                                    1991           1992          1993           1994          1995           1996
                               -------------  ------------- -------------  ------------- ------------- ---------------
BALANCE SHEET DATA:
Total assets ..................  $64,326,171   $72,163,710    $76,631,544   $71,914,532   $82,078,742     $80,313,989
Obligations under capitalized
 leases .......................    3,164,984     3,209,983      2,766,961     2,804,836     2,284,806       2,298,188
Notes payable .................   28,164,336    28,236,068     27,080,598     9,830,284     7,880,032       7,834,318
Total liabilities .............   50,321,819    52,452,868     65,695,698    43,360,381    50,185,747      45,285,692
Minority interest .............      772,215     1,321,410        548,179       492,154       501,731         395,397
Stockholders' equity ..........   13,232,137    18,389,432     10,387,667    28,061,997    31,391,264      34,632,900
PER SHARE INFORMATION (A):
Book value ....................  $     15.67   $     16.84    $      9.51   $     20.40   $     18.78     $     20.72
Weighted average common shares
 outstanding ..................    2,069,514     1,092,071      1,091,896     1,375,513     1,671,290       1,671,290

- ------------

(a) The computation of per share information for each year reflects the inclusion of certain common stock equivalents where such effects are dilutive.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS OF EBIC

HISTORY

   EBIC was incorporated in 1986 in connection with the acquisition of certain businesses, which broker cash deposits and interest rate derivatives, from various subsidiaries of MAI plc., a public company in the United Kingdom. The purchase consideration approximated $25 million and included a deferred purchase price note of $9 million due in three equal annual installments beginning on November 30, 1989, and a convertible purchase price note of approximately $10 million due in five equal annual installments beginning on November 30, 1995. Such notes include interest at 6 1/8%. The conversion feature of the convertible purchase price note expired unexercised on December 1, 1993.

   In separate transactions in December 1986 and December 1988, EBIC issued an aggregate 217,450 shares of its Class A Common Stock, par value $.01 per share ("EBIC Class A Common Stock"), to Trilon Bancorp Inc. ("Trilon") for approximately $3.7 million and an aggregate 977,143 warrants for approximately $5.1 million, which entitled the holder to purchase one share of EBIC Class A Common Stock per warrant at any time through 1994, as extended. In addition, EBIC executed two subordinated promissory notes in the aggregate amount of $17,660,000, payable to Annetinvest B.V., an affiliate of Trilon; $13,000,000 of the notes were due on December 16, 1996 and $4,660,000 were due on January 31, 1999. The shares of EBIC Class A Common Stock and the warrants were all subsequently transferred to Eurobrokers International Inc., a subsidiary of Trilon ("EII").

   In February 1994, WCAS invested $23 million in EBIC, evidenced by a Senior Secured Note due December 31, 1995 (the "Note") in that principal amount. The Note was secured by the pledge of stock of certain EBIC subsidiaries, and the proceeds were used to retire the outstanding EBIC Class A Common Stock, warrants and notes of EBIC held by EII and its affiliates (which stock and warrants had represented a majority of the outstanding equity of EBIC, on a fully diluted basis). In May 1994, WCAS and several related investors purchased an aggregate 910,150 shares of EBIC Common Stock, representing approximately 54% of the outstanding EBIC Common Stock, for an aggregate purchase price of $25 million, or a per share price of $27.47. As partial payment for the 850,884 shares WCAS purchased in this transaction, it tendered the Note to EBIC for cancellation and released the pledged stock.

OVERVIEW

   EBIC functions primarily as an intermediary, matching the needs of financial institutions. EBIC's transactions are principally of two types, (i) transactions whereby EBIC acts only as a matching broker and (ii) transactions whereby EBIC acts as a matched riskless principal. In transactions involving cash deposits, derivative products and repurchase agreements, the trades are executed on a name give-up basis and settled directly between the counterparties with EBIC acting solely as a matching broker. In these transactions EBIC is never a counterparty. In the second type of transaction, primarily securities transactions, EBIC acts as a matched riskless principal connecting buyers and sellers at exact prices. EBIC does not earn a "spread" on any such transaction; rather earnings are received through commissions. These transactions are settled through clearing institutions within a few days of the transaction date. Except for short-term positions in connection with its municipal securities brokerage (see "BUSINESS OF EBIC --Products"), EBIC does not seek to take positions for its own account.

   In the process of executing brokerage transactions, from time to time in the fast moving markets in which EBIC operates, miscommunications can arise whereby transactions are completed with only one counterparty ("out trades"), thereby creating a potential liability for EBIC. These occurrences typically become known to EBIC on the day of the trade or, as a result of the settlement process, within a few days of the trade. Out trades generally increase with increases in the volatility of the market, particularly in Emerging Market debt products. In general, EBIC does not experience a high incidence of out trades, but in those situations in which they occur, EBIC typically disposes of the unmatched position within a short time frame.

   EBIC's revenues are derived almost exclusively from commissions generated by its operating subsidiaries in New York, London, Tokyo and other major international financial centers and through correspondent relationships with other brokers throughout the world. Generally, EBIC receives a commission from both counterparties in a trade, although in trades of certain products only one party pays a commission. The dollar amount of the average EBIC transaction varies significantly by the type of product and the duration of the transaction. Generally, the average size of the transaction decreases as the term of the transaction or of the underlying instrument increases. Overnight cash deposits average $100 million, however, transactions may exceed $500 million. Derivative transactions average $25 million, but may exceed $100 million. Repurchase agreements average $25 million and may exceed $500 million.

   The largest single component of EBIC's expenses is compensation paid to its brokers. Attracting and retaining qualified brokerage personnel with strong customer relationships is a prerequisite in EBIC's business and in the brokerage business in general. Brokers are generally compensated by a combination of fixed salary and incentive payments based on commissions generated by them or on the net profitability of their particular products. For this purpose, revenue and direct expenses are regularly tracked by desk (which may involve one or more products) at each location. Direct client contact, including entertainment, is also an integral part of EBIC's marketing program and represents another significant component of its expenses.

   The cost of maintaining its sophisticated trading room environments and worldwide telecommunications network also comprises another significant portion of EBIC's expenses. It is this infrastructure that enables EBIC to support its existing client base and improve and expand its existing product lines, as well as provide a base for offering brokerage services in newly developing financial instruments. During the last five years, EBIC has added to its product base such financial products as Emerging Market debt instruments, energy related commodity swaps, Yen derivatives, including options, and, for a period through a joint venture interest in 1992, repurchase agreements and options on non-dollar denominated government bonds. Expansion also generally leads to an increase in the number of brokerage personnel since the market usually requires brokers to specialize in a single product or group of related products, rather than to function as market generalists.

   The following table sets forth, for the periods indicated, summary financial information for each of EBIC's geographic locations. Amounts include the consolidation of the results of the operations of the Tokyo Partnership (as hereinafter defined) and Hong Kong; EBIC's actual share, net of minority interest, approximates 50%. The table also includes a summary of the number of personnel in each EBIC office:

                                                     FOR THE YEAR ENDED DECEMBER 31,
                            -------------------------------------------------------------------------------
                                  1991             1992            1993            1994            1995
                            ---------------  --------------  --------------  --------------  --------------
Commission Income:
New York ..................    $48,355,742     $  57,134,705   $  63,143,793   $  66,090,388   $  69,081,547
London ....................     35,544,904       46,790,505      63,266,608      61,226,002      65,715,235
Canada ....................      4,547,855        3,191,624       2,790,582       3,091,433       3,452,205
Tokyo .....................             --               --              --       6,965,106      24,601,532
Hong Kong .................      6,597,558        6,815,104       6,376,642       7,213,732       8,725,808
                            ---------------  --------------  --------------  --------------  --------------
 Total ....................    $95,046,059     $113,931,938    $135,577,625    $144,586,661    $171,576,327
                            ===============  ==============  ==============  ==============  ==============
Operating Profit (Loss):
New York ..................    $ 9,849,991     $ 10,580,582    $  2,541,645    $  4,301,375    $  3,021,226
London ....................     (2,464,450)         309,484      (1,529,404)     (2,960,188)      2,901,237
Canada ....................        895,266          144,593          66,735        (249,413)       (874,440)
Tokyo .....................        503,173          372,767      (1,522,512)      1,140,723       6,985,361
Hong Kong .................        480,234         (278,471)       (989,502)       (126,387)        (16,677)
                            ---------------  --------------  --------------  --------------  --------------
 Total ....................    $ 9,264,214     $ 11,128,955    $ (1,433,038)   $  2,106,110    $ 12,016,707
                            ===============  ==============  ==============  ==============  ==============
Income (Loss) Before
Tax and Minority Interest:
New York ..................    $ 6,968,124     $  9,438,512    $    225,565    $  3,089,709    $  2,645,217
London ....................     (1,424,125)      (2,772,853)     (1,305,441)     (2,447,859)      3,783,500
Canada ....................        996,399          217,838         116,387        (219,617)       (841,294)
Tokyo .....................        503,173          372,767      (1,522,512)      1,204,470       7,017,027
Hong Kong .................        504,572         (155,319)       (981,511)       (113,097)         18,875
                            ---------------  --------------  --------------  --------------  --------------
 Total ....................    $ 7,548,143     $  7,100,945    $ (3,467,512)   $  1,513,606    $ 12,623,325
                            ===============  ==============  ==============  ==============  ==============
Net Income (Loss):
New York ..................    $ 2,908,084     $  4,511,963    $   (571,236)   $    418,316    $    440,773
London ....................     (1,445,466)      (3,478,362)     (5,922,785)     (2,428,422)      1,711,233
Canada ....................        526,133          111,143          46,008        (176,748)       (688,849)
Tokyo .....................        503,173          372,767      (1,522,512)        173,672       1,989,492
Hong Kong .................        200,746          (82,796)       (798,561)        (57,681)          9,626
                            ---------------  --------------  --------------  --------------  --------------
 Total ....................    $ 2,692,670     $  1,434,715    $ (8,769,086)   ($  2,070,863)  $  3,462,275
                            ===============  ==============  ==============  ==============  ==============

                                                             At December 31,
                            -------------------------------------------------------------------------------
                                   1991            1992            1993            1994            1995
                            ---------------  --------------  --------------  --------------  --------------
Identifiable Assets:
New York ..................    $27,149,833     $ 31,477,851    $ 38,677,487    $ 35,347,675    $ 38,962,574
London ....................     29,343,369       32,954,232      32,383,739      29,412,600      31,767,594
Canada ....................      2,003,976        1,660,273       1,618,533       1,573,157       1,789,815
Tokyo .....................      3,011,407        3,355,156       2,189,856       3,823,416       7,656,963
Hong Kong .................      2,875,659        2,716,198       1,761,929       1,757,684       1,901,796
                            ---------------  --------------  --------------  --------------  --------------
 Total ....................    $64,384,244     $ 72,163,710    $ 76,631,544    $ 71,914,532    $ 82,078,742
                            ===============  ==============  ==============  ==============  ==============
Employees:
Brokers
New York ..................            191              196             218             244             254
London ....................            197              274             264             294             243
Canada ....................             18               18              16              24              23
Tokyo .....................             --               --              --              28              37
Hong Kong .................             60               64              64              65              62
                            ---------------  --------------  --------------  --------------  --------------
 Total Brokers ............            466              552             562             655             619
Administrative Staff  .....             95               99             137             153             163
                            ---------------  --------------  --------------  --------------  --------------
 Total Employees ..........            561              651             699             808             782
                            ===============  ==============  ==============  ==============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              FOR THE THREE MONTHS ENDED
                                      MARCH 31,
                            ----------------------------
                                 1995           1996
                            -------------  -------------
Commission Income:
New York ..................   $17,482,337    $19,825,139
London ....................    17,197,289     19,947,614
Canada ....................       930,180        876,026
Tokyo .....................     5,737,633      6,000,053
Hong Kong .................     2,311,731      1,691,132
                            -------------  -------------
 Total ....................   $43,659,170    $48,339,964
                            =============  =============
Operating Profit (Loss):
New York ..................   $    665,483   $  1,775,932
London ....................      (683,371)     4,067,247
Canada ....................      (149,659)       (96,857)
Tokyo .....................     1,987,267      2,083,172
Hong Kong .................        58,834       (212,620)
                            -------------  -------------
 Total ....................   $  1,878,554   $  7,616,874
                            =============  =============
Income (Loss) Before
Tax and Minority Interest:
New York ..................   $    614,458   $  1,758,491
London ....................      (695,522)     4,345,310
Canada ....................      (142,529)       (91,821)
Tokyo .....................     2,212,842      2,108,463
Hong Kong .................        70,601       (216,888)
                            -------------  -------------
 Total ....................   $  2,059,850   $  7,903,555
                            =============  =============
Net Income (Loss):
New York ..................   $    44,258    $   671,844
London ....................      (699,476)     2,683,174
Canada ....................       (96,255)       (91,821)
Tokyo .....................       618,157        300,591
Hong Kong .................        36,007       (110,613)
                            -------------  -------------
 Total ....................   $   (97,309)   $ 3,453,175
                            =============  =============

                             At March 31,
                            -------------
                                  1996
                            -------------
Identifiable Assets:
New York ..................   $36,220,688
London ....................    34,137,882
Canada ....................     1,681,227
Tokyo .....................     6,568,256
Hong Kong .................     1,705,936
                            -------------
 Total ....................   $80,313,989
                            =============
Employees:
Brokers
New York ..................           246
London ....................           253
Canada ....................            21
Tokyo .....................            41
Hong Kong .................            59
                                   -------
 Total Brokers ............           620
Administrative Staff  .....           163
                                   -------
 Total Employees ..........           783
                                   =======

   As noted from the above table, significant growth in commission income occurred from 1991 through 1993. During this period, EBIC maintained significant market share in most of its traditional products including currency deposits, interest rate swaps and other derivative products. In addition, EBIC enjoyed excellent growth from its new product expansion efforts including, among others, Emerging Market debt and energy related commodity swaps. In 1992, EBIC entered into a joint venture with Liberty Brokerage, Inc., a U.S. government securities broker, to form Liberty Euro Brokers ("LEB"), which offers services in non-dollar government securities and repurchase agreements. From 1991 to 1993, commission income increased $40.6 million, from $95.0 million to $135.6 million, of which the New York and London offices accounted for $14.7 million and $27.7 million, respectively (offset by a $1.8 million decrease in Canada). The commission income increase in the New York office resulted from expansion into commodity swaps and Emerging Market debt products, which in total accounted for $12.5 million of this increase. The London office increase resulted from a combination of factors, including the success of LEB, the expansion of Emerging Market debt and the extreme volatility of European currencies resulting from the attempt at EC monetary unification. The above factors accounted for $7.7 million, $4.3 million, and $5.8 million of the commission income increase, respectively. The balance of the increase related to growth in EBIC's traditional products, primarily interest rate derivatives. The decrease in Canada was principally due to the loss of the Canadian Treasury bill unit to a competitor of EBIC.

   In 1993, in recognition of certain business conditions and events, EBIC reviewed the recorded value of its goodwill based on an evaluation of the net present value of future cash flows from certain of its foreign subsidiaries and affiliates. As a result, it was determined that there had been an other than temporary impairment of goodwill and, accordingly, $12,643,948 attributable to such goodwill was written off.

   In 1994, EBIC suffered the effects of several adverse factors. First, due to preliminary merger discussions with a competitor of LEB, EBIC sold its interest in LEB in the latter part of 1993 and in connection with such sale EBIC's results of operations no longer include the results of that joint venture. Second, a competitor attempted an aggressive entry into the interest rate derivatives market, historically EBIC's most profitable product, by offering above market compensation arrangements to brokers and substantially discounted commission rates to customers. In connection therewith, EBIC lost a number of its key employees both in New York and London, and was forced to increase compensation arrangements to retain many others of its staff. Additionally, commission rates came under intense pressure, and were ultimately reduced for many products by as much as 50%. Separately, several key brokers who worked in EBIC's commodity swap department left to set up their own competing brokerage operation. Third, the unexpected increase in U.S. interest rates, negative publicity surrounding the improper use of derivatives and a lack of volatility in the EC all combined to reduce trading volumes dramatically from previous levels. Fourth, EBIC proceeded with efforts to expand into U.S. government securities, Yen derivatives in London and Tokyo, forward Yen in London and New York and equity derivatives in Hong Kong. Although some of these efforts proved successful, some did not. Considering the difficult financial times being experienced in the marketplace in general and by EBIC in particular, a number of operations were subsequently discontinued. These factors taken together resulted in reduced commissions for many of EBIC's products. At the same time, overall expenses increased. In 1994, EBIC also entered into a partnership (the "Tokyo Partnership") with Yagi Euro Corporation ("Yagi Euro"), in which EBIC holds a 15% equity interest, to broker certain derivative products in Tokyo. EBIC holds a 50% interest in the Tokyo Partnership, through its Euro Brokers Tokyo subsidiary. The profitability of the Tokyo Partnership offset some of the adverse effects of the above mentioned conditions in 1994.

   1995 began with a difficult operating environment for EBIC and for other money brokers. Operating results continued to suffer from reduced trading volumes, brokerage reductions and high costs. Furthermore, EBIC suffered a number of weakened market relationships due to the departure of certain key employees during 1994. During 1995, EBIC reviewed each of its desks and products and, based on its evaluation of future prospects, reduced operating costs, eliminated and/or combined individual desks with others, renegotiated compensation arrangements and reduced the total number of brokers it employed. It also refocused its attention on being one of the top three brokers in each of the product groups in which it operated. Further, EBIC believed that investment in technology, whether in the form of computer pricing models, voice and data communication systems or its own proprietary screen system, was of vital importance to its long-term future and thus invested heavily in these areas. Additionally, EBIC hired several key employees during the fourth quarter of 1995, and it anticipates that these additions will have positive effects on its operating results in 1996.

   Throughout 1995, EBIC maintained its significant market position in Emerging Market debt products in New York and London, in Yen and other currency derivatives in London and Tokyo, and in interest rate and bond options in London. EBIC recognized significantly increased revenues and income before tax from the Tokyo Partnership. This was largely caused by an extremely volatile Yen market and the increased use of Yen derivatives by dealers to hedge investment portfolios. EBIC's competitors have increased their efforts in this market segment in 1995 and, accordingly, continued growth in revenues and net income from the Tokyo Partnership cannot be assured.

   The first quarter of 1996 was marked by robust market activity in the financial services industry. Market participants, including EBIC's customers, many of whom were forced to operate under severely restricted trading limits during much of 1995, adopted trading policies which allowed them more freedom to take market positions. This increased market activity, combined with the cost reductions and consolidation of certain operations implemented throughout 1995, resulted in significantly increased profitability for EBIC in the first quarter of 1996. Increases in commission income were experienced by each of the New York, London and Tokyo operations. EBIC does not anticipate an increase of the same magnitude in the second quarter of 1996.

   EBIC has historically incurred a high effective tax rate due to the non-deductibility of certain expenses, including entertainment expenses, and amortization of intangibles. The impact of these adjustments on the effective tax rate is affected by the level of pre-tax accounting income. In 1992, the effective tax rate was also affected by certain losses resulting from foreign exchange remeasurement, which were recorded in the statement of operations without a corresponding tax benefit.

Three Months Ended March 31, 1996 Compared to Three Months Ended March 31,
1995

   Commission income for the first three months of 1996 increased $4,680,794 to $48,339,964, compared to $43,659,170 for the comparable period in 1995 and the increase related principally to increases in New York and London. The products which contributed most significantly to the increase included Emerging Market debt products, interest rate swaps, interest rate options, repurchase agreements and energy related commodity swaps. The increased commission income from these products was partially offset by decreases in commission income from currency deposits and forward foreign exchange.

   Interest income for the 1996 period increased $107,816 to $418,772, compared to $310,956 for the 1995 period, due to increased cash available at December 31, 1995 versus 1994. Cash and cash equivalents at March 31, 1996 reflect a decrease from December 1995 due to the fact that significant semi-annual bonus payments are made at the end of February.

   Other income for first quarter 1996 decreased $75,705 to $74,725, compared to $150,430 for the same period in 1995, due to decreased income from equity affiliates and a decrease in foreign exchange gains.

   Payroll and related costs for first quarter 1996 decreased $215,188 to $28,353,853, compared to $28,569,041 for first quarter 1995. These costs, as a percentage of commission income, decreased from 65% to 59%. This decrease is primarily the result of management's undertaking in 1995 to eliminate and/or consolidate unprofitable departments and the increase in brokerage revenues in 1996 noted above.

   Communication costs for first quarter 1996 decreased $734,527 to $3,948,713, compared to $4,683,240 for first quarter 1995, primarily as a result of efforts in the U.K. to cancel any unnecessary information service subscriptions upon their expiration.

   Travel and entertainment costs for first quarter 1996 increased $69,042 to $2,609,881, compared to $2,540,839 for first quarter 1995, although as a percentage of commission income, travel and entertainment expenses decreased from 5.8% to 5.4%. The decrease reflects continued efforts to control such costs and the positive effects of the increase in 1996 revenues.

   Depreciation and amortization expense for the first three months of 1996 increased $14,806 to $1,171,970, compared to $1,157,164 for the same period in 1995. This expense has remained relatively comparable from 1995 to 1996 and is reflective of the fact that EBIC completed the relocation of its offices in 1993 and 1994 and has not incurred any major capital expenditures since that time. Furniture and equipment, consisting primarily of communications and computer equipment, is replaced and upgraded on a continual basis.

   Clearing fees for first quarter 1996 decreased $94,211 to $1,191,695, compared to $1,285,906 for first quarter 1995. Such expense remained relatively constant due to the offsetting effect of increased volume of transactions and reduced per transaction fees.

   General and administrative expenses for first quarter 1996 decreased by $93,820 to $2,004,770, compared to $2,098,590 for first quarter 1995.

   Interest expense for first quarter 1996 decreased by $57,284 to $148,058, compared to $205,342 for first quarter 1995, primarily due to a paydown of principal on EBIC's acquisition indebtedness.

   Occupancy costs for first quarter 1996 decreased by $19,618 to $1,500,966, compared to $1,520,584 for first quarter 1995, due to the elimination of certain duplicate rental obligations in Toronto as a result of the relocation of that office.

   Provision for income taxes for first quarter 1996 increased by $2,473,668 to $4,099,528, compared to $1,625,860 for first quarter 1995. The increase was primarily the result of an increase in taxable income. The effective tax rate improved significantly during the first quarter of 1996 due to the improved profitability of EBIC, and the interaction with the non-deductible expenses, which remain fairly constant from period to period.

   Minority interest in consolidated subsidiary for first quarter 1996 decreased by $180,447 to $350,852, compared to $531,299 for first quarter 1995.

Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

   Commission income for the year ended December 31, 1995 increased $26,989,666 to $171,576,327, compared to $144,586,661 for the year ended
December 31, 1994. The increase in commission income in 1995 was the result of the inclusion of a full year of operations for several initiatives undertaken in 1994, primarily the Tokyo Partnership, Yen derivatives, options on government bonds and equity options. Nonetheless, revenues were adversely impacted by reductions in commissions from interest rate swaps, energy related commodity swaps and repurchase agreements in New York.

   Interest income for 1995 increased $371,955 to $1,462,744, compared to $1,090,789 for 1994, due to an increase in the average cash and cash equivalents balances, accompanied by an increase in the average interest rates earned on short-term investments.

   Other income for 1995 of $732,347 primarily reflects earnings from equity affiliates, principally Yagi Euro, and other income for 1994 of $697,522 primarily reflects a gain on the sale of exchange memberships.

   Payroll and related costs for 1995 increased $14,707,892 to $110,915,257, compared to $96,207,365 for 1994. These costs, as a percentage of commission income, remained consistent in 1994 and 1995 and, in general, increased proportionally with revenues, since competitive pressures continue to require fixed salary plus incentive arrangements based on an individual or desk basis. The 1995 results also include the costs incurred in connection with the consolidation and elimination of certain products, while the cost reductions associated therewith will not be fully realized until 1996.

   Communication costs for 1995 increased $1,554,563 to $17,187,573, compared to $15,633,010 for 1994. Increased costs resulted from an expansion in the communications network in Emerging Market debt and the addition of certain new products (as noted above) by the New York, Tokyo, Toronto and Hong Kong offices. Such increases were partially offset by a reduction of costs in London resulting from a consolidation of certain desks.

   Travel and entertainment costs for 1995 decreased $269,519 to $10,224,384, or 6.0% of commission income, compared to $10,493,903, or 7.3% of commission income, for 1994. The reduction was the result of increased efforts to control such expenses.

   In 1995, depreciation and amortization expense, which consists principally of depreciation of communication and computer equipment, automobile leases and amortization of leasehold improvements, increased $319,983 to $4,568,164, compared to $4,248,181 for 1994. This increase was the result of the continued expansion of certain business in New York and the expansion of EBIC's proprietary screen system in New York and London.

   Clearing fees are fees for transaction settlements and credit enhancement charged by clearing institutions in transactions where EBIC acts as the riskless principal on a fully matched basis. These expenses increased $130,154 to $3,777,710, compared to $3,647,556 for 1994, due to an increase in the volume of transactions, offset by only a slight reduction in the per transaction fee.

   General and administrative expenses include such operating costs as corporate insurance, office supplies and expenses, legal fees, audit and tax fees, consulting fees, food costs and dues to various industry associations. These expenses for 1995 increased $489,669 to $7,845,403, compared to $7,355,734 for 1994, partially due to costs associated with the Tokyo Partnership, which for 1995 reflect a full year of operations versus only a partial year for 1994 (during which the partnership was formed).

   Interest expense for 1995 decreased $860,470 to $775,077, compared to $1,635,547 for 1994, due to the reduction of debt outstanding.

   Provision for income taxes for 1995 increased $4,059,207 to $7,393,196, compared to $3,333,989 for 1994. This increase was primarily the result of the increase in taxable income. The 1995 effective tax rate includes the effect of the non-deductibility of entertainment expenses, state and city taxes and foreign income subject to higher income tax rates. The 1994 effective tax rate includes the effect of these elements and of foreign losses for which no tax benefit was recognized.

   Minority interest in consolidated subsidiary increased $1,517,374 to $1,767,854 in 1995 from $250,480 in 1994 primarily due to increased profitability of the Tokyo Partnership.

Year Ended December 31, 1994 Compared to Year Ended December 31, 1993

   Commission income for 1994 increased $9,009,036 to $144,586,661, compared to $135,577,625 for 1993. The increase in commission income was primarily the result of revenue generated by the Tokyo Partnership. Commission income for 1994 is also reflective of increased business in the Emerging Market debt products in New York and London due in part to the implementation of EBIC's proprietary screen system and the establishment of a clearing arrangement which allowed EBIC's customers to conduct business on an anonymous basis. The increase in Tokyo and Emerging Market debt products was partially offset by decreases in commission income related to commodity derivatives and repurchase agreements and declining business conducted from the Los Angeles office, which has since been closed.

   Interest income for 1994 decreased $112,293 to $1,090,789, compared to $1,203,082 for 1993, due to a decrease in the average interest rates earned on short-term investments.

   Other income for 1994 of $697,522 decreased by $1,577,237 from $2,274,759 in 1993, primarily due to the inclusion in 1993 of a gain of $1,487,918 on the sale of EBIC's interest in LEB.

   Payroll and related costs for 1994 increased $9,443,511 to $96,207,365, compared to $86,763,854 for 1993. These costs increased from 64% of commission income for 1993 to 66% of commission income for 1994. The increase in the percentage of commission income was the result of competitive pressures requiring higher fixed salary commitments, plus additional incentive arrangements.

   Communication costs for 1994 increased $2,645,210 to $15,633,010, compared to $12,987,800 for 1993. The increase was the net result of higher communication and information costs in the New York and London offices, as well as an expansion of business in Hong Kong and Tokyo.

   Travel and entertainment costs for 1994 increased $1,812,420 to $10,493,903, or 7.3% of commission income, compared to $8,681,483, or 6.4% of commission income, for 1993. The overall increase is reflective of the growth in EBIC's Emerging Market debt products. The increase as a percentage of revenue is reflective of efforts to maintain market share in areas of declining revenue. Some areas, such as U.S. government securities and the Los Angeles office, were subsequently closed.

   In 1994, depreciation and amortization expense, which consists principally of depreciation of communication and computer equipment, automobile leases and amortization of leasehold improvements, increased $55,777 to $4,248,181, compared to $4,192,404 for 1993. This increase was reflective of increased amortization of leasehold improvements of $50,000 and $300,000, respectively, for new offices in New York and London, which were occupied in March 1993 and October 1993, respectively. The increase was partially offset by a decrease of $300,000 relating to depreciation recorded by LEB, in which EBIC sold its interest during 1993.

   Clearing fees increased $2,784,111 to $3,647,556 for 1994, compared to $863,445 for 1993, due to the growth in the volume of transactions in Emerging Market debt products which utilize the clearing facility that was established in July 1993.

   General and administrative expenses decreased $1,879,319 to $7,355,734 in 1994, compared to $9,235,053 in 1993. Approximately $1.6 million of the decrease related to loss contingency provisions recorded in 1993 in connection with interest rate swap transactions arranged on behalf of banks and local authorities in the United Kingdom. See "BUSINESS OF EBIC --Legal Proceedings."

   Interest expense decreased $1,067,212 to $1,635,547 in 1994, compared to $2,702,759 in 1993, due to the reduction of debt outstanding pursuant to the purchase of stock by WCAS and related investors in May 1994, the proceeds to EBIC of which were used to repay debt obligations.

   Occupancy costs represent expenses incurred in connection with various operating leases in respect of EBIC's office premises and include base rent and related escalations, maintenance, electricity and real estate taxes. These costs increased $1,187,838 to $5,640,070 for 1994, compared to $4,452,232 for 1993. The increase was reflective of leases for new premises in New York and London, which took effect in March 1993 and October 1993, respectively, and cover significantly more space.

   In recognition of certain business conditions and events, in 1993 EBIC reviewed the recorded value of goodwill based on an evaluation of the net present value of future cash flows from certain of EBIC's foreign subsidiaries and affiliates. As a result of this review, EBIC determined that there had been an other than temporary impairment in the value of goodwill and, accordingly, amounts aggregating $10,839,790, which were previously attributable to goodwill associated with the acquisition of foreign subsidiaries, and amounts aggregating $1,804,158, which were previously attributable to goodwill associated with EBIC's investment in an affiliated company, were written off as of December 31, 1993.

   Provision for income taxes decreased $1,524,912 to $3,333,989 for 1994, compared to $4,858,901 for 1993 due to the reduction in taxable income. The provision for 1993 reflects the effect of the non-deductibility of the goodwill write-off and the non-deductibility of entertainment expenses, amortization of intangibles and state and city taxes.

   Minority interest of $250,480 for 1994 is primarily related to Yagi Euro's share in earnings of the Tokyo Partnership. Minority interest of $442,673 for 1993 relates to the minority shareholder's share of earnings of LEB prior to its sale.

LIQUIDITY AND CAPITAL RESOURCES

   EBIC has historically sought to meet its investing and financing cash flow requirements from operating cash flows. Net cash provided from operating activities was $13,390,412 and $10,384,058 for the years ended December 31, 1993 and 1995, respectively. Net cash used in operating activities was $1,208,344 for the year ended December 31, 1994; the decrease in 1994 primarily relates to the timing of the payment of accrued compensation payable, which accrual related to profits generated in 1993.

   Major factors affecting operating cash flows are discussed in the Overview section above, which describes significant trends in EBIC's business over the three years ending December 31, 1995. On a regional basis, the London operations experienced losses in 1994 and earlier, reflecting the costs of efforts to expand the operations, and the write-off of goodwill in 1993. The London operations were profitable in 1995 and the first quarter of 1996 and, as a result of efforts taken in 1995 to refocus the business, many of the conditions which led to losses in earlier periods are believed to have been ameliorated.

   In 1993, EBIC completed the relocation of its two principal offices, New York and London. In New York, EBIC entered into a fifteen-year lease and received a substantial build-out allowance and rent free period. The lease provides EBIC an option to terminate after ten years at a cost of $1,200,000. The cost of new communications equipment, leasehold improvements exceeding the landlord's build-out allowance and other capital expenditures incurred in connection with this relocation approximated $4.0 million and was funded from EBIC's existing capital resources. In London, EBIC entered into a twenty-five year lease and received a significant rent free period. The lease also provides EBIC with an option to terminate after ten years at no cost other than the costs of restoring the premises to their original condition, which is standard market practice. EBIC was also required to provide the landlord with a letter of credit equal to one year's rent, or pounds sterling1,150,000, until certain operating income conditions have been met for three consecutive years. The cost of new communication equipment, leasehold improvements and other capital expenditures incurred in connection with this relocation approximated $7.0 million and was funded from EBIC's existing capital resources.

   The costs of relocation of offices in 1993 and related purchases of equipment were generally met from existing capital resources. Purchases of fixed assets at such levels are not expected in the near future.

   In February 1994, EBIC issued to WCAS the Note aggregating $23,000,000, which was scheduled to mature on December 31, 1995. The proceeds of the Note were used to repay an existing subordinated note of EBIC in the principal amount of $17,660,000 and to repurchase all the EBIC Class A Common Stock and warrants outstanding at December 31, 1993. In May 1994, the Note was cancelled as consideration for the purchase of EBIC Common Stock by WCAS. In December 1995, EBIC paid $2,037,502, representing the first of five equal annual installments due on notes issued by EBIC in connection with the acquisition of the predecessor businesses in December 1986.

   The recapitalization of debt in 1994 has favorably impacted cash requirements, eliminating the need for interest payments of approximately $2 million per annum and principal repayments related thereto. The annual installments on the remaining notes payable in the aggregate principal amount of $7,880,032 with interest thereon are expected to be met from operating activities.

   EBIC and its subsidiaries, in the ordinary course of their business, are subject to extensive regulation at international, federal and state levels by various regulatory bodies which are charged with safeguarding the integrity of the securities and other financial markets and protecting the interests of customers. See "BUSINESS OF EBIC --Regulation." The compliance requirements of these different regulatory bodies may include, but are not limited to, net capital or stockholders' equity requirements. In addition, the SFA has issued new rules which could impose more stringent capital adequacy requirements on EBIC in the United Kingdom in the future. EBIC has historically met regulatory net capital or stockholders' equity requirements and believes it will be able to continue to do so in the future.

           FSAC AND EBIC UNAUDITED PRO FORMA FINANCIAL INFORMATION

   The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995 and the three months ended March 31, 1996 and the Unaudited Pro Forma Consolidated Statement of Financial Condition as of March 31, 1996, include the accounts of FSAC and EBIC. The unaudited pro forma financial statements reflect the Merger accounted for as a recapitalization of EBIC, with the issuance of shares by EBIC for the net assets of FSAC, consisting primarily of cash. The pro forma financial statements were derived by adjusting the historical financial statements of FSAC and EBIC for certain transactions pursuant to the Merger described in the notes to the unaudited pro forma consolidated financial statements.

   The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995 and the three months ended March 31, 1996 were prepared as if the Merger had occurred on January 1, 1995. The Unaudited Pro Forma Consolidated Statement of Financial Condition was prepared as if the Merger had occurred on March 31, 1996. The pro forma financial data does not purport to be indicative of the results which actually could have been obtained had such transaction been completed as of the assumed dates or which may be obtained in the future.

   The pro forma financial data should be read in conjunction with the financial statements of FSAC and EBIC included elsewhere in this Proxy Statement.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                              FINANCIAL
                                                             PRO FORMA ADJUSTMENTS
                              SERVICES     EURO BROKERS                                   PRO FORMA      PRO FORMA
                             ACQUISITION    INVESTMENT   -----------------------------   ASSUMING NO   ASSUMING 10%
                             CORPORATION   CORPORATION         DR.            CR.       REDEMPTION(1)  REDEMPTION(1)
                           ------------- --------------  --------------- ------------  -------------- --------------
Revenue:
 Commission income  .......  $       --    $171,576,327     $       --      $     --    $171,576,327   $171,576,327
 Interest income  .........   1,102,027       1,462,744     $1,102,027(2)         --       1,462,744      1,462,744
 Other income  ............          --         732,347             --            --         732,347        732,347
                           ------------- --------------  --------------- ------------  -------------- --------------
                              1,102,027     173,771,418      1,102,027            --     173,771,418    173,771,418
                           ------------- --------------  --------------- ------------  -------------- --------------
Costs and expenses:
 Payroll and related costs           --     110,915,257        480,000(3)         --     111,395,257    111,395,257
 Communication costs  .....          --      17,187,573             --            --      17,187,573     17,187,573
 Travel and entertainment            --      10,224,384             --            --      10,224,384     10,224,384
 Depreciation and
  amortization  ...........      13,092       4,568,164             --            --       4,581,256      4,581,256
 Clearing fees  ...........          --       3,777,710             --            --       3,777,710      3,777,710
 General and
  administrative expenses       158,986       7,845,403             --            --       8,004,389      8,004,389
 Interest expense  ........          --         775,077             --            --         775,077        775,077
 State franchise taxes  ...      13,000              --             --            --          13,000         13,000
 Acquisition costs  .......     239,817              --             --       239,817(4)           --             --
 Occupancy costs  .........      60,000       5,854,525             --        60,000(5)    5,854,525      5,854,525
                           ------------- --------------  --------------- ------------  -------------- --------------
                                484,895     161,148,093        480,000       299,817     161,813,171    161,813,171
                           ------------- --------------  --------------- ------------  -------------- --------------
Income before provision
for  income taxes and
minority  interest  .......     617,132      12,623,325      1,582,027       299,817      11,958,247     11,958,247
Provision for income taxes      219,000       7,393,196             --       513,000(6)    7,099,196      7,099,196
                           ------------- --------------  --------------- ------------  -------------- --------------
Income before minority
interest  .................     398,132       5,230,129      1,582,027       812,817       4,859,051      4,859,051
Minority interest  ........          --      (1,767,854)            --            --      (1,767,854)    (1,767,854)
                           ------------- --------------  --------------- ------------  -------------- --------------
Net income  ...............  $  398,132    $  3,462,275     $1,582,027      $812,817    $  3,091,197   $  3,091,197
                           ============= ==============  =============== ============  ============== ==============
Common stock shares
outstanding  ..............   4,416,666       1,671,290                                    9,283,332(7)    8,355,000(8)
Earnings per share  .......  $     0.09                                                 $       0.33(9) $       0.37(9)

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED MARCH 31, 1996

                              FINANCIAL
                                                             PRO FORMA ADJUSTMENTS
                              SERVICES     EURO BROKERS                                   PRO FORMA      PRO FORMA
                             ACQUISITION    INVESTMENT   -----------------------------   ASSUMING NO   ASSUMING 10%
                             CORPORATION   CORPORATION         DR.            CR.       REDEMPTION(1)  REDEMPTION(1)
                           ------------- --------------  --------------- ------------  -------------- --------------
Revenue:
 Commission income  .......  $       --    $48,339,964       $           $--             $48,339,964    $48,339,964
 Interest income  .........     244,118        418,772        244,118(2) --                  418,772        418,772
 Other income  ............          --         74,725                   --                   74,725         74,725
                           ------------- --------------  --------------- ------------  -------------- --------------
                                244,118     48,833,461        244,118    --               48,833,461     48,833,461
                           ------------- --------------  --------------- ------------  -------------- --------------
Costs and expenses
 Payroll and related costs           --     28,353,853        120,000(3) --               28,473,853     28,473,853
 Communication costs  .....          --      3,948,713             --    --                3,948,713      3,948,713
 Travel and entertainment            --      2,609,881             --    --                2,609,881      2,609,881
 Depreciation and
  amortization  ...........       3,273      1,171,970             --    --                1,175,243      1,175,243
 Clearing fees  ...........          --      1,191,695             --    --                1,191,695      1,191,695
 General and
  administrative expenses        40,375      2,004,770             --    --                2,045,145      2,045,145
 Interest expense  ........          --        148,058             --    --                  148,058        148,058
 State franchise taxes  ...       3,250             --             --    --                    3,250          3,250
 Occupancy costs  .........      15,000      1,500,966             --    15,000(5)         1,500,966      1,500,966
                           ------------- --------------  --------------- ------------  -------------- --------------
                                 61,898     40,929,906        120,000    15,000           41,096,804     41,096,804
                           ------------- --------------  --------------- ------------  -------------- --------------
Income before provision
for  income taxes and
minority  interest  .......     182,220      7,903,555        364,118    15,000            7,736,657      7,736,657
Provision for income taxes       62,000      4,099,528             --    139,000(6)        4,022,528      4,022,528
                           ------------- --------------  --------------- ------------  -------------- --------------
Income (loss) before
minority interest  ........     120,220      3,804,027        364,118    154,000           3,714,129      3,714,129
Minority interest  ........          --       (350,852)            --    --                 (350,852)      (350,852)
                           ------------- --------------  --------------- ------------  -------------- --------------
Net income  ...............  $  120,220    $ 3,453,175       $364,118    $154,000        $ 3,363,277    $ 3,363,277
                           ============= ==============  =============== ============  ============== ==============
Common stock shares
outstanding  ..............   4,416,666      1,671,290                                     9,283,332(7)   8,355,000(8)
Earnings per share  .......  $     0.03                                                  $      0.36(9) $      0.40(9)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

1. The unaudited pro forma consolidated statement of operations is presented, in the first instance, assuming that no FSAC stockholders exercise Redemption Rights and, in the second instance, assuming that holders of 464,166 shares of FSAC Common Stock exercise Redemption Rights (representing the maximum number of shares with respect to which redemption can be effected under the Merger Agreement without EBIC's consent, assuming consummation of the Unit Purchase Option Exchange). Pursuant to the FSAC Certificate of Incorporation, FSAC may not consummate a Business Combination if holders with respect to 20% or more in interest of the FSAC Public Shares vote against the Business Combination and request redemption of such shares. However, the Merger Agreement provides that as a condition to EBIC's obligation to consummate the Merger, the number of shares of FSAC Common Stock with respect to which redemption is actually effected may not exceed 10% of the shares of FSAC Common Stock actually outstanding immediately prior to the Merger (giving effect, however, to any Unit Purchase Option Exchange).

2. For the year ended December 31, 1995, represents the elimination of interest income of $1,102,027 on FSAC's short-term investments and investment in a U.S. government security deposited in the Trust, which will be liquidated upon consummation of the Merger to pay the cash portion of the Merger Consideration. For the three months ended March 31, 1996, represents the quarterly elimination of interest income of $244,118 on FSAC's short-term investments and investment in a U.S. government security deposited in the Trust, which will be liquidated upon consummation of the Merger to pay the cash portion of the Merger Consideration.

3. For the year ended December 31, 1995, represents the annual salary to be paid to the President of FSAC ($450,000) and the increase in annual salaries to senior management of EBIC ($30,000) pursuant to the Employment Agreements. For the three months ended March 31, 1996, represents the quarterly portion of salary to be paid to the President of FSAC ($112,500) and the quarterly portion of the increase in annual salaries to senior management of EBIC ($7,500) pursuant to the Employment Agreements.

4. For the year ended December 31, 1995, represents the elimination of non-recurring costs, primarily professional fees, in connection with a letter of intent relating to a proposed acquisition agreement which was terminated in July 1995. These non-recurring costs are unrelated to the Merger and would not have been incurred if the acquisition had occurred on January 1, 1995.

5. Represents the elimination of FSAC occupancy expense due to the consolidation of the office space of FSAC and EBIC.

6. Represents the income tax provision at an effective rate of 40% on the adjustments described in notes 2 to 5 above.

7. This number is based on 4,416,666 shares of FSAC Common Stock currently outstanding and the issuance of a like number of shares as part of the Merger Consideration. In addition, this number of shares assumes consummation of the Unit Purchase Option Exchange, in which all of the outstanding 333,333 Unit Purchase Options will be exchanged, contingent upon and immediately following effectiveness of the Merger, for 225,000 newly-issued shares of FSAC Common Stock. In such event, the aggregate Merger Consideration, in order to maintain the 50% interest of EBIC stockholders on a pro forma basis, will also be increased by 225,000 shares of FSAC Common Stock. If the Unit Purchase Option Exchange is not consummated, this number would be 450,000 less, or 8,833,332.

8. This number of shares of FSAC Common Stock also assumes effectiveness of the Unit Purchase Option Exchange. See note 7. If the Unit Purchase Option Exchange is not consummated, this number would be 405,000 less, or 7,950,000.

   9. Based on market prices for FSAC Common Stock at and preceding March 31, 1996, the 15,133,332 FSAC Warrants that will be outstanding giving effect to the Merger would have been anti-dilutive and, accordingly, were not included in the per share calculations. If and when the post-Merger market price of FSAC Common Stock exceeds the $5.00 per share warrant exercise price, the FSAC Warrants will likely have a significant dilutive impact on earnings per share (not taking into account the effects of the Exchange Offer, if any).

      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                             AS OF MARCH 31, 1996

                              FINANCIAL
                                                             PRO FORMA ADJUSTMENTS
                              SERVICES     EURO BROKERS                                   PRO FORMA      PRO FORMA
                             ACQUISITION    INVESTMENT   -----------------------------   ASSUMING NO   ASSUMING 10%
                             CORPORATION   CORPORATION         DR.            CR.       REDEMPTION(1)  REDEMPTION(1)
                           ------------- --------------  --------------- ------------  -------------- --------------
ASSETS
Cash and cash equivalents    $    38,395   $22,805,511     $18,718,730(2) $19,000,000(4) $23,577,002    $21,152,277
                                                             2,241,866(6)   1,227,500(3)
Restricted cash  ..........           --     1,755,475              --             --      1,755,475      1,755,475
Commissions receivable  ...           --    21,687,505              --             --     21,687,505     21,687,505
Equity in affiliated
 companies  ...............           --     2,815,865              --             --      2,815,865      2,815,865
Receivable from clearing
 firm  ....................           --     3,976,787              --             --      3,976,787      3,976,787
Short-term investment and
 accrued interest thereon      1,008,094            --              --             --      1,008,094      1,008,094
US Government security
 deposited in Trust and
 accrued interest thereon     18,718,730            --              --     18,718,730(2)          --             --
Prepaid expenses and other
 assets  ..................           --     7,241,065              --             --      7,241,065      7,241,065
Exchange memberships  .....           --       140,000              --             --        140,000        140,000
Deferred taxes  ...........           --     4,748,281              --             --      4,748,281      4,748,281
Furniture, equipment and
 leasehold improvements  ..           --    12,819,192              --             --     12,819,192     12,819,192
Deferred acquisition costs       622,500            --              --        622,500(3)          --             --
Intangible assets  ........       48,253     2,324,308              --             --      2,372,561      2,372,561
                           ------------- --------------  --------------- ------------  -------------- --------------
 Total assets  ............  $20,435,972   $80,313,989     $20,960,596    $39,568,730    $82,141,827    $79,717,102
                           ============= ==============  =============== ============  ============== ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
 Accounts payable and
  accrued liabilities  ....  $   687,498   $14,668,515     $   600,000(3) $        --    $14,756,013    $14,756,013
 Accrued compensation
  payable  ................           --    12,971,036              --             --     12,971,036     12,971,036
 Accrued interest payable             --       288,363              --             --        288,363        288,363
 Income taxes payable  ....           --     6,633,746              --             --      6,633,746      6,633,746
 Obligations under
  capitalized lease  ......           --     2,298,188              --             --      2,298,188      2,298,188
 Deferred taxes payable  ..       42,000       591,526              --             --        633,526        633,526
 Notes payable  ...........           --     7,834,318              --             --      7,834,318      7,834,318
                           ------------- --------------  --------------- ------------  -------------- --------------
                                 729,498    45,285,692         600,000             --     45,415,190     45,415,190
                           ------------- --------------  --------------- ------------  -------------- --------------
 Minority interest  .......           --       395,397              --             --        395,397        395,397
                           ------------- --------------  --------------- ------------  -------------- --------------
 Common stock, subject to
  possible redemption  ....    3,741,874            --       3,741,874(5)          --             --             --
                           ------------- --------------  --------------- ------------  -------------- --------------
Stockholders' equity:
 Common stock, $.001 par
  value  ..................        3,700            --              --            716(5)       9,283          8,355
                                                                    --          4,867(7)
 Common stock  ............           --         1,671           1,671(7)          --             --             --
 Additional paid-in
  capital  ................   15,710,140    38,018,520      19,000,000(4)   3,741,158(5)  37,467,382     35,043,585
                                                             1,250,000(3)     250,760(8)
                                                                 3,196(7)
 Retained earnings
  (deficit)  ..............      250,760    (3,797,866)        250,760(8)          --     (3,797,866)    (3,797,866)
 Notes receivable from
  stockholders  ...........           --    (2,241,866)             --      2,241,866(6)          --             --
 Foreign translation
  adjustments  ............           --     2,652,441              --             --      2,652,441      2,652,441
                           ------------- --------------  --------------- ------------  -------------- --------------
 Total stockholders'
  equity  .................   15,964,600    34,632,900      20,505,627      6,239,367     36,331,240     33,906,515
                           ------------- --------------  --------------- ------------  -------------- --------------
 Total liabilities and
  stockholders' equity  ...  $20,435,972   $80,313,989     $24,847,501    $ 6,239,367    $82,141,827    $79,717,102
                           ============= ==============  =============== ============  ============== ==============

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

1. The unaudited pro forma consolidated statement of financial condition is presented, in the first instance, assuming that no FSAC stockholders exercise Redemption Rights and, in the second instance, assuming that holders of 464,166 shares of FSAC Common Stock exercise Redemption Rights (representing the maximum number of shares with respect to which redemption can be effected under the Merger Agreement without EBIC's consent, assuming consummation of the Unit Purchase Option Exchange). Pursuant to the FSAC Certificate of Incorporation, FSAC may not consummate a Business Combination if holders with respect to 20% or more in interest of the FSAC Public Shares vote against the Business Combination and request redemption of such shares. However, the Merger Agreement provides that as a condition to EBIC's obligation to consummate the Merger, the number of shares of FSAC Common Stock with respect to which redemption is actually effected may not exceed 10% of the shares of FSAC Common Stock actually outstanding immediately prior to the Merger (giving effect, however, to any Unit Purchase Option Exchange). Assuming such maximum redemption of 10% occurs, FSAC's cash and stockholders' equity prior to the Merger would be reduced by $2,424,725. Consequently, FSAC's unaudited pro forma consolidated stockholders' equity would decrease from $36,331,240 to $33,906,515.

       There were 1,671,290 shares of EBIC Common Stock outstanding as of March 31, 1996. On a pro forma basis after the Merger, assuming no redemption of shares of FSAC Common Stock, 9,283,332 shares of FSAC Common Stock will be outstanding, which assumes 4,416,666 of previously outstanding shares, 225,000 shares issued in respect of the Unit Purchase Option Exchange, and 4,641,666 shares issued in exchange for outstanding shares of EBIC Common Stock. If the Unit Purchase Option Exchange is not consummated, 8,833,332 shares of FSAC Common Stock will be outstanding. Where the maximum redemption of FSAC Common Stock of 10% permitted by the Merger Agreement is assumed, 8,355,000 shares of FSAC Common Stock would be outstanding as of March 31, 1996, on a pro forma basis, assuming consummation of the Unit Purchase Option Exchange (7,950,000 shares if the Unit Purchase Option Exchange is not consummated).

2. Represents the release of restricted cash from the Trust as a result of the Merger.

3. Represents payment of $1,227,500 of the total estimated expenses of $1,250,000 to be incurred by FSAC and EBIC in connection with the Merger.

4. Represents payment of the estimated aggregate cash consideration of $19,000,000 to holders of EBIC Common Stock under the terms of the Merger Agreement (including adjustments to the cash consideration based on changes in FSAC and EBIC's respective net worths through March 31,
       1996).

5. Represents the reclassification of FSAC Common Stock subject to possible redemption on the basis of the unaudited pro forma consolidated statement of financial condition assumption that no FSAC stockholders will exercise their Redemption Rights.

6. Represents the repayment of notes receivable from certain EBIC stockholders concurrent with the Merger.

7. Represents the recapitalization of stockholders' equity based upon the issuance of FSAC Common Stock in exchange for EBIC Common Stock.

8. Represents reclassification of FSAC retained earnings prior to the Merger to additional paid-in capital.

                       FSAC COMPARATIVE PER SHARE DATA

                                                               PRO
                                           HISTORICAL(1)   FORMA(2)(3)
                                          -------------  -------------
 Book Value per share at March 31, 1996        $4.46          $3.91
 Cash Dividends per share:
  Year ended December 31, 1995 ..........          0              0
  Three Months ended March 31, 1996  ....          0              0

 Net Income per share:
  Year ended December 31, 1995 ..........      $0.09          $0.33
  Three Months ended March 31, 1996  ....      $0.03          $0.36


- ------------

(1) Calculated on the basis of 4,416,666 shares of FSAC Common Stock outstanding.

(2) Calculated on the basis of 9,283,332 shares of FSAC Common Stock outstanding on a pro forma basis, which assumes effectiveness of the Unit Purchase Option Exchange and no FSAC stockholders exercising their Redemption Rights.

(3) Based on market prices for FSAC Common Stock at and preceding March 31, 1996, the 15,133,332 FSAC Warrants that will be outstanding giving effect to the Merger would have been anti-dilutive and, accordingly, were not included in the per share calulations. If and when the post-Merger market price of FSAC Common Stock exceeds the $5.00 per share warrant exercise price, the FSAC Warrants will likely have a significant dilutive impact on earnings per share (not taking into account the effects of the Exchange Offer, if any).

                                CAPITALIZATION

   Set forth below is (i) the capitalization of FSAC as of March 31, 1996,
(ii) the consolidated capitalization of EBIC as of March 31, 1996 and (iii) the pro forma consolidated capitalization of FSAC as of that date after giving effect to the Merger. This information should be read in conjunction with the other financial information pertaining to FSAC and EBIC, including "FSAC AND EBIC UNAUDITED PRO FORMA FINANCIAL INFORMATION --Unaudited Pro Forma Consolidated Statement of Financial Condition" included elsewhere herein.

                                                         AT MARCH 31, 1996
                                           -------------------------------------------
                                                FSAC           EBIC
                                             HISTORICAL     HISTORICAL    PRO FORMA(1)
                                           -------------  -------------  -------------
Common Stock subject to redemption  ......   $  3,741,874  $          --  $          --
                                           -------------  -------------  -------------

Stockholders' Equity
 Preferred Stock(2) ......................            --             --             --
 Common Stock ............................         3,700(3)       1,671(4)       9,283(3)
 Additional Paid-in Capital ..............    15,710,140     38,018,520     37,467,382
 Retained Earnings (Accumulated Deficit)         250,760    (3,797,866)    (3,797,866)
 Notes Receivable from Stockholders  .....            --    (2,241,866)             --
 Foreign Translation Adjustments  ........            --      2,652,441      2,652,441
                                           -------------  -------------  -------------
  Total Stockholders' Equity .............    15,964,600     34,632,900     36,331,240
                                           -------------  -------------  -------------
Total Capitalization .....................   $19,706,474   $ 34,632,900   $ 36,331,240
                                           =============  =============  =============

- ------------

(1) The pro forma capitalization assumes consummation of the Unit Purchase Option Exchange, no exercise of Redemption Rights, resulting total Merger Consideration consisting of 4,641,666 shares of FSAC Common Stock, 7,566,666 Merger Warrants and $19 million in cash (without further adjustments), and repayment of notes receivable from certain EBIC stockholders.

(2) Preferred Stock, $.001 par value, of FSAC: shares authorized --1,000,000, historical and 1,000,000, pro forma; issued and outstanding --none, historical and pro forma. There is no authorized Preferred Stock of EBIC.

(3) Common Stock, $.001 par value, of FSAC: shares authorized --14,000,000, historical and 30,000,000, pro forma; issued and outstanding --4,416,666, including 716,666 shares subject to possible redemption, historical and 9,283,332, pro forma (assuming consummation of the Unit Purchase Option Exchange and no exercise of Redemption Rights).

(4) Class A Common Stock, $0.01 par value, of EBIC: 2,000,000 shares authorized, none outstanding. Class B Common Stock, $.001 par value, of
       EBIC: 2,000,000 shares authorized, 1,671,290 issued and outstanding.

                       MARKET PRICES OF FSAC SECURITIES

   FSAC Common Stock, FSAC Warrants (each entitling the holder thereof to purchase one share of FSAC Common Stock for $5.00 per share) and FSAC Units (each consisting of one share of FSAC Common Stock and two FSAC Warrants) are quoted on the OTC Bulletin Board under the symbols "FSAT," "FSATW" and "FSATU," respectively.

   The following table sets forth the range of high and low closing bid prices for each of the FSAC Units, FSAC Common Stock and FSAC Warrants for the period since December 7, 1994, when FSAC Common Stock and FSAC Warrants commenced public trading, as reported by the OTC Bulletin Board. The price per FSAC Unit in the IPO was $6.00. The OTC Bulletin Board is a NASD sponsored and operated automated inter-dealer quotation system for equity securities not included in the Nasdaq Stock Market National Market System. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

                                                  FSAC               FSAC               FSAC
                                              COMMON STOCK         WARRANTS             UNITS
                                              HIGH      LOW      HIGH      LOW      HIGH      LOW
                                           --------  -------  --------  -------  --------  -------
1994:
Fourth Quarter (beginning December 7)  ...  $ 4 1/4  $ 4 1/4    $ 7/8     $ 7/8  $6        $5 3/4

1995:
First Quarter ............................   $4 3/8  $4 1/4     $ 7/8     $ 5/8  $5 3/4    $5 3/4
Second Quarter ...........................    4 9/16  4 1/4       3/4      5/8    5 3/4     5 3/4
Third Quarter ............................    4 5/8   4 1/2       3/4     11/16   5 3/4     5 3/4
Fourth Quarter ...........................    4 5/8   4 3/8      11/16     1/2    5 3/4     5 3/4

1996:
First Quarter ............................   $4 7/8  $4 5/8     $27/32    $ 1/2  $5 3/4    $5 3/4
Second Quarter ...........................   5 1/16   4 7/8     1 1/16    23/32   6 1/8     5 3/4
Third Quarter (through July 15) ..........   5 1/16   5 1/16    1          1      6 1/8     6

   On July 11, 1996, there were approximately 16 holders of record of FSAC Common Stock and 22 holders of record of FSAC Warrants. FSAC believes that certain holders of record hold a substantial number of shares of FSAC Common Stock and FSAC Warrants as nominees for a significant number of beneficial owners. Because the FSAC Units are separable into FSAC Common Stock and FSAC Warrants, a transfer of FSAC Units is recorded by FSAC's transfer agent only as a transfer of FSAC Common Stock and FSAC Warrants. Thus, the number of holders of record of FSAC Units is not available.

   On March 7, 1996, the last trading day before the public announcement of the proposed Merger, the high and low closing bid prices, as reported on the OTC Bulletin Board, were (i) for FSAC Common Stock, a high of $4 7/8 and a low of $4 7/8, (ii) for FSAC Warrants, a high of $ 3/4 and a low of $ 3/4 and
(iii) for FSAC Units, a high of $5 3/4 and a low of $5 3/4.

   On July 15, 1996, the most recent date for which it was practicable to obtain market price information before the printing of this Proxy Statement, the high and low closing bid prices, as reported on the OTC Bulletin Board, were (i) for FSAC Common Stock, a high and a low of $5 1/16, (ii) for FSAC Warrants, a high and a low of $1 and (iii) for FSAC Units, a high and a low of $6. Based on such bid prices for FSAC Common Stock and FSAC Warrants, and assuming an estimated Per Share Cash Consideration of $12.03, the Merger Consideration (prior to giving effect to any further adjustments or escrow arrangements) would have an indicated per share value of $29.94.

   FSAC has never paid dividends on any of its capital stock. Following the Merger, it is the present intention of FSAC's Board of Directors to retain all earnings, if any, for use in FSAC's business operations and, accordingly, FSAC does not anticipate paying any dividends on FSAC Common Stock in the foreseeable future.

   FSAC stockholders are urged to obtain current market quotations for FSAC Common Stock and FSAC Warrants.

STOCK PRICE PERFORMANCE COMPARISON

   The following graph compares cumulative total return of FSAC Common Stock with the cumulative total return of (i) the Standard & Poor's Midcap 400 Index (the "S&P Index") and (ii) an industry peer group index consisting of ten other publicly-traded SPACs(Registered Trademark) (the "Peer Index"). The graph assumes $100 was invested on December 7, 1994 (the day FSAC Common Stock was first traded on the OTC Bulletin Board) in shares of FSAC Common Stock, stocks comprising the S&P Index and stocks comprising the Peer Index, and the reinvestment of dividends.

   FSAC has used an index of other SPAC(Registered Trademark) stocks for an industry peer group because of the unique business purpose of the SPACs(Registered Trademark) and the features of their securities and rights of their security holders. The Peer Index is comprised of the following SPACs(Registered Trademark), some of which have already completed their initial Business Combinations: HDS Corporation, Concord Health Group, Inc., SourceMedia, Inc., International Metals Acquisition Corporation, Bogen Communications, Zydeco Energy, Inc., Kellstrom Industries, Restructuring Acquisition Corporation, Production Systems Acquisition Corporation and Silver Diner, Inc.


                     COMPARATIVE STOCK PRICE PERFORMANCE


                Dec-94   Dec-94   Jan-95   Feb-95   Mar-95

S&P Midcap 400  $100.00  $102.37  $103.29  $108.48  $110.19
FSAC            $100.00  $100.00  $100.00  $100.00  $100.00
SPAC            $100.00  $ 98.77  $100.00  $104.43  $103.19


                Apr-95   May-95   Jun-95   Jul-95   Aug-95

S&P Midcap 400  $111.97  $114.74  $119.25  $125.32  $127.41
FSAC            $102.94  $105.88  $107.35  $105.88  $105.88
SPAC            $100.34  $102.93  $104.70  $106.54  $108.11


                Sep-95   Oct-95   Nov-95   Dec-95   Jan-96

S&P Midcap 400  $130.32  $128.82  $132.13  $131.62  $133.38
FSAC            $108.82  $108.82  $107.35  $108.82  $108.82
SPAC            $111.52  $111.92  $106.78  $104.09  $116.90


                Feb-96   Mar-96   Apr-96   May-96   Jun-96

S&P Midcap 400  $137.68  $139.15  $143.24  $144.94  $142.59
FSAC            $111.78  $114.71  $114.71  $119.12  $119.12
SPAC            $119.08. $119.29  $112.13  $133.65  $151.55

                     NO PUBLIC MARKET FOR EBIC SECURITIES

   EBIC Common Stock is not registered under the Exchange Act, listed on any securities exchange or traded in the over-the-counter market. Private transactions occur from time to time, however, in which EBIC has been either the buyer or the seller or the transaction has been entirely between stockholders. WCAS and its affiliates acquired approximately 54% of the outstanding shares of EBIC Common Stock in May 1994 at an average cost of $27.47 per share. During 1995 and early 1996, sales and purchases between stockholders (who were either current or former employees) occurred generally at $18.50 per share. More recently, such sales and purchases have occurred at prices of $21.00 per share. There have been no dividends paid on any shares of the capital stock of EBIC in its current, or either of its last two, fiscal years. As of March 31, 1996, the unaudited per share book value of EBIC Common Stock was $20.72 (which does not give affect to the repayment of approximately $2.2 million of notes receivables from EBIC stockholders, as required concurrent with the Merger).

   The foregoing data is solely for informational purposes, and is not necessarily reflective of the fair market value of shares of EBIC Common Stock at any time, which value may be significantly higher or lower than prices set in privately negotiated transactions or book value.

                             THE SPECIAL MEETINGS

FSAC SPECIAL MEETING

   Purpose of the Meeting

   The FSAC Special Meeting will be held on Thursday, August 15, 1996 at 10:00 a.m. (local time) at the offices of FSAC located at 667 Madison Avenue in New York City. At the FSAC Special Meeting, holders of FSAC Common Stock will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement, (ii) a proposal to elect eight persons to the FSAC Board of Directors (including two EBIC representatives), (iii) a proposal to approve the Charter Amendments, (iv) a proposal to adopt the FSAC Option Plan and (v) such other matters as may be properly brought before the meeting or any adjournments thereof. The Charter Amendments will, subject to satisfaction of all other conditions to consummation of the Merger, provide for (x) immediately prior to the effectiveness of the Merger, (1) the name change of FSAC to "Financial Services Corporation" (the "Name Change Amendment") and
(2) an increase in the authorized shares of FSAC Common Stock from 14,000,000 shares to 30,000,000 shares (the "Additional Common Stock Amendment") and (y) immediately after the effectiveness of the Merger, (1) the classification of the Board of Directors into three classes serving staggered terms, with the initial number of directors to be eight (the "Classified Board Amendment"),
(2) the elimination of the ability of stockholders to act by written consent (the "Stockholders' Action Amendment"), (3) the restriction of the ability to call special meetings of stockholders to the Chairman and the President of FSAC or to an affirmative vote of a majority of the Board of Directors (the "Special Meeting Amendment") and (4) a requirement of an 80% supermajority vote to amend any of the provisions described in this clause (y) (the "Supermajority Amendment" and, together with the Classified Board Amendment, the Stockholders' Action Amendment and the Special Meeting Amendment, the "Amendment to Article SIXTH"). The full text of the Charter Amendments is set forth in the Forms of Certificates of Amendment to the Certificate of Incorporation of FSAC attached hereto as Annex IV. See "PROPOSAL 1: THE MERGER," "PROPOSAL 2: ELECTION OF DIRECTORS," "PROPOSAL 3: AMENDMENT TO ARTICLE SIXTH," "PROPOSAL 4: ADDITIONAL COMMON STOCK AMENDMENT," "PROPOSAL 5:
NAME CHANGE AMENDMENT" and "PROPOSAL 6: FSAC OPTION PLAN."

   THE BOARD OF DIRECTORS OF FSAC HAS UNANIMOUSLY DETERMINED THAT (I) THE MERGER AGREEMENT AND THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF FSAC AND (II) THE FAIR MARKET VALUE OF EBIC AND ITS SUBSIDIARIES, BASED UPON STANDARDS GENERALLY ACCEPTED BY THE FINANCIAL COMMUNITY, SUCH AS EARNINGS, POTENTIAL SALES, CASH FLOW AND BOOK VALUE, EXCEEDS 80% OF THE NET ASSETS OF FSAC. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND MERGER AND RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER

AGREEMENT. THE BOARD OF DIRECTORS OF FSAC RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS. THE BOARD OF DIRECTORS OF FSAC HAS UNANIMOUSLY APPROVED THE CHARTER AMENDMENTS TO FSAC'S CERTIFICATE OF INCORPORATION AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH AMENDMENTS. THE BOARD OF DIRECTORS OF FSAC HAS UNANIMOUSLY APPROVED THE FSAC OPTION PLAN AND RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE FSAC OPTION PLAN.

 Record Date; Stock Entitled to Vote; Quorum

   Only stockholders of record of FSAC Common Stock at the close of business on the FSAC Record Date, July 11, 1996, will be entitled to receive notice of the FSAC Special Meeting and only holders of record of FSAC Common Stock at that time will be entitled to vote at the FSAC Special Meeting. As of the FSAC Record Date, there were 4,416,666 shares of FSAC Common Stock outstanding and entitled to vote at the FSAC Special Meeting (the "Outstanding FSAC Shares"). Each share of FSAC Common Stock is entitled to one vote. A majority of the Outstanding FSAC Shares must be represented in person or by proxy at the FSAC Special Meeting in order for a quorum to be present. A stockholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matter.

   Votes Required

   Assuming a quorum is present at the FSAC Special Meeting, the affirmative vote by the holders of a majority of the Outstanding FSAC Shares is required to approve and adopt the Merger Agreement. Abstentions on the proposal to approve and adopt the Merger Agreement will have the effect of a negative vote because the proposal requires the affirmative vote of a majority of the Outstanding FSAC Shares.

   With respect to the proposal to approve and adopt the Merger Agreement, the Initial FSAC Stockholders are required to vote their Pre-IPO Shares (constituting approximately 18.9% of the currently outstanding shares of FSAC Common Stock) in accordance with the vote of the majority in interest of the FSAC Public Shares. The Initial FSAC Stockholders also own an aggregate of 597,000 FSAC Public Shares (constituting approximately 13.5% of the currently outstanding shares) and have indicated that they currently intend to vote such shares in favor of such proposal. The six current directors of FSAC (which include FSAC's only two officers) constitute all of the Initial FSAC Stockholders. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF FSAC AND EBIC." Assuming the Initial FSAC Stockholders vote all their 597,000 FSAC Public Shares in favor of the proposal to approve and adopt the Merger Agreement, the proposal will be approved if an additional 1,194,667 FSAC Public Shares are also voted in favor of the proposal (and there are not more than 441,666 or, if the Unit Purchase Option Exchange is consummated, 464,166 Redemption Shares).

   Assuming a quorum is present at the FSAC Special Meeting and that the Merger is ultimately consummated, those nominees for director receiving a plurality of the votes cast at the FSAC Special Meeting will be elected as directors. However, if the Merger is not consummated, the current directors of FSAC will continue as directors. See "PROPOSAL 2: ELECTION OF DIRECTORS." A "plurality" means that the nominees who receive the greatest number of votes present or represented by proxy (up to the maximum number of directors to be elected) are elected as the directors. Any shares not voted "FOR" a particular director (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted for the purpose of determining a plurality.

   Assuming a quorum is present at the FSAC Special Meeting, the affirmative vote of the holders of a majority of the Outstanding FSAC Shares is required to approve the Charter Amendments. Abstentions on the proposals to approve the various Charter Amendments will have the effect of a negative vote because each proposal requires the affirmative vote of a majority of the Outstanding FSAC Shares.

   Assuming a quorum is present at the FSAC Special Meeting, the vote of a majority of the shares of FSAC Common Stock present or represented by proxy is required to approve the adoption of the FSAC Option Plan.

   Proxies

   Shares represented by properly executed proxies received in time for the FSAC Special Meeting will be voted at such meeting in the manner specified by the holder thereof. IF A CHOICE IS NOT INDICATED, THE PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS TO BE VOTED ON AT THE FSAC SPECIAL MEETING. It is not expected that any matters other than those referred to herein will be brought before the FSAC Special Meeting. If, however, other matters are properly presented, the persons named as proxies will have the discretion to vote in accordance with their judgment with respect to such matters.

   The grant of a proxy on the enclosed form does not preclude a stockholder from voting in person. A stockholder may revoke a proxy at any time prior to its exercise by submitting a new proxy at a later date, by filing with the Secretary of FSAC a duly executed revocation of proxy bearing a later date or by voting in person at the meeting. Attendance at the FSAC Special Meeting will not of itself constitute revocation of a proxy.

 Redemption Rights

   Holders of FSAC Public Shares who vote such shares against the proposal to approve and adopt the Merger Agreement have the right to demand the redemption of such shares for cash if the Merger is approved and consummated. Notwithstanding the foregoing, if holders of 20% or more of the FSAC Public Shares, or 716,667 shares, vote such shares against the proposal to approve and adopt the Merger Agreement and properly exercise their Redemption Rights, see "REDEMPTION RIGHTS," FSAC, pursuant to its Certificate of Incorporation, is not permitted to consummate the Merger. Moreover, EBIC has a right not to consummate the Merger if the number of Redemption Shares exceeds 10% of the number of shares of FSAC Common Stock outstanding at the time of the Merger (giving effect to the Unit Purchase Option Exchange, if any), although this right is in turn subject to an FSAC stockholder right to cure. Accordingly, if 441,667 (or, if the Unit Purchase Option Exchange is consummated, 464,167) FSAC Public Shares are voted against the Merger Agreement (and have Redemption Rights duly demanded with respect to them), EBIC (subject to such cure rights) is not obligated to consummate the Merger. See "THE MERGER AGREEMENT --Conditions to Consummation of the Merger." To be effective, Redemption Rights must be exercised as described elsewhere in this Proxy Statement, with the holder of such shares both (i) voting "AGAINST" the proposal to approve and adopt the Merger Agreement at the FSAC Special Meeting and (ii) delivering to FSAC, prior to the close of business on the date of the FSAC Special Meeting, both (x) a written demand for such redemption and (y) the certificates representing the shares requested to be redeemed, under cover of a properly completed and executed letter of transmittal. See "REDEMPTION RIGHTS." The per share redemption price will be equal to approximately $5.30 per share, calculated by dividing the amount in the Trust as of the FSAC Record Date, including interest thereon, by the number of FSAC Public Shares (the "Redemption Price"). Payment of the Redemption Price in respect of Redemption Shares for which Redemption Rights have been duly demanded will be made only if and when the Merger is approved and consummated, and will be made promptly after any such consummation. Holders of FSAC Public Shares may withdraw a tender of shares in connection with their exercise of Redemption Rights at any time not later than 5:00 p.m. (New York City time) on the day of the FSAC Special Meeting or, if the Redemption Price is not theretofore paid, at any time after September 12, 1996. FSAC stockholders have no appraisal or dissenters' rights with respect to the Merger. See "REDEMPTION RIGHTS."

 FSAC Liquidation if No Business Combination

   In the event that FSAC does not consummate the Merger or another Business Combination by December 7, 1996, FSAC, pursuant to its Certificate of Incorporation, is obligated to dissolve and distribute to holders of FSAC Public Shares the Distribution Amount, estimated to be $5.40 per share, calculated by dividing the amount estimated to be in the Trust as of such date, including interest thereon, by the number of FSAC Public Shares, plus a pro rata portion of any remaining net assets of FSAC. Pursuant to the IPO Lock-up Agreements, the Initial FSAC Stockholders have waived their respective rights to receive the Distribution Amount or any other liquidation distribution with respect to their Pre-IPO Shares. Upon notice from FSAC, the trustee will commence liquidating the investments constituting the Trust and will turn over the proceeds to the transfer agent for FSAC Common Stock for distribution to FSAC stockholders with respect to their FSAC Public Shares.

EBIC SPECIAL MEETING

 Approval of Merger Agreement

   A Special Meeting of EBIC stockholders (the "EBIC Special Meeting") was held on July 15, 1996. At the EBIC Special Meeting, holders of EBIC Common Stock approved and adopted the Merger Agreement by approximately a 97% vote. As of the record date for the EBIC Special Meeting there were 1,671,290 shares of EBIC Common Stock outstanding.

 EBIC Stockholders' Appraisal Rights

   Under Delaware law, stockholders of EBIC who did not vote in favor of the Merger and who comply with the requirements of Section 262 ("Section 262") of the Delaware General Corporation Law (the "DGCL") had the right, in connection with the Merger, to have the "fair value" of their shares of EBIC Common Stock judicially appraised and to be paid such appraisal value in accordance with the provisions of Section 262. There were no written demands for appraisal delivered to the Secretary of EBIC before the vote at the EBIC Special Meeting on approval and adoption of the Merger Agreement. Accordingly, there will be no shares of EBIC Common Stock entitled to appraisal rights in connection with the Merger ("Dissenting Shares").

SOLICITATION OF PROXIES

   FSAC and EBIC will each bear the cost of the solicitation of proxies from its own stockholders, except that FSAC and EBIC will share equally the cost of printing and filing this Proxy Statement and the Proxy Statement/ Prospectus distributed to EBIC stockholders. In addition to solicitation by mail, the directors, officers and employees of each company and its subsidiaries may solicit proxies from stockholders of such company by telephone, facsimile or telegram or in person. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and FSAC and EBIC will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

   D.F. King & Co., Inc. will assist in the solicitation of proxies by FSAC and the tabulation of votes at the FSAC Special Meeting for a fee of $7,000, plus reimbursement of its reasonable out-of-pocket expenses.

                            PROPOSAL 1: THE MERGER

   The discussion in this Proxy Statement of the Merger and the other transactions contemplated thereby, and the description of their principal terms, are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex I, and to the other Annexes to this Proxy Statement, each of which is incorporated herein by reference.

   At the FSAC Special Meeting, FSAC stockholders will be asked to approve and adopt the Merger Agreement. THE BOARD OF DIRECTORS OF FSAC HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT HOLDERS OF FSAC COMMON STOCK VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE FSAC SPECIAL MEETING.

FORM OF MERGER; EFFECTIVE TIME

   The Merger Agreement provides that as promptly as practicable after the approval and adoption of the Merger Agreement by the respective stockholders of FSAC and EBIC and the satisfaction or, if permissible, waiver of the other conditions to the Merger, a Certificate of Merger, the form of which is attached as Annex III to this Proxy Statement, will be filed with the Secretary of State of the State of Delaware (the date and time of such filing, or such later time as is specified in such certificate, being the "Effective Time"). At the Effective Time, pursuant to such Certificate of Merger, Merger Sub will be merged with and into EBIC, with EBIC being the surviving corporation (the "Surviving Corporation") and becoming a wholly owned subsidiary of FSAC. The name of the Surviving Corporation will be "Euro Brokers Investment Corporation." At the Effective Time, pursuant to the Name Change Amendment, the name of FSAC will be changed to "Financial Services Corporation."

MERGER CONSIDERATION

   Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of EBIC Common Stock (other than shares held in the treasury of EBIC, shares owned by any subsidiary of EBIC and shares owned by FSAC, all of which will be cancelled, and other than Dissenting Shares, if any) will be converted into the right to receive the Merger Consideration, which, subject to certain adjustments and escrow arrangements (see "THE MERGER AGREEMENT
- --Certain Related Agreements --Escrow Agreement"), will consist of (i)
2.6426688 newly-issued shares of FSAC Common Stock, (ii) 4.5274405 newly-issued Merger Warrants and (iii) $9.5734433 in cash, without interest. The Merger Warrants, the form of which is attached as Annex II to this Proxy Statement, will entitle the holder to receive the same securities for the same exercise price as are receivable by the holders of the FSAC Warrants sold in the IPO upon any exercise of such FSAC Warrants after the Effective Time. Cash will be paid in lieu of fractional shares of FSAC Common Stock and fractional Merger Warrants.

   The Exchange Ratios were originally calculated to result in, and will be adjusted as necessary at the Closing to continue to result in, the holders of EBIC Common Stock who do not exercise appraisal rights owning in the aggregate (subject to certain escrow arrangements (see "THE MERGER AGREEMENT
- --Certain Related Agreements --Escrow Agreement") and disregarding cash payments in lieu of fractional interests) a 50% post-Merger interest in FSAC by acquiring in the Merger (i) a number of shares of FSAC Common Stock equal to the number of shares of FSAC Common Stock outstanding immediately prior to the Merger (after giving effect to (x) any exercise by FSAC stockholders of their Redemption Rights and (y) the Unit Purchase Option Exchange, if any) and (ii) a number of Merger Warrants equal to the number of FSAC Warrants outstanding immediately prior to the Merger. Consistent with the foregoing intentions, and based on the specific adjustments contemplated by the Merger Agreement, it is expected that at the Closing the Stock Exchange Ratio will neither exceed 2.7772954 nor be less than 2,21385588, and that the Warrant Exchange Ratio will not have materially changed.

   The Per Share Cash Consideration, which was originally determined for purposes of the Merger Agreement by reference to the difference between FSAC and EBIC's respective net worths at December 31, 1995, will also be adjusted immediately prior to the Merger to reflect the then-existing difference between the respective pre-Merger net worths of FSAC and EBIC (on a consolidated basis), subject in each case to certain other adjustments, with the intention generally of equalizing the respective pre-Merger contributions of FSAC stockholders and EBIC stockholders to the post-Merger consolidated net worth of FSAC. Based primarily on increases in EBIC's net worth that have occurred since the signing of the Merger Agreement, the Per Share Cash Consideration would have been increased by an aggregate of approximately $3 million, or to approximately $11.37 on a per share basis, if the Merger had occurred on March 31, 1996. Based on preliminary assessments of further increases in EBIC's net worth that have occurred since March 31, 1996, FSAC and EBIC estimate that the Per Share Cash Consideration would have been increased further by an aggregate of approximately $1.1 million, or to approximately $12.03 on a per share basis, if the Merger had occurred on June 30, 1996. In addition, to the extent that EBIC's net worth changes further during the period between July 1, 1996 and the actual Closing (which is expected to occur promptly after the FSAC Special Meeting), or actual increases in EBIC's net worth from April 1, 1996 through June 30, 1996 vary from the preliminary assessments and estimates of the same used by management in arriving at the above $1.1 million and $12.03 figures, the Per Share Cash Consideration will be adjusted further, with every approximately $167,000 increase or decrease in EBIC net worth having the effect of increasing or decreasing, as the case may be, the Per Share Cash Consideration by approximately $.10. In addition, to the extent that holders of FSAC Public Shares exercise their Redemption Rights, the Per Share Cash Consideration will be increased by approximately $.32 for every approximately 100,000 Redemption Shares (up to an additional approximately $1.47 if there are 464,166 Redemption Shares, the maximum number permitted under the Merger Agreement without EBIC's consent, or, assuming such consent, up to a maximum additional approximately $2.27 if there are 716,666 Redemption Shares, the maximum number permitted by FSAC's Certificate of Incorporation). See "THE MERGER AGREEMENT --Adjustment of Exchange Ratios and Cash Considerations" and " --Closing True-Up Procedures."

   In the aggregate, it is expected that approximately 4,416,666 shares of FSAC Common Stock (subject to increase by 225,000 shares if the Unit Purchase Option Exchange is consummated and subject to decrease to the extent of any Redemption Shares), 7,566,666 Merger Warrants and $20,100,000 in cash will be paid as the Merger Consideration (subject to certain adjustments and escrow arrangements), having an overall value of approximately $50 million, based on closing per share bid prices for FSAC Common Stock and FSAC Warrants on July 15, 1996.

   All shares of EBIC Common Stock converted into the right to receive the Merger Consideration in the Merger will no longer be outstanding and will automatically be cancelled and will cease to exist, and each certificate previously representing any such shares will thereafter represent solely the right to receive the Merger Consideration. Certificates previously representing shares of EBIC Common Stock will be exchanged for the Merger Consideration in consideration therefor, without interest but subject to certain adjustments and escrow arrangements (see "THE MERGER AGREEMENT
- --Certain Related Agreements --Escrow Agreement"), upon the surrender of such certificates.

   Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

DETERMINATION AND ADJUSTMENT OF MERGER CONSIDERATION

   The Exchange Ratios are based on the 4,416,666 outstanding shares of FSAC Common Stock, the 7,566,666 outstanding FSAC Warrants and the 1,671,290 outstanding shares of EBIC Common Stock that, in each case, were respectively outstanding as of March 5, 1996. In order to give effect to the intent of the parties that EBIC stockholders who do not exercise appraisal rights receive a 50% aggregate interest in the post-Merger capitalization of FSAC (subject to certain escrow arrangements and the payment of cash in lieu of fractional interests), the Stock Exchange Ratio was initially set at 2.6426688, the quotient obtained by dividing the 4,416,666 shares of FSAC Common Stock that were outstanding as of March 5, 1996 by the 1,671,290 shares of EBIC Common Stock that were outstanding as of March 5, 1996 (the "Outstanding EBIC Shares"), and the Warrant Exchange Ratio was initially set at 4.5274405, the quotient obtained by dividing the 7,566,666 FSAC Warrants that were outstanding as of March 5, 1996 by the Outstanding EBIC Shares. The Merger Agreement provides for the Exchange Ratios to be adjusted prior to the Merger, in order to maintain such 50% interest, by reflecting any changes to the number of outstanding shares of FSAC Common Stock, FSAC Warrants and EBIC Common Stock that occur (or for purposes of such adjustments are deemed to occur) prior to the Merger. Pursuant to its underwriting agreement entered into in connection with the IPO, FSAC has agreed that until it consummates a Business Combination it will not issue any additional shares of FSAC Common Stock or any options or other securities convertible into FSAC Common Stock. Accordingly, the number of outstanding shares of FSAC Common Stock and outstanding FSAC Warrants should remain at 4,416,666 and 7,566,666, respectively, as of the Effective Time. However, for purposes of the quotients calculated above, the Merger Agreement provides that the number of outstanding shares of FSAC Common Stock will be deemed to increase by the 225,000 shares issued in the Unit Purchase Option Exchange, if the Unit Purchase Option Exchange is consummated, and be deemed to decrease by the number of any Redemption Shares. The Merger Agreement also prohibits EBIC from issuing or redeeming any shares of its capital stock prior to the Effective Time without the prior consent of FSAC and, as a result, it is anticipated that the number of outstanding shares of EBIC Common Stock will remain at 1,671,290 as of the Effective Time. Accordingly, it is not expected
(i) that the Stock Exchange Ratio will exceed 2.7772954 (the quotient obtained by dividing (x) 4,416,666 plus 225,000 (the maximum number of shares of FSAC Common Stock to be issued in the Unit Purchase Option Exchange) by
(y) 1,671,290) or be less than 2.2138588 (the quotient obtained by dividing
(x) 4,416,666 minus 716,666 (the maximum number of Redemption Shares at which FSAC is still permitted, pursuant to its Certificate of Incorporation, to consummate the Merger) by (y) 1,671,290) or (ii) that the Warrant Exchange Ratio will change from 4.5274405. In any event, the final Exchange Ratios, whether or not required to be adjusted, will result (subject to certain escrow arrangements provided for in the Merger Agreement and disregarding cash payments in lieu of fractional interests) in holders of EBIC Common Stock who do not exercise appraisal rights receiving in the aggregate a post-Merger 50% interest in the outstanding shares of FSAC Common Stock and FSAC Warrants. See "THE MERGER AGREEMENT --Adjustment of Exchange Ratios and Cash Consideration."

   In order to give effect to the intent of the parties that the pre-Merger respective contributions of FSAC stockholders and EBIC stockholders to the post-Merger consolidated net worth of FSAC generally be equalized, the Per Share Cash Consideration was initially set at the quotient obtained by dividing $16 million, the parties' then-estimate of the likely difference between the respective net worths (as determined in accordance with the Merger Agreement) of FSAC and EBIC immediately prior to the Merger, by the Outstanding EBIC Shares. The Merger Agreement provides for the Per Share Cash Consideration to be adjusted prior to the Merger, in order to maintain such equalization principle, by reflecting any changes to the respective net worths (as determined in accordance with the Merger Agreement) of FSAC and EBIC that occur (or for purposes of such adjustment are deemed to occur) prior to the Merger (as well as any change in the number of outstanding shares of EBIC Common Stock). For example, amounts paid by FSAC with respect to Redemption Shares, if any, will be deemed to decrease such net worth of FSAC (and thereby increase the aggregate cash portion of the Merger Consideration (the "Aggregate Cash Consideration") by the same amount). Based primarily on increases in EBIC's net worth that have occurred since the signing of the Merger Agreement, the Aggregate Cash Consideration would have been adjusted from $16 million to approximately $19 million if the Merger had occurred on March 31, 1996. Based on preliminary assessments of further increases in EBIC's net worth that have occurred since March 31, 1996, FSAC and EBIC estimate that the Aggregate Cash Consideration would have been adjusted further to approximately $20.1 million if the Merger had occurred on June 30, 1996. In addition, to the extent that EBIC's net worth changes further during the period between July 1, 1996 and the actual Closing (which is expected to occur promptly after the FSAC Special Meeting), or actual increases in EBIC's net worth from April 1, 1996 through June 30, 1996 vary from the preliminary assessments and estimates of the same used by management in arriving at the above $20.1 million figure, the Aggregate Cash Consideration will be adjusted further, with every approximately $1.00 increase or decrease in EBIC net worth having the effect of increasing or decreasing, as the case may be, the Aggregate Cash Consideration by approximately the same amount. See "THE MERGER AGREEMENT --Adjustment of Exchange Ratios and Cash Consideration" and "--Closing True-Up Procedures."

   The Merger Consideration is also subject to adjustment depending upon whether or not the Unit Purchase Option Exchange is consummated. See "PROPOSAL 1: THE MERGER --Certain Related Transactions --Unit Purchase Option Exchange."

   Because of the variety of possible adjustments to the Merger Consideration that may be necessary to maintain the intentions of the parties described above, FSAC and EBIC have agreed to resolicit the approval of the Merger by their respective stockholders if (subject to the escrow arrangements described below) the final Stock Exchange Ratio falls outside of the range of
2.2138588 to 2.7772954, the final Warrant Exchange Ratio changes by more than 10% from 4.5274405 or the final Per Share Cash Consideration is less than $9.00 or greater than $17.50.

   The Merger Consideration to be received is also subject to certain escrow arrangements entered into in connection with the Merger Agreement, pursuant to which, for varying post-Merger periods, (i) the Escrow Shares, comprising 10% of the shares of FSAC Common Stock to be issued in the Merger, will be escrowed to pay indemnities, if any, owed to FSAC under the Merger Agreement,
(ii) if there are any Dissenting Shares, (x) a portion of the Aggregate Cash Consideration equal to the aggregate book value (as determined in accordance with the Merger Agreement) of such Dissenting Shares will be escrowed to assist in making payments under Section 262 with respect to such Dissenting Shares and (y) additional stock and warrant certificates representing the shares of FSAC Common Stock and Merger Warrants that, but for their demand of appraisal rights, holders of such Dissenting Shares would have received in the

Merger, will be escrowed to be released to non-dissenting holders of EBIC Common Stock (including dissenting holders who subsequently fail to perfect their appraisal rights) in order to maintain such holders' post-Merger 50% interest in FSAC, (iii) $2 million of the Aggregate Cash Consideration will be escrowed to make additional payments under Section 262 with respect to Dissenting Shares, if necessary, and to pay any post-Merger balance sheet "true-ups" owed to FSAC, and (iv) additional cash, up to a maximum of $2 million, will be escrowed by FSAC to pay any post-Merger balance sheet "true-ups" owed to EBIC. See "THE MERGER AGREEMENT --Merger Agreement Indemnification," " --Closing True-Up Procedures" and " --Certain Related Agreements --Escrow Agreement."

CONDITIONS TO THE MERGER

   The Merger is subject to certain customary conditions, some of which may be waived by EBIC and/or FSAC. The Merger is also subject to certain other conditions which are not waivable. See "THE MERGER AGREEMENT --Conditions to Consummation of the Merger." One such non-waivable condition was approval by EBIC stockholders of the Merger Agreement, which has already been obtained. See "THE SPECIAL MEETINGS --FSAC Special Meeting." In addition, stockholders of FSAC must approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Charter Amendments. Such approvals are being sought pursuant to this Proxy Statement, and holders of FSAC Common Stock as of the FSAC Record Date will vote for or against such approvals at the FSAC Special Meeting.

   If the Merger is not consummated on or before August 31, 1996, either party may terminate the Merger Agreement unless the failure to so consummate the Merger by such date is due to the action or failure to act of the party (or its stockholders or subsidiaries) seeking termination. See "THE MERGER AGREEMENT --Termination."

CERTAIN RELATED TRANSACTIONS

 Exchange Offer

   The Merger Agreement contemplates that as soon as reasonably practicable following consummation of the Merger (subject, however, to the advice of its financial advisors), FSAC will commence the Exchange Offer to acquire all FSAC Warrants (including the Merger Warrants) that are then outstanding on the basis of one share of FSAC Common Stock for a number of FSAC Warrants to be mutually agreed upon between FSAC and WCAS. Determination of the precise exchange ratio will depend on a number of factors, including the outcome of discussions between FSAC and WCAS, the post-Merger trading prices of FSAC Common Stock and FSAC Warrants, the results of any financial advice sought by either or both of FSAC and WCAS and a review of the terms of warrant exchange offers made by other SPACs(Registered Trademark). See "RISK FACTORS --Effects of Exchange Offer." In any event, there can be no assurance that the Exchange Offer will be made or consummated or, if made, as to the timing, pricing or other terms and conditions thereof. Pursuant to the Security Transfer Agreement, certain stockholders of FSAC and EBIC have agreed, if the Exchange Offer is made, to tender the FSAC Warrants held by them at such time (including Merger Warrants) in numbers proportionate to the aggregate tenders of FSAC Warrants made by other holders in the Exchange Offer. See "THE MERGER AGREEMENT --Certain Related Agreements --Security Transfer Agreement."

   If the Exchange Offer does not occur, 15,133,332 shares of FSAC Common Stock could be issued, in addition to the pro forma 9,283,332 shares anticipated to be outstanding following the Merger (assuming consummation of the Unit Purchase Option Exchange and no exercise by FSAC stockholders of their Redemption Rights), if all of the FSAC Warrants that will be outstanding following the Merger were exercised, with aggregate proceeds to FSAC from such exercises of approximately $75.7 million. If the Exchange Offer is made and consummated, a significant number of shares of FSAC Common Stock, in addition to the 9,283,332 shares, would be issued sooner than anticipated, the exact number depending upon the exchange ratio that is agreed upon and the number of FSAC Warrants tendered, but fewer FSAC Warrants would remain outstanding, therefore resulting in fewer shares of FSAC Common Stock being issued pursuant to future exercises of FSAC Warrants.

 Unit Purchase Option Exchange

   In connection with the IPO, FSAC sold the Unit Purchase Options to purchase up to an aggregate of 333,333 Advisor Units to the underwriters for the IPO and certain designees thereof. The Advisor Units are identical to the FSAC Units, except that the warrants contained in the Advisor Units are exercisable at $6.25 per share and expire on November 30, 1999. The Unit Purchase Options are exercisable initially at $9.90 per Advisor Unit for the four-year period ending November 30, 1999. In connection with the Merger, FSAC has entered into the Unit Purchase Option Agreement with such holders of the Unit Purchase Options, providing for the Unit Purchase Option Exchange, which, contingent upon and effective immediately following the Merger, will involve the exchange of all of the Unit Purchase Options for an aggregate of 225,000 newly-issued shares of FSAC Common Stock. The Unit Purchase Option Agreement is attached as an exhibit to the Registration Statement, and is incorporated herein by reference.

   If the Unit Purchase Option Exchange is consummated, 225,000 newly-issued shares of FSAC Common Stock will be issued to the holders of the Unit Purchase Options and, pursuant to the Merger Agreement, the aggregate Merger Consideration will be increased by 225,000 shares of FSAC Common Stock (with the Stock Exchange Ratio adjusted accordingly). If the Unit Purchase Option Exchange is not consummated, the Merger Agreement provides for the Merger Consideration to be increased (in lieu of the additional 225,000 shares) by an additional amount of cash to be agreed upon between FSAC and EBIC to reflect the fact that the Unit Purchase Options will remain outstanding or, if such amount cannot be agreed upon, by an aggregate of 333,333 newly-issued Unit Purchase Options.

BACKGROUND OF THE MERGER

   Following the IPO, FSAC initiated efforts to select and evaluate Target Businesses in the financial services industry. Beginning in January 1995, FSAC management met with investment bankers, consultants, business brokers, leveraged buy-out firms, venture capitalists and others to identify potential acquisition candidates. FSAC initially analyzed and evaluated a variety of possible Target Businesses, including investment banks, securities and brokerage firms, commercial banks, savings banks, insurance companies (life, property and casualty and motor), mortgage banks, inter-dealer brokers, New York Stock Exchange specialists, asset management companies and leasing companies. FSAC ultimately decided to focus on the securities and brokerage business given the abilities and experience of FSAC's management in this particular sector. FSAC also decided that its limited capital base dictated focusing on a Target Business whose business would not require capital to support security positions. Management believed that the inter-dealer brokerage business represented an attractive opportunity because, although capital is required for regulatory purposes and credit standing, it is not necessarily needed to support brokered trades, since the brokers do not seek to take a proprietary position in the securities.

   In April 1995, FSAC management met with Mabon Securities Corporation ("Mabon") and its advisors to discuss the possible acquisition of Mabon's wholly owned subsidiary, Cedar Street Securities Corp. ("Cedar Street"). On May 16, 1995, FSAC signed a letter of intent to acquire Cedar Street. Cedar Street was a full service inter-dealer brokerage firm specializing in brokering corporate bonds, preferred stocks, convertible bonds, U.S. Treasury Zero Coupon bonds, Yankee bonds, and Emerging Market debt in New York and Eurobonds and domestic European securities in London. On July 14, 1995, FSAC terminated negotiations to acquire Cedar Street after it was unable to reach mutually satisfactory definitive documentation to implement the terms of the letter of intent.

   During July 1995, FSAC resumed its search for a Target Business. At this time, Gilbert Scharf, President and Chief Executive Officer of FSAC, renewed a series of informal discussions he had over the course of the last year with Russell L. Carson, a general partner of WCAS, with respect to the majority stake investment in EBIC that had been acquired by WCAS in May 1994. Mr. Scharf and Mr. Carson are friends, and Mr. Carson was an initial investor in FSAC's IPO (acquiring 100,000 FSAC Units for his own account). As a result of these discussions, Mr. Scharf met on August 15, 1995 with members of WCAS, including Messrs. Welsh and Anderson, and with Donald Marshall, Chairman and President of EBIC, to discuss the potential acquisition of EBIC by FSAC. FSAC's preliminary investigation of EBIC revealed certain attractive characteristics, including that EBIC had (i) a presence in the world's leading financial centers, (ii) a quality infrastructure with the potential to expand, (iii) advanced technology and communications, (iv) an experienced senior management team and (v) a leading position in certain products.

   On August 22, 1995, FSAC signed a confidentiality agreement with EBIC, and EBIC subsequently provided FSAC with financial and other information concerning EBIC. Beginning in early September 1995 (and continuing until execution of the Merger Agreement) FSAC and its representatives periodically met with EBIC management and its representatives to conduct initial business due diligence.

   Based on the results of such due diligence, on December 11, 1995, FSAC and EBIC signed a letter agreement providing for a thirty-day exclusive negotiating period with respect to a possible acquisition of EBIC by FSAC and outlining the principle that the existing EBIC capital stock would be converted into a 50% fully-diluted interest in FSAC (after equalization of their respective net worths). On December 19, 1995, as required by FSAC's underwriting agreement in connection with the IPO, EBIC signed a letter agreement waiving any claim it might have for or against monies in the Trust as a result of any negotiations, contracts or agreements with FSAC, other than a claim for monies due upon consummation of a Business Combination. Thereafter, representatives from Skadden, Arps, Slate, Meagher & Flom, special counsel to FSAC ("Skadden Arps"), and from Theodore Goddard, FSAC's special counsel in the United Kingdom, conducted legal, regulatory and further due diligence with respect to EBIC. Separately, FSAC management continued its due diligence, including meeting with EBIC management in their offices in New York and London.

   On January 10, 1996, FSAC and EBIC agreed to extend the exclusive negotiating period through the end of January 1996. On January 16, 1996, Skadden Arps delivered a draft of the Merger Agreement to EBIC's counsel, Reboul, MacMurray, Hewitt, Maynard & Kristol ("Reboul MacMurray"). Negotiations with respect thereto and with respect to related documents continued through the rest of January and February 1996. During this time, the parties continued to extend the exclusive negotiating period.

   On February 28, 1996, the FSAC Board held a special meeting, with all directors and Skadden Arps present, to discuss and review the status of the proposed transaction. Management first reviewed for the Board its efforts since the IPO at finding a suitable Target Business. Management then described for and extensively discussed with the Board the business, financial condition and prospects of EBIC and why management believed EBIC to be an attractive acquisition candidate. Counsel then reviewed for the directors the structure of the proposed transaction and the terms of the then-current drafts of the Merger Agreement, the Security Transfer Agreement, the Majority Stockholders' Agreement, the Registration Rights Agreement, the Employment Agreements (as hereinafter defined), the Charter Amendments and the FSAC Option Plan. Because negotiations with respect to these documents were still ongoing, the FSAC Board determined to adjourn the meeting.

   The FSAC Board reconvened the special meeting on March 1, 1996, again with all directors and Skadden Arps present. Counsel reviewed for the Board the current state of negotiations. The Board then discussed further the proposed transaction and the business, financial results and prospects of EBIC. The Board then voted unanimously to approve and adopt the Merger Agreement (together with the Merger, the Charter Amendments, the FSAC Option Plan and the other transactions contemplated thereby), and to recommend approval and adoption of the Merger Agreement, the Charter Amendments and the FSAC Option Plan to FSAC stockholders, subject, however, to the satisfactory final negotiation and execution of the Merger Agreement.

   On March 5, 1996, the EBIC Board of Directors held a special meeting at which all the directors were present. In addition, Reboul MacMurray was present. The structure, terms and conditions of the proposed transaction, including the most recent draft of the Merger Agreement and the state of negotiations with FSAC were discussed. The Board of Directors of EBIC then voted unanimously to approve the Merger Agreement, subject to satisfactory resolution of the still outstanding terms, and (subject to resolution of said terms) to recommend to EBIC stockholders that they approve and adopt the Merger Agreement.

   On March 8, 1996, FSAC, Merger Sub and EBIC executed the Merger Agreement and the related documents and jointly announced the proposed Merger in a press release. On April 26, 1996, FSAC, Merger Sub and EBIC executed an amendment to the Merger Agreement.

   On April 19, 1996, FSAC filed preliminary proxy materials with respect to the proposed Merger. On June 25, 1996, FSAC filed the Registration Statement and was declared effective by the Commission. On June 25, 1996, EBIC mailed the Proxy Statement/Prospectus forming a part of the Registration Statement to it stockholders.

   On July 15, 1996, the EBIC Special Meeting was held at which EBIC stockholders approved the Merger Agreement.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

 FSAC

   At its March 1, 1996 meeting, the FSAC Board of Directors determined that the Merger and the transactions contemplated thereby are fair to, and in the best interests of, FSAC stockholders and determined to approve the Merger Agreement (together with the Merger and all other transactions contemplated thereby) and to recommend approval and adoption of the same by FSAC stockholders. In arriving at and making these determinations, the FSAC Board considered the following material factors:

       1. The results of its due diligence investigation of EBIC, including information concerning EBIC's assets and liabilities, financial performance, results of operations, business condition and prospects. Specifically, the FSAC Board viewed favorably EBIC's recent profitability, EBIC's role as a "riskless" principal in its brokerage transactions and the potential for growth of existing and new businesses of EBIC.

       2. The belief of FSAC's Board and Management that the consideration to be paid to EBIC stockholders pursuant to the Merger Agreement was fair to FSAC and its stockholders. In this regard, the Board considered a number of factors, including that current FSAC stockholders could be expected to own, on a pro forma basis, approximately 50% of a post-Merger FSAC having approximately twice the stockholders' equity (on a consolidated basis) of the pre-Merger FSAC, and that such ownership would afford current FSAC stockholders the opportunity to participate in the future possible growth and anticipated profitability of EBIC.

       3. The Board and management's belief that the fair market value of EBIC and its subsidiaries, based upon standards generally accepted by the financial community, such as earnings, potential sales, cash flow and book value, exceeds 80% of the net assets of FSAC, and that, therefore, EBIC is a permitted Target Business for a Business Combination. In arriving at this view, the Board reviewed and relied upon the audited historical financial statements of EBIC for each year in the two-year period ended December 31, 1994 and the unaudited historical financial statements of EBIC for the year ended December 31, 1995 and the month ended January 31, 1996. See " --Absence of Fairness Opinion."

       4. The proposed terms and conditions of the Merger Agreement and the related agreements provided for therein. Specifically, the Board viewed favorably (i) the scope of the representations of EBIC in the Merger Agreement and FSAC's indemnification and escrow remedies for inaccuracies therein, (ii) EBIC's obligation to pay a $2 million termination fee to FSAC under certain circumstances if the Merger is not consummated, (iii) the restrictions on certain resales of FSAC securities provided for in the Security Transfer Agreement, (iv) WCAS's execution of the Majority Stockholders' Agreement, (v) FSAC's six-person representation on, and the existence of, a post-Merger eight-person, three-class FSAC Board of Directors and (vi) the effect of the Employment Agreements and the FSAC Option Plan in motivating and retaining key FSAC and EBIC personnel.

       5. The extensive experience and capabilities of FSAC's Board and management in the securities industry, combined with the extensive experience and capabilities of EBIC's management team and the fact that management and certain other key personnel will have a significant equity stake in the success of the post-Merger FSAC.

       6. Certain potential risks associated with the transaction, including
    (i) the potential "overhang" on the post-Merger market price of FSAC securities pending the making and consummation of the

    Exchange Offer and/or from the registration rights afforded WCAS and other stockholders, (ii) the dependence, to a certain extent, of EBIC's business on the customer connections, performance and experience of key management and sales personnel, (iii) EBIC's losses from operations for its 1994 fiscal year and the uncertainties associated with sustaining EBIC's more recent profitability in late fiscal 1995 and early fiscal 1996 and (iv) the amount of time likely to be needed to consummate the Merger, the conditions to the Merger and the attendant risks of non-consummation and, in such event, the potential difficulties associated with FSAC's finding a suitable alternative Target Business for a Business Combination prior to the date for FSAC's required liquidation.

   In view of the wide variety of factors considered by the FSAC Board, it did not find it practicable to quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, as a general matter, the FSAC Board believed that the factors discussed in paragraphs 1 through 5 supported its decision to approve the Merger Agreement and outweighed the factors and the risks associated therewith referred to in paragraph 6.

   In reaching its conclusion to approve and adopt the Merger Agreement, the FSAC Board also was aware of certain conflicts of interest of FSAC's directors, officers and significant stockholders, including that unless FSAC consummates the Merger or another Business Combination, such persons' Pre-IPO Shares and FSAC Warrants would have no value. See "PROPOSAL 1: THE MERGER
- --Interests of Certain Persons in the Merger." The FSAC Board did not consider liquidation as a desirable alternative business strategy to consummating the Merger because it believed that the Merger is fair to, and in the best interests of, FSAC and its stockholders and is consistent with FSAC's business objective of effecting a Business Combination with a suitable Target Business and because of certain applicable SPAC(Registered Trademark) characteristics, including the stockholder approval requirement and the availability of Redemption Rights.

 EBIC

   The Board of Directors of EBIC believes that the Merger is in the best interests of EBIC stockholders and that the Merger would allow EBIC and its stockholders to realize the following objectives.

   In determining to approve the Merger, the EBIC Board considered that the Merger would provide EBIC stockholders with a public market for their equity ownership in EBIC. The Board considered the alternative of an initial public offering of EBIC Common Stock but determined that, in light of the costs of such a transaction and the absence of any assurances that an offering could be completed, the Merger provided a preferable means for EBIC stockholders, after the expiration of any applicable restrictions on transferability of the FSAC Common Stock and Merger Warrants to be received in the Merger, to increase their investment liquidity over the liquidity of their current investment in EBIC for which there is no public market. The EBIC Board concluded that, at the same time, the Merger will allow EBIC stockholders to retain an investment in the EBIC business by becoming stockholders of FSAC, EBIC's new direct parent company. In addition, the cash component of the Merger Consideration would provide EBIC stockholders with an immediate return on their investment in EBIC.

   In reaching its conclusion, the EBIC Board evaluated a number of factors, including the terms and conditions of the Merger Agreement, the amount of cash available in FSAC, the business operations and prospects of EBIC on a historical basis and of EBIC and FSAC on a pro forma combined basis, the business experience of FSAC's President, Gilbert D. Scharf, and the expenses of completing a public offering of EBIC Common Stock. The Board of Directors of EBIC did not consider one factor more than the others, or assign relative weights to the factors it considered in arriving at its determination. The Board of Directors of EBIC unanimously recommended that holders of EBIC Common Stock vote for approval and adoption of the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

   In considering the Merger, stockholders should be aware that certain members of FSAC and EBIC's management and Boards of Directors and certain significant FSAC and EBIC stockholders have certain interests in the Merger that are in addition to the interests of stockholders of FSAC and EBIC generally. The Boards of Directors of FSAC and EBIC were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

 Holdings of FSAC Securities

   Each of the current directors and executive officers of FSAC owns Pre-IPO Shares, as well as shares of FSAC Common Stock and/or FSAC Warrants purchased pursuant to the IPO or thereafter in the open market or in privately negotiated transactions. Such persons (who constitute all of the Initial FSAC Stockholders) hold a total of 833,333 Pre-IPO Shares acquired for an aggregate consideration of $25,000 (or $.03 per share). In addition, certain of such persons acquired a total of 597,000 FSAC Units in the IPO (each FSAC Unit consisting of one share of FSAC Common Stock and two FSAC Warrants) for an aggregate consideration of $3,582,000 (or $6.00 per FSAC Unit). Thereafter, certain of such persons acquired a total of 205,000 FSAC Warrants in privately negotiated transactions for an aggregate consideration of $186,550 (or $.91 per FSAC Warrant). In addition, one of the general partners of WCAS acquired in the IPO, and still owns, 100,000 FSAC Units.

   If FSAC is liquidated as a result of its failure to consummate the Merger or another Business Combination by December 7, 1996, the current directors and executive officers of FSAC would not participate in any Distribution Amount with respect to their Pre-IPO Shares. Thus, unless FSAC consummates the Merger or another Business Combination, such persons' Pre-IPO Shares and FSAC Warrants will have no value. Moreover, if the Merger or another Business Combination is not consummated, the Distribution Amount to be distributed to all holders of FSAC Public Shares, including such persons with respect to their aggregate 597,000 FSAC Public Shares, estimated to be $5.40 per share, will be less than the IPO price of $6.00 per FSAC Unit.

 Employment Agreements

   In connection with the Merger Agreement, as of March 8, 1996, FSAC entered into an employment agreement with Gilbert Scharf, its President and Chief Executive Officer, and EBIC entered into employment agreements with Donald Marshall, its President and Chief Executive Officer, and Keith Reihl, its Senior Vice President and Treasurer (collectively, the "Employment Agreements"). The Employment Agreements, although executed, are contingent upon, and do not become effective unless and until, consummation of the Merger.

   The following is a summary of the material provisions of the Employment Agreements. The term of each of the Employment Agreements is three years, beginning on the date of the Effective Time, with annual, automatic one-year extensions beginning on the second anniversary of such date unless either party gives notice of nonrenewal at least 90 days prior to such anniversary. Mr. Scharf's Employment Agreement provides that he will be Chairman of the FSAC Board of Directors, President and Chief Executive Officer of FSAC and Vice-Chairman of the Board of Directors of EBIC, with an annual salary of $450,000, as from time to time increased by the FSAC Board of Directors. Mr. Marshall's Employment Agreement provides that he will be Chairman of the EBIC Board of Directors, President and Chief Executive Officer of EBIC and Vice-Chairman of the FSAC Board of Directors, with an annual salary of $450,000, as from time to time increased by the EBIC Board of Directors. Mr. Reihl's Employment Agreement provides that he will be Chief Financial Officer and a member of the EBIC Board of Directors, with an annual salary of $300,000, as from time to time increased by the EBIC Board of Directors. Each Employment Agreement provides for annual bonuses that will be determined by the applicable board of directors, but only if the book value per share of FSAC Common Stock increases during the applicable period, and for participation in current and future employee benefit plans. If the executive's employment is terminated by death, by the employer for "cause" (as defined in the Employment Agreement) or by the executive other than for "good reason" (as defined in the Employment Agreement), he will be entitled to no further payments under the agreement. If the executive's employment is terminated for "disability" (as defined in the Employment Agreement), he will be entitled to an additional six months of base salary, followed by such benefits as are provided under the applicable disability plan. If the executive's employment is terminated by the employer without "cause" or by the executive for "good reason," the executive will be entitled to (i) continuation of base salary to the end of the employment term or, if longer, for one year; and (ii) continuation of coverage under all health, medical and life insurance benefit plans for the longer of one year and the remainder of the employment term or, if earlier, until the executive is reemployed and is entitled to similar benefits from his new employer. Each executive is prohibited from disclosing confidential information at any time during and after termination of employment and is subject to noncompetition covenants under specified conditions and for specified periods.

 FSAC Option Plan

   The FSAC Option Plan has been adopted by the FSAC Board of Directors, subject to the approval of FSAC stockholders. 1,800,000 shares of FSAC Common Stock will be reserved for issuance under the FSAC Option Plan. Pursuant to the FSAC Option Plan, no individual may be granted an option or options for more than 500,000 shares of FSAC Common Stock in any calendar year. Although no options have as yet been granted, it is expected that certain officers and employees of FSAC and EBIC will receive grants following the Effective Time. See "PROPOSAL 6: FSAC OPTION PLAN."

 Board of Directors

   If all the nominees for election to the FSAC Board of Directors are elected and the Merger is consummated, the members of the FSAC Board of Directors will be Gilbert D. Scharf, Michael J. Scharf, Denis Martin, Larry
S. Kopp, William B. Wigton, Frederick B. Whittemore, Donald R.A. Marshall and James W. Stevens. Each such nominee, other than Messrs. Marshall, Wigton and Stevens, is currently a director and stockholder of FSAC. Mr. Marshall is currently the Chairman, President, Chief Executive Officer and a director of EBIC. Mr. Wigton is currently a Managing Partner at Merrion Group, L.P. Mr. Stevens is a former Executive Vice President of The Prudential Insurance Company of America. See "PROPOSAL 2: ELECTION OF DIRECTORS."

   The Board of Directors of the Surviving Corporation will initially consist of Donald R.A. Marshall, Keith E. Reihl, Patrick J. Welsh and Bruce K. Anderson, the current Board of Directors of EBIC, and, pursuant to the Merger Agreement, Gilbert D. Scharf and Michael J. Scharf, as designees of FSAC. It is contemplated that Messrs. Welsh and Anderson will resign immediately following the Merger and be replaced on the Board of the Surviving Corporation by Mr. Stevens and Mr. Daniel G. Bergstein, a partner at the law firm of Paul, Hastings, Janofsky & Walker, one of EBIC's outside counsel. It is also contemplated that Gilbert Scharf will be appointed to the Board of Directors of a number of subsidiaries of the Surviving Corporation. See "MANAGEMENT OF EBIC."

   The Merger Agreement provides that immediately following the Effective Time, (i) EBIC and FSAC will take all action necessary to cause Gilbert Scharf to become Vice-Chairman of EBIC and (ii) FSAC with use its best efforts to take all necessary action to cause Donald Marshall to be appointed Vice-Chairman of FSAC.

 Indemnification

   Pursuant to the Merger Agreement, the Surviving Corporation has agreed to provide certain indemnification to current directors and officers of EBIC. See "THE MERGER AGREEMENT --Directors' Indemnification."

 Registration Rights

   Prior to, and as a condition of, the Merger, the Registration Rights Agreement is to be executed by FSAC and will provide two demand registration rights and certain ancillary registration rights (in each case, effective only for periods after November 30, 1996) with respect to all shares of FSAC Common Stock (including shares received upon exchange or exercise of FSAC Warrants) held by WCAS and certain related investors, the Initial FSAC Stockholders and the five members of EBIC Management who are also parties to the Security Transfer Agreement. See "THE MERGER AGREEMENT --Certain Related Agreements --Registration Rights Agreement."

NASDAQ LISTING

   The Merger Agreement requires FSAC to use its reasonable efforts (i) to prepare and file an application with the NASD to list the FSAC Common Stock and the FSAC Warrants (including the Merger Warrants) on the Nasdaq National Market and (ii) to cause such application to be approved as soon as reasonably practicable following the Effective Time. Such listings are not a condition to the Merger, and there can be no assurance that the FSAC securities will be deemed eligible for such listings or that such listings will occur (or remain in effect) at any time after the Merger.

REGULATORY APPROVALS

   Consummation of the Merger is subject to the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Early termination of such waiting period was granted on April 16, 1996. Issuance of shares of FSAC Common Stock and Merger Warrants in the Merger is subject to the Registration Statement being declared effective by the Commission (which occurred on June 25, 1996) and the qualification for sale or exemption from qualification under applicable state securities laws of the jurisdictions in which the various holders of EBIC Common Stock reside.

   Certain aspects of the Merger will also require notifications to, and/or approvals from, certain other United States (state and federal) authorities and certain authorities in England, Canada, Japan and Hong Kong. The indirect change of control of EBIC's U.K. subsidiary, EBFSL, to be effected by the Merger requires prior notification to, and the consent of, the SFA. Such notification was made on April 17, 1996. EBIC has no reason to believe that the SFA's consent will not be forthcoming, although the time period between filing and receipt thereof can be as long as two to three months. In the case of EBIC's subsidiary, Euro Brokers International Ltd., the Merger requires prior notification to The Bank of England. Such notification was also made on April 17, 1996. Prior notification is also required in connection with the regulation of Euro Brokers Canada Ltd. by the Ontario Securities Commission, which notification was provided on March 15, 1996.

   As a matter of regulation, certain other notifications are only required subsequent to the consummation of the Merger, although, as a matter of protocol, EBIC expects to make most of such notifications prior to the Effective Time. Although EBIC has already informed the NASD, The New York Cotton Exchange and the NFA of the indirect ownership changes with respect to EBIC's U.S. broker-dealer subsidiary, Euro Brokers Maxcor Inc., that will be effected by the Merger, formal subsequent notification and filing of amended forms, is also required and is expected to be made immediately following the Effective Time. Subsequent notification of the indirect ownership changes will also be provided to the appropriate regulators in Tokyo and Hong Kong with respect to EBIC's operations in these locales. Other regulators or self-regulatory organizations receiving subsequent notifications are likely to include the Director General of Fair Trading (U.K.), the Hong Kong Association of Banks and Market Practices Committee and the Hong Kong Foreign Exchange and Deposit Brokers' Association.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following discussion summarizes the material federal income tax consequences to holders of FSAC Common Stock who (i) exercise their Redemption Rights or (ii) receive a distribution upon dissolution of FSAC if a Business Combination is not consummated by December 7, 1996. The summary does not address all aspects of federal income taxation that may be relevant to particular stockholders and thus, for example, may not be applicable to stockholders who are not citizens or residents of the United States or stockholders who are employees and who acquired their stock pursuant to the exercise of incentive stock options or as compensation; nor does this summary address the effect of any applicable foreign, state, local or other tax laws. The discussion assumes that each holder of FSAC Common Stock holds such stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

 Redemption or Liquidation

   If a stockholder of FSAC duly exercises his or her Redemption Rights (see "REDEMPTION RIGHTS"), the redemption will result in a complete termination of the stockholder's interest in FSAC. Such redemption generally will be treated as a sale or exchange for federal income tax purposes. If FSAC dissolves, the distribution to FSAC stockholders in complete liquidation of FSAC will also be treated as a sale or exchange for federal income tax purposes (see "THE SPECIAL MEETINGS --FSAC Special Meeting --FSAC Liquidation if No Business Combination"). In either case, the holder of FSAC Common Stock will recognize capital gain or loss in an amount equal to the difference between the amount realized and the stockholder's adjusted tax basis in the FSAC Common Stock, provided that such payment neither is essentially equivalent to a dividend nor has the effect of a distribution of a dividend. The amount realized will equal the sum of the amount of cash and fair market value of any property transferred to the stockholder in redemption or upon liquidation of such stockholder's FSAC Common Stock. Such gain or loss will be long-term capital gain or loss if the stockholder has held such stock for more than one year.

 Backup Withholding and Information Reporting

   In general, information reporting requirements will apply to the amount received by FSAC stockholders upon redemption or liquidation in the Merger if the amount received constitutes "reportable payments." Federal income tax law requires that a stockholder receiving cash consideration upon redemption or liquidation must provide FSAC (as payor) with such stockholder's correct taxpayer identification number ("TIN"), which, in the case of a stockholder who is an individual, is his or her social security number, and certain other information, or otherwise establish a basis for exemption from backup withholding. Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and information reporting requirements.

   If FSAC is not provided with the correct TIN or an adequate basis for exemption, the stockholder may be subject to a penalty imposed by the Internal Revenue Service (the "IRS") and the amount received by the stockholder may be subject to a 31% backup withholding tax. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is provided to the IRS.

   To prevent backup withholding, each stockholder must complete the Substitute Form W-9 that will be provided by FSAC upon request and either (i) provide the stockholder's correct taxpayer identification number and certain other information under penalties of perjury or (ii) provide an adequate basis for exemption.

   THE FOREGOING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND MAY NOT BE APPLICABLE TO ALL STOCKHOLDERS. ACCORDINGLY, EACH HOLDER OF FSAC COMMON STOCK EXERCISING HIS OR HER REDEMPTION RIGHTS OR RECEIVING CASH UPON LIQUIDATION SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO SUCH HOLDER OF THE REDEMPTION OR LIQUIDATION.

ACCOUNTING TREATMENT

   For accounting and financial reporting purposes, the Merger will be accounted for as a recapitalization of EBIC, with the issuance of shares by EBIC for the net assets of FSAC, consisting primarily of cash. Since FSAC is a SPAC(Registered Trademark) with no business operations other than the search for a suitable Target Business, its assets will be recorded in the balance sheet of the combined company at book value. The unaudited pro forma financial information contained in this Proxy Statement has been prepared on this basis.

RESALES OF FSAC SECURITIES

   The shares of FSAC Common Stock and the Merger Warrants issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an "affiliate" of EBIC for purposes of Rule 145 under the Securities Act as of the date of the EBIC Special Meeting. Affiliates are persons that directly or indirectly control, are controlled by, or are under common control with, EBIC. For these purposes, WCAS and the directors and certain officers of EBIC will be deemed to be affiliates.

   Subject to the restrictions of the Security Transfer Agreement (See "THE MERGER AGREEMENT --Certain Related Agreements --Security Transfer Agreement"), Rule 145 affiliates may generally offer and sell shares of FSAC Common Stock and FSAC Warrants received in the Merger as long as: (i) FSAC has filed with the Commission all reports required to be filed pursuant to
Section 13 of the Exchange Act during the 12 months preceding the sale, (ii) the number of shares of FSAC Common Stock or FSAC Warrants sold by each such affiliate within any three-month period does not exceed the greater of (x) 1% of the outstanding shares of FSAC Common Stock or FSAC Warrants, as the case may be, (y) the average weekly reported volume of trading in shares of FSAC Common Stock or FSAC Warrants, as the case may be, on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the notice required by Rule 144(h) under the Securities Act, or if no such notice is required, the date of execution of the transaction directly with a market maker, or (z) the average weekly volume of trading in such securities reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Exchange Act during the four-week period specified above, (iii) all shares of FSAC Common Stock or FSAC Warrants, as the case may be, are sold in brokerage transactions and no orders are solicited in connection with the sale and (iv) the broker does not receive more than the usual and customary broker's commission in connection with the sale.

   In addition, affiliates who are parties to the Registration Rights Agreement, subject to the terms and conditions of the Registration Rights Agreement (see "THE MERGER AGREEMENT --Certain Related Agreements
- --Registration Rights Agreement"), may sell shares of FSAC Common Stock (including shares received upon exchange or exercise of their FSAC Warrants) under a current registration statement of FSAC effected pursuant to the demand registration rights provided for in the Registration Rights Agreement or, pursuant to the ancillary registration rights provided for in the Registration Rights Agreement, under certain other current registration statements of FSAC effected for other purposes, if any.

   Regardless of whether the holder is an affiliate of EBIC or FSAC, the terms of the FSAC Warrants (including the Merger Warrants) do not permit FSAC to issue shares of FSAC Common Stock upon their exercise unless there is then a current prospectus relating to such shares of FSAC Common Stock under an effective registration statement filed with the Commission, and only if such shares of FSAC Common Stock are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which such holder resides. Although the Registration Statement on Form S-1 filed by FSAC with the Commission in connection with the IPO covers the shares of FSAC Common Stock issuable upon exercise of the FSAC Warrants sold in the IPO, and the Registration Statement covers the Warrant Shares issuable upon exercise of the Merger Warrants, neither will necessarily be current following consummation of the Merger unless FSAC prepares and files a new or amended registration statement containing an updated prospectus. Although FSAC is obligated to use its best efforts to meet the above requirements for issuance of shares of FSAC Common Stock upon FSAC Warrants becoming exercisable, there can be no assurance that FSAC will be able to do so.

ABSENCE OF FAIRNESS OPINION

   Neither EBIC nor FSAC has sought or obtained an opinion from an investment banker regarding the fairness of the Merger to the stockholders of either company. It is a condition of the IPO prospectus that a Target Business have a fair market value, as determined by the FSAC Board, of at least 80% of the net assets of FSAC. FSAC is not required to obtain the opinion of an investment banking firm as to the fair market value of the Target Business unless the FSAC board determines that the financial statements of the Target Business do not clearly indicate that such Target Business has a sufficient fair market value. The FSAC board has determined that EBIC has and, at the time of the Merger, will have a fair market value of at least 80% of FSAC's net assets and that an opinion of an investment banking firm is not required. In arriving at this determination, the Board reviewed and relied upon the audited historical financial statements of EBIC for each year in the two-year period ended December 31, 1994 and the unaudited historical financial statements of EBIC for the year ended December 31, 1995 and the month ended January 31, 1996. The Board also took into account that the structure of the Merger, and in particular the principles of having EBIC stockholders receive a post-Merger 50% interest in FSAC and adjusting the Per Share Cash Consideration to reflect the difference (as adjusted) between the respective net worths of FSAC and EBIC at the Closing, permits the Merger to be viewed as a recapitalization of EBIC in which the fair market value of EBIC at the time of the Merger is being reduced (through the payment of the Per Share Cash Consideration) to 100% of the fair market value of FSAC. The Board did not determine a specific fair market value for EBIC, but believed that in the financial services industry (and particularly in the case of EBIC, given the large cash component of its balance sheet) a company's book value serves as a reasonable indicator of fair market value. In this regard, the Board also noted that EBIC's unaudited stockholders' equity at December 31, 1995 was in excess of $32 million, as compared to FSAC's net assets at such time of approximately $15.7 million. The Board also reviewed other financial results and measurements of EBIC at various times and over various periods that it believed to be relevant, including EBIC's commission income, pre-tax income, net income, cash flows and return on revenues.

                              REDEMPTION RIGHTS

   In accordance with FSAC's Certificate of Incorporation and the procedures set out below, a holder of FSAC Public Shares who votes against the proposal to approve and adopt the Merger Agreement has the right to demand redemption of such shares for cash if the Merger is approved and consummated. However, if 20% or more of the FSAC Public Shares, or 716,667 shares, are voted against the Merger Agreement (and have Redemption Rights duly demanded with respect to them), FSAC, pursuant to its Certificate of Incorporation, is not permitted to consummate the Merger. Moreover, it is a condition to EBIC's obligation to consummate the Merger that the number of Redemption Shares not constitute more than 10% of the number of shares of FSAC Common Stock outstanding immediately prior to the Merger (giving effect to the Unit Purchase Option Exchange, if any). Accordingly, if 441,667 (or, if the Unit Purchase Option Exchange is consummated, 464,167) FSAC Public Shares are voted against the Merger Agreement (and have Redemption Rights duly demanded with respect to them), EBIC is not obligated to consummate the Merger. Notwithstanding the foregoing, any one or more of the current stockholders of FSAC has the right under the Merger Agreement, but not the obligation, to satisfy any non-fulfillment of such 10% condition by arranging within ten days to pay FSAC the amount necessary to pay the aggregate Redemption Price for the Excess Redemption Shares (up to the maximum 20% of the FSAC Public Shares threshold permitted by FSAC's Certificate of Incorporation), and FSAC shall thereafter issue to such stockholder or stockholders a number of shares of FSAC Common Stock equal to the number of such Excess Redemption Shares.

   The per share Redemption Price will be equal to approximately $5.30 per share, calculated by dividing the amount in the Trust as of the FSAC Record Date, including interest thereon, by the number of FSAC Public Shares. The Initial FSAC Stockholders do not have any Redemption Rights with respect to their Pre-IPO Shares.

   IN ORDER TO EXERCISE REDEMPTION RIGHTS, A HOLDER OF FSAC PUBLIC SHARES MUST COMPLY WITH ALL REQUIREMENTS OF THE REDEMPTION PROCEDURES SET FORTH BELOW. FAILURE TO SATISFY EACH AND EVERY REQUIREMENT WILL RESULT IN TERMINATION OF SUCH HOLDER'S REDEMPTION RIGHTS.

   A HOLDER OF FSAC PUBLIC SHARES DESIRING TO EXERCISE HIS OR HER REDEMPTION RIGHTS (A "REDEEMING STOCKHOLDER") MUST BOTH (I) VOTE SUCH SHARES, IN PERSON OR BY PROPERLY EXECUTED PROXY, "AGAINST" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND (II) DELIVER TO FSAC, NOT LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE DAY OF THE FSAC SPECIAL MEETING (AUGUST 15, 1996), BOTH (X) A WRITTEN DEMAND FOR REDEMPTION OF SUCH SHARES (THE "REDEMPTION DEMAND") AND (Y) THE CERTIFICATES (THE "CERTIFICATES") REPRESENTING SUCH SHARES, UNDER COVER OF A PROPERLY COMPLETED AND EXECUTED TRANSMITTAL LETTER (AS DEFINED BELOW). Delivery of a proxy directing a vote against the proposal to approve and adopt the Merger Agreement will not constitute a sufficient Redemption Demand. Moreover, Redemption Rights will not be considered to have been duly demanded if only a Redemption Demand is delivered, without also delivering the Certificates as to which Redemption Rights are being demanded and a properly completed and executed Transmittal Letter with respect to such Certificates. Payments in respect of any Redemption Shares for which Redemption Rights have been duly demanded will only be made if and when the Merger is approved and consummated. If the Merger Agreement and the Charter Amendments are approved at the FSAC Special Meeting, it is expected that the Merger will be consummated promptly thereafter.

   A Redeeming Stockholder must vote "AGAINST" the proposal to approve and adopt the Merger Agreement. An FSAC stockholder who fails to vote against such proposal will be foreclosed from exercising Redemption Rights. An FSAC stockholder who executes and returns an unmarked proxy will have such shares voted "FOR" the proposal to approve the Merger Agreement, and therefore will be foreclosed from exercising Redemption Rights. Redemption Rights will not be affected by a stockholder's vote on any other proposal being submitted to stockholders.

   The Redemption Demand and Transmittal Letter (each being a "Demand Document") must both (i) state that the Redeeming Stockholder demands that all or a portion of such stockholder's shares be redeemed if the Merger is consummated and (ii) specify the number of shares for which redemption has been requested by such stockholder. Each Demand Document must be signed by the Redeeming Stockholder (or such stockholder's duly authorized representative) as the holder's name appears on the proxy card accompanying this Proxy Statement. If shares are owned jointly, each holder must sign each Demand Document. Any person signing a Demand Document on behalf of a partnership or a corporation or in any representative capacity (such as attorney-in-fact, executor, administrator, trustee or guardian) must indicate such individual's title and, if FSAC so requests, furnish written proof of such individual's capacity and authority to sign the Demand Document. If a Redemption Demand or Transmittal Letter with respect to FSAC Public Shares is signed by a person other than the registered holder(s) thereof, the Certificate(s) surrendered by the Transmittal Letter must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Certificate(s). Accordingly, persons who beneficially own shares held of record by fiduciaries, nominees or others and who wish to exercise their Redemption Rights should instruct the record holders of their shares to satisfy the conditions described herein or otherwise arrange with such holders for the satisfaction of such conditions.

   A Redeeming Stockholder must deliver (and FSAC must receive) the Redemption Demand, the Transmittal Letter and the Certificates not later than 5:00 p.m., New York City time, on the day of the FSAC Special Meeting (August 15, 1996), at the following address: Financial Services Acquisition Corporation, Attention: Michael J. Scharf, Secretary, 667 Madison Avenue, New York, New York 10021. A Redeeming Stockholder should send the Redemption Demand, Transmittal Letter and the Certificates in a manner that ensures such documents are received by FSAC by such time.

   Letters of transmittal for use by Redeeming Stockholders in delivering their Certificates to FSAC ("Transmittal Letters") are available upon request from FSAC at the above address or from the transfer agent for FSAC Common Stock, Continental Stock Transfer & Trust Company ("Continental"), 2 Broadway, New York, New York 10004, and will also be available at the FSAC Special Meeting. The form of Transmittal Letter is also included as an exhibit to the Schedule 13E-4 filed by FSAC with the Commission in connection with the Redemption Rights.

   Promptly after the consummation of the Merger, FSAC will distribute to each Redeeming Stockholder an amount equal to the Redemption Price, multiplied by the number of shares for which redemption has been requested by such Redeeming Stockholder. Upon FSAC's payment of the aggregate Redemption Price, each Redeeming Stockholder will cease to have any interest with respect to such shares. If the Merger is not approved at the FSAC Special Meeting or otherwise not consummated, FSAC will promptly return any Certificates theretofore tendered for redemption.

   A Redeeming Stockholder may withdraw a Redemption Demand at any time not later than 5:00 p.m., New York City time, on the day of the FSAC Special Meeting or, if the Redemption Price has not theretofore been paid, at any time after September 12, 1996. FSAC stockholders have no appraisal or dissenters' rights with respect to the Merger.

   All questions as to validity, form, eligibility (including time of receipt), acceptance and withdrawal with respect to Redemption Rights will be determined by FSAC in its sole discretion, which determination will be final and binding.

   Holders of FSAC Warrants and of the Pre-IPO Shares do not have Redemption Rights. Redemption Rights only apply to the initial Business Combination effected by FSAC. If the Merger is consummated, FSAC stockholders will not have Redemption Rights in connection with future FSAC business combinations or transactions, if any.

   REDEEMING STOCKHOLDERS SHOULD FORWARD TO FSAC, AND ARE RESPONSIBLE FOR ENSURING THAT FSAC RECEIVES, THEIR PROPERLY COMPLETED AND EXECUTED REDEMPTION DEMANDS AND CERTIFICATES, WITH PROPERLY COMPLETED AND EXECUTED TRANSMITTAL LETTERS, NO LATER THAN 5:00 P.M., LOCAL TIME, ON THE DAY OF THE FSAC SPECIAL MEETING.

                             THE MERGER AGREEMENT

   The discussion in this Proxy Statement of the Merger Agreement, and the description of its principal terms, is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex I and incorporated herein by reference. For the purposes of this discussion and to ensure consistency with definitions used in the Merger Agreement, EBIC is sometimes referred to herein as the "Company."

CERTAIN REPRESENTATIONS AND WARRANTIES

   The Merger Agreement contains various representations and warranties of FSAC and EBIC relating to, among other things: (i) the due organization, existence and good standing of, and similar corporate matters with respect to, each party and its subsidiaries, (ii) each party's capital structure, including outstanding rights, options and other interests with respect to its capital stock, (iii) the authorization, execution, delivery, performance by each party and enforceability of the Merger Agreement and the transactions contemplated thereby, (iv) the absence of any conflict with the Certificate of Incorporation or By-laws of each party and its subsidiaries, (v) the consents necessary under certain contracts and required governmental or regulatory authorizations, consents or approvals, (vi) compliance with applicable law, (vii) the financial statements of each party, and the absence of undisclosed liabilities, (viii) certain matters relating to commissions receivable of EBIC, (ix) documents filed or to be filed with applicable regulatory authorities and the accuracy of the information contained therein,
(x) the conduct of business in the ordinary course and the absence of certain changes or events having a material adverse effect, (xi) the absence of certain litigations, (xii) the qualification, operation and liability under certain employee benefit plans of EBIC, (xiii) the termination of certain existing agreements to which EBIC is a party, and the release and termination of certain security interests relating thereto, (xiv) certain tax matters and the payment of taxes, (xv) the identification of affiliate transactions,
(xvi) the absence of certain unlawful business practices and transactions relating to EBIC or any of its subsidiaries, directors, officers, agents or employees, (xvii) compliance by EBIC with applicable environmental laws, (xviii) the ownership or leasehold of real and personal property by EBIC and its subsidiaries, (xix) ownership or leasehold of material properties or assets by FSAC or Merger Sub, (xx) the condition of certain assets of EBIC and its subsidiaries, (xxi) the adequacy of insurance coverage by EBIC and its subsidiaries, (xxii) ownership of intellectual property rights by EBIC and its subsidiaries, (xxiii) the availability of the funds in the Trust for payment of the Merger Consideration, (xxiv) the stockholder votes required to approve the Merger Agreement and (xxv) the absence of any broker or finder's fees.

CONDUCT OF BUSINESS OF EBIC PENDING THE MERGER

   EBIC has agreed that prior to the Effective Time, unless otherwise consented to by FSAC in writing, EBIC will, and will cause its Subsidiaries (as defined in the Merger Agreement) (i) to conduct its business only in the ordinary and usual course consistent with past practice and (ii) to preserve intact its business organizations, retain the services of its respective officers and key employees and preserve the goodwill of those with which it has business relationships.

   In addition, EBIC will not, and will not permit any of its Subsidiaries, unless otherwise consented to by FSAC in writing, to (i)(A) amend its charter, by-laws or other organizational documents, (B) split, combine or reclassify any shares of its outstanding capital stock, (C) declare, set aside or pay any dividend or other distribution payable in cash, stock or property (with certain exceptions for wholly-owned Subsidiaries) or (D) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries; (ii)(A) issue or sell any shares of, or rights or securities of any kind to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any of its Subsidiaries, (B) merge or consolidate with another entity (except as specifically permitted), (C) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets, or otherwise, except in the ordinary and usual course of business and consistent with past practices, enter into any material contract, commitment or transaction, (D) sell or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practices,
(E) incur, discharge or prepay any material lien, any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices, (F) assume or otherwise become liable or responsible for the obligations of any other person other than a Subsidiary of EBIC in the ordinary course of business and consistent with past practices, (G) make any loans, advances or capital contributions to, or investments in, any other person, other than to a Subsidiary of EBIC or other than in the ordinary course of business and consistent with past practice over the twelve-month period immediately prior to March 8, 1996, (H) except after reasonable advance consultation with FSAC (although approval of FSAC is not required), authorize or make capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, (I) permit any insurance policy naming EBIC or any of its Subsidiaries as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business or (J) enter into any contract or arrangement providing for a matter not permitted under this clause (ii); (iii)(A) amend (so as to increase the benefits thereunder), adopt or enter into (except as may be required by applicable law) any company plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee; provided, however, that EBIC will be permitted to enter into employment agreements in the ordinary course of business and consistent with past practices where such employment agreements do not include any unusual or extraordinary provision with respect to bonuses, options, pools, or other employment compensation; provided, however, that EBIC will not enter into any such employment agreement without reasonable advance consultation with FSAC (although approval by FSAC is not required) if such employment agreement provides for an annual base salary equal to or greater than $200,000, (B) increase in any manner the compensation or fringe benefits of, or pay or agree to pay any bonus to, any director, officer or employee (except in the ordinary course of business consistent with past practices) or (C) take any action to fund or in any other way secure (except after reasonable advance consultation with FSAC (although approval by FSAC is not required)) or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other EBIC plan; or (iv) take any action with respect to, or make any material change in, its accounting or tax policies or procedures.

   FSAC has agreed that prior to the Effective Time, unless otherwise consented to by EBIC in writing, FSAC will (i) not conduct any business, incur any material liabilities or enter into any contracts, other than in each case in connection with its cash investments, Trust management, general office administration, preparation for and consummation of the transactions contemplated by the Merger Agreement and, provided that FSAC does not enter into any material binding commitment with respect thereto, in preparation for the post-Merger activities of FSAC and its subsidiaries; (ii) use its reasonable efforts to preserve intact the present business organization, to keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it; (iii) not (A) amend its Certificate of Incorporation (other than pursuant to the Charter Amendments) or By-laws, (B) split, combine or reclassify any shares of its outstanding capital stock or (C) declare, set aside or pay any dividend or other distribution payable in cash, stock or property; (iv) not issue or sell any shares of, or rights or securities of any kind to acquire or convertible into any shares of, its capital stock, except as permitted by the Merger Agreement; and (v) not take any action with respect to, or make any material change in, its accounting or tax policies or procedures. Prior to the Effective Time, Merger Sub will not engage in any activities of any nature except as provided in or contemplated by the Merger Agreement.

CONDITIONS TO CONSUMMATION OF THE MERGER

   The obligations of FSAC, Merger Sub and EBIC to consummate the Merger are subject to the satisfaction or waiver of various conditions, including (i) the effectiveness of the Registration Statement, the absence of any stop order suspending the effectiveness thereof and any proceedings for that purpose initiated by the Commission, and the receipt by FSAC of all state securities law permits and other authorizations necessary to issue securities pursuant to the Merger Agreement, (ii) the approval and adoption of the Merger Agreement and the transactions contemplated thereby by the requisite holders of FSAC Common Stock and EBIC Common Stock under applicable law and Redemption Rights being exercised with respect to less than 20% in interest of the FSAC Public Shares, (iii) no governmental entity or federal or state court of competent jurisdiction having enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or consummation of the transactions contemplated thereby, (iv) the applicable waiting period under the HSR Act having expired or been terminated and the absence of certain actions challenging or enjoining the consummation of the Merger, (v) the receipt or filing, as the case may be, of certain authorizations, consents, waivers, orders or declarations and (vi) approval of the Charter Amendments by the requisite vote of FSAC stockholders and Additional Common Stock Amendment having become effective.

   The obligations of FSAC and Merger Sub to effect the Merger and the transactions contemplated by the Merger Agreement are also subject to the following conditions: (i) the aggregate effect of all inaccuracies in the representations and warranties of EBIC contained in the Merger Agreement and of WCAS contained in the Majority Stockholders' Agreement not having a material adverse effect on EBIC, (ii) the representations and warranties of EBIC set forth in the Merger Agreement and of WCAS set forth in the Majority Stockholders Agreement that have a materiality qualification being true and correct and the representations and warranties that do not have such a qualification being true and correct in all material respects, in each case as of March 8, 1996 and, except in certain circumstances, as of the Effective Time, and FSAC having received certain certificates to that effect, (iii) EBIC and its Subsidiaries and WCAS having performed in all material respects all obligations required by the Merger Agreement and the Majority Stockholders' Agreement to be performed at or prior to the Effective Time, and FSAC having received certain certificates to that effect, (iv) the aggregate number of Dissenting Shares not exceeding 10% of the number of Outstanding EBIC Shares, (v) EBIC's estimated net worth not being less than $30 million and EBIC's estimated cash and cash equivalents (determined in accordance with the Merger Agreement) not being less than $15 million, (vi) EBIC, and certain members of EBIC management, having executed and delivered certain agreements and performed certain obligations thereunder, (vii) FSAC having received the opinion of Reboul MacMurray, counsel to EBIC, dated the day of the Effective Time, addressed to FSAC and Merger Sub and reasonably acceptable to FSAC, addressing certain matters set forth in the Merger Agreement, (viii) FSAC having received from each person who has been identified by EBIC to FSAC as an "affiliate" (as defined in the Merger Agreement), a signed agreement to the effect as set forth in the Merger Agreement, (ix) the U.K. Subsidiaries of EBIC being in compliance with certain rules of their Consolidating Supervisor (as used in the Merger Agreement) and such rules as applied not showing any regulatory capital deficit (subject to certain waivers or other arrangements), and (x) FSAC having received a certificate from EBIC to the effect that all outstanding shares of capital stock of EBIC's Subsidiaries are beneficially owned, directly or indirectly, by EBIC and held free and clear of liens, other than as disclosed.

   The obligations of EBIC to effect the Merger and the other transactions contemplated by the Merger Agreement are also subject to the following conditions: (i) the aggregate effect of all inaccuracies in the representations and warranties of FSAC and Merger Sub contained in the Merger Agreement not having a material adverse effect on FSAC, (ii) the representations and warranties of FSAC and Merger Sub set forth in the Merger Agreement that have a materiality qualification being true and correct and the representations and warranties that do not have such a qualification being true and correct in all material respects as of March 8, 1996 and, except in certain circumstances, as of the Effective Time, and EBIC having received a certificate to that effect, (iii) FSAC and Merger Sub having performed in all material respects all obligations required by the Merger Agreement to be performed at or prior to the Effective Time and EBIC having received certain certificates to that effect, (iv) EBIC having received the opinion of Skadden Arps, special counsel to FSAC and Merger Sub, dated as of the Effective Time, addressed to EBIC and reasonably acceptable to EBIC, addressing certain matters set forth in the Merger Agreement, (v) FSAC having delivered to EBIC a certificate of the trustee of the Trust (or other satisfactory evidence) to the effect that the cash proceeds of the Trust as of the Closing Date (as defined in the Merger Agreement) (disregarding amounts payable to Redeeming Stockholders) will be at least $18 million, (vi) the number of Redemption Shares (subject to certain cure rights of FSAC) not exceeding 10% of the number of shares of FSAC Common Stock outstanding at the time of the Merger (giving effect for these purposes to the Unit Purchase Option Exchange, if any) and (vii) FSAC, Merger Sub, Gilbert Scharf and Michael Scharf having executed and delivered certain agreements and performed certain obligations thereunder.

NO SOLICITATION

   The Merger Agreement provides that prior to the Effective Time neither EBIC, nor any of its subsidiaries or its affiliates, nor any of the respective directors, partners, officers, employees, agents or representatives of the foregoing, will, directly or indirectly, solicit, initiate, facilitate or encourage any Acquisition Transaction (as defined in the Merger Agreement), or negotiate, explore or otherwise engage in substantive discussions with any person with respect to any Acquisition Transaction. EBIC has an obligation to notify FSAC immediately of any inquiries or proposals (or desires to make a proposal) received by (or indicated to) EBIC or its representatives with respect to an Acquisition Transaction. The Merger Agreement further provides that prior to the Effective Time neither FSAC, nor any of its affiliates, nor any of the respective directors, officers, employees, agents or representatives of the foregoing, will, directly or indirectly, solicit, initiate, facilitate or encourage, or negotiate, explore or otherwise engage in substantive discussions with, any person with respect to any business acquisition by FSAC (other than an acquisition that would not qualify as an initial acquisition of a Target Business).

CERTAIN OTHER COVENANTS

   The Merger Agreement contains various covenants of FSAC and EBIC relating to, among other things: (i) each party using its reasonable best efforts to have the Registration Statement declared effective, (ii) each party convening a meeting of its stockholders and recommending approval and adoption of the Merger Agreement by such stockholders, (iii) each party using its reasonable best efforts to consummate and make effective the Merger and other transactions contemplated by the Merger Agreement, (iv) FSAC using its reasonable best efforts to solicit FSAC stockholder approval for the Charter Amendments and the FSAC Option Plan, (v) the Unit Purchase Option Exchange,
(vi) FSAC using its reasonable best efforts to list FSAC Common Stock and FSAC Warrants on the Nasdaq National Market, (vii) the Exchange Offer, (viii) the making of public announcements with respect to the Merger, (ix) the repayment of loans made by EBIC to employees to facilitate EBIC Common Stock purchases, (x) the post-Merger board composition and managements of FSAC and EBIC and (xi) FSAC's obligations with respect to excess Redemption Shares.

AMENDMENT AND WAIVER

   The Merger Agreement may be amended, modified, or supplemented by written agreement of FSAC and EBIC; provided, that after approval and adoption of the Merger Agreement by the stockholders of FSAC or EBIC, no such amendment, modification or supplementation can be made which under applicable law requires the approval of such stockholders, without the further approval of such stockholders.

   At any time prior to the Effective Time, FSAC and Merger Sub, on the one hand, or EBIC, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) waive compliance by the other with any of the agreements or conditions contained in the Merger Agreement which legally may be waived.

DIRECTORS' INDEMNIFICATION

   All rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favor of the directors and officers of EBIC under the provisions existing on March 8, 1996 in EBIC's Certificate of Incorporation or By-laws will, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by the Merger Agreement), survive the Effective Time, and, as of the Effective Time, the Surviving Corporation will assume all obligations of EBIC in respect thereof as to any claim or claims asserted prior to or within a six-year period immediately after the Effective Time.

   Pursuant to the By-laws of the Surviving Corporation, the Surviving Corporation will (i) indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of the Surviving Corporation against expenses (including attorneys' fees), judgments, fines and settlement payments actually incurred if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Surviving Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful, and (ii) pay in advance of the final disposition of such action, suit or proceeding the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Surviving Corporation as authorized by the By-laws of the Surviving Corporation.

MERGER AGREEMENT INDEMNIFICATION

   All representations and warranties made by EBIC in the Merger Agreement will survive the Effective Time and will terminate at the close of business on the day which is 12 months after the Effective Time. The covenants and agreements of the parties to the Merger Agreement (including the Surviving Corporation after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

   From and after the Effective Time, to the extent provided in the Merger Agreement, FSAC, including any person or entity that was a stockholder, director, officer, employee or agent of FSAC or Merger Sub as of immediately prior to the Effective Time (FSAC and such other persons and entities defined as the "Indemnified Parties") will be entitled to be indemnified and held harmless from and against any Damages (as defined in the Merger Agreement) asserted against, resulting to, imposed upon or incurred by an Indemnified Party by reason of, resulting from or arising out of: (i) a breach of or inaccuracy in any representation or warranty of EBIC or WCAS contained in the Merger Agreement or certain related agreements; or (ii) any breach of any covenant or agreement of EBIC or WCAS contained in the Merger Agreement or certain related agreements.

   The foregoing indemnification rights of FSAC are limited to claims made within the first 12 months after the Effective Time. Indemnified Parties are entitled to seek Damages only when the aggregate Damages for all claims exceeds $100,000, provided, however, that once such threshold is attained, the Damages sought may include the initial $100,000. Total Damages are limited to the total amount of, and are only payable through releases of, the Escrow Shares. The Escrow Shares will consist of 10%, or 441,666 shares (464,167 shares if the Unit Purchase Option Exchange is consummated), of the FSAC Common Stock to be issued in the Merger. Based on the high closing bid price for FSAC Common Stock on July 15, 1996, the Escrow Shares (assuming consummation of the Unit Purchase Option Exchange) have an indicated aggregate value of approximately $2.35 million.

TERMINATION

   The Merger Agreement can be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of EBIC or FSAC, by (i) mutual consent of FSAC and EBIC; (ii) either party, if the Merger is not consummated before August 31, 1996 (unless such failure is due to a breach of the Merger Agreement by the party seeking termination); (iii) either party, if there is any order which is final and nonappealable preventing the consummation of the Merger; (iv) by FSAC, if (A) there has been a breach of any representations or warranties of EBIC in the Merger Agreement or of WCAS in the Majority Stockholders' Agreement, which has a material adverse effect on EBIC, (B) there has been a breach in any material respect of any of the covenants or agreements in the Merger Agreement or the Majority Stockholders' Agreement on the part of EBIC or WCAS (as the case may be), which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by FSAC to EBIC or WCAS (as the case may be), (C) the stockholders of EBIC fail to approve and adopt the Merger Agreement or (D) the number of Dissenting Shares is more than 10% of the Outstanding EBIC Shares; (v) by EBIC if (A) there has been a breach of any representations or warranties of FSAC in the Merger Agreement which has a material adverse effect on FSAC, (B) there has been a breach in any material respect of any of the covenants or agreements in the Merger Agreement on the part of FSAC or Merger Sub, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by EBIC to FSAC, (C) the stockholders of FSAC fail to approve and adopt the Merger Agreement and the issuance of FSAC Common Stock, Merger Warrants and Warrant Shares, or Redemption Rights are exercised with respect to 20% or more in interest of the FSAC Public Shares or (D) the number of Redemption Shares exceeds 10% of the outstanding shares of FSAC Common Stock as of immediately prior to the Effective Time (giving effect for these purposes to the Unit Purchase Option Exchange, if any) and no stockholders of FSAC arrange to pay FSAC the aggregate Redemption Price with respect to the Excess Redemption Shares.

FEES AND EXPENSES

   Under the Merger Agreement, except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, will be borne solely and entirely by the party which has incurred such expenses; provided, that all costs and expenses incurred in connection with (i) printing the Registration Statement (including the Proxy Statement/Prospectus delivered to EBIC stockholders) and this Proxy Statement, (ii) the filing fees with the Commission relating to such documents and (iii) the filing fee under the HSR Act, will be shared equally by FSAC and EBIC.

   If the Merger Agreement is terminated (i) by FSAC pursuant to clause
(iv)(A), (B) or (C) of the section above entitled "Termination" (the "Termination Section"), or pursuant to clause (iv)(D) of the Termination Section to the extent that the 10% threshold would not have been exceeded if Dissenting Shares held by any of the Investor Stockholders or the EBIC Management Stockholders (as such terms are defined in the Registration Rights Agreement) were disregarded, or (ii) by EBIC pursuant to clause (v) of the Termination Section at a time when FSAC is already permitted to terminate the Merger Agreement pursuant to clause (iv)(A), (B), (C) of the Termination Section or, as described in clause (i) of this sentence, clause (iv)(D) of the Termination Section, then in any such case EBIC will promptly, but in no event later than two business days after the date of such termination, pay FSAC a termination fee of $2 million, which amount (the "Termination Payment") will be payable in same day funds, provided that no fee will be paid if EBIC is already permitted to terminate the Merger Agreement pursuant to clause (v) of the Termination Section other than under the circumstances described in clause (ii) of this sentence. Payment by EBIC of the Termination Payment will constitute full liquidated damages and will be the sole remedy of FSAC and Merger Sub against EBIC (except for remedies that cannot be waived as a matter of law) for any termination or breach (if there is a termination) of any representation, warranty or covenant under the Merger Agreement, and against WCAS for any termination or breach (if there is a termination) of any representation, warranty or covenant under the Majority Stockholders' Agreement or the Security Transfer Agreement, provided that FSAC will be entitled to reimbursement of its reasonable costs and expenses incurred, if any, in enforcing its right to collect the Termination Payment.

CLOSING TRUE-UP PROCEDURES

   Commencing no later than 20 business days prior to the Closing Date (as defined in the Merger Agreement), each of FSAC and EBIC will cause its respective chief financial officers and independent certified public accountants to consult with each other in good faith in order to reach mutual agreement upon, and deliver to each other, no later than 5 business days prior to the Closing Date, (x) in the case of FSAC, a good-faith estimate of the FSAC Closing Balance Sheet (as defined in the Merger Agreement) and a good faith estimate of FSAC Closing Cash Equivalents (as defined in the Merger Agreement) as derived therefrom and (y) in the case of EBIC, a good-faith estimate of the Company's Closing Balance Sheet (as defined in the Merger Agreement) and good faith estimates of the Company's Closing Defined Net Worth, the Company's Closing Cash Equivalents and the Per Share Book Value (each as defined in the Merger Agreement), each as derived therefrom. EBIC, in preparing the Company's Closing Balance Sheet, is obligated pursuant to the Merger Agreement to make certain adjustments thereto (solely for such purpose) relating to, among other things, goodwill, treatment of certain reserves and treatment of certain notes receivable from or loans to stockholders. If, after making good faith efforts to do so, FSAC and EBIC have not, prior to the close of business on the business day immediately preceding the Closing Date, agreed upon the estimates of both FSAC Closing Cash Equivalents and the Company's Closing Defined Net Worth, and the aggregate amount of the disagreements with respect to such estimates is in excess of $1 million (the "Disputed Estimates"), FSAC and EBIC will immediately refer the Disputed Estimates to an arbitrator for resolution in accordance with certain expedited procedures. The Closing Date and certain adjustments will be delayed (and, if implicated, the right of termination at August 31, 1996 tolled) until a determination is made in accordance with such procedures.

   If, based on such estimates (as finally agreed or determined), the Amount (defined in the Merger Agreement as the difference obtained by subtracting
(i) the amount of the FSAC Closing Cash Equivalents as finally determined from (ii) the amount of the Company's Closing Defined Net Worth as finally determined) would be in excess of $16 million (the "Estimated Aggregate Cash Consideration"), the Estimated Aggregate Cash Consideration will be adjusted (before the deposit of monies with the Exchange Agent, as hereinafter defined) by increasing it by the amount of such excess. If, based on such estimates (as finally agreed or determined), the Amount as so calculated would be less than the Estimated Aggregate Cash Consideration, the Estimated Aggregate Cash Consideration will be adjusted (before the deposit of monies with the Exchange Agent) by decreasing it by the amount of such shortfall.

   As soon as practicable, but in no event later than 30 days following the Closing Date, (i) FSAC will prepare and deliver to EBIC and the Representatives (as defined in the Merger Agreement) a final statement of FSAC Closing Cash Equivalents (the "FSAC Final Statement"), together with the FSAC Closing Balance Sheet and (ii) EBIC will prepare and deliver to FSAC a final statement of the Company's Closing Defined Net Worth (the "Company's Final Statement" and, together with the FSAC Final Statement, the "Final Statements"), and the Company's Closing Balance Sheet. The Merger Agreement includes a mechanism to resolve any dispute with respect to either or both of the Final Statements.

   After the final determination of the FSAC Closing Cash Equivalents and the Company's Closing Defined Net Worth, the parties will calculate the Amount. If the Amount is greater than the Estimated Aggregate Cash Consideration (as previously adjusted), FSAC will deliver to the Escrow Agent, as an addition to the Cash Escrow Amount (as hereinafter defined), an amount of cash equal to such excess (the "Positive Cash Adjustment"); provided, however, that in no event will FSAC be required to pay a Positive Cash Adjustment in excess of $2 million. If the Estimated Aggregate Cash Consideration (as previously adjusted) is greater than the Amount, FSAC, Merger Sub and EBIC will instruct the Escrow Agent to release to FSAC such portion of the Cash Escrow Amount as is equal to such excess (the "Negative Cash Adjustment"), provided, however, that in no event will FSAC be entitled to receive a payment of a Negative Cash Adjustment in excess of $2 million.

ADJUSTMENT OF EXCHANGE RATIOS AND CASH CONSIDERATION

   FSAC, by its chief executive officer, will certify to EBIC (i) on, or immediately following, the Closing Date, (x) the actual number of shares of FSAC Common Stock outstanding as of immediately prior to the Effective Time, including after giving effect to the Unit Purchase Option Exchange, if any (the "Actual Outstanding FSAC Shares") and (y) the actual number of FSAC Warrants outstanding as of immediately prior to the Effective Time (the "Actual Outstanding FSAC Warrants") and (ii) promptly following the FSAC stockholder meeting, the aggregate number of Redemption Shares. EBIC by its chief executive officer, will certify to FSAC on, or immediately following, the Closing Date, the actual number of shares of EBIC Common Stock outstanding on a fully-diluted basis as of immediately prior to the Effective Time (the "Actual Company Stock Number").

   In accordance with such certifications: (i) the Stock Exchange Ratio will be adjusted to equal the quotient obtained by dividing (x) the difference obtained by subtracting (A) the Redemption Shares (reduced by the number of Excess Redemption Shares, if any, for which FSAC stockholders have arranged to pay FSAC the aggregate Redemption Price) from (B) the Actual Outstanding FSAC Shares, by (y) the Actual Company Stock Number; (ii) the Warrant Exchange Ratio will be adjusted to equal the quotient obtained by dividing
(x) the Actual Outstanding FSAC Warrants by (y) the Actual Company Stock Number; and (iii) the Per Share Cash Consideration will be adjusted to equal the quotient obtained by dividing (x) the Estimated Aggregate Cash Consideration (as adjusted, if applicable, pursuant to the provisions described above in the first two paragraphs of the section entitled "Closing True-Up Procedures") by (y) the Actual Company Stock Number.

NO FRACTIONAL SECURITIES

   No certificates or scrip representing fractional interests in shares of FSAC Common Stock or Merger Warrants will be issued in the Merger (including in connection with any releases of such securities from any escrow arrangements contemplated by the Merger Agreement). All such fractional interests will be aggregated. If, after such aggregation, a fractional interest in a share of FSAC Common Stock or a Merger Warrant would result, such holder will be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the fractional interest in a share of FSAC Common Stock or a Merger Warrant, as the case may be, to which such holder would otherwise be entitled by (ii) the average of the per share closing bid price of a share of FSAC Common Stock or an FSAC Warrant, as the case may be,
(x) on the OTC Bulletin Board or (y) if not quoted at such time on the OTC Bulletin Board, in the NQB Pink Sheets published by the National Quotation Bureau Incorporated, in each case for the five trading days immediately preceding the Effective Time. Pending such payment, no fractional interest in a share of FSAC Common Stock or a Merger Warrant shall entitle the owner to vote or to any other rights of a security holder.

DEPOSIT OF MERGER CONSIDERATION

   Prior to the Closing Date, FSAC will designate a bank or trust company reasonably acceptable to EBIC to act as Exchange Agent under the Merger Agreement (the "Exchange Agent"). As soon as practicable after the Effective Time, and after giving effect to certain adjustments, FSAC will deposit with or for the account of the Exchange Agent (i) stock certificates representing the aggregate number of whole shares of FSAC Common Stock issuable pursuant to the Merger Agreement in exchange for outstanding shares of EBIC Common Stock (less certificates representing the shares of FSAC Common Stock to be deposited in escrow pursuant to the Escrow Agreement), (ii) warrant certificates representing the aggregate number of whole Merger Warrants issuable pursuant to the Merger Agreement in exchange for outstanding shares of EBIC Common Stock, (iii) the Estimated Aggregate Cash Consideration (as adjusted, but less the cash to be deposited in escrow pursuant to the Escrow Agreement) and (iv) sufficient cash to make payments in lieu of fractional interests of FSAC Common Stock and Merger Warrants (the "Fractional Cash Amount"). If and to the extent that, at any time that FSAC is obligated to deposit the Estimated Aggregate Cash Consideration and the Fractional Cash Amount or make certain other payments under the Merger Agreement, and FSAC's cash and cash equivalents on hand (including proceeds of the Trust) are insufficient to do so, or would leave FSAC, on a stand-alone basis, with liabilities in excess of assets, FSAC will make such deposits or payments by obtaining the additional necessary funds from EBIC and/or its subsidiaries (by dividend, distribution, intercompany loan or otherwise).

CERTAIN RELATED AGREEMENTS

 Escrow Agreement

   The following is a summary of the material provisions of the Escrow Agreement, which is attached as Annex VI to this Proxy Statement and is incorporated herein by reference. The following summary does not purport to be complete and is qualified in its entirety by reference to the Escrow Agreement.

   The Escrow Agreement provides that FSAC will deposit at the Effective Time with the Escrow Agent (i) the Escrow Shares, comprising 10% of the FSAC Common Stock to be issued in the Merger, (ii) $2 million of the Aggregate Cash Consideration (the "Cash Escrow Amount"), (iii) to the extent there are any Dissenting Shares, (x) an additional portion of the Aggregate Cash Consideration equal to the product of the Per Share Book Value (as defined in the Merger Agreement) of EBIC Common Stock and the number of Dissenting Shares and (y) additional stock and warrant certificates representing the shares of FSAC Common Stock and Merger Warrants that, but for their demand of appraisal rights, holders of such Dissenting Shares would have received in the Merger (the "Section 262 Securities") and (iv) if there is a Positive Cash Adjustment, a cash amount, as an addition to the Cash Escrow Amount, equal to such Positive Cash Adjustment. The Escrow Agent is to hold the cash escrow funds in certain instruments or otherwise as agreed.

   The Cash Escrow Amount will be released (i) to make payments to FSAC, to reflect any Negative Cash Adjustment and (ii) to reimburse EBIC for any payments its makes to dissenters with respect to their Dissenting Shares. To the extent the Cash Escrow Amount is insufficient for such payments with respect to Dissenting Shares, Escrow Shares will be released to make such payments. Once the status of Dissenting Shares is resolved, the Section 262 Securities will be released, first to pay the non-cash portion of the Merger Consideration to those dissenters who failed to perfect their appraisal rights, and then pro rata to all former holders of EBIC Common Stock who did not exercise and perfect appraisal rights (to ensure that such holders received in the Merger 50% of the outstanding shares of FSAC Common Stock and FSAC Warrants on a pro forma basis). The remaining Escrow Shares will be released, if necessary, to pay indemnities owed to FSAC under the Merger Agreement, and then, if there are no indemnity claims pending one year after the Effective Time, pro rata to all former holders of EBIC Common Stock who did not exercise and perfect appraisal rights. The Escrow Agreement provides
(i) a mechanism for FSAC and certain other persons to claim indemnification and demand that Escrow Shares be released and (ii) arbitration procedures to resolve any disputes.

   As a result of the Escrow Agreement and the arrangements contemplated thereby, holders of EBIC Common Stock will initially receive less than the full Merger Consideration. The existence and scope of any drawdowns of the amounts deposited in escrow will determine whether holders of EBIC Common Stock ultimately receive a final amount different from the Merger Consideration. If there are no Dissenting Shares, and no indemnities or post-Merger balance sheet adjustments become payable to FSAC under the Merger Agreement, there will be a delay in the receipt, but no change to the amount, of the Merger Consideration. If there are post-Merger balance sheet adjustments payable to EBIC under the Merger Agreement, the Per Share Cash Consideration will increase. If there are Dissenting Shares, the Per Share Cash Consideration will decrease, but the amount of FSAC Common Stock and Merger Warrants received by former holders of EBIC Common Stock who did not exercise and perfect appraisal rights will increase as a result of the release to such holders of the Section 262 Securities. Reference is made to
Article III of the Merger Agreement and the full text of the Escrow Agreement, attached hereto respectively as Annexes I and VI, for further detail on the exact mechanisms of the Escrow Agreement and the arrangements contemplated thereby.

 Security Transfer Agreement

   The following is a summary of the material provisions of the Security Transfer Agreement, which is attached as Annex VII to this Proxy Statement and is incorporated herein by reference. The following summary does not purport to be complete and is qualified in its entirety by reference to the Security Transfer Agreement.

   The Security Transfer Agreement (i) prohibits any sales or other dispositions (with certain exceptions) by Gilbert Scharf, Michael Scharf, WCAS, WCAS Info and EBIC Management, during the period commencing at the Effective Time and continuing through November 30, 1996, with respect to any shares of FSAC Common Stock (other than the Pre-IPO Shares, which are separately held in escrow until December 7, 1997) and FSAC Warrants (including Merger Warrants) held by such persons and (ii) obligates each such person to tender for exchange (and not withdraw) in the Exchange Offer, if any, their FSAC Warrants in numbers proportionate to the aggregate tenders of FSAC Warrants made by other holders in the Exchange Offer.

 Majority Stockholders' Agreement

   The following is a summary of the material provisions of the Majority Stockholders' Agreement, which is attached as Annex VIII to this Proxy Statement and is incorporated herein by reference. The following summary does not purport to be complete and is qualified in its entirety by reference to the Majority Stockholders' Agreement.

   Pursuant to the Majority Stockholders' Agreement, WCAS has made certain agreements to facilitate the transactions contemplated by the Merger Agreement, including a non-solicitation agreement and an agreement to use its reasonable efforts to take action necessary to consummate and make the Merger effective. WCAS has also made certain representations and warranties to FSAC and Merger Sub, including as to: (i) due organization and existence, (ii) authorization, execution, delivery, performance and enforceability of the Merger Agreement, (iii) absence of conflict with its organizational documents or with certain contracts and the absence of any required governmental or regulatory authorization, consent or approval, (iv) documents to be filed with the Commission and the accuracy of information contained therein, (v) termination of certain existing agreements and the release and termination of certain security interests and (vi) the absence of any broker or finder's fees.

 Registration Rights Agreement

   The following is a summary of the material provisions of the Registration Rights Agreement, to be executed prior to and as a condition of the Merger, by and among FSAC, Gilbert Scharf, Michael Scharf, WCAS, certain WCAS affiliates, EBIC Management and certain other FSAC and EBIC stockholders, the form of which is attached as Annex IX to this Proxy Statement and is incorporated herein by reference. The following summary does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement.

   The Registration Rights Agreement provides for two demand registration rights, which may not be requested prior to October 1, 1996 and which in any event may not become effective until after November 30, 1996, with respect to all shares of FSAC Common Stock (including shares received upon exchange or exercise of FSAC Warrants) held by WCAS and certain related investors, the Initial FSAC Stockholders and EBIC Management. The first request may only be initiated by holders of at least a majority of the total outstanding FSAC Common Stock issued in the Merger to WCAS and certain related investors (excluding certain shares held in escrow) but will extend to the other stockholders who are parties to the agreement. The second request may be made by holders of at least a majority of the total outstanding FSAC Common Stock held by all stockholders who are parties to the agreement (excluding certain shares held in escrow). The requests must specify the manner of sale (which may be an underwritten public offering) and whether all or a portion of such shares will be sold. Upon receipt of such requests, FSAC will notify other holders of shares of FSAC Common Stock registrable under the agreement and use its best efforts to register for public sale in accordance with the method of disposition specified in such requests, the number of shares specified in the request or in certain notices received from other holders. FSAC may include in the registration statement certain shares to be sold for its own account. In certain circumstances, the shares to be included in any registration statement (if the method of disposition is an underwritten public offering) may be reduced if the managing underwriter considers that such inclusion would adversely affect the marketing of the stock to be sold. The number of shares to be included in any registration statement (other than an underwritten public offering) will not (subject to certain exceptions), prior to June 30, 1997, exceed 50% of the number of registrable shares of FSAC Common Stock. FSAC may postpone, generally for a maximum of up to 60 days, filing a registration statement in certain circumstances.

   If FSAC, at any time after November 30, 1996 (other than in connection with the Exchange Offer or certain other circumstances), proposes to register FSAC Common Stock, it will offer the parties to the Registration Rights Agreement certain "piggy-back" registration rights. In the event that any such registration is an underwritten public offering, the shares to be included on this basis may be reduced if the managing underwriter considers that such inclusion would adversely affect the marketing of the stock to be sold.

   The expenses of FSAC incurred in complying with the demand rights and "piggy-back" rights will be paid by FSAC, except for underwriting discounts, selling commissions and transfer taxes and certain other expenses, which will be borne by the participating sellers in proportion to the number of shares sold by each, or otherwise as agreed. The Registration Rights Agreement includes detailed provisions with respect to the procedures for registration and indemnification.

                      DESCRIPTION OF FSAC CAPITAL STOCK

GENERAL

   FSAC is authorized to issue 14,000,000 shares of FSAC Common Stock, and 1,000,000 shares of FSAC Preferred Stock. As of the date of this Proxy Statement, there were 4,416,666 shares of FSAC Common Stock (including 833,333 Pre-IPO Shares) issued and outstanding, no shares of FSAC Preferred Stock issued and outstanding and FSAC Warrants to purchase 7,566,666 shares of FSAC Common Stock (including Bridge Warrants to acquire 400,000 shares of FSAC Common Stock) issued and outstanding. The following description of FSAC's capital stock does not purport to be complete and is subject, and qualified in its entirety by reference, to the provisions of the DGCL and to FSAC's Certificate of Incorporation, the Warrant Agreement, dated November 30, 1994, between FSAC and Continental, as warrant agent, governing the Bridge Warrants, the FSAC Warrants issued in the IPO and the FSAC Warrants issuable upon exercise of the Unit Purchase Options, and the Warrant Agreement, dated June 5, 1996, between FSAC and Continental, as warrant agent, governing the Merger Warrants, each of which is attached or incorporated by reference as an exhibit to the Registration Statement.

FSAC UNITS

   Pursuant to the IPO, FSAC sold 3,333,333 FSAC Units (and an additional 250,000 FSAC Units as part of the underwriters' over-allotment) at $6.00 per unit, each FSAC Unit consisting of one share of FSAC Common Stock and two FSAC Warrants. The securities comprising the FSAC Units became separate and transferable upon consummation of the IPO on December 7, 1994 and are currently listed separately on the OTC Bulletin Board.

FSAC COMMON STOCK

   The holders of FSAC Common Stock are entitled to one vote for each share held of record on all matters voted on by stockholders. There is no cumulative voting with respect to the election of directors, and therefore the holders of more than 50% of the shares voting for the election of directors can elect all directors then being elected. The FSAC Board is currently divided into two classes such that each class of directors is elected in alternating years. However, upon consummation of the Merger, FSAC's Certificate of Incorporation will be amended to implement a staggered board consisting of three classes such that each class of directors is elected every third year. See "PROPOSAL 3: AMENDMENT TO ARTICLE SIXTH
- --Classified Board Amendment." The holders of FSAC Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefore.

   In the event of a liquidation, dissolution or winding up of FSAC, the holders of FSAC Common Stock (excluding Pre-IPO shares, with respect to which the Initial FSAC Stockholders have waived any rights to share in any distribution relating to a liquidation of FSAC due to FSAC's failure to consummate a Business Combination) are entitled to share ratably in the proceeds of the Trust and all other assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the FSAC Common Stock. Holders of FSAC Common Stock as such have no preemptive or other subscription rights. Except for the Redemption Rights, see "REDEMPTION RIGHTS," there are no redemption provisions applicable to the FSAC Common Stock. All of the outstanding FSAC Common Stock is fully paid and nonassessable. Pursuant to its IPO underwriting agreement with GKN Securities Corp. ("GKN") and Barington Capital Group, L.P. (the "Underwriting Agreement"), FSAC has agreed not to issue any additional shares of FSAC Common Stock prior to consummation of a Business Combination.

PREFERRED STOCK

   FSAC's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of FSAC Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of FSAC's Common Stock, although the Underwriting Agreement prohibits FSAC, prior to a Business Combination, from issuing Preferred Stock which participates in any manner in the proceeds of the Trust or which votes as a class with the FSAC Common Stock on a Business Combination. The rights of holders of FSAC Common Stock will be subject to, and may be adversely affected by, the rights of holders of any FSAC Preferred Stock that may be issued in the future. In addition, the issuance of FSAC Preferred Stock could have the effect of discouraging, delaying or preventing a change of control of FSAC. Although FSAC does not currently intend to issue any shares of FSAC Preferred Stock, there can be no assurance that it will not do so in the future.

FSAC WARRANTS

   Each FSAC Warrant (excluding FSAC Warrants issuable in connection with the Unit Purchase Options) entitles the registered holder to purchase one share of FSAC Common Stock for $5.00. The exercise price and the number of shares of FSAC Common Stock issuable upon exercise of each FSAC Warrant are subject to adjustment in certain circumstances, including in the event of a stock dividend or recapitalization of FSAC. However, FSAC Warrants are not subject to adjustment for issuances of FSAC Common Stock at a price below their exercise price. FSAC Warrants (excluding the Bridge Warrants) will become exercisable upon the consummation of a Business Combination and will expire on November 30, 2001, although FSAC has the right, in its sole discretion, to extend the expiration date of FSAC Warrants. FSAC may call FSAC Warrants for redemption, in whole but not in part, at a price of $.01 per warrant, at any time after they become exercisable, upon not less than 30 days' prior written notice to the holders thereof, provided that the last sale price of FSAC Common Stock has been at least $8.50 per share for the 20 consecutive trading days ending on the third day prior to the day on which notice is given.

   FSAC Warrants can be exercised upon surrender of FSAC Warrant certificates on or prior to the expiration date at the offices of Continental, with the exercise form on the reverse side of the certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check payable to FSAC) for the number of FSAC Warrants being exercised. Prior to the exercise of FSAC Warrants, the holders of FSAC Warrants do not have the rights or privileges of holders of the underlying shares of FSAC Common Stock. Pursuant to the Underwriting Agreement, FSAC has agreed not to issue any additional options or other securities convertible into FSAC Common Stock prior to consummation of a Business Combination.

   No FSAC Warrants are exercisable unless at the time of exercise there is a current prospectus covering the shares of FSAC Common Stock issuable upon exercise of such FSAC Warrants under an effective registration statement filed with the Commission and such shares have been qualified for sale or are exempt from qualification under the securities laws of the state of residence of the holder of such FSAC Warrants. Although FSAC is obligated to use its best efforts to meet such requirements, there can be no assurance that FSAC will be able to do so.

   No fractional shares will be issued upon exercise of FSAC Warrants. However, if a holder of FSAC Warrants exercises all FSAC Warrants then owned of record by such holder, FSAC will pay to such holder, in lieu of any fractional share which is otherwise issuable to such holder, an amount in cash based on the market value of FSAC Common Stock on the last trading day prior to the date of exercise.

   Upon the exercise of FSAC Warrants (not including the Merger Warrants), FSAC has agreed (subject to certain conditions) to pay to GKN a commission equal to 5% of the exercise price for each FSAC Warrant exercised. However, no compensation will be paid to GKN in connection with the exercise of FSAC Warrants if the market price of the underlying shares of FSAC Common Stock is equal to or less than the exercise price, FSAC Warrants are held in a discretionary account or FSAC Warrants are exercised in an unsolicited transaction.

MERGER WARRANTS

   The Merger Warrants will be denominated as "Series B Redeemable Common Stock Purchase Warrants" of FSAC. The form of the Merger Warrant is attached hereto as Annex II and will entitle the holder to receive the same securities for the same exercise price as are receivable by the holders of FSAC Warrants issued in the IPO upon any exercise of such FSAC Warrants after the Effective Time. The Merger Warrants will also have the same redemption terms, adjustment provisions and expiration date as such FSAC Warrants and will otherwise have substantially the same terms and conditions as such FSAC Warrants. However, no commission will be payable to GKN in connection with exercises of the Merger Warrants.

ADVISOR UNITS AND BRIDGE WARRANTS

   In connection with the IPO, FSAC sold the Unit Purchase Options, representing the right to purchase an aggregate 333,333 Advisor Units at $9.90 per unit, to the underwriters of the IPO and certain designees thereof. The Advisor Units are identical to the FSAC Units, except that FSAC Warrants contained in the Advisor Units are exercisable at $6.25 per share and expire on November 30, 1999. In addition, the holders of the Unit Purchase Options are entitled to certain "piggy-back" and demand registration rights for periods of seven and five years, respectively, from the date of the IPO prospectus with respect to the Advisor Units and the other FSAC securities directly and indirectly issuable upon exercise thereof. In connection with the Merger, FSAC has entered into the Unit Purchase Option Agreement with the holders of the Unit Purchase Options which provides for the exchange, contingent upon and effective immediately following the Merger, of all Unit Purchase Options for an aggregate of 225,000 newly issued shares of FSAC Common Stock. See "PROPOSAL 1: THE MERGER --Certain Related Transactions
- --Unit Purchase Option Exchange."

   In September 1994, FSAC consummated the Bridge Financing to pay certain organizational expenses and certain costs of the IPO. In connection with the Bridge Financing, FSAC issued 400,000 Bridge Warrants to thirteen investors in the Bridge Financing. The Bridge Warrants are identical to the FSAC Warrants issued in the IPO, except that the Bridge Warrants are not redeemable by FSAC until 90 days after consummation of a Business Combination. The holders of the Bridge Warrants have agreed not to transfer them until after the consummation of a Business Combination and not to exercise them until 90 days after such consummation. In addition, the holders of the Bridge Warrants are entitled to certain "piggy-back" registration rights for the Bridge Warrants and the FSAC Common Stock underlying the Bridge Warrants. Pursuant to the terms of the Merger Agreement, the Exchange Offer, if made, will extend to the Bridge Warrants. See "PROPOSAL 1: THE MERGER --Certain Related Transactions --Exchange Offer."

DELAWARE ANTI-TAKEOVER LAW

   Under Section 203 of the DGCL (the "Delaware anti-takeover law"), certain "business combinations" between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 stockholders, and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation or by-laws not to be governed by the Delaware anti-takeover law (FSAC has not made such an election), (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee stock plans in which the employees do not have a right to determine confidentially whether to tender or vote stock held by the plan), or (iv) the business combination was approved by the board of directors of the corporation and ratified by 66 2/3% of the voting stock which the interested stockholder did not own. The three-year prohibition does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporations's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who becomes the beneficial owner of 15% or more of a Delaware corporation's voting stock. Section 203 could have the effect of delaying, deferring or preventing a change in control of FSAC.

                               BUSINESS OF FSAC

GENERAL

   FSAC was organized on August 18, 1994 as a Specified Purpose Acquisition Company(Registered Trademark), or SPAC(Registered Trademark), with the objective of acquiring a Target Business in the financial services industry. The financial services industry includes entities of various types which provide a broad array of financial services to their customers, including commercial banks, thrift institutions, investment banking and securities brokerage firms, money management firms, insurance companies and businesses which provide support services for financial institutions.

   Since its inception, FSAC has not engaged in any substantive commercial business and its sole activities have been to evaluate and select a suitable Target Business and to structure, negotiate and consummate a Business Combination with such Target Business. FSAC may ultimately acquire more than one business; however, FSAC's initial Business Combination must be with a Target Business whose fair market value is at least 80% of the net assets of FSAC at the time of the Business Combination. See " --Characteristics of a Specified Purpose Acquisition Company(Registered Trademark) --Fair Market Value of Target Business."

   In August 1994, FSAC issued 833,333 Pre-IPO shares for an aggregate purchase price of $25,000, or $.03 per share, to the Initial FSAC
Stockholders. In September 1994, FSAC raised $200,000 in the Bridge Financing and issued 400,000 Bridge Warrants. In December 1994, pursuant to the IPO,
FSAC sold 3,333,333 FSAC Units (and an additional 250,000 FSAC Units as part of the underwriters' over-allotment) at $6.00 per Unit, each Unit consisting of one share of FSAC Common Stock and two FSAC Warrants. Each FSAC Warrant issued in the IPO entitles the holder to purchase from FSAC, during the period commencing upon consummation of a Business Combination until the close of business on November 30, 2001, one share of FSAC Common Stock at $5.00 per share, subject to adjustment in certain circumstances, including in the event of a stock dividend or recapitalization of FSAC. FSAC may call FSAC Warrants for redemption, upon thirty days' prior written notice to the holders thereof, at a price of $.01 per FSAC Warrant, at any time after they become exercisable, if the last sale price of FSAC Common Stock has been at least $8.50 per share for the 20 consecutive trading days ending on the third day prior to the date on which notice of redemption is given. The Bridge Warrants are identical to such FSAC Warrants except that they are not redeemable by FSAC until 90 days after consummation of a Business Combination. FSAC also sold 333,333 Unit Purchase Options to the IPO underwriters and certain of their designees. Each Unit Purchase Option entitles the holder thereof to acquire one share of FSAC Common Stock and two FSAC Warrants (which are identical to FSAC Warrants sold in the IPO except that the exercise price per warrant is $6.25 and their expiration date is November 30, 1999), for an exercise price of $9.90 per option. See "DESCRIPTION OF FSAC CAPITAL STOCK
- --Advisor Units and Bridge Warrants." FSAC received net proceeds from the IPO of approximately $19,150,000 after payment of offering expenses, a substantial portion of which (approximately $17,415,000) was placed in the interest-bearing Trust. See " --Characteristics of a Specified Purpose Acquisition Company(Registered Trademark) --Offering Proceeds Held in Trust." FSAC also used such proceeds to repay the Bridge Financing. The remaining proceeds of the IPO have been and are being used by FSAC to pay for costs incurred in connection with evaluating and negotiating prospective acquisitions, including the proposed Merger, and for the general, administrative and organizational expenses and taxes (on interest income) of FSAC.

   Since the IPO, management of FSAC has considered and evaluated numerous potential Target Businesses. In May 1995, FSAC entered into a letter of intent with one such business and proceeded with the negotiation of a stock purchase agreement for the acquisition thereof. Ultimately, those negotiations failed and were terminated in July 1995. After that time, FSAC management continued its search process, focusing primarily on brokerage businesses, resulting in the Merger Agreement and the proposed Merger. See "PROPOSAL 1: THE MERGER --Background of the Merger."

CHARACTERISTICS OF A SPECIFIED PURPOSE ACQUISITION COMPANY(REGISTERED
TRADEMARK)

   A SPAC(Registered Trademark) is an entity incorporating the selected investor safeguards set forth below. Immediately after the consummation of a Business Combination, these provisions (other than as described under "Escrow of Pre-IPO Shares") will no longer apply.

 Offering Proceeds Held in Trust

   FSAC completed the IPO in December 1994 and received net proceeds of approximately $19,150,000 after payment of offering expenses. A substantial portion of such net proceeds ($17,415,000) was placed in the Trust. Amounts in the Trust may not be released until the earlier of (i) FSAC's consummation of a Business Combination or (ii) the liquidation of FSAC. The remaining net proceeds of the IPO that were not placed in the Trust, and the interest earned thereon, have been used by FSAC to identify, evaluate and select a suitable Target Business, to structure, negotiate and consummate a Business Combination, including the Merger, and for general, administrative and organizational expenses, including taxes on interest income. As of March 31, 1996, there was approximately $18,719,000 (including accrued interest thereon) in the Trust, and FSAC held approximately $1,046,000 in cash and cash equivalents and short-term investments outside of the Trust. If the Merger is consummated, it is anticipated that all or substantially all of the IPO proceeds held in the Trust, together with interest earned thereon, will be paid to holders of EBIC Common Stock (subject to certain escrow arrangements) as the Aggregate Cash Consideration.

 Fair Market Value of Target Business

   FSAC may not acquire a Target Business unless the fair market value of such business (as determined by the FSAC Board of Directors based upon standards generally accepted by the financial community, such as earnings, potential sales, cash flow and book value), is equal to at least 80% of the net assets of FSAC at the time of such acquisition. If the Board of Directors of FSAC determines that the financial statements of a proposed Target Business do not clearly indicate that the Target Business has a sufficient fair market value, FSAC has agreed to obtain an opinion from an unaffiliated, independent investment banking firm (which is a member of the NASD) with respect to the satisfaction of such criteria. In connection with the Merger Agreement, the FSAC Board determined that the foregoing fair market value criterion was satisfied, and accordingly did not seek or obtain such an opinion. See "PROPOSAL 1: THE MERGER --Reasons for the Merger; Recommendations of the Board of Directors" and " --Absence of Fairness Opinion."

 Stockholder Approval of Business Combination

   FSAC, after signing a definitive agreement for the acquisition of a Target Business, but prior to the consummation of any Business Combination, is required to submit such transaction to its stockholders for their approval, even if such acquisition would not ordinarily require stockholder approval under applicable state law. In the event that FSAC stockholders holding 20% or more of the outstanding FSAC Public Shares, or 716,667 shares, vote such shares against the Business Combination and properly exercise their Redemption Rights with respect to such shares, FSAC, pursuant to its Certificate of Incorporation, is not permitted to consummate such Business Combination. FSAC may only consummate a Business Combination if less than 20% of the outstanding FSAC Public Shares are voted against the Business Combination (and have Redemption Rights properly demanded with respect to them), and at least a majority in interest of the outstanding shares of FSAC Common Stock vote in favor of the Business Combination.

   With respect to approval and adoption of a Business Combination, the Initial FSAC Stockholders have agreed to vote all of their Pre-IPO Shares (constituting approximately 18.9% of the currently outstanding shares of FSAC Common Stock) in accordance with the vote of the majority in interest of the FSAC Public Shares. The Initial FSAC Stockholders also own an aggregate of 597,000 FSAC Public Shares (constituting approximately 13.5% of the currently outstanding shares) that they may vote for or against a Business Combination, as they desire, although they have indicated their current intention to vote all such shares in favor of approval and adoption of the Merger Agreement.

 Redemption Rights

   Holders of FSAC Public Shares who vote against a Business Combination such as the Merger have the right to demand the cash redemption of their shares if such Business Combination is approved and consummated. However, if 20% or more of the FSAC Public Shares are voted against the Business Combination (and have Redemption Rights duly demanded with respect thereto), the Business Combination will not be consummated. See " --Characteristics of a Specified Purpose Acquisition Company(Registered Trademark)" and " --Liquidation if No Business Combination." The per share Redemption Price will be equal to the amount in the Trust, inclusive of interest, as of the FSAC Record Date (in the case of the Merger), divided by the number of FSAC Public Shares. A stockholder who fails to comply with all of the requirements with respect to the redemption of his or her shares, including a timely written demand therefor and delivery of a certificate or certificates representing such shares, under cover of a properly completed and executed Transmittal Letter, will forfeit his or her Redemption Rights. See "REDEMPTION RIGHTS." There will be no distribution from the Trust with respect to any of the FSAC Warrants. The FSAC Initial Stockholders do not have any Redemption Rights with respect to the Pre-IPO Shares. In connection with the Merger, it is estimated that the Redemption Price will be approximately $5.30 per FSAC Public Share.

 Escrow of Pre-IPO Shares

   The 833,333 Pre-IPO Shares (constituting approximately 18.9% of the currently outstanding shares of FSAC Common Stock) are held until December 7, 1997 in escrow with Continental, as escrow agent. During such escrow period, the Initial FSAC Stockholders are not able to sell or otherwise transfer their respective Pre-IPO Shares, except (i) in a transaction subsequent to the consummation of a Business Combination which is offered to all FSAC stockholders or (ii) to family members or pursuant to the laws of descent. Accordingly, the Initial FSAC Stockholders cannot separately negotiate the purchase of any portion of their Pre-IPO Shares as part of a Business Combination.

 Liquidation if No Business Combination

   If FSAC does not consummate the Merger or another Business Combination by December 7, 1996, FSAC is obligated to dissolve and distribute to holders of FSAC Public Shares the amount in the Trust, including any interest earned thereon, estimated to be $5.40 per share as of such date, plus any remaining net assets of FSAC. Pursuant to the IPO Lock-up Agreements, the Initial FSAC Stockholders have waived any right to participate in any such liquidating distribution with respect to their Pre-IPO Shares.

SUBSIDIARIES

   FSAC's sole subsidiary is Merger Sub. Merger Sub is a Delaware corporation and a wholly owned subsidiary of FSAC organized on February 15, 1996 solely for purposes of facilitating the Merger. Except in connection with its organization, the Merger Agreement and the Merger, Merger Sub has not engaged in any business or substantive activities since its incorporation.

COMPETITION

   If the Merger is consummated, FSAC will become subject to competition from competitors of EBIC. See "BUSINESS OF EBIC --Competition."

MANAGEMENT AND EMPLOYEES

   The executive officers of FSAC are Gilbert D. Scharf (Chairman of the Board, Chief Executive Officer and President) and Michael J. Scharf (Vice President, Secretary and Treasurer). Pursuant to the

Merger Agreement, immediately following the Effective Time, FSAC will take all action necessary to cause Donald Marshall to be appointed Vice-Chairman of FSAC. FSAC has one other employee. Since FSAC's inception, no executive officer has received any cash compensation from FSAC for services rendered, although Gilbert Scharf has entered into one of the Employment Agreements that will become effective upon consummation of the Merger (see "THE MERGER AGREEMENT --Interests of Certain Persons in the Merger --Employment Agreements"), and it is expected that any other full-time executive officers will receive compensation, in amounts not yet determined, subsequent to consummation of the Merger. Prior to consummation of a Business Combination, none of FSAC's officers or directors has received or will receive any compensation other than a $5,000 per month administrative fee payable to Scharf Advisors, Inc., a corporation wholly owned by Gilbert Scharf, and reimbursement for out-of-pocket expenses incurred in connection with FSAC's business. There is no limit on the amount of such out-of-pocket expenses and there has not been nor will there be any review of the reasonableness of such expenses by anyone other than the FSAC Board, which includes persons who have received, and may seek, reimbursement. None of FSAC's officers or directors (who collectively constitute all of the Initial FSAC Stockholders) or their respective affiliates will receive any consulting or finder's fee or other compensation in connection with the introduction of FSAC to, or the evaluation of, a Target Business or consummation of a Business Combination. See "PROPOSAL 2: ELECTION OF DIRECTORS."

PROPERTIES

   Scharf Advisors, Inc. has provided office space and certain office and secretarial services to FSAC for which FSAC pays $5,000 per month. This arrangement, by its terms, currently terminates upon consummation of a Business Combination.

LEGAL PROCEEDINGS

   There are no legal proceedings pending against FSAC.

                               BUSINESS OF EBIC

OVERVIEW

   EBIC, through its subsidiaries and affiliates, is a wholesale broker of money market instruments, derivative products, and selected fixed income securities. It conducts its business through offices in major financial centers, including New York, London, Toronto, Tokyo and Hong Kong, and by means of correspondent relationships with other brokers throughout the world. In addition to its wholly owned subsidiaries in New York, London and Canada, EBIC has a 51% interest in Yagi Euro (Hong Kong) Limited, a 50% interest in the Tokyo Partnership and a 15% minority interest in Yagi Euro, its partner in the Tokyo Partnership. EBIC's customers are primarily well capitalized banks, investment banks and broker dealers. EBIC functions primarily as an intermediary, matching the needs of financial institutions. EBIC'S transactions are principally of two types, (i) transactions whereby EBIC acts only as a matching broker and (ii) transactions whereby EBIC acts as a matched riskless principal. In transactions involving cash deposits, derivative products and repurchase agreements, the trades are executed on a name give-up basis and settled directly between the counterparties with EBIC acting solely as an agent. In these transactions EBIC is never a counterparty. In the second type of transaction, primarily securities transactions, EBIC acts as a matched riskless principal connecting buyers and sellers at exact prices. EBIC does not earn a "spread" on any such transaction; rather earnings are received through commissions. These transactions are settled through clearing institutions within a few days of the transaction date. Except for short-term positions in connection with its municipal brokerage described below, EBIC does not, as a matter of practice, take positions for its own account. At March 31, 1996 EBIC employed approximately 783 personnel worldwide.

   EBIC assists its customers in executing trades by identifying counterparties with reciprocal interests. Securities traders and market makers use these "match maker" services for several reasons. First, a customer can benefit from using the larger sales force of a brokerage firm. This is increasingly important as securities firms and banks have scaled down their own sales operations in order to reduce overhead. Second, customers can function anonymously until the point of a trade execution, thereby achieving increased flexibility without signaling their intentions to the marketplace. Third, a broker can provide market information, trading possibilities and arbitrage opportunities. EBIC provides these services by means of a worldwide telecommunications network, with direct lines to most of its approximately 2,000 institutional clients.

PRODUCTS

   EBIC introduces customers, negotiates and executes transactions on their behalf and receives a per transaction commission, which is either billed at month end, or is retained in the process of clearing. EBIC's business falls into the brokerage of three broad groups of products: (i) cash products, (ii) derivative products and (iii) securities products and repurchase agreements.

 Cash Products

   In general, cash products take the form of deposits placed by one financial institution with another, at an agreed-upon rate of interest, for a fixed period of time. The most traditional product in this category is the Eurodollar deposit. Eurodollars are U.S. dollar deposits placed with financial institutions domiciled outside the United States, including the branches of U.S. banks. Eurodollar deposits are brokered throughout EBIC's entire network. Additionally, each EBIC office brokers domestic deposits applicable to its local country, such as domestic Sterling. EBIC also brokers other Eurocurrencies, such as Euro Swiss Francs, Euro Deutchemarks and Euro Yen. EBIC brokers cash products predominantly to multinational banks.

 Derivative Products

   A derivative products transaction is an agreement entered into by two parties, in which each commits to a series of payments based upon the price performance of an underlying financial instrument or commodity for a specific period of time. This category includes a broad range of sophisticated financing techniques employed by multinational banks, financial institutions, securities dealers and corporations. Some of the types of derivatives most frequently brokered by EBIC are interest rate swaps, forward rate agreements, commodity swaps and asset conversion swaps.

   In an interest rate swap, two parties agree to exchange interest rate payment obligations on a notional principal amount over the term of the swap. No principal is exchanged, and market risk is limited to differences in the interest payments. Swaps enable institutions that may not be able to obtain low cost fixed rate funding, but who can borrow lower cost floating rate funds, to swap those floating rate obligations for fixed rate obligations and obtain a fixed rate cost of funds that they could not otherwise access.

   Additional swap instruments for which EBIC provides brokering services include asset conversion swaps in which fixed rate and floating rate debt instruments are swapped; and commodity swaps (including options and physical contracts based on oil, natural gas and electricity) in which payments based on fixed and floating commodities indices are exchanged.

   Forward rate agreements ("FRAs") are over-the-counter, off-balance sheet instruments similar to interest rate futures, designed to give the counterparties protection against a shift in interest rates for time deposits. The buyer, or borrower, of an FRA agrees to pay the seller, or lender, at some specified future settlement date, an amount of interest based on a notional principal at a fixed rate for a specified period of time. The seller agrees to pay the buyer, on the same future settlement date, an amount of interest based on the same amount of notional principal and the same period of time but based on the then prevailing market rate for the time period. No actual principal is exchanged. On the settlement date, the buyer and the seller calculate the present value of the net interest owed, and one party pays the other accordingly.

   EBIC also brokers trades in cross currency swaps and various options. In both the U.K. and Tokyo, a large portion of EBIC's derivative products business is non-dollar denominated. EBIC brokers derivative products predominantly to multinational banks and investment banks.

 Securities Products and Repurchase Agreements

   Products brokered by EBIC in this category include debt obligations issued by governments, banks and corporations. EBIC brokers transactions in banker's acceptances, certificates of deposit, commercial paper, floating rate notes, federal agency securities, municipal securities, Brady bonds, Euro bonds, and zero coupon bonds. EBIC also arranges investment agreements between municipal bond issuers and financial providers.

   Repurchase agreements ("repos") are contractual obligations entered into by two counterparties, first to sell securities and then to repurchase those same securities (or the reverse in the case of a buyer), at an agreed upon future date and price. EBIC acts as an intermediary for the U.S. Primary Government Dealer community (approximately 37 banks and dealers licensed to participate in auctions of U.S. Treasury securities), as well as for a number of U.S. regional banks, in the negotiation and execution of U.S. Treasury repos. EBIC disseminates repo market information via proprietary, computerized screens located in customers' offices. EBIC also provides a repo service that is "voice brokered" directly to regional banks, which allows EBIC broad penetration of the market. Repos on Canadian government securities are brokered from EBIC's Toronto office to the Canadian dealer community in a similar fashion.

   Using the same proprietary screen systems, Emerging Market debt, including Brady bonds, local sovereign issues, Euro bonds and options on Brady bonds, are brokered by specialized teams located in New York and London. Their market coverage includes North and South America and Europe.

   In June 1996, EBIC began brokering municipal securities, generally acting as a matched riskless principal. Unlike in its other businesses, EBIC's brokers of municipal securities are permitted to take limited positions in municipal securities for short periods of time (generally less than 5 days) to facilitate anticipated customer needs. EBIC's policy with respect to such trading and positions requires manage-ment to monitor such positions on a daily basis to assure compliance with established limits. In addition, any such positions are marked to market on a daily basis using independently obtained market prices.

   EBIC brokers securities products and repurchase agreements predominantly to banks, investment banks and other financial institutions.

COMMUNICATIONS NETWORK AND INFORMATION SYSTEMS

   EBIC has a global communications network through which it conducts its business and sophisticated computerized information systems over which it receives instantaneous market information. Its teams of computer and communications specialists provide technological support to the network. EBIC is continually upgrading its technological facilities in order to access and collate market information and redistribute it instantaneously throughout its network. Through the continued development and use of proprietary software, computerized screen displays, digital networks and interactive capabilities, EBIC keeps its communication technology and information systems as current as possible.

   Due to the need for instantaneous communication, the majority of EBIC's customers are connected to EBIC via direct point to point telephone lines around the world. EBIC's sophisticated host computer system with digital facilities is used to connect via one network EBIC offices and specific customers who trade in certain products, including Emerging Markets debt, repurchase agreements, bond options, bankers acceptances and certificates of deposit. In this way, all parties have access simultaneously to market bids and offers.

   Most of the markets in which EBIC operates are highly efficient, offering participants immediate access and enormous liquidity. Some markets are subject to a high degree of volatility. Even the slightest variation in price can make the difference between missing and executing a transaction. Consequently, EBIC's business depends heavily on the use of advanced telephone equipment, computer systems and pricing software. Direct line voice communication, live computerized screen systems and instantaneous access to financial information and trade execution for its clients are all imperative for EBIC's continued success. For this reason, EBIC intends to continue to expand and enhance its communication and information system networks.

PERSONNEL

   As of March 31, 1996, EBIC employed approximately 783 full time staff, including directors and senior managers. A summary of these employees by geographic location is included below:

                         MARCH 31, 1996
              ----------------------------------
                BROKERS   ADMINISTRATION   TOTAL
              ---------  --------------  -------
New York ....     246           71          317
London ......     253           67          320
Canada ......      21            5           26
Tokyo .......      41           --           41
Hong Kong  ..      59           20           79
              ---------  --------------  -------
                  620          163          783
              =========  ==============  =======

   In common with all companies operating within the industry, EBIC's business is heavily dependent on relationships that exist between brokers and their clients. EBIC emphasizes building, nurturing and preserving those relationships. Many brokers have performance related compensation packages. Staff compensation constitutes the largest component of EBIC's expenses. Significant amounts are also spent in connection with the continual marketing of products and resources through direct personal contact and entertainment. These expenses are an important and integral part of EBIC's marketing policy and are encouraged in a controlled manner by EBIC's senior management.

REGULATION

   The securities industry in the United States is subject to extensive regulation under both federal and state laws. As a registered broker-dealer, Euro Brokers Maxcor Inc., a wholly owned subsidiary of EBIC, is regulated by the Commission, the NASD, the Commodity Futures Trading Commission, the National Futures Association and the New York Cotton Exchange, as well as by various state authorities. As a registered investment advisor, Euro Brokers Inc., is subject to regulations issued pursuant to the Investment Advisors Act of 1940. Certain non-U.S. subsidiaries are subject to regulation in the jurisdictions in which they conduct their businesses.

   EBIC's principal non-U.S. regulated subsidiaries are Euro Brokers International Ltd. and EBFSL, which are subject to regulation in the United Kingdom by the Bank of England and the SFA, respectively. Recently, the SFA has issued new rules with respect to the Investment Services Directive and the Capital Adequacy Directive of the EC, in particular regarding consolidated supervision rules which impose various capital thresholds on investment, holding and service companies depending on, among other things, the activities of such company. The SFA has conditionally confirmed the categorization of EBFSL as a Category D firm and, as such, EBFSL satisfies the capital adequacy requirements and is not subject to the consolidated supervision rules of the SFA. Should EBFSL decide in the future to change or expand the nature of its business, it may be required to comply with the consolidated supervision requirements, which requirements the London group, including EBFSL, may not satisfy with its current capitalization. The SFA had also raised a concern regarding the technical solvency of EBHL, which concern has been resolved principally by restructuring the capital of EBHL.

   Euro Brokers Canada Ltd. is regulated by the Ontario Securities Commission. Yagi Euro (Hong Kong) Limited is regulated by the Foreign Exchange and Deposit Brokers Association. EBIC also holds a 15% equity interest in Yagi Euro, which is subject to regulation in Japan by the Ministry of Finance.

COMPETITION

   EBIC faces intense competition in all aspects of its cash, money market, derivatives, securities and repurchase agreements business. Constant competition comes from other money and securities brokers, from information providers through their use of sophisticated communication networks and systems, from electronic execution systems such as those implemented by Reuters and EBS (a company owned by a consortium of commercial banks), and from certain of EBIC's own customers, themselves seeking to expand and/or diversify their own businesses. To remain competitive, EBIC must be able to respond to customer needs by anticipating changes in the marketplace and by making constant improvements in the services it provides. It must continue to invest in the expansion and increased functionality of its proprietary screen system, and the use of specialized data and communication facilities. It must maintain sufficient capital to sustain its creditworthiness in transactions in order to facilitate trades where it acts either on a name give-up basis, or as riskless principal. Perhaps most importantly, EBIC must retain its ability to recruit, incentivize and retain key personnel.

FACILITIES

   EBIC's principal executive offices are located in approximately 48,800 square feet of space in New York City leased by EBIC pursuant to various lease agreements that expire no earlier than September 2004. EBIC and its subsidiaries also lease approximately 35,800 square feet of space in London pursuant to a lease that expires in 2018 and includes an option to terminate in 2003, at EBIC's discretion. In addition, EBIC and its subsidiaries lease space in Toronto, Canada and Hong Kong. EBIC believes that its current facilities are adequate for its existing needs.

LEGAL PROCEEDINGS

   In common with other money brokers, a subsidiary of EBIC has, in the past, received commissions on a number of interest rate swap transactions which were booked on behalf of banks and local authorities in the United Kingdom. Following the ruling by the House of Lords that the nature of these contracts was "ultra vires," or beyond the scope of the power of the local authorities, some claims in a material amount have been received for the return of certain of this brokerage. In addition, EBIC has been named as a defendant in other civil actions that seek significant damages; management believes these suits lack merit and intends to vigorously contest them.

   The future outcome of these matters cannot be predicted with certainty and, accordingly, it is possible that the ultimate disposition of the above noted matters could be material to the results of operations in any given period. Based upon discussions with legal counsel, however, it is the opinion of management that the ultimate disposition of the above matters will not have a material adverse effect on the consolidated financial condition of EBIC, its results of operations or liquidity.

PROPOSED JOINT VENTURE

   EBIC and Global Financial Information Corporation ("GFIC") have recently executed a letter of intent providing for the establishment of a joint venture (the "Venture") for the purpose of designing, developing, implementing and distributing information and data generated or otherwise collected by EBIC and its subsidiaries in certain Emerging Market debt products, including Brady bonds. In general, EBIC would supply certain information and data on a nonexclusive basis, except for competing uses, and GFIC would supply electronic distribution capacity, as well as certain global financial market information at no cost to the Venture. In addition, EBIC would acquire an option to purchase up to one million shares of common stock of GFIC at a price of $6.50 per share (the most recent issue price for such shares at the time the letter of intent was signed). The option would be exercisable for a period of five years, but only to the extent that the aggregate exercise price did not exceed the share of Venture profits allocated to EBIC during that period. GFIC is an affiliate of EBIC by reason of the fact that a majority of GFIC voting stock is held by WCAS and other partnerships affiliated with WCAS.

                              MANAGEMENT OF EBIC

   Upon completion of the Merger, the officers of EBIC immediately prior to the Effective Time will continue to be the officers of the Surviving Corporation and, pursuant to the Merger Agreement, immediately following the Effective Time, FSAC and EBIC will take all action necessary to cause Gilbert Scharf to be appointed as Vice-Chairman of EBIC.

   The Surviving Corporation will initially have a Board of Directors consisting of the EBIC Board of Directors and, pursuant to the Merger Agreement, immediately following the Effective Time, FSAC and EBIC will take all action necessary to cause Gilbert Scharf and Michael Scharf to be appointed to the Board of Directors of EBIC. It is contemplated that Messrs. Welsh and Anderson will resign immediately following the Merger and be replaced on the EBIC Board by Messrs. Stevens and Bergstein.

EXECUTIVE COMPENSATION

   The following table sets forth all compensation earned by or paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of EBIC (collectively, the "EBIC Named Executive Officers") for the fiscal year ended December 31, 1995. EBIC does not have any stock option or other long-term compensation plans.

                                                                  ALL OTHER
                                                                 COMPENSATION
NAME AND POSITION                       SALARY (1)    BONUS          (2)
- -------------------------------------  ----------  ----------  --------------
Donald R. A. Marshall (3)... President   $451,000    $100,000      $12,359
 and Chief Executive Officer
Keith E. Reihl ............ Senior Vice   271,000      90,000        4,812
 President, Treasurer
Alistair Johnstone..... Executive Vice    316,000           0        6,819
 President
Brian Clark ............ Executive Vice   271,000           0        5,952
 President, Secretary
Walter Dulski... Senior Vice President    271,000           0        2,065

- ------------

   (1) Includes, for each EBIC Named Executive Officer, a $1,000 contribution by EBIC to its 401(k) Plan.

   (2) Amounts, for each EBIC Named Executive Officer, are comprised of (i) an annual premium of $785 paid by EBIC on travel accident insurance policies providing coverage of $2.5 million for Mr. Marshall and $1 million for each other EBIC Named Executive Officer and (ii) annual premiums paid by EBIC on long-term disability policies providing the following coverage in the event of disability: monthly payments for life to Mr. Marshall of $12,000 and to each of Messrs. Reihl, Johnstone and Clark of $6,000; monthly payments for two years to Mr. Dulski of $3,000.

   (3) EBIC has agreed, in the event of Mr. Marshall's death, to purchase his shares of EBIC Common Stock for an amount equal to the greater of
        (i) 50% of the proceeds payable to EBIC under a key person life insurance policy maintained by EBIC on Mr. Marshall and (ii) the fair market value of the shares. Amounts disclosed in the table do not reflect this agreement.

Employment Agreements

   In connection with the Merger, as of March 8, 1996, EBIC entered into employment agreements with Donald R.A. Marshall and Keith E. Reihl (the "EBIC Employment Agreements"). Although the EBIC Employment Agreements have been executed, they are contingent upon, and do not become effective until consummation of the Merger. Mr. Marshall's employment agreement provides that he will be Chairman of the EBIC Board of Directors, President and Chief Executive Officer of EBIC and Vice Chairman of the FSAC Board of Directors, with an annual base salary of $450,000, as from time to time increased by the EBIC Board of Directors, with bonuses to be determined by the EBIC Board of Directors, but only if the book value per share of FSAC Common Stock increases during the applicable period. Pursuant to Mr. Reihl's employment agreement he will be Chief Financial Officer of EBIC and a member of the EBIC Board of Directors with an annual base salary of $300,000, as from time to time increased by the EBIC Board of Directors with bonuses to be determined by the EBIC Board of Directors, but only if the book value per share of FSAC Common Stock increases during the applicable period. The term of the EBIC Employment Agreements is three years, beginning on the date of the Effective Time, with annual, automatic one-year extensions beginning on the second anniversary of such date unless either party gives notice of nonrenewal at least 90 days prior to such anniversary.

   Pursuant to the EBIC Employment Agreements, both Mr. Marshall and Mr. Reihl are prohibited from disclosing confidential information at any time during and after termination of employment and are subject to noncompetition covenants under specified conditions and for specified periods. See "PROPOSAL 1: THE MERGER--Interests of Certain Persons in the Merger--Employment Agreements."

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF FSAC AND EBIC

   Set forth below is certain information concerning beneficial ownership of FSAC Common Stock, as of May 31, 1996 (without giving effect to the transactions contemplated by the Merger), by (i) each director and director nominee of FSAC, (ii) each executive officer of FSAC, (iii) all executive officers and directors of FSAC as a group and (iv) persons known to FSAC to be the beneficial owners of 5% or more of the outstanding shares of FSAC Common Stock.

             BENEFICIAL OWNERSHIP OF SHARES OF FSAC COMMON STOCK

                                                                         PERCENTAGE
                                                     NUMBER OF          BENEFICIALLY
NAME                                                 SHARES(1)          OWNED(1)(2)
- ----------------------------------------------  -----------------  --------------------
Gilbert D. Scharf (3)(4) ......................        831,666              18.8
Michael J. Scharf (3)(4) ......................        386,667               8.8
Woodland Partners and affiliated entities (5)          355,000               8.0
Denis Martin (3)(4)(6) ........................         45,000               1.0
Larry S. Kopp (3)(4) ..........................         33,000                *
William D. Birch (3)(4) .......................        109,000               2.5
Frederick B. Whittemore (3)(4) ................         25,000                *
All executive officers and directors
 as a group (6 persons) .......................      1,430,333              32.4

- ------------

*  Less than 1%

(1) Excludes shares of FSAC Common Stock issuable upon exercise of FSAC Warrants. Gilbert Scharf beneficially owns 716,666 FSAC Warrants, Michael Scharf beneficially owns 333,334 FSAC Warrants, Mr. Birch beneficially owns 268,000 FSAC Warrants, Mr. Whittemore beneficially owns 50,000 FSAC Warrants, Mr. Martin beneficially owns 10,000 FSAC Warrants (jointly with his wife) and Mr. Kopp beneficially owns 21,000 FSAC Warrants.

(2) On a pro forma basis, assuming that (i) the Exchange Ratios are not adjusted (see "THE MERGER AGREEMENT--Adjustment of Exchange Ratios and Cash Consideration") and (ii) no FSAC Warrants are exercised immediately after the Effective Time, it is anticipated that the percentage beneficial ownership of the specified persons will be reduced by approximately 50% immediately after the Effective Time.

(3) The stockholder's address is c/o Financial Services Acquisition Corporation, 667 Madison Avenue, New York, New York 10021.

(4) The aggregate 833,333 Pre-IPO Shares were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, for a period ending on November 30, 1997. During such escrow period, such persons are not able to sell or otherwise transfer the Pre-IPO Shares. However, persons retain voting rights with respect to the Pre-IPO Shares. Gilbert Scharf beneficially owns 498,333 Pre-IPO Shares, Michael Scharf beneficially owns 220,000 Pre-IPO Shares, Mr. Martin beneficially owns 40,000 Pre-IPO Shares and each of Messrs. Birch, Whittemore and Kopp beneficially owns 25,000 Pre-IPO Shares.

(5) Based on information set forth in a Schedule 13D filed with the Commission on December 12, 1994, Woodland Partners, a limited partnership organized under the laws of the State of New York, is a general partnership of which the general partners are Barry Rubenstein and Marilyn Rubenstein. The general partners individually, as well as The Marilyn and Barry Rubenstein Family Foundation, Woodland Venture Fund, Seneca Ventures and Woodland Services Corp., entities with which they are affiliated, may be deemed the beneficial owners of the shares indicated. The address of Woodland Partners, as well as such other beneficial owners, is 39 Woodland Road, Roslyn, New York 11576.

(6) Includes 5,000 shares of FSAC Common Stock beneficially owned jointly with Mr. Martin's wife.

   The following table sets forth certain information with respect to the beneficial ownership of EBIC Common Stock as of May 31, 1996 by (i) each person known to EBIC to be the beneficial owner of more than 5% of the outstanding shares of EBIC Common Stock, (ii) each of EBIC's directors, (iii) each EBIC Named Executive Officer and (iv) all directors and executive officers of EBIC as a group.

             BENEFICIAL OWNERSHIP OF SHARES OF EBIC COMMON STOCK

                                                               PERCENTAGE
                                                 NUMBER OF    BENEFICIALLY
NAME                                              SHARES        OWNED(5)
- ---------------------------------------------  -----------  --------------
Welsh, Carson, Anderson & Stowe VI, L.P. (1)       907,602       54.31
Donald R. A. Marshall (2) ....................     197,823        11.8
Alistair H. Johnstone (2) ....................     119,870         7.2
Brian G. Clark (2) ...........................      70,320         4.2
Walter E. Dulski (2) .........................      53,977         3.2
Keith E. Reihl (2) ...........................      50,362         3.0
Bruce K. Anderson (3)(4) .....................     874,038        52.3
Patrick J. Welsh (3)(4) ......................     874,038        52.3
All directors and executive officers
 as a group (7 persons) (3)(4) ...............   1,366,390        81.8

- ------------

(1) The stockholder's address is One World Financial Center, Suite 3601, New York, New York 10281 and the amount shown includes 56,718 shares of EBIC Common Stock held by affiliates. See "BUSINESS OF
        EBIC--Proposed Joint Venture."

(2) The stockholder's address is c/o EBIC, Two World Trade Center, Suite 8400, New York, New York 10048.

(3) The stockholder's address is c/o WCAS, One World Financial Center, Suite 3601, New York, New York 10281.

(4) The amount shown includes an aggregate 865,446 shares of EBIC Common Stock owned by WCAS and WCAS Info. Messrs. Anderson and Welsh are general partners of the sole general partners of each of these entities but disclaim beneficial ownership of these shares.

(5) On a pro forma basis, assuming that no FSAC Warrants are exercised immediately after the Effective Time, it is anticipated that the percentage beneficial ownership in FSAC immediately after the Effective Time of the specified persons will be approximately 50% of the percentages specified.

                      PROPOSAL 2: ELECTION OF DIRECTORS

   At the FSAC Special meeting, eight directors are to be elected to the FSAC Board of Directors. The nominees for directors are: Gilbert D. Scharf, Michael J. Scharf, Denis Martin, Larry S. Kopp, William B. Wigton, Frederick
B. Whittemore, Donald R.A. Marshall and James W. Stevens. All such nominees, other than Messrs. Marshall, Wigton and Stevens, are currently directors of FSAC. Messrs. Marshall and Stevens are designees of EBIC. Mr. Wigton is replacing William D. Birch, a current director of FSAC, who has tendered his resignation effective upon consummation of the Merger. Assuming a quorum is present at the FSAC Special Meeting, those nominees for director receiving a plurality of the votes cast at the FSAC Special Meeting will be elected as directors. A "plurality" means that the nominees who receive the greatest number of votes present or represented by proxy (up to the maximum number of directors to be elected) are elected as the directors. Any shares not voted "FOR" a particular director (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted for the purpose of determining a plurality.

   In the event any nominee is unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the FSAC Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The FSAC Board has no reason to believe that any nominee will be unable to serve or that any vacancy on the FSAC Board will occur.

   If the Merger is not consummated, this Proposal will not take effect since it is expressly conditioned upon the satisfaction of all conditions to the consummation of the Merger, including approval of the Classified Board Amendment, which among other things, expands the Board of Directors to eight members and divides it into a three-class staggered board. See "PROPOSAL 3:
AMENDMENT TO ARTICLE SIXTH--Classified Board Amendment." In such event, the current members of the FSAC Board of Directors will continue to serve in such capacity (including Mr. Birch) until the earlier of (i) the next special meeting of FSAC stockholders in connection with another proposed Business Combination (if any, and if directors are to be elected in connection therewith), (ii) the liquidation of FSAC or (iii) if a Business Combination other than the Merger occurs (and directors are not elected in connection therewith), the 1997 annual meeting of FSAC stockholders (see "THE SPECIAL MEETINGS --FSAC Special Meeting --FSAC Liquidation if No Business Combination").

   The nominees, their proposed classes, ages and the year in which each first became a director are as follows:

                                                YEAR FIRST
                            CLASS OF              BECAME
NOMINEE                     DIRECTOR     AGE     DIRECTOR
- ------------------------  -----------  -----  ------------
Gilbert D. Scharf ....... Class III      47        1994
Michael J. Scharf ....... Class III      53        1994
Larry S. Kopp ........... Class III      53        1994
Donald R. A. Marshall  .. Class II       51         N/A
Denis Martin ............ Class II       46        1994
William B. Wigton ....... Class II       49         N/A
James W. Stevens ........ Class I        59         N/A
Frederick B. Whittemore   Class I        64        1994

   GILBERT D. SCHARF has been Chairman of the Board, President and Chief Executive Officer of FSAC since its inception. Since April 1993, Mr. Scharf has been Vice President, Secretary, Treasurer and a director of International Metals Acquisition Corporation, a holding company with operating subsidiaries in the business of manufacturing cold drawn steel bars ("IMAC"). Since 1989, Mr. Scharf has been a private investor and Chairman of Scharf Advisors, Inc. ("Scharf Advisors"), a financial advisory firm. From 1985 to January 1989, Mr. Scharf was a Managing Director of Lazard Brothers & Co. Ltd. in London, where he was responsible for establishing and managing capital market activities. From 1983 to 1985, Mr. Scharf was the General Partner of Mendez, Scharf & Co., a private investment partnership. Prior thereto, Mr. Scharf was a Managing Director at Morgan Stanley & Co. ("Morgan Stanley") from

1978 to 1983, where he managed all corporate and international bond trading and new issue commitments and the money market department, and was co-chairman of the risk management committee. Upon consummation of the Merger, Mr. Scharf will also become Vice-Chairman of EBIC. Mr. Scharf earned a B.A. degree from Duke University.

   MICHAEL J. SCHARF has been Vice President, Secretary, Treasurer and a director of FSAC since its inception. Since April 1994, Mr. Scharf has been Chairman of the Board, President and Chief Executive Officer of IMAC. From August 1989 to April 1994, he was a private investor. From October 1983 to August 1989, Mr. Scharf was the Chairman and Chief Executive Officer of Edgcomb Steel of New England, Inc. and its successor corporation, Edgcomb Corporation, which was, from 1984 to 1989, one of the largest independent metals service center and distribution companies in the United States. Edgcomb Corporation was sold in 1989 to a company controlled by The Blackstone Group. Mr. Scharf received an A.B. degree from Princeton University and an M.B.A. from Harvard Business School.

   DENIS MARTIN has been a director of FSAC since its inception. Since July 1993, Mr. Martin has been a private investor. From January 1992 to July 1993, Mr. Martin served as risk investment manager at Cragnotti & Partners Capital Investment. From January 1990 to December 1991, Mr. Martin headed the Investment Group at BNP Securities, and from 1985 to December 1989, he was a partner in the Lazard Brothers Capital Group, where he was responsible for risk management. From 1980 to 1985, Mr. Martin was a Eurobond market-maker at Morgan Stanley and prior thereto, he was in the actuarial and investment departments at Legal and General Assurance, a major U.K. insurance company. Mr. Martin earned a B.S. degree from the University of Leicester, England.

   LARRY S. KOPP has been a director of FSAC since its inception. Since November 1992, Mr. Kopp has been Managing Director of Frank Russell and Company, a pension consulting firm which currently has $600 billion under advisement and $22 billion in investment funds. From 1978 to November 1992, Mr. Kopp held several senior management positions in strategic growth areas of Citicorp, including General Manager of its bank card business and Chairman of Citicorp Insurance Services. From 1974 to 1978, Mr. Kopp was involved in venture capital transactions and was an advisor at E.M. Warburg Pincus and Company, where he served as a consultant to corporations regarding strategic planning, turnarounds, financial restructuring and sales of assets. Mr. Kopp earned B.A. and M.B.A. degrees from Stanford University.

   FREDERICK B. WHITTEMORE has been a director of FSAC since its inception. Mr. Whittemore currently serves as a member of the Boards of Directors of Partner Re Services Ltd., Southern Pacific Petroleum, Integon Insurance and Chesapeake Energy Corporation. Since 1989, Mr. Whittemore has been an Advisory Director at Morgan Stanley and he is Chairman of several of Morgan Stanley's mutual funds. Mr. Whittemore started at Morgan Stanley in 1958; he was a Partner from 1967 to 1970 and a Managing Director from 1970 until 1988. He was a senior banker in Corporate Finance, Mergers and Acquisitions and Capital Markets, and Syndicate Manager responsible for organizing and pricing all public offerings. Mr. Whittemore has also been a member of the Council of Foreign Relations since 1983 and was Chairman of the Board, Amos Tuck School of Business Administration at Dartmouth College from 1988 to June 1992. From 1977 to 1984, Mr. Whittemore was a Governor of the American Stock Exchange ("AMEX") and from 1982 to 1984 he was Vice Chairman of AMEX. Mr. Whittemore earned an A.B. degree from Dartmouth College and an M.B.A. from the Amos Tuck School of Business Administration.

   WILLIAM B. WIGTON was a founding member and has been a managing partner of Merrion Group, L.P., a broker-dealer, since its inception in 1989. He is also a managing director of and investor in Merrion Investors, L.P., a private investment fund, and in 1996 was appointed a director of Munn, Bernhard & Associates, a registered investment advisor. From 1981 to 1989, Mr. Wigton was employed at Lazard Freres & Co. and was a general partner from 1987 to 1989, with responsibility for corporate bond sales. From 1979 to 1981, Mr. Wigton was a senior vice president at Dillon Read & Co. Inc. ("Dillon Read"). Prior thereto, he was associated with Morgan Stanley (1975 to 1979) and Morgan Guaranty Trust Company (1970 to 1975). Mr. Wigton received his B.A. from Lynchburg College.

   DONALD R. A. MARSHALL was a director of the predecessor business to EBIC and has been a director of EBIC since its inception. He has been President and Chief Executive Officer and the director of EBIC's various domestic and international subsidiaries and affiliates since 1986. Prior to joining EBIC, Mr. Marshall was a money market specialist with Nesbitt Thompson and Co. Ltd., a Canadian investment firm. Upon consummation of the Merger, Mr. Marshall will become Vice-Chairman of FSAC. Mr. Marshall, who currently serves as a member of the Boards of Directors of Trilon International Securities Ltd. and Century IBC Management Inc., received his B.A. from Trinity College, University of Toronto and his M.B.A. from Stanford University.

   JAMES W. STEVENS held various senior positions at The Prudential Insurance Company of America ("Prudential") from October 1987 through December 1994 . Mr. Stevens retired from Prudential in January 1995. As an Executive Vice President, from October 1987 to December 1994, his responsibilities included serving on the Operating Council since 1993 and serving as Chairman and Chief Executive Officer of the Prudential Asset Management Group with responsibility for global institutional money management since 1993. From April 1985 to October 1987, he was a Managing Director of Dillon Read in its investment banking and private investment origination group. From 1974 to 1985, Mr. Stevens held several senior positions at Citicorp, including Chairman of Citicorp Venture Capital Ltd. and Group Executive of the Capital Markets Group, responsible for the Western Hemisphere merchant banking and Investment Management activities of Citicorp. Mr. Stevens currently serves on the board of directors of the following companies: Biogen, Inc., Markem Corporation, MSO America, Polyfibron Technologies, Inc., Walsh International, Inc. and Prudential Equity Investors. Mr. Stevens received his B.A. degree from Williams College and his M.B.A. from New York University.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Exchange Act requires FSAC's directors, executive officers, and persons who own greater than 10% of a registered class of FSAC's equity securities ("10% Stockholders") to file with the Commission initial reports of ownership and reports of changes in ownership of FSAC Common Stock and other equity securities of FSAC and to furnish FSAC with copies of all such forms. Based solely on its review of the copies of such forms furnished to it, FSAC believes that during the fiscal year ended December 31, 1995 each of its officers, directors and 10% Stockholders complied with the Section 16(a) reporting requirements.

EXECUTIVE COMPENSATION

   Upon consummation of the Merger, it is expected that directors of FSAC who are not full-time employees will be paid a retainer fee. The amount of such fees has not yet been determined.

   No executive officer of FSAC has received any cash compensation from FSAC since its inception for services rendered, but it is anticipated that in addition to the Employment Agreements (see "PROPOSAL 1: THE MERGER
- --Interests of Certain Persons in the Merger --Employment Agreements"), full-time executive officers will receive compensation, in amounts yet to be determined, subsequent to consummation of the Merger. Except as described below with respect to Scharf Advisors, prior to the consummation of a Business Combination, none of FSAC's officers, directors or stockholders will receive any compensation other than reimbursement for any out-of-pocket expenses incurred in connection with activities on behalf of FSAC. There is no limit on the amount of such out-of-pocket expenses and there will be no review of the reasonableness of such expenses by anyone other than the FSAC Board of Directors, which includes persons who may seek reimbursement. Under no circumstances can the amount of such reimbursable expenses, together with all of FSAC's other expenses related to the investigation and selection of a Target Business and the negotiation of an agreement to acquire a Target Business, be in excess of the amount of the net proceeds of the IPO not held in the Trust, unless FSAC consummates a Business Combination, in which event the proceeds of the Trust may be used to make such reimbursement and pay such expenses.

CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

   In August 1994, FSAC issued an aggregate 833,333 Pre-IPO Shares for an aggregate purchase price of $25,000, or $.03 per share, to the Initial FSAC Stockholders.

   In September 1994, FSAC consummated the Bridge Financing. The thirteen investors in the Bridge Financing loaned an aggregate of $200,000 to FSAC and were issued promissory notes in that amount, bearing interest at the rate of 10% per annum and payable at the consummation of the IPO, and 400,000 Bridge Warrants. None of the investors in the Bridge Financing were affiliated with FSAC or the Initial FSAC stockholders. Three of the investors are minority stockholders (each owning less than 2%) of GKN Holdings Corp., the sole stockholder of GKN. The Bridge Warrants are identical to the FSAC Warrants issued in the IPO except that they are not redeemable by FSAC until 90 days after the consummation of a Business Combination. The holders of the Bridge Warrants have agreed not to transfer them until after the consummation of a Business Combination and not to exercise them until 90 days after such consummation. FSAC registered the Bridge Warrants and the underlying shares of FSAC Common Stock pursuant to the registration statement FSAC filed in connection with the IPO and granted the investors certain "piggy-back" registration rights for the Bridge Warrants and such underlying shares. The Exchange Offer, if made, would extend to the Bridge Warrants.

   In connection with the IPO, Scharf Advisors agreed that, until the acquisition of the Target Business, it will make available to FSAC its office space, as well as certain office and secretarial services as may be required by FSAC from time to time. FSAC has agreed to pay Scharf Advisors $5,000 per month for such services. In addition, Scharf Advisors receives reimbursement for any out-of-pocket expenses incurred in connection with activities on behalf of FSAC. Gilbert Scharf is the sole officer, director and stockholder of Scharf Advisors. Management of FSAC believes that the arrangement with Scharf Advisors is on terms at least as favorable as would be available from an unaffiliated third party.

   Gilbert D. Scharf and Michael J. Scharf are brothers. There are no other family relationships among FSAC's directors, executive officers or persons nominated or chosen by FSAC to become a director or executive officer.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE EIGHT NOMINEES LISTED ABOVE.

                    PROPOSAL 3: AMENDMENT TO ARTICLE SIXTH

GENERAL

   At the FSAC Special Meeting, FSAC stockholders will be asked to adopt an amendment to FSAC's Certificate of Incorporation to include a new Article SIXTH, to be effective immediately after the Effective Time, which would effect the following changes: CLASSIFIED BOARD AMENDMENT--to initially expand the Board of Directors to eight directors and classify the Board into three classes of directors serving staggered terms; STOCKHOLDERS' ACTION AMENDMENT--to require that stockholder action be taken at an annual or special meeting of stockholders and prohibit stockholder action by written consent; SPECIAL MEETING AMENDMENT--to restrict the ability to call a special meeting of stockholders to the Chairman and the President of FSAC or to an affirmative vote of the majority of the Board of Directors; SUPERMAJORITY AMENDMENT--to require an 80% supermajority vote to amend Article SIXTH; and the DELETION OF CERTAIN SPAC(REGISTERED TRADEMARK)-RELATED PROVISIONS--as a matter of completeness, to physically delete provisions that by their own terms will have ceased to be in effect. A copy of the proposed form of Amendment to Article SIXTH is attached to this Proxy Statement as Annex IV and is incorporated herein by reference. Assuming a quorum is present at the FSAC Special Meeting, the affirmative vote of the holders of a majority of the Outstanding FSAC Shares is required to approve the Amendment to Article SIXTH. If the Merger is not consummated, the Amendment to Article SIXTH will not take effect, since it is expressly conditioned upon satisfaction of all other conditions to consummation of the Merger. Conversely, if FSAC stockholders fail to approve the Amendment to Article SIXTH, the parties are not obligated to consummate the Merger.

   The following description of the Amendment to Article SIXTH is qualified in its entirety by reference to the entire text of the proposed amendment.

CLASSIFIED BOARD AMENDMENT

   The Classified Board Amendment provides (i) that the Board of Directors will consist of not less than three nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, with the initial number of directors to be set at eight; (ii) for the classification of the Board of Directors into three classes serving staggered terms, with each class to be as nearly equal in size as possible; and (iii) that, subject to the requirements of the DGCL, any vacancy on the Board of Directors be filled only by the remaining directors then in office, even if such directors constitute less than a quorum. If the Classified Board Amendment is adopted, FSAC's directors will be divided into three classes:
Class I Directors, Class II Directors and Class III Directors. Two Class I Directors will be elected for an initial one-year term expiring at the 1997 annual meeting, three Class II Directors will be elected for an initial two-year term expiring at the 1998 annual meeting and three Class III Directors will be elected for an initial three-year term expiring at the 1999 annual meeting, in each case until their respective successors are duly elected and qualified. Starting with the 1997 annual meeting and continuing for each succeeding annual meeting, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. For information concerning the current nominees for election as directors at the FSAC Special Meeting and the terms for which they will initially serve if the Classified Board Amendment is adopted, see "PROPOSAL 2: ELECTION OF DIRECTORS."

   If at any time the size of the Board of Directors is changed, the increase or decrease in the number of directors will be apportioned among the three classes to make all classes as nearly as equal in size as possible. The Board of Directors has no present plans, arrangements, commitments or understanding with respect to increasing or decreasing the size of the Board of Directors or of any class of directors, except as discussed herein.

   Except as the DGCL may otherwise require, pursuant to the Classified Board Amendment any vacancies in the Board of Directors occurring for any reason, including by reason of an increase in the number of directors or a removal of a director for cause, will be filled only by the Board of Directors acting by the affirmative vote of a majority of the remaining directors, even if less than a quorum. In addition, the Classified Board Amendment provides that any director elected to the Board of Directors to replace another director will hold office for the unexpired term of the replaced director, and a director elected by the Board of Directors to fill a vacancy created by an increase in the number of directors will hold office until the next election for the class to which he or she was elected.

   The DGCL provides that directors serving on a classified board of directors can be removed by the stockholders only for cause, unless the certificate of incorporation provides otherwise. Since FSAC's Certificate of Incorporation does not contain such a provision, a result of the Classified Board Amendment would be that directors of FSAC could be removed by FSAC stockholders only for cause.

   The classification of directors is likely to have the effect of making it more difficult to change the then or future composition of the Board of Directors (see "PROPOSAL 2: ELECTION OF DIRECTORS"). At least two stockholder meetings instead of one would be required to effect a change in the majority control of the Board of Directors, except in the event of vacancies resulting from removal for cause or other reason (in which case the remaining directors will fill the vacancies so created). Accordingly, the classified Board of Directors is likely to have the effect of perpetuating the control of FSAC, at least through the second annual meeting of stockholders of FSAC following the Merger, in the current directors of FSAC and may, in conjunction with the Stockholders' Action Amendment and Special Meeting Amendment, have the effect of discouraging, delaying or preventing a change in control of FSAC.

   The Board of Directors recommends the adoption of the Classified Board Amendment in order to promote continuity and stability in the leadership and policies of FSAC since a majority of FSAC's directors at any given time will have prior experience as directors of FSAC. The Board of Directors further believes that such continuity and stability will facilitate long-range planning for FSAC's business and have a positive effect on employee loyalty. In addition, the Board of Directors believes that the classified board will discourage certain types of tactics which could involve actual or threatened changes of control that are not in the best interests of FSAC stockholders. It is often the case that the accumulation of substantial stock positions in public companies by third parties is a prelude to proposing a takeover, restructuring or sale of all or part of the company or other similar extraordinary corporate action. Such actions are often undertaken by a third party without advance notice to or consultation with the company's board of directors. In many cases, such third party seeks representation on the company's board of directors. The purchaser may commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. In some cases, the purchaser may not be interested in taking over the company but instead uses the threat of a proxy fight and/or a bid to take over the company as a means of pressuring the company to repurchase the purchaser's equity position at a substantial premium over market price. In such event, the company faces the risk that if it does not do so, its business and management will be disrupted, perhaps irreparably.

   The Classified Board Amendment cannot, and is not intended to, prevent a purchase of all or a majority of the equity securities of FSAC, nor is it intended to deter bids for such securities. Rather, the FSAC Board believes that the Classified Board Amendment will discourage disruptive tactics and encourage persons who may seek to acquire control of FSAC to initiate such an acquisition through negotiations with the Board of Directors. The Board of Directors believes that it will therefore be in a better position to protect the interests of all FSAC stockholders.

   Takeovers or changes in the board of directors of a company that are proposed and effected without prior consultation and negotiation with the company are not necessarily detrimental to such company and its stockholders. However, the Board of Directors feels that the benefits of seeking to protect the ability of FSAC to negotiate effectively through directors who have previously been elected by the stockholders as a whole and are familiar with FSAC outweigh any disadvantage of discouraging such unsolicited proposals.

STOCKHOLDERS' ACTION AMENDMENT

   Pursuant to the DGCL, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders of a company may be taken without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders. The FSAC Certificate of Incorporation does not currently otherwise provide. Moreover, the FSAC By-laws currently provide for stockholder action by written consent. The proposed Stockholders' Action Amendment will require that stockholder action be taken at an annual or special meeting of stockholders and will prohibit stockholder action by written consent.

   The provision prohibiting stockholder action by written consent will give all stockholders of FSAC the opportunity to participate in determining any proposed action and will prevent the holders of a majority of the voting stock from using the written consent procedure to take stockholder action without affording all stockholders an opportunity to participate. On the other hand, the Stockholders' Action Amendment will prevent stockholders from taking action other than at an annual or special meeting of stockholders at which the proposal is submitted to stockholders in accordance with the advance notice provisions of the FSAC By-laws. Moreover, if the Special Meeting Amendment is adopted, stockholders will not have the ability to call a special meeting of stockholders of FSAC. Accordingly, the Stockholders' Action Amendment, in conjunction with the Classified Board Amendment, the Special Meeting Amendment and the Supermajority Amendment, may have the effect of discouraging, delaying or preventing a change in control of FSAC. For example, a proposal for the removal of directors for cause could, if the Board of Directors desired, be delayed until the next annual meeting of FSAC stockholders.

SPECIAL MEETING AMENDMENT

   Under FSAC's current By-laws, a special meeting of stockholders may be called by the Chairman or the President and is required to be called by the Chairman, President or Secretary at the request in writing of a majority of the Board of Directors or stockholders owning not less than fifty percent of the FSAC Common Stock issued and outstanding and entitled to vote. The Special Meeting Amendment will eliminate the ability of stockholders to call a special meeting. Such elimination would mean that proposals for stockholder action such as, for example, a proposed amendment to the By-laws or a proposal for the removal of directors for cause could, if the Board of Directors desired, be delayed until the next annual meeting of FSAC stockholders.

SUPERMAJORITY AMENDMENT

   Amendments to FSAC's Certificate of Incorporation currently require the approval of the holders of a majority of the outstanding shares of stock entitled to vote thereon and in certain cases, a majority of the outstanding shares of each class of stock entitled to vote thereon as a class. The DGCL permits provisions in a company's certificate of incorporation that require a greater vote than the vote otherwise required by law for any corporate action. Pursuant to the Supermajority Amendment, the affirmative vote of the holders of at least 80% of FSAC's capital stock issued and outstanding and entitled to vote generally in the election of directors, voting as a single class, would be required to alter, amend or repeal Article SIXTH or to adopt any provisions inconsistent therewith. Adoption of the Supermajority Amendment requires only the approval of a majority of the Outstanding FSAC Shares, accordingly, in the event that the proposed Supermajority Amendment is adopted by less than an 80% vote, stockholders having the same percentage of voting power as those who voted in favor of its adoption will not have sufficient voting power to alter, amend or repeal Article SIXTH at a later date. The requirement of an 80% stockholder vote for amendment of the provisions of Article SIXTH is designed to prevent a stockholder with only a majority of FSAC's stock from avoiding the requirements of Article SIXTH by simply amending the provisions of FSAC's Certificate of Incorporation and thereby defeating the purposes of the Amendment to Article SIXTH.

DELETION OF CERTAIN SPAC(Registered Trademark)-RELATED PROVISIONS

   The current provisions of Article SIXTH of FSAC's Certificate of Incorporation relate to the following SPAC(Registered Trademark) characteristics: the requirement of stockholder approval of a Business Combination, the availability of Redemption Rights, the requirement of liquidation in the event that FSAC fails to consummate a Business Combination by a certain date, the prohibition of distributions from the Trust to holders of FSAC Public Shares, other than pursuant to Redemption Rights or liquidation, and the implementation of a two-class staggered Board of Directors. See "BUSINESS OF FSAC --Characteristics of a Specified Purpose Acquisition Company(Registered Trademark)." Under FSAC's Certificate of Incorporation, the provisions of Article SIXTH by their own terms cease to be effective upon the consummation of any Business Combination. As a matter of completeness, the Amendment to Article SIXTH deletes these provisions, effective immediately after the Effective Time.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE AMENDMENT TO ARTICLE SIXTH.

                PROPOSAL 4: ADDITIONAL COMMON STOCK AMENDMENT

GENERAL

   At the FSAC Special Meeting, FSAC stockholders will be asked to adopt an amendment to FSAC's Certificate of Incorporation to include a new Article FOURTH, to be effective immediately before the Effective Time, to increase the number of authorized shares of FSAC capital stock to 31,000,000, of which 30,000,000 shares will be FSAC Common Stock and 1,000,000 shares will be FSAC Preferred Stock. FSAC's Certificate of Incorporation currently authorizes it to issue 14,000,000 shares of FSAC Common Stock and 1,000,000 shares of FSAC Preferred Stock. See "DESCRIPTION OF FSAC CAPITAL STOCK." A copy of the proposed Additional Common Stock Amendment is attached to this Proxy Statement as Annex IV and is incorporated herein by reference. Assuming a quorum is present at the FSAC Special Meeting, the affirmative vote of the holders of a majority of the Outstanding FSAC Shares is required to approve the Additional Common Stock Amendment. If the Merger is not consummated, the Additional Common Stock Amendment will not take effect, since it is expressly conditioned upon satisfaction of all other conditions to consummation of the Merger. Conversely, unless FSAC stockholders approve the Additional Common Stock Amendment, the Merger will not be consummated.

ADDITIONAL COMMON STOCK

   FSAC is currently authorized to issue 14,000,000 shares of FSAC Common Stock. As of the date of this Proxy Statement, there were 4,416,666 shares of FSAC Common Stock outstanding and 8,566,665 shares reserved for issuance upon exercise of outstanding FSAC Warrants and Unit Purchase Options (and the FSAC Warrants included therein), leaving 1,016,669 authorized shares available for other issuances. As a result of the Merger, on a pro forma basis (see "CAPITALIZATION"), and assuming consummation of the Unit Purchase Option Exchange and that no FSAC stockholders exercise their Redemption Rights (see "REDEMPTION RIGHTS"), it is expected that the number of outstanding shares of FSAC Common Stock will increase from 4,416,666 to 9,283,332 with 15,133,332 shares reserved for issuance upon exercise of then-outstanding FSAC Warrants (including the Merger Warrants), leaving 5,583,336 authorized shares available for other issuances (including the issuance of up to 1,800,000 shares under the FSAC Option Plan; see "PROPOSAL 6: FSAC OPTION PLAN"). Accordingly, FSAC must increase its authorized shares of FSAC Common Stock to enable it validly to consummate the Merger and the other transactions contemplated by the Merger Agreement. In addition, the Board of Directors believes that the availability of an adequate supply of authorized and unissued stock provides flexibility by allowing shares to be issued without the expense and delay of a special stockholders' meeting, unless stockholder action is required in a specific case by applicable law or the rules of any exchange on which FSAC's securities may then be listed. The authorized but unissued shares of FSAC Common Stock could be utilized for any number of general corporate purposes, including acquisitions, equity financings, stock dividends and other stock distributions. Moreover, the authorization of the additional shares of FSAC Common Stock would provide FSAC with some flexibility to respond to attempts to take control of FSAC.

   On the other hand, such additional issuances (depending on the consideration, if any, received), including possible issuances of FSAC Preferred Stock, may dilute the interests of FSAC's stockholders and may have a material adverse impact on the market prices for FSAC Common Stock and FSAC Warrants. See "RISK FACTORS--Authority of FSAC to Issue Additional Securities." In addition, anticipation of the Exchange Offer and/or consummation of the same could have a similar effect, since the Exchange Offer, although it would reduce the number of outstanding FSAC Warrants, would result in the issuance of additional shares of FSAC Common Stock (the exact number depending upon the final exchange ratio that is agreed upon and the number of FSAC Warrants that are tendered) without the payment of any cash or other consideration that would add to FSAC's total stockholders' equity. Finally, the issuance of additional FSAC securities in connection with possible future acquisitions or financings, if any, among other things, could cause the market prices for FSAC Common Stock and FSAC Warrants to fluctuate significantly. See "RISK FACTORS--Possible Volatility of Prices for FSAC Common Stock and FSAC Warrants."

   The additional FSAC Common Stock will not have any preemptive rights, Redemption Rights or subscription rights and, when fully paid, will not be liable for further calls or assessments.

   As of the date hereof, except as disclosed in this Proxy Statement, there are no other plans, understandings, agreements or arrangements concerning the issuance of additional shares of FSAC Common Stock. If any plans, understandings, agreements or arrangements are made concerning the issuance of any such shares, holders of the then outstanding shares of FSAC's capital stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, the law applicable thereto and the judgment of the Board of Directors regarding the submission thereof to FSAC's stockholders.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADDITIONAL COMMON STOCK AMENDMENT.

                      PROPOSAL 5: NAME CHANGE AMENDMENT

   At the FSAC Special Meeting, FSAC stockholders will be asked to adopt an amendment to FSAC's Certificate of Incorporation to include a new Article FIRST, to be effective immediately before the Effective Time, to change the name of FSAC to "Financial Services Corporation." A copy of the proposed form of Name Change Amendment is attached to this Proxy Statement as Annex IV and is incorporated herein by reference. Assuming a quorum is present at the FSAC Special Meeting, the affirmative vote of the holders of a majority of the Outstanding FSAC Shares is required to approve the Name Change Amendment. If the Merger is not consummated, the Name Change Amendment will not take effect, since it is expressly conditioned upon satisfaction of all other conditions to consummation of the Merger. Conversely, if FSAC stockholders fail to approve the Name Change Amendment, the parties are not obligated to consummate the Merger.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE NAME CHANGE AMENDMENT.

                         PROPOSAL 6: FSAC OPTION PLAN

GENERAL

   At the FSAC Special Meeting, FSAC stockholders will be asked to approve the FSAC Option Plan. A copy of the FSAC Option Plan is attached to this Proxy Statement as Annex V and is incorporated herein by reference. The description below of the FSAC Option Plan is qualified in its entirety by reference to the complete text of the FSAC Option Plan. Assuming a quorum is present at the Special Meeting, the affirmative vote of the holders of a majority of the shares of FSAC Common Stock present or represented by proxy is required to approve the adoption of the FSAC Option Plan. If the Merger is not consummated, the FSAC Option Plan will not take effect, since it is expressly conditioned upon satisfaction of all conditions to consummation of the Merger.

DESCRIPTION OF PRINCIPAL FEATURES OF THE PLAN

   The FSAC Option Plan is intended to satisfy the requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act, as from time to time amended ("Rule 16b-3"), and to serve as a qualified performance-based compensation program under Section 162(m) ("Section 162(m)") of the Code.
Section 162(m) limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the four other executive officers named in the summary compensation table of the corporation's proxy statement, if such officer is employed by the corporation at the end of the corporation's tax year. Compensation that qualifies as "performance-based" compensation is, however, exempt from the $1 million deductibility limitation. In order for compensation granted pursuant to the FSAC Option Plan to qualify for this exemption, among other things, the material terms under which the compensation is to be paid must be disclosed to and approved by stockholders in a separate vote prior to payment.

   The purpose of the FSAC Option Plan is to align the interests of executive officers and other key employees of FSAC and EBIC and its subsidiaries with those of FSAC's stockholders and to afford additional incentives to such officers and employees to continue as employees, to increase their efforts on behalf of FSAC and EBIC and its subsidiaries and to promote the success of the business of FSAC and EBIC and its subsidiaries, through the grant of options to purchase shares of FSAC Common Stock.
Selected executive officers and key employees of FSAC and EBIC and its subsidiaries, as determined by the Committee (as hereinafter defined), will be eligible to participate in the FSAC Option Plan. It is expected that, initially, approximately 50 key employees of FSAC and EBIC and its subsidiaries will be eligible to participate in the FSAC Option Plan, two of whom are executive officers of FSAC.

   The FSAC Option Plan will be administered by a committee ("Committee") of the FSAC Board of Directors, each member of which will be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m).

   The FSAC Option Plan authorizes the granting of "incentive stock options," within the meaning of section 422 of the Code ("ISOs"), and nonqualified stock options ("NQSOs" and, collectively with ISOs, "Options"), pursuant to the applicable terms and conditions of the FSAC Option Plan and of the agreement ("Agreement") evidencing such grant. The aggregate fair market value of the ISOs granted to any optionee under the FSAC Option Plan, or any similar plan, that first become exercisable in any calendar year may not exceed $100,000.

   The aggregate number of shares of FSAC Common Stock reserved for issuance pursuant to the FSAC Option Plan is 1,800,000, subject to adjustment as provided in the FSAC Option Plan. No employee may be granted Options in any one year to purchase more than 500,000 shares, subject to adjustment as provided in the FSAC Option Plan.

   The Option exercise price per share may not be less than the fair market value of a share of FSAC Common Stock on the date on which the Option is granted unless, in the case of NQSOs, the Committee determines otherwise. Such exercise price must be paid in full, at the time of exercise, in cash or in shares of FSAC Common Stock having a fair market value equal to such exercise price, in a combination of cash and FSAC Common Stock or, unless the Committee determines otherwise, through a cashless exercise procedure. The exercisability schedule relating to an Option will be provided in each Agreement. It is anticipated that the initial grant of Options under the FSAC Option Plan will provide that each Option will become exercisable as to 20% of the FSAC Common Stock covered by the Option on the first anniversary of the date the Option was granted and as to an additional 20% of the FSAC Common Stock covered by the Option on each successive anniversary of the grant date. The Committee will have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Upon a "change in control of FSAC" (as defined in the FSAC Option Plan), all Options that are outstanding at such time will become immediately exercisable in full. Unless the terms of any specific grant provide otherwise, Options will expire on the earliest of (i) 10 years after grant, (ii) one month after termination of employment for any reason other than death, "disability," "retirement" or "cause" (each as defined in the FSAC Option Plan) and (iii) one year after termination of employment by reason of death, disability or retirement. Options that are not yet exercisable on the date of termination of employment will be forfeited. Upon the exercise of a NQSO, an optionee may satisfy any withholding tax obligations with cash or shares of already owned FSAC Common Stock.

   Options granted under the FSAC Option Plan will not be transferable otherwise than by will or by the laws of descent and distribution, and awards may be exercised during the lifetime of the optionee only by the optionee or by his or her guardian or legal representative.

   The Board of Directors may from time to time amend the FSAC Option Plan, but may not, without the approval of FSAC's stockholders, adopt any amendment for which stockholder approval is required under applicable Delaware law or in order for the FSAC Option Plan to continue to comply with Rule 16b-3 or
Section 162(m). No Options can be granted after the tenth anniversary of the effective date of the FSAC Option Plan.

   Inasmuch as Options will be granted under the FSAC Option Plan at the discretion of the Committee, benefits under the FSAC Option Plan are not determinable. However, for market price information of FSAC Common Stock, see "MARKET PRICES OF FSAC SECURITIES."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to Options under the FSAC Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

   Certain Federal Income Tax Consequences--Incentive Stock Options

   FSAC understands the federal income tax consequences of ISOs to be generally as follows: An employee receiving an ISO will not be in receipt of taxable income upon the grant of the ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of FSAC or EBIC or its subsidiaries at all times during the period beginning on the date of the grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). Exercise of an ISO will also be timely if made at any time (provided it is exercisable by its terms) by the legal representative of an optionee who dies (i) while in the employ of the FSAC or EBIC or its subsidiaries or (ii) within three months after termination of employment. The FSAC Option Plan, however, limits the right of the legal representative of any optionee to exercise an option to the one-year period following death. Upon ultimate sale of the stock received upon such exercise, except as noted below, the optionee will recognize capital gain or loss (if the stock is a capital asset of the optionee) equal to the difference between the amount realized upon such sale and the Option exercise price. FSAC, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the optionee.

   If, however, the stock acquired pursuant to such exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the ISO or within one year from the date that such stock is transferred to the optionee upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) as ordinary income to the extent of the difference between the Option exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised and the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the optionee, as capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date that governs the determination of his or her ordinary income. In such case, FSAC may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income. (Different rules may apply in the case of an optionee whose sale of shares at a profit could subject the optionee to suit under Section 16(b) of the Act.)

   The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the Option exercise price will constitute an item of tax adjustment for purposes of the "alternative minimum tax" set forth in the Code.

 Certain Federal Income Tax Consequences--Nonqualified Stock Options

   In the case of NQSOs, FSAC understands that the optionee will not generally be taxed upon grant of any such option. Rather, at the time of exercise of an NQSO (and in the case of an untimely exercise of an ISO), the optionee will, except as noted below, realize ordinary income for federal tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the Option exercise price. FSAC will generally be entitled to a tax deduction at such time and in the same amount that the optionee realizes ordinary income. If stock so acquired is later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date of exercise of the Option is generally taxable as capital gain or loss. Such capital gain or loss will be taxed as long-term capital gain or loss if such stock is held for at least one year. (Different rules may apply in the case of an optionee whose sale of shares at a profit could subject the optionee to suit under Section 16(b) of the Act.)

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE FSAC OPTION PLAN.

                                OTHER MATTERS

   The FSAC Board of Directors is not aware of any other matters not set forth herein that may come before the FSAC Special Meeting.

                                   EXPERTS

   The financial statements of FSAC included herein have been audited by BDO Seidman, LLP, independent, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. FSAC has requested that a representative of BDO Seidman, LLP attend the FSAC Special Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.

   The consolidated financial statements of EBIC and its subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in this Proxy Statement have been so included in reliance upon the report of Price Waterhouse LLP, independent accountants, appearing elsewhere herein, given on the authority of said firm as experts in accounting and auditing.

                            STOCKHOLDER PROPOSALS

   Assuming the Merger is consummated, any stockholder of what will then be named Financial Services Corporation ("FSC") who wishes to submit a proposal for presentation to the 1997 Annual Meeting of Stockholders must submit the proposal to Financial Services Corporation, 667 Madison Avenue, New York, New York, Attn: Secretary, no later than January 1, 1997, for inclusion, if appropriate, in FSC's proxy statement and form of proxy relating to the 1997 Annual Meeting. FSC reserves the right to exclude any proposal which does not meet all requirements for inclusion established by the Commission and in effect at that time.

                        INDEX TO FINANCIAL STATEMENTS
                  FINANCIAL SERVICES ACQUISITION CORPORATION

 PERIODS ENDED DECEMBER 31, 1994 AND 1995 (AUDITED)
THREE-MONTH PERIODS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)
 Report of BDO Seidman, LLP, Independent Certified Public Accountants ................... F-2
 Balance Sheets ......................................................................... F-3
 Statements of Operations ............................................................... F-4
 Statement of Common Stock, Common Stock Subject to Possible Conversion, Preferred
  Stock, Additional Paid-In Capital and Retained Earnings (Deficit) Accumulated During
  the Development Stage ................................................................. F-5
 Statements of Cash Flows ............................................................... F-6
 Notes to Financial Statements .......................................................... F-7

                           EURO BROKERS INVESTMENT CORPORATION

AT DECEMBER 31, 1994 AND 1995 AND FOR THE YEARS ENDED
DECEMBER 31, 1993, 1994 AND 1995 (AUDITED)
THREE-MONTH PERIODS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)
 Report of Price Waterhouse LLP, Independent Accountants ................................ F-11
 Consolidated Statement of Financial Condition .......................................... F-12
 Consolidated Statement of Operations ................................................... F-13
 Consolidated Statement of Changes in Stockholders' Equity .............................. F-14
 Consolidated Statement of Cash Flows ................................................... F-15
 Notes to Consolidated Financial Statements ............................................. F-16

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Financial Services Acquisition Corporation
New York, New York

   We have audited the accompanying balance sheets of Financial Services Acquisition Corporation (a corporation in the development stage) as of December 31, 1994 and 1995, and the related statements of operations, common stock, common stock subject to possible conversion, preferred stock, additional paid-in capital and retained earnings (deficit) accumulated during the development stage, and cash flows for the period from August 18, 1994 (inception) to December 31, 1994 and the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   As discussed in Note 2, the Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within 24 months from the consummation of its Public Offering of common stock (see Note 3). This 24-month period ends during December 1996.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Services Acquisition Corporation as of December 31, 1994 and 1995 and the results of its operations and its cash flows for the period from August 18, 1994 (inception) to December 31, 1994 and the year ended December 31, 1995 in conformity with generally accepted accounting principles.

BDO SEIDMAN, LLP

/s/ BDO SEIDMAN, LLP
New York, New York
March 8, 1996

                  FINANCIAL SERVICES ACQUISITION CORPORATION
                   (A CORPORATION IN THE DEVELOPMENT STAGE)
                                BALANCE SHEETS

                                                                                            MARCH 31,
                                                           DECEMBER 31,    DECEMBER 31,       1996
                                                               1994            1995        (UNAUDITED)
                                                         --------------  --------------  -------------
ASSETS
Cash and cash equivalents ..............................   $ 1,783,022     $   159,657     $    38,395
Short-term investment and accrued interest thereon  ....            --       1,116,214       1,008,094
U.S. Government security deposited in Trust Fund and
 accrued interest thereon (Note 2) .....................    17,475,598      18,489,353      18,718,730
Deferred acquisition costs (Note 8) ....................            --          60,000         622,500
Prepaid expenses .......................................            --           5,000              --
Organization costs, less amortization of $845, $13,937
 and $17,210 ...........................................        64,618          51,526          48,253
                                                         --------------  --------------  -------------
                                                           $19,323,238     $19,881,750     $20,435,972
                                                         ==============  ==============  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued expenses and taxes .............................   $   135,116     $   253,496     $   687,498
Deferred income taxes ..................................            --          42,000          42,000
Commitment (Note 4)
Common stock, subject to possible conversion, 716,666
 shares at conversion value (Note 2) ...................     3,493,372       3,696,022       3,741,874
Preferred stock, $.001 par value --shares authorized
 1,000,000; none issued (Note 5) .......................            --              --              --
Common stock, $.001 par value --shares authorized
 14,000,000; issued and outstanding 4,416,666 (which
 includes 716,666 shares subject to possible
 conversion) (Notes 3 and 6) ...........................         3,700           3,700           3,700
Additional paid-in capital .............................    15,710,140      15,710,140      15,710,140
Retained earnings (deficit) accumulated during the
 development stage .....................................       (19,090)        176,392         250,760
                                                         --------------  --------------  -------------
                                                           $19,323,238     $19,881,750     $20,435,972
                                                         ==============  ==============  =============

               See accompanying notes to financial statements.

                  FINANCIAL SERVICES ACQUISITION CORPORATION
                   (A CORPORATION IN THE DEVELOPMENT STAGE)
                           STATEMENTS OF OPERATIONS

                                      PERIOD FROM                       THREE        THREE       PERIOD FROM
                                    AUGUST 18, 1994                    MONTHS       MONTHS     AUGUST 18, 1994
                                    (INCEPTION) TO     YEAR ENDED    ENDED MARCH  ENDED MARCH  (INCEPTION) TO
                                     DECEMBER 31,     DECEMBER 31,    31, 1995     31, 1996    MARCH 31, 1996
                                         1994             1995       (UNAUDITED)  (UNAUDITED)    (UNAUDITED)
                                   ---------------  --------------  -----------  -----------  ---------------
INCOME:
 Interest ........................    $   67,014       $1,102,027    $  275,666   $  244,118     $1,413,159
                                   ---------------  --------------  -----------  -----------  ---------------
EXPENSES:
 General and administrative  .....        20,845          158,986        48,324       40,375        220,206
 Acquisition costs (Note 7)  .....            --          239,817            --           --        239,817
 Occupancy (Note 4) ..............         5,000           60,000        15,000       15,000         80,000
 Amortization of financing costs,
  debt discount and organization
  costs ..........................        40,345           13,092         3,273        3,273         56,710
 State franchise taxes ...........         3,964           13,000         4,550        3,250         20,214
 Interest (Note 3) ...............         3,836               --            --           --          3,836
                                   ---------------  --------------  -----------  -----------  ---------------
  Total expenses .................        73,990          484,895        71,147       61,898        620,783
                                   ---------------  --------------  -----------  -----------  ---------------
  Net income (loss) before taxes
   on income .....................        (6,976)         617,132       204,519      182,220        792,376
Taxes on income (current) ........            --          177,000        86,000       62,000        239,000
Taxes on income (deferred)  ......            --           42,000            --           --         42,000
                                   ---------------  --------------  -----------  -----------  ---------------
Net income (loss) ................    $   (6,976)      $  398,132    $  118,519   $  120,220     $  511,376
                                   ===============  ==============  ===========  ===========  ===============
Net income per share .............    $     (.00)      $      .09    $      .03   $      .03
                                   ===============  ==============  ===========  ===========
Weighted average common shares
 outstanding .....................     1,446,296        4,416,666     4,416,666    4,416,666
                                   ===============  ==============  ===========  ===========

               See accompanying notes to financial statements.

                  FINANCIAL SERVICES ACQUISITION CORPORATION
                   (A CORPORATION IN THE DEVELOPMENT STAGE)
   STATEMENT OF COMMON STOCK, COMMON STOCK SUBJECT TO POSSIBLE CONVERSION, PREFERRED STOCK, ADDITIONAL PAID-IN CAPITAL AND RETAINED EARNINGS (DEFICIT)
                   ACCUMULATED DURING THE DEVELOPMENT STAGE

          PERIOD FROM AUGUST 18, 1994 (INCEPTION) TO MARCH 31, 1996

                                                                                                               RETAINED
                                                 COMMON STOCK SUBJECT                                          EARNINGS
                              COMMON STOCK      TO POSSIBLE CONVERSION      PREFERRED STOCK                    (DEFICIT)

                         --------------------- ----------------------------------------------                 ACCUMULATED
                                                                                                ADDITIONAL    DURING THE
                          NUMBER OF             NUMBER OF                 NUMBER OF               PAID-IN     DEVELOPMENT
                            SHARES     AMOUNT     SHARES      AMOUNT       SHARES     AMOUNT      CAPITAL        STAGE
                         ----------- --------  ----------- ------------ -----------  -------- ------------- -------------
BALANCE, AUGUST 18, 1994           --   $   --           --   $      --      --         $--      $        --   $      --
Original issuance of
 common stock ..........      833,333      833           --          --      --          --           24,167          --
Issuance of warrants to
 purchase common stock .           --       --           --          --      --          --           20,000          --
Sale of 3,583,333 units,
 net of underwriting
 discounts and offering
 expenses ..............    2,866,667    2,867      716,666    3,481,258     --          --       15,665,973          --
Net loss for the period            --       --           --          --      --          --               --      (6,976)
Accretion to conversion
 value of common stock .           --       --           --       12,114     --          --               --     (12,114)
                         ----------- --------  ----------- ------------ -----------  -------- ------------- -------------
BALANCE, DECEMBER 31,
 1994 ..................    3,700,000   $3,700      716,666   $3,493,372     --         $--      $15,710,140   $ (19,090)
Net income for the year            --       --           --          --      --          --               --     398,132
Accretion to conversion
 value of common stock .           --       --           --      202,650     --          --               --    (202,650)
                         ----------- --------  ----------- ------------ -----------  -------- ------------- -------------
BALANCE, DECEMBER 31,
 1995 ..................    3,700,000   $3,700      716,666   $3,696,022     --         $--      $15,710,140   $ 176,392
Net Income for the
 quarter (unaudited) ...           --       --           --           --     --          --               --     120,220
Accretion to conversion
 value of common stock
 (unaudited) ...........           --       --           --       45,852     --          --               --     (45,852)
                         ----------- --------  ----------- ------------ -----------  -------- ------------- -------------
BALANCE MARCH 31, 1996
 (UNAUDITED) ...........    3,700,000   $3,700      716,666   $3,741,874     --         $--      $15,710,140   $ 250,760
                         =========== ========  =========== ============ ===========  ======== ============= =============

               See accompanying notes to financial statements.

                  FINANCIAL SERVICES ACQUISITION CORPORATION
                   (A CORPORATION IN THE DEVELOPMENT STAGE)
                           STATEMENTS OF CASH FLOWS

                                                                                                               PERIOD FROM
                                                PERIOD FROM                     THREE MONTHS   THREE MONTHS  AUGUST 18, 1994
                                              AUGUST 18, 1994    YEAR ENDED     ENDED MARCH     ENDED MARCH   (INCEPTION) TO
                                              (INCEPTION) TO    DECEMBER 31,      31, 1995       31, 1996     MARCH 31, 1996
                                             DECEMBER 31, 1994      1995        (UNAUDITED)     (UNAUDITED)    (UNAUDITED)
                                            -----------------  -------------- --------------  -------------- ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) .........................   $     (6,976)    $    398,132     $  118,519    $    120,220    $    511,376
 Adjustments to reconcile net income (loss)
  to net cash provided by (used in)
  operating activities:
   Deferred income taxes ...................             --           42,000             --              --          42,000
   Amortization of financing costs, debt
    discount and organization costs  .......         40,345           13,092          3,273           3,273          56,710
   Interest on U.S. Government securities
    in Trust Fund ..........................        (60,600)      (1,013,755)      (247,291)       (229,377)     (1,303,732)
   Interest on short-term investment  ......             --          (16,222)            --         (12,395)        (28,617)
   (Increase) decrease in prepaid expenses               --           (5,000)       (27,932)          5,000              --
   Increase (decrease) in accrued expenses
    and taxes ..............................        135,116          118,380        (39,660)        434,002         687,498
                                            -----------------  -------------- --------------  -------------- ---------------
    NET CASH PROVIDED BY (USED     IN)
 OPERATING ACTIVITIES ......................        107,885         (463,373)      (193,091)        320,723         (34,765)
                                            -----------------  -------------- --------------  -------------- ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 U.S. Government security deposited in
  Trust Fund--December 1994 ................    (17,414,998)              --             --              --     (17,414,998)
 Cumulative maturities of U.S. Government
  securities deposited in Trust Fund  ......             --       72,044,713             --      18,616,000      90,660,713
 Cumulative acquisitions of U.S. Government
  securities reinvested in Trust Fund  .....             --      (72,044,713)            --     (18,616,000)    (90,660,713)
 Cumulative maturities of short-term
  investments ..............................             --               --             --       1,120,000       1,120,000
 Cumulative acquisitions of short-term
  investments ..............................             --       (1,099,992)            --        (999,485)     (2,099,477)
 Deferred acquisition costs ................                         (60,000)            --        (562,500)       (622,500)
                                            -----------------  -------------- --------------  -------------- ---------------
  NET CASH USED IN INVESTING ACTIVITIES  ...    (17,414,998)      (1,159,992)            --        (441,985)    (19,016,972)
                                            -----------------  -------------- --------------  -------------- ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes payable and issuance
  of warrants ..............................        200,000               --             --              --         200,000
 Proceeds from public offering of
  3,583,333 units, net of underwriting
  discounts and offering expenses ..........     19,150,098               --             --              --      19,150,098
 Repayment of notes payable ................       (200,000)              --             --              --        (200,000)
 Proceeds from sale of 833,333 shares of
  common stock to founding stockholders  ...         25,000               --             --              --          25,000
 Deferred financing costs ..................        (19,500)              --             --              --         (19,500)
 Organization costs ........................        (65,463)              --             --              --         (65,463)
                                            -----------------  -------------- --------------  -------------- ---------------
   NET CASH PROVIDED BY FINANCING
    ACTIVITIES .............................     19,090,135               --             --              --      19,090,135
                                            -----------------  -------------- --------------  -------------- ---------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS ...............................      1,783,022       (1,623,365)      (193,091)       (121,262)         38,395
CASH AND CASH EQUIVALENTS, BEGINNING OF
 PERIOD ....................................             --        1,783,022      1,783,022         159,657              --
                                            -----------------  -------------- --------------  -------------- ---------------
CASH AND CASH EQUIVALENTS, END OF PERIOD  ..   $  1,783,022     $    159,657     $1,589,931    $     38,395    $     38,395
                                            =================  ============== ==============  ============== ===============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
 Cash paid for:
  Interest .................................   $      3,836              $ --           $ --            $ --   $      3,836
  Income taxes .............................             --               --             --         179,680         179,680
                                            =================  ============== ==============  ============== ===============

               See accompanying notes to financial statements.

                  FINANCIAL SERVICES ACQUISITION CORPORATION
                   (a corporation in the development stage)
                        NOTES TO FINANCIAL STATEMENTS
          (Information as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 is unaudited.)

1. SUMMARY OF ACCOUNTING POLICIES

 Income Taxes

   Financial Services Acquisition Corporation (the "Company") follows Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes". SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns ("temporary differences"). Temporary differences resulted from the Company using the cash basis for income tax purposes.

 Organization Costs

   Organization costs are being amortized over 60 months.

 Net Income Per Share

   Net income per common share is computed on the basis of the weighted average number of common shares outstanding during the period including common stock equivalents (unless antidilutive) which would arise from the exercise of stock warrants.

 Cash Equivalents

   For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents (other than instruments deposited in Trust Fund or described below under "Short-term Investment").

 Trust Fund

   U.S. Government security deposited in Trust Fund at December 31, 1995 represents a U.S. Treasury bill purchased on November 16, 1995 which matured on February 15, 1996. The cost of the security was $18,364,716. U.S. Government security deposited in Trust Fund at March 31, 1996 represents a U.S. Treasury bill purchased on February 15, 1996 and maturing April 25, 1996. The cost of the security was $18,616,195.

 Short-term Investment

   The short-term investment at December 31, 1995 represents a U.S. Treasury bill purchased on September 22, 1995 at a cost of $1,099,992 which matured on January 25, 1996. The short-term investment at March 31, 1996 represents a U.S Treasury bill purchased on January 26, 1996 at a cost of $999,485 which matures on April 25, 1996.

 Investments

   The Company follows Statement of Financial Accounting Standards No. 115 ("SFAS No. 115"), "Accounting for Certain Investments in Debt and Equity Securities" with no material impact on the Company's financial position.

 Interim Results (unaudited)

   The accompanying balance sheet as of March 31, 1996 and the related statements of operations, common stock, common stock subject to possible conversion, preferred stock, additional paid-in capital

                  FINANCIAL SERVICES ACQUISITION CORPORATION
                   (a corporation in the development stage)
                  NOTES TO FINANCIAL STATEMENTS (Continued)
          (Information as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 is unaudited.)

1. SUMMARY OF ACCOUNTING POLICIES  (Continued)

and retained earnings (deficit) accumulated during the development stage and cash flows for the three months ended March 31, 1995 and 1996 are unaudited. In the opinion of management, these financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of financial data for such periods. The interim operating results are not necessarily indicative of the results for a full year.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. ORGANIZATION AND BUSINESS OPERATIONS

   The Company was incorporated in Delaware on August 18, 1994 with the objective of acquiring or merging with an operating business in the financial services industry. The Company's founding stockholders (the "Initial Stockholders") purchased 833,333 of its common shares, $.001 par value (the "Pre-IPO Shares"), for $25,000 in August 1994.

   The registration statement for the Company's initial public offering ("Offering") was effective November 30, 1994. The Company consummated the Offering in December 1994 and raised net proceeds of $19,150,098 (Note 3). The Company's management had broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering were intended to be generally applied toward consummating a business combination with an operating business in the financial services industry ("Business Combination"). There is no assurance that the Company will be able to successfully effect a Business Combination. $17,414,998 of the Offering's proceeds was deposited in an interest-bearing trust account ("Trust Fund") to be held until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. The Trust Fund indenture limits investments to U.S. Government securities with maturities of 180 days or less. The remaining proceeds will be used to pay for business, legal and accounting due diligence on prospective acquisitions, and continuing general and administrative expenses in addition to other expenses.

   The Company, after signing a definitive agreement for a Business Combination, is required to submit such transaction for stockholder approval. In connection with the vote on such Business Combination all of the Initial Stockholders, consisting of all of the current officers and directors of the Company, have agreed that all Pre-IPO Shares owned by them will be voted with the majority of all the shares of common stock sold in the Offering (the "Public Shares"). After consummation of the Company's first Business Combination, this voting provision will no longer be applicable.

   With respect to the first Business Combination which is approved and consummated, any holder of Public Shares who votes against the Business Combination may demand that the Company convert his or her shares into cash. The per share conversion price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of Public Shares. The Company will not consummate a Business Combination if 20% or more of the Public Shares are voted against the Business Combination and have conversion rights with respect

                  FINANCIAL SERVICES ACQUISITION CORPORATION
                   (a corporation in the development stage)
                  NOTES TO FINANCIAL STATEMENTS (Continued)
          (Information as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 is unaudited.)

2. ORGANIZATION AND BUSINESS OPERATIONS  (Continued)

 to them exercised. Accordingly, 19.99% of the aggregate number of Public Shares may be converted to cash in the event of a Business Combination. Holders of shares exercising such conversion rights are entitled to receive their per share interest in the Trust Fund computed without regard to the Pre-IPO Shares. Accordingly, a portion of the net proceeds from the Offering (19.99% of the amount held in the Trust Fund) has been classified as common stock subject to possible conversion in the accompanying balance sheet at the conversion value.

   The Company's Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 24 months from the consummation of the Offering. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering discussed in Note 3).

3. PUBLIC OFFERING

   On December 7, 1994, the Company sold 3,333,333 units ("Units") in the Offering. On December 20, 1994, a further 250,000 Units were sold. Each Unit consists of one share of the Company's common stock, $.001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 during the period commencing on the consummation of a Business Combination and ending November 30, 2001. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days' notice at any time, only in the event that the last sale price of the common stock is at least $8.50 per share for 20 consecutive trading days ending on the third day prior to the date on which notice of redemption is given.

   The Company issued an aggregate of $200,000 of promissory notes to certain accredited investors. These notes bore interest at the rate of 10% per annum and were repaid on the consummation of the Company's Offering with accrued interest thereon of $3,836. In addition, the investors were issued 400,000 warrants ("Bridge Warrants") (valued at $0.05 per warrant --aggregate $20,000) which are identical to the Warrants discussed above, except that they are not redeemable by the Company until 90 days after the consummation of a Business Combination.

   In connection with the Offering, the Company also sold 333,333 Unit Purchase Options (the "IPO Options") to the Offering underwriters and certain of their designees. Each IPO Option entitles the holder thereof to acquire one share of common stock and two warrants (which are identical to the Warrants discussed above, except that the exercise price per warrant is $6.25 and their expiration date is November 30, 1999).

4. COMMITMENT

   The Company presently occupies office space provided by an affiliate of certain stockholders of the Company. Such affiliate has agreed that, commencing on the effective date of the Offering through the consummation of a Business Combination, it will make its office space and certain office and secretarial services available to the Company, as may be required by the Company from time to time. The Company has been paying $5,000 per month for such services.

5. PREFERRED STOCK

   The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

                  FINANCIAL SERVICES ACQUISITION CORPORATION
                   (a corporation in the development stage)
                  NOTES TO FINANCIAL STATEMENTS (Continued)
          (Information as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 is unaudited.)

6. COMMON STOCK

   At each of December 31, 1995 and March 31, 1996, 8,566,665 shares of common stock were reserved for issuance upon exercise of the Warrants, the Bridge Warrants, the IPO Options and the warrants issuable upon exercise of the IPO Options.

7. ACQUISITION COSTS

   On May 16, 1995, the Company executed a letter of intent to acquire all of the outstanding capital stock of Cedar Street Securities Corp. and a seat on the New York Stock Exchange. On July 14, 1995, the letter of intent was terminated. The costs of $239,817 relating to this proposed acquisition were expensed during the year ended December 31, 1995.

8. PROPOSED ACQUISITION

   On March 8, 1996, the Company entered into an agreement to acquire Euro Brokers Investment Corporation ("Euro Brokers"), a privately held international and domestic inter-dealer broker for a broad range of financial instruments. Under the terms of the agreement, each outstanding share of Euro Brokers common stock will be converted into the right to receive, subject to certain adjustments, approximately (i) 2.64 shares of the Company's common stock (approximately 4,416,666 shares), (ii) 4.53 of the Company's redeemable common stock purchase warrants (approximately 7,566,666 warrants), and (iii) $9.57 in cash (which, if the transaction had been consummated as of March 31, 1996, would have been adjusted to approximately $11.37 per share, aggregating to approximately $19 million). Completion of this transaction is subject to certain conditions, including stockholders approvals and receipt of certain regulatory approvals. Costs relating to this proposed acquisition, primarily professional fees, aggregated $622,500 at March 31, 1996, and have been deferred.

                      REPORT OF INDEPENDENT ACCOUNTANTS

To The Board of Directors
and Stockholders of
Euro Brokers Investment Corporation

   In our opinion, the accompanying consolidated statement of financial condition and the related consolidated statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Euro Brokers Investment Corporation and its subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

/s/ PRICE WATERHOUSE LLP
New York, New York
February 26, 1996,
except as to Note 2
which is as of March 8, 1996

                     EURO BROKERS INVESTMENT CORPORATION
                CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                                                               MARCH 31, 1996
                                      DECEMBER 31,    DECEMBER 31,  ----------------------------------
                                          1994            1995          ACTUAL      PRO FORMA (NOTE 2)
                                    --------------  --------------  -------------  -------------------
                                                                                      (UNAUDITED)
ASSETS
Cash and cash equivalents .........   $ 21,355,273    $ 27,013,350    $22,805,511       $22,805,511
Restricted cash (Note 15) .........      1,799,175       1,785,490      1,755,475         1,755,475
Commissions receivable ............     16,851,230      18,502,261     21,687,505        21,687,505
Equity in affiliated companies  ...      2,543,149       2,951,864      2,815,865         2,815,865
Receivable from clearing firm  ....      2,444,484       3,668,952      3,976,787         3,976,787
Securities owned ..................        967,500
Prepaid expenses and other assets        6,542,004       6,804,925      7,241,065         7,241,065
Exchange memberships ..............        101,000         140,000        140,000           140,000
Deferred taxes ....................      1,081,275       5,520,348      4,748,281         4,748,281
Furniture, equipment and leasehold
 improvements .....................     15,392,656      13,264,743     12,819,192        12,819,192
Intangible assets .................      2,836,786       2,426,809      2,324,308         2,324,308
                                    --------------  --------------  -------------  -------------------
   Total assets ...................   $ 71,914,532    $ 82,078,742    $80,313,989       $80,313,989
                                    ==============  ==============  =============  ===================
LIABILITIES AND STOCKHOLDERS'
 EQUITY
 Liabilities:
  Accounts payable and accrued
   liabilities ....................   $ 16,169,212    $ 15,835,131    $14,668,515       $14,668,515
  Accrued compensation payable  ...     10,446,615      15,998,721     12,971,036        12,971,036
  Accrued interest payable ........        177,609         166,789        288,363           288,363
  Income taxes payable ............      1,873,276       7,328,244      6,633,746         6,633,746
  Obligations under capitalized
   leases .........................      2,804,836       2,284,806      2,298,188         2,298,188
  Securities sold, not yet
   purchased ......................      1,280,000
  Deferred taxes payable ..........        778,549         692,024        591,526           591,526
  Notes payable ...................      9,830,284       7,880,032      7,834,318         7,834,318
  Return of capital payable  ......                                                      16,758,134
                                    --------------  --------------  -------------  -------------------
                                        43,360,381      50,185,747     45,285,692        62,043,826
                                    --------------  --------------  -------------  -------------------
Minority interest .................        492,154         501,731        395,397           395,397
                                    --------------  --------------  -------------  -------------------
Commitments and contingencies
 (Notes 15 and 16)
Stockholders' equity:
 Common Stock; Class A $.01 par
  value:
   2,000,000 shares authorized,
   none issued and outstanding;
   Class B $.001 par value:
   2,000,000 authorized,
   1,671,290 issued and
   outstanding at December 31,
   1994 and 1995 and March   31,
 1996 .............................          4,258           4,258          1,671             1,671
 Additional paid-in capital  ......     48,200,186      48,193,040     38,018,520        19,018,520
 Treasury stock, at cost, 217,450
  shares of Class A and 412,610
  shares of Class B at December
  31, 1994 and 1995; none at
  March 31, 1996 ..................    (10,177,107)    (10,177,107)
 Accumulated deficit ..............    (10,713,316)     (7,251,041)    (3,797,866)       (3,797,866)
 Notes receivable from
  stockholders ....................     (2,283,886)     (2,243,709)    (2,241,866)               --
 Foreign translation adjustment  ..      3,031,862       2,865,823      2,652,441         2,652,441
                                    --------------  --------------  -------------  -------------------
   Total stockholders' equity  ....     28,061,997      31,391,264     34,632,900        17,874,766
                                    --------------  --------------  -------------  -------------------
   Total liabilities and
    stockholders' equity ..........   $ 71,914,532    $ 82,078,742    $80,313,989       $80,313,989
                                    ==============  ==============  =============  ===================

The accompanying notes are an integral part of these consolidated financial statements.

                     EURO BROKERS INVESTMENT CORPORATION
                     CONSOLIDATED STATEMENT OF OPERATIONS

                                              FOR THE YEARS ENDED                 FOR THE THREE MONTHS ENDED
                                ----------------------------------------------  ----------------------------
                                  DECEMBER 31,    DECEMBER 31,    DECEMBER 31,     MARCH 31,      MARCH 31,
                                      1993            1994            1995           1995           1996
                                --------------  --------------  --------------  -------------  -------------
                                                                                        (UNAUDITED)
Revenue:
 Commission income ............   $135,577,625    $144,586,661    $171,576,327    $43,659,170    $48,339,964
 Interest income ..............      1,203,082       1,090,789       1,462,744        310,956        418,772
 Other income .................      2,274,759         697,522         732,347        150,430         74,725
                                --------------  --------------  --------------  -------------  -------------
                                   139,055,466     146,374,972     173,771,418     44,120,556     48,833,461
                                --------------  --------------  --------------  -------------  -------------
Costs and expenses:
 Payroll and related costs  ...     86,763,854      96,207,365     110,915,257     28,569,041     28,353,853
 Communication costs ..........     12,987,800      15,633,010      17,187,573      4,683,240      3,948,713
 Travel and entertainment  ....      8,681,483      10,493,903      10,224,384      2,540,839      2,609,881
 Depreciation and amortization       4,192,404       4,248,181       4,568,164      1,157,164      1,171,970
 Clearing fees ................        863,445       3,647,556       3,777,710      1,285,906      1,191,695
 General and administrative
  expenses ....................      9,235,053       7,355,734       7,845,403      2,098,590      2,004,770
 Interest expense .............      2,702,759       1,635,547         775,077        205,342        148,058
 Occupancy costs ..............      4,452,232       5,640,070       5,854,525      1,520,584      1,500,966
 Write-off of goodwill ........     12,643,948
                                --------------  --------------  --------------  -------------  -------------
                                   142,522,978     144,861,366     161,148,093     42,060,706     40,929,906
                                --------------  --------------  --------------  -------------  -------------
Income (loss) before provision
 for income taxes and minority
 interest .....................     (3,467,512)      1,513,606      12,623,325      2,059,850      7,903,555
Provision for income taxes  ...      4,858,901       3,333,989       7,393,196      1,625,860      4,099,528
                                --------------  --------------  --------------  -------------  -------------
Income (loss) before minority
 interest .....................     (8,326,413)     (1,820,383)      5,230,129        433,990      3,804,027
Minority interest .............       (442,673)       (250,480)     (1,767,854)      (531,299)      (350,852)
                                --------------  --------------  --------------  -------------  -------------
Net income (loss) .............   ($  8,769,086)  ($  2,070,863)  $  3,462,275    ($    97,309)  $ 3,453,175
                                ==============  ==============  ==============  =============  =============
Pro forma earnings per share
 (note 2) .....................                                   $        .40                   $       .40

The accompanying notes are an integral part of these consolidated financial statements.

                      EURO BROKERS INVESTMENT CORPORATION
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
            AND THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                                              ADDITIONAL
                                  COMMON       PAID-IN
                                   STOCK       CAPITAL      TREASURY STOCK
                                ---------  --------------  --------------
Balance at December 31, 1992  .   $ 3,348    $ 18,442,515    ($  3,623,839)
Net loss ......................
Repayment of stockholder notes
Foreign translation adjustment
                                ---------  --------------  --------------
Balance at December 31, 1993  .     3,348      18,442,515      (3,623,839)
Retirement of warrants ........                 5,141,145
Net loss ......................
Acquisition of treasury stock                                  (6,553,268)
Issuance of common stock,
 net of expenses ..............       910      24,616,526
Repayment of stockholder notes
Foreign translation adjustment
                                ---------  --------------  --------------
Balance at December 31, 1994  .     4,258      48,200,186     (10,177,107)
Net income ....................
Expenses relating to
 acquisition of common stock  .                    (7,146)
Repayment of stockholder notes
Foreign translation adjustment
                                ---------  --------------  --------------
Balance at December 31, 1995  .     4,258      48,193,040     (10,177,107)
Net income (unaudited) ........
Repayment of stockholders
 notes (unaudited) ............
Foreign translation adjustment
 (unaudited) ..................
Retirement of treasury stock
 (unaudited) ..................    (2,587)    (10,174,520)     10,177,107
                                ---------  --------------  --------------
Balance at March 31, 1996
 (unaudited) ..................   $ 1.671    $ 38,018,520
                                =========  ==============  ==============






                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      EURO BROKERS INVESTMENT CORPORATION
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
            AND THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                                    RETAINED                        NOTES
                                   EARNINGS/                      RECEIVABLE       FOREIGN
                                  (ACCUMULATED                       FROM        TRANSLATION
                                    DEFICIT)       WARRANTS      STOCKHOLDERS    ADJUSTMENT        TOTAL
                                --------------  -------------  --------------  -------------  -------------
Balance at December 31, 1992  .   $    126,633    $ 5,141,145    ($ 3,989,714)   $2,289,344     $18,389,432
Net loss ......................     (8,769,086)                                                  (8,769,086)
Repayment of stockholder notes                                       269,363                        269,363
Foreign translation adjustment                                                      497,958         497,958
                                --------------  -------------  --------------  -------------  -------------
Balance at December 31, 1993  .     (8,642,453)     5,141,145     (3,720,351)     2,787,302      10,387,667
Retirement of warrants ........                    (5,141,145)
Net loss ......................     (2,070,863)                                                  (2,070,863)
Acquisition of treasury stock                                                                    (6,553,268)
Issuance of common stock,
 net of expenses ..............                                                                  24,617,436
Repayment of stockholder notes                                     1,436,465                      1,436,465
Foreign translation adjustment                                                      244,560         244,560
                                --------------  -------------  --------------  -------------  -------------
Balance at December 31, 1994  .    (10,713,316)                   (2,283,886)     3,031,862      28,061,997
Net income ....................      3,462,275                                                    3,462,275
Expenses relating to
 acquisition of common stock  .                                                                      (7,146)
Repayment of stockholder notes                                        40,177                         40,177
Foreign translation adjustment                                                     (166,039)       (166,039)
                                --------------  -------------  --------------  -------------  -------------
Balance at December 31, 1995  .     (7,251,041)                   (2,243,709)     2,865,823      31,391,264
Net income (unaudited) ........      3,453,175                                                    3,453,175
Repayment of stockholders
 notes (unaudited) ............                                        1,843                          1,843
Foreign translation adjustment
 (unaudited) ..................                                                    (213,382)       (213,382)
Retirement of treasury stock
 (unaudited) ..................
                                --------------  -------------  --------------  -------------  -------------
Balance at March 31, 1996
 (unaudited) ..................   ($  3,797,866)                 ($ 2,241,866)   $2,652,441     $34,632,900
                                ==============  =============  ==============  =============  =============

The accompanying notes are an integral part of these consolidated financial statements.

                     EURO BROKERS INVESTMENT CORPORATION
                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                       FOR THE YEARS ENDED                 FOR THE THREE MONTHS ENDED
                                         ----------------------------------------------  ----------------------------
                                           DECEMBER 31,    DECEMBER 31,    DECEMBER 31,     MARCH 31,      MARCH 31,
                                               1993            1994            1995           1995           1996
                                         --------------  --------------  --------------  -------------  -------------
                                                                                                 (UNAUDITED)
Cash flows from operating activities:
 Net income (loss) .....................   ($  8,769,086)  ($  2,070,863)  $ 3,462,275     ($     7,309)  $ 3,453,175
 Adjustments to reconcile net income
 (loss) to net  cash provided by (used
 in) operating activities:
 Depreciation and amortization .........      4,192,404       4,248,181      4,568,164       1,157,164      1,171,970
 Provision for doubtful accounts  ......         87,492        (196,300)       (48,956)          3,857         18,689
 Gain on sale of exchange memberships  .                       (490,000)       (14,000)
 Gain on sale of subsidiary ............     (1,487,918)
 Write off of goodwill .................     12,643,948
 Unrealized foreign exchange loss  .....        166,940
 Undistributed earnings of affiliates  .       (281,645)       (137,775)      (537,571)     (1,096,181)    (1,064,957)
 Gain on sale of short-term investments          (3,890)
 Minority interest .....................         94,012         (55,416)         9,249          34,594       (106,275)
 Imputed interest expense ..............        110,529         120,806        129,358          32,565         26,266
 Amortization of deferred expenses  ....         19,963          12,031          5,269           2,270            364
 Deferred income taxes .................       (227,514)      1,971,504     (4,522,662)        (70,235)       677,806
Change in assets and liabilities:
 Increase in restricted cash ...........     (1,701,425)
 (Increase) decrease in commissions
 receivable ............................       (567,689)      1,894,546     (1,654,378)     (2,367,566)    (3,328,499)
 Increase in receivable from clearing
 firm ..................................     (1,203,810)     (1,155,733)    (1,024,931)     (1,255,849)      (308,674)
 Decrease (increase) in securities  ....                       (967,500)       967,500         598,750
 Increase in receivable from affiliates        (811,890)
 Decrease (increase) in insurance claim
 receivable ............................     (2,330,000)
 (Increase) decrease in prepaid
 expenses and  other assets ............     (1,680,342)     (2,398,411)      (478,684)        122,686        551,217
 Increase (decrease) in accounts
 payable and  accrued liabilities  .....      5,607,377       1,473,250       (239,114)        959,983     (1,023,147)
 Increase (decrease) in accrued
 compensation  payable .................     10,236,008      (7,887,478)     5,552,106      (2,593,129)    (2,934,126)
 Decrease in accrued interest payable  .       (488,142)       (300,161)        (4,289)        162,835        121,791
 (Decrease) increase in securities
 owned, not yet  purchased .............                      1,280,000     (1,280,000)       (805,625)
 Increase (decrease) in income taxes
 payable ...............................       (214,910)     (1,345,847)     5,494,722       1,105,731       (559,366)
                                         --------------  --------------  --------------  -------------  -------------
Net cash provided by (used in)
 operating activities ..................     13,390,412      (1,208,344)    10,384,058      (4,105,459)    (3,303,766)
                                         --------------  --------------  --------------  -------------  -------------
Cash flows from investing activities:
 Purchase of fixed assets ..............    (10,226,268)     (4,340,179)    (2,059,449)       (390,198)      (758,850)
 Proceeds from sale of subsidiary in
 excess of  carrying value of
 investment ............................      1,503,024
 Net sale (purchase) of short-term
 investments ...........................       (139,979)      2,957,056
 Investment in equity affiliates  ......                         36,885        (93,745)         40,319         64,869
 Minority interest in consolidated
 subsidiary ............................       (733,285)
 Purchase of exchange memberships  .....                       (101,000)       (75,000)
 Proceeds from sale of exchange
 memberships ...........................                      1,762,000         50,000
                                         --------------  --------------  --------------  -------------  -------------
 Net cash (used in) provided by
 investing activities ..................     (9,596,508)        314,762     (2,178,194)       (349,879)      (693,981)
                                         --------------  --------------  --------------  -------------  -------------
Cash flows from financing activities:
 Repayment of note payable .............                                    (2,037,502)
 Repayment of subordinated note payable      (1,459,536)    (17,660,000)
 Issuance of common stock, net of
 expenses ..............................                      1,617,436         (7,146)         (7,146)
 Issuance of secured demand note  ......                     23,000,000
 Decrease in obligations under
 capitalized leases ....................       (374,125)       (119,010)      (507,946)       (214,185)        51,666
 Acquisition of treasury stock .........                     (5,221,260)
 Repayments of notes receivable from
 stockholders ..........................        269,363         105,676         40,177           1,150          1,843
                                         --------------  --------------  --------------  -------------  -------------





                     EURO BROKERS INVESTMENT CORPORATION
                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                       FOR THE YEARS ENDED                 FOR THE THREE MONTHS ENDED
                                         ----------------------------------------------  ----------------------------
                                           DECEMBER 31,    DECEMBER 31,    DECEMBER 31,     MARCH 31,      MARCH 31,
                                               1993            1994            1995           1995           1996
                                         --------------  --------------  --------------  -------------  -------------
                                                                                                 (UNAUDITED)

 Net cash (used in) provided by
 financing activities ..................     (1,564,298)      1,722,842     (2,512,417)       (220,181)        53,509
                                         --------------  --------------  --------------  -------------  -------------
Effect of exchange rate changes on cash         234,779         233,079        (35,370)        209,394       (263,601)
                                         --------------  --------------  --------------  -------------  -------------
Net increase in cash and cash
 equivalents ...........................      2,464,385       1,062,339      5,658,077      (4,466,125)    (4,207,839)
Cash and cash equivalents at beginning
 of year ...............................     17,828,549      20,292,934     21,355,273      21,355,273     27,013,350
                                         --------------  --------------  --------------  -------------  -------------
Cash and cash equivalents at end of
 year ..................................   $ 20,292,934    $ 21,355,273    $27,013,350     $16,889,148    $22,805,511
                                         ==============  ==============  ==============  =============  =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Interest paid ..........................   $   2,771,710   $   1,736,028   $    650,007             --             --
Income taxes paid ......................      4,230,493       2,828,794        881,875     $    46,397    $ 3,306,459
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 ACTIVITIES:
Reduction of notes receivable from
 stockholders in connection with
 acquisition of treasury stock .........                   $   1,330,789
Conversion of secured demand note to
 equity ................................                     23,000,000

The accompanying notes are an integral part of these consolidated financial statements.

                     EURO BROKERS INVESTMENT CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
            AND FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996
 (Information as of and for the three-month periods ended March 31, 1996 and
                              1995 is unaudited)

NOTE 1 --ORGANIZATION AND OPERATIONS:

   Euro Brokers Investment Corporation ("the Company"), incorporated in December 1986, is the parent company to Euro Brokers Holdings, Inc. ("EBHI"). EBHI was incorporated in October 1986 for the purpose of acquiring certain businesses from various subsidiaries of MAI plc, a public company in the United Kingdom.

   The Company, through its affiliates, conducts the business of a broker of money market instruments, securities and capital market products in New York, London, Tokyo, Toronto and Hong Kong.

NOTE 2 --PROPOSED MERGER TRANSACTION:

   On March 8, 1996, the Company entered into an Agreement and Plan of Merger with Financial Services Acquisition Corporation ("FSAC") and EBIC Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of FSAC, providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of FSAC. At the effective time of the merger, each outstanding share of Class B Common Stock of the Company will be converted into the right to receive, subject to certain adjustments and escrow arrangements, consideration comprising approximately (i) 2.64 newly issued shares of FSAC's common stock, (ii) 4.53 newly issued redeemable common stock purchase warrants of FSAC, and (iii) $9.57 in cash.

   The consideration will be adjusted as necessary to provide that, upon consummation of the merger, the current stockholders of the Company will own, in the aggregate, a number of shares of FSAC common stock equal to the number of shares of FSAC common stock outstanding immediately prior to the merger, and (ii) a number of warrants equal to the number of warrants outstanding immediately prior to the merger. The cash portion of the consideration will also be adjusted prior to the merger to reflect the differences between the respective pre-merger net worths of FSAC and the Company, subject to certain adjustments, with the intention generally of equalizing the respective pre-merger contributions of FSAC stockholders and Company stockholders to the post-merger consolidation net worth FSAC.

   The completion of this transaction is subject to certain conditions including, among other things, the approval of the merger by the stockholders of the Company and FSAC and receipt of certain regulatory approvals. There can be no assurance that the proposed transaction will be consummated.

   The accompanying unaudited pro forma balance sheet as of March 31, 1996 has been prepared to reflect as a liability and a reduction of stockholders' equity in an amount equal to $16,758,134, representing $19,000,000 of cash to be paid to the Company's shareholders as a return of capital upon consummation of the merger (including adjustments to the cash consideration based on changes in net worth through March 31, 1996), less cash to be received upon the repayment of $2,241,866 of notes receivable from stockholders as required concurrent with the merger. Such pro forma balance sheet does not give effect to the adjustments, such as the merger of FSAC assets and liabilities into the Company and the recapitalization, that will occur upon completion of the transaction.

   The merger will result, subject to certain escrow arrangements, in the Company's current stockholders having a 50% ownership of the merged entity. For accounting and financial purposes, the merger will be treated as an issuance of shares by the Company for the net assets of FSAC, consisting primarily of cash. The surviving corporation will reflect in its consolidated financial statements the assets and liabilities of both companies at their book values, and the historical earnings of the Company will be presented as the historical earnings of the merged entity.

   Pro forma earnings per share have been computed using weighted average common shares outstanding of 8,588,880. Such pro forma shares outstanding have been computed as the sum of (i) 4,641,666, which treats the 1,671,290 currently outstanding shares of the Company as if they had been recapitalized into 4,641,666 shares (reflecting the merger stock exchange ratio of approximately 2.78,

                     EURO BROKERS INVESTMENT CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
     AND FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 --(Continued) (Information as of and for the three-month periods ended March 31, 1996 and
                              1995 is unaudited)
NOTE 2 --PROPOSED MERGER TRANSACTION:  (Continued)

which assumes no exercise of redemption rights by FSAC stockholders and the issuance of 225,000 additional shares of FSAC common stock under a unit purchase option agreement), and (ii) 3,947,214, which represents the number of new shares that would have to be issued at a pro forma "IPO" price of $4.25 per share to pay the pro forma return of capital liability of $16,758,134 as of March 31, 1996 that is presented on the pro forma consolidated statement of financial condition. The pro forma "IPO" price is based on the ratio of the net assets of FSAC of $19,706,474 as of March 31, 1996 to the 4,641,666 new shares that would be issued (assuming the same stock exchange ratio) if the merger were to be consummated on that date.

NOTE 3 --SIGNIFICANT ACCOUNTING POLICIES:

 Basis of presentation:

   The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries and other entities over which it exercises control. All significant intercompany balances and transactions have been eliminated. Investments in unconsolidated affiliates where the Company exercises significant influence over operating and financial policies have been accounted for using the equity method. Earnings from investments accounted for under the equity method have been reflected as other income in the statement of operations.

 Revenue recognition:

   Commission income is recognized on a trade date basis.

 Securities transactions:

   Securities transactions, executed as riskless principal, are recorded on a trade date basis. From time to time, the Company may be obliged to fulfill an obligation by entering into one side of a trade which consequently results in the Company recording securities positions. It is the Company's policy not to carry such positions for any significant length of time. Any such security positions are carried at market value. Substantially all of the securities transactions are cleared on a fully disclosed basis and, as such, the accounts are carried on the books of the Company's clearing firm.

 Furniture, equipment and leasehold improvements:

   Depreciation of furniture and equipment is computed on a straight line basis using estimated useful lives of 3 to 5 years. Leasehold improvements are amortized over the terms of the related leases or estimated useful lives of the improvements, whichever period is shorter.

 Exchange memberships:

   The Company carries its exchange memberships at cost. At December 31, 1994 and 1995 and at March 31, 1996, the market value of these memberships approximated cost.

   During 1994, the Company sold its exchange memberships which it held at December 31, 1993 realizing a gain of $490,000. During 1994, the Company also purchased exchange memberships for an aggregate cost of $101,000.

   During 1995, the Company sold two of its exchange memberships for $50,000, realizing a gain of $14,000, and purchased an exchange membership at a cost of $75,000.

                     EURO BROKERS INVESTMENT CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
     AND FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 --(Continued) (Information as of and for the three-month periods ended March 31, 1996 and
                              1995 is unaudited)
NOTE 3 --SIGNIFICANT ACCOUNTING POLICIES:  (Continued)

  Intangible assets:

   Intangible assets principally include the values assigned to customer lists and are being amortized on a straight line basis over their estimated useful lives, which approximate 15 years. Accumulated amortization of intangible assets aggregated $6,346,588, $6,756,592 and $6,839,093 at December 31, 1994, December 31, 1995 and March 31, 1996, respectively.

   The Company has a policy of reviewing the carrying value of intangible assets to consider whether events or changes in circumstances have occurred
- --such as the loss of significant customers, a significant change in the revenues received from customers or a significant change in the nature of the brokerage business --which would indicate that the carrying amount of such assets may not be recoverable, in which case the Company would evaluate the estimated future cash flows expected to result from the asset. Should the expected future cash flows be less than the carrying amount of the asset, an impairment loss would be recognized to the extent that the carrying value exceeds the fair value of the asset. There have been no impairment losses with respect to intangible assets.

 Goodwill:

   The excess purchase price over net assets of businesses acquired was originally recorded as goodwill and was being amortized as a straight line basis over twenty years.

   In recognition of certain business conditions and events, in 1993 the Company reviewed the recorded value of goodwill based on an evaluation of the net present value of future cash flows from certain of the Company's foreign subsidiaries and affiliates. As a result of this reevaluation, it was determined that there had been an other than temporary impairment in the value of goodwill and, accordingly, amounts aggregating $10,839,790 which were previously attributable to goodwill associated with the acquisition of foreign subsidiaries and amounts aggregating $1,804,158 which were previously attributable to goodwill associated with the Company's investment in an affiliated company (see Note 6) were written off as of December 31, 1993.

 Foreign currency translation:

   Assets and liabilities denominated in foreign currencies are translated to U.S. dollars using exchange rates at the end of the year; revenues and expenses are translated at average rates for the year.

   Gains and losses on foreign currency translation of the financial statements of operations whose functional currency is other than the U.S. dollar, together with related hedges and tax effects, are reflected in the foreign translation adjustment account in stockholders' equity. Foreign currency exchange gains and losses from transactions and balances denominated in a currency other than the related operating subsidiary's functional currency are recorded in income.

 Fair value of financial instruments:

   The Company's securities owned and securities sold, not yet purchased are carried at market value. Additionally, off-balance sheet financial instruments, as described in Note 15, are valued at market with unrealized gains and losses recorded in the financial statements.

   Management estimates that the aggregate net fair value of other financial instruments recognized on the statement of financial condition (including cash equivalents, commissions and other receivables, and notes payable) approximates their carrying value, as such financial instruments are short-term in nature, bear interest at current market rates, or, in the case of notes payable, bear interest at rates which management believes are comparable to current rates which could be obtained in similar financing.

                     EURO BROKERS INVESTMENT CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
     AND FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 --(Continued) (Information as of and for the three-month periods ended March 31, 1996 and
                              1995 is unaudited)
NOTE 3 --SIGNIFICANT ACCOUNTING POLICIES:  (Continued)

  Income taxes:

   The Company files a consolidated federal income tax return which includes U.S. subsidiaries in which the Company's ownership percentage is 80% or greater. The Company and such U.S. subsidiaries also file separate and/or combined income tax returns in various state and local tax jurisdictions.

   The Company and its subsidiaries account for certain income and expense items in a period different from that reported for tax purposes. The tax effects of transactions are generally recognized in the financial statements in the same period as the related items of income and expense, regardless of when they are recognized for tax purposes.

   During 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). The adoption of SFAS 109 had no material impact on the financial statements of the Company.

 Use of estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Unaudited information:

   All unaudited information for the interim periods presented, in the opinion of management, includes all adjustments, consisting only of normal recurring accruals, necessary for fair presentation.

NOTE 4 --CASH AND CASH EQUIVALENTS:

   For the purpose of the statement of cash flows, the Company considers all short-term investments with an initial maturity of three months or less to be cash equivalents. Such investments are generally overnight Euro dollar deposits.

NOTE 5 --COMMISSIONS RECEIVABLE:

   Commissions receivable are reflected in the statement of financial condition net of allowance for doubtful accounts of $520,600, $471,100 and $487,800 at December 31, 1994 and 1995 and March 31, 1996, respectively.

NOTE 6 --RELATED PARTY TRANSACTIONS:

   The Company incurred interest expense which was in respect of debt payable to its majority shareholders aggregating $1,848,700 and $789,200, for the years ended December 31, 1993 and 1994, respectively. As described in Note 10, all such debt was repaid during 1994.

                     EURO BROKERS INVESTMENT CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
     AND FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 --(Continued) (Information as of and for the three-month periods ended March 31, 1996 and
                              1995 is unaudited)
NOTE 6 --RELATED PARTY TRANSACTIONS:  (Continued)

    Prepaid expenses and other assets include loans to employees aggregating $1,732,300 and $2,317,500 at December 31, 1994 and 1995, respectively. Such loans generally bear interest at the prime rate and are short term in nature.

NOTE 7 --EQUITY IN AFFILIATED COMPANIES:

   The Company's equity in affiliated companies principally consists of a 15% equity interest in Yagi Euro Corporation ("Yagi Euro"), which operates the business of a broker of money market and foreign exchange and derivative products in Tokyo and is 85% owned by Yagi Tanshi Company, Limited.

   In addition, in 1994 the Company entered into a partnership arrangement with Yagi Euro to broker certain derivative products in Tokyo. The results of such business are consolidated in the Company's financial statements and Yagi Euro's approximately 50% interest in the related profit or loss is presented as minority interest.

   During 1995, the Company purchased a 33% interest in Pacific Brokers International, LLC, a broker of off-balance sheet products in the Far East.

   The Company's investments in equity affiliates are as follows:

                                       DECEMBER 31,    DECEMBER 31,    MARCH 31,
                                           1994            1995           1996
                                     --------------  --------------  ------------
                                                                      (UNAUDITED)
Yagi Euro ..........................    $2,543,149      $2,794,211     $2,659,968
Pacific Brokers International, LLC                         157,653        155,897
                                     --------------  --------------  ------------
                                        $2,543,149      $2,951,864     $2,815,865
                                     ==============  ==============  ============

   Summarized financial information for Yagi Euro is as follows:

                      DECEMBER 31,    DECEMBER 31,     MARCH 31,
                          1994            1995           1996
                    --------------  --------------  -------------
                                                      (UNAUDITED)
Total assets ......   $ 20,237,126    $21,740,692     $24,597,832
Total liabilities       3,391,834       3,266,547       6,864,714
Revenues ..........    18,946,665      14,310,972       2,747,688
Net income ........       925,844       2,735,871         190,596

NOTE 8 --ACQUISITION AND SALE OF SUBSIDIARY:

   In 1992, the Company acquired a 51% interest in Liberty Euro Brokers ("LEB"), a newly formed broker of certain non-dollar denominated government securities which conducts business in the United Kingdom.

   Effective as of August 12, 1993, the Company sold its interest in LEB for approximately $2,258,000, which resulted in a gain of approximately $1,488,000 recorded in other income.

                     EURO BROKERS INVESTMENT CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
     AND FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 --(Continued) (Information as of and for the three-month periods ended March 31, 1996 and
                              1995 is unaudited)

NOTE 9 --FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

   Furniture, equipment and leasehold improvements are summarized below:

                                                     DECEMBER 31,   DECEMBER 31,     MARCH 31,
                                                         1994          1995            1996
                                                   --------------  --------------  --------------
                                                                                     (UNAUDITED)
Furniture and telephone equipment ................   $  11,672,050   $ 11,512,903    $ 11,543,713
Leasehold improvements ...........................      6,373,214       6,329,807       6,275,149
Computer and related equipment ...................      6,460,324       7,265,569       7,691,968
Automobiles ......................................      3,846,861       3,113,004       3,020,687
                                                   --------------  --------------  --------------
                                                       28,352,449      28,221,283      28,531,517
Less --Accumulated depreciation and amortization      (12,959,793)    (14,956,540)    (15,712,325)
                                                   --------------  --------------  --------------
                                                     $ 15,392,656    $ 13,264,743    $ 12,819,192
                                                   ==============  ==============  ==============

NOTE 10 --OBLIGATIONS UNDER CAPITALIZED LEASES:

   The Company has purchased automobiles and telecommunications equipment under capitalized leases. The lease terms generally do not exceed three years. The following is a schedule of future minimum lease payments under capitalized leases together with the present value of the net minimum lease payments as of December 31, 1995:

 FOR THE YEAR ENDING DECEMBER 31,
  1996 .....................................   $1,304,805
  1997 .....................................      744,317
  1998 .....................................      566,233
                                             ------------
Total net minimum lease payments ...........    2,615,355
Less: amount representing interest  ........      330,549
                                             ------------
Present value of net minimum lease payments    $2,284,806
                                             ============

   The gross amount of assets under capitalized leases are $2,804,800 and $2,284,800 at December 31, 1994 and 1995, respectively. Such amounts are principally automobiles and are included in furniture, equipment and leasehold improvements on the statement of financial condition.

   The charges to income resulting from the amortization of assets recorded under capitalized leases were approximately $625,500, $681,200 and $644,700 for the years ended December 31, 1993, 1994 and 1995, respectively, and $167,900 and $132,900 for the three months ended March 31, 1995 and 1996, respectively.

NOTE 11 --NOTES PAYABLE:

   Notes payable at December 31, 1994 and 1995 represent convertible purchase price notes which were issued in December 1986 in connection with the acquisition of the predecessor businesses and bear interest at a stated rate of 6 1/8% per annum. The conversion feature expired on November 30, 1993. The notes are due in equal annual installments each November 30 from 1995 through 1999. The notes have been adjusted for financial reporting purposes to reflect imputed interest at fair market rates at the time of issuance which vary from 6.125% to 7.71%. The notes are subordinated to the claims of financial

                     EURO BROKERS INVESTMENT CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
     AND FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 --(Continued) (Information as of and for the three-month periods ended March 31, 1996 and
                              1995 is unaudited)
NOTE 11 --NOTES PAYABLE:  (Continued)

 institutions to a maximum aggregate amount of $10,000,000. Approximately 54% and 55% of the reported balance for the purchase price notes was denominated in British pounds sterling at December 31, 1995 and December 31, 1994, respectively.

   On December 16, 1986, the Company executed a subordinated promissory note in the amount of $13,000,000 payable to Annetinvest B.V., an affiliate of Eurobrokers International Inc. ("EII"), a shareholder of the Company at that time. The note was due on December 16, 1996 bearing interest at a fixed rate of 9.25% per annum plus additional interest based on the profitability of the Company up to a maximum of 4.5% per annum of the principal balance outstanding. In November 1988, the Company executed a second subordinated promissory note in the amount of $4,660,000, also payable to Annetinvest B.V., which was due on January 31, 1999 bearing interest at a variable rate of prime plus 1%.

   In February 1994, the Company entered into a secured demand note payable aggregating $23,000,000, which was scheduled to mature on December 31, 1995. The note had a stated interest rate of 10% during 1994 and 12% during 1995. The Company pledged certain assets and stock of certain subsidiaries as collateral for the loan. The proceeds of the loan were used to repay the Company's subordinated notes payable of $17,660,000, and to repurchase all of the Class A common stock and warrants outstanding at December 31, 1993 as described in Note 13. In May, 1994, the $23,000,000 note was repaid in connection with a stock purchase transaction as described in Note 13.

   The change in notes payable is as follows:

                                                                            FOR THE THREE
                                                FOR THE YEARS ENDED         MONTHS ENDED
                                          ------------------------------  ---------------
                                            DECEMBER 31,    DECEMBER 31,      MARCH 31,
                                                1994            1995            1996
                                          --------------  --------------  ---------------
Balance at beginning of year ............   $ 27,080,598    $ 9,830,284      $7,880,032
Repayment of subordinated note ..........    (17,660,000)
Repayment of principal ..................                    (2,037,502)
Secured demand note issued ..............     23,000,000
Secured demand note converted to equity      (23,000,000)
Exchange rate difference ................        288,880        (42,107)        (71,980)
Imputed interest ........................        120,806        129,357          26,266
                                          --------------  --------------  ---------------
Balance at end of year ..................   $  9,830,284    $ 7,880,032      $7,834,318
                                          ==============  ==============  ===============

NOTE 12 --EMPLOYEE BENEFIT PLANS:

   The Company maintains a 401(k) defined contribution plan for the Company's U.S. operations covering substantially all salaried employees. The Company's contributions to the 401(k) plan are based upon a percentage of employee contributions. Total 401(k) plan expense approximated $161,000, $216,000 and $222,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

                     EURO BROKERS INVESTMENT CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
     AND FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 --(Continued) (Information as of and for the three-month periods ended March 31, 1996 and
                              1995 is unaudited)
NOTE 13 --INCOME TAXES:

   Income (loss) from continuing operations before provision for income tax and minority interest was taxed under the following jurisdictions:

                                 FOR THE YEARS ENDED
              DECEMBER 31, 1993   DECEMBER 31, 1994   DECEMBER 31, 1995
             -----------------  -------------------  -----------------
Domestic  ..     $   225,567         $ 3,089,709         $ 2,645,217
Foreign ....      (3,693,077)         (1,576,103)          9,978,108
             -----------------  -------------------  -----------------
Total ......     ($ 3,467,512)       $ 1,513,606         $12,623,325
             =================  ===================  =================

   The components of the provision for income taxes are as follows:

                                       FOR THE YEARS ENDED
                    DECEMBER 31, 1993   DECEMBER 31, 1994   DECEMBER 31, 1995
                   -----------------  -------------------  -----------------
Current
 Federal .........     $  385,879          $1,103,197          $ 2,745,733
 State and local          701,500             706,747              931,547
 Foreign .........      3,778,047             (76,684)           8,510,075
                   -----------------  -------------------  -----------------
                        4,865,426           1,733,260           12,187,355
                   -----------------  -------------------  -----------------
Deferred
 Federal .........        (99,515)            504,938           (1,946,254)
 State and local         (191,063)            411,633             (164,502)
 Foreign .........        284,053             684,158           (2,683,403)
                   -----------------  -------------------  -----------------
                           (6,525)          1,600,729           (4,794,159)
                   -----------------  -------------------  -----------------
Total ............     $4,858,901          $3,333,989          $ 7,393,196
                   =================  ===================  =================

   Deferred tax assets (liabilities) are comprised of the following:

                                               DECEMBER 31, 1994  DECEMBER 31, 1995
                                              -----------------  -----------------
Assets
 Bad debt reserve ...........................     $  138,000         $   161,000
 Amortization of leasehold improvements  ....        172,361             221,354
 Rent reserve ...............................        214,774             211,830
 Deferred compensation ......................        251,850           4,415,679
 Miscellaneous reserves .....................        304,290             510,485
 Foreign tax credits ........................                          2,675,017
 Deferred tax asset valuation allowance  ....                         (2,675,017)
                                              -----------------  -----------------
  Gross deferred tax assets, after valuation
   allowance ................................     $1,081,275         $ 5,520,348
                                              =================  =================
Liabilities
 Depreciation ...............................       (612,924)           (447,092)
 Unrealized foreign exchange (gain) loss  ...       (165,625)           (244,932)
                                              -----------------  -----------------
  Gross deferred tax liabilities ............     ($   778,549)      ($    692,024)
                                              =================  =================

                     EURO BROKERS INVESTMENT CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
     AND FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 --(Continued) (Information as of and for the three-month periods ended March 31, 1996 and
                              1995 is unaudited)

                     NOTE 13 --INCOME TAXES:  (Continued)

    The valuation allowance for deferred tax assets for the year ended December 31, 1995 was established for foreign tax credit carryforward benefits generated during 1995, due to the uncertainty regarding their realizability. The foreign tax credit carryforward will expire in the year ended December 31, 2000.

   Not reflected above are the tax effects of foreign currency translation adjustments related to the hedging of foreign net investments. These tax effects are recorded directly in stockholders' equity. Such amounts recorded in stockholders' equity are a tax benefit (expense) of $221,000, ($370,000), and $20,600 in the years ended December 31, 1993, 1994 and 1995, respectively.

   The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income from continuing operations as a result of the following differences:

                                                    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                        1993            1994            1995
                                                  --------------  --------------  --------------
Tax at U.S. statutory rate ......................    ($1,178,954)    $  514,626      $4,291,930
Increase (decrease) in tax resulting from:
Higher effective rates on earnings of foreign
 operations and tax benefit of foreign losses
 not recognized .................................     1,351,406       1,283,444       1,847,061
Nondeductible meals and entertainment ...........       398,923         869,536         868,507
Write-off of goodwill ...........................     4,089,856
State and local taxes, net ......................       369,617         738,131         506,259
Other ...........................................      (171,947)        (71,748)       (120,561)
                                                  --------------  --------------  --------------
                                                     $4,858,901      $3,333,989      $7,393,196
                                                  ==============  ==============  ==============

NOTE 14 --STOCKHOLDERS' EQUITY:

 Common stock:

   There are 2,000,000 shares of Class B ($.001 par value) common stock of the Company authorized, of which 1,671,290 shares were issued and outstanding at December 31, 1994 and 1995, and at March 31, 1996.

   In May 1994, the holder of the $23,000,000 secured demand note (see Note
10), Welsh, Carson, Anderson & Stowe VI ("WCAS VI"), executed a stock purchase agreement pursuant to which WCAS VI acquired 910,150 shares of Class B common stock, representing a majority equity interest. The total consideration paid was $25,000,000, which was comprised of the delivery of the $23,000,000 secured demand note, and $2,000,000 in cash.

   The minority interest of Class B common stock, not held by WCAS VI is held by management and employees. Pursuant to a stock purchase agreement, the Company has the option to repurchase its shares of Class B common stock from minority shareholders if the owner of such shares is no longer employed by the Company or its subsidiaries. The repurchase price depends upon a number of factors, including the employee's length of service and the fair market value of such stock as determined by the Board of Directors.

                     EURO BROKERS INVESTMENT CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
     AND FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 --(Continued) (Information as of and for the three-month periods ended March 31, 1996 and
                              1995 is unaudited)
NOTE 14 --STOCKHOLDERS' EQUITY:  (Continued)

    The Company held 412,610 shares of Class B common stock in its treasury at December 31, 1994 and 1995.

   At December 31, 1994 and 1995, and March 31, 1996 there were 2,000,000 shares of Class A ($.01 par value) common stock of the Company authorized; there were no shares outstanding and 217,450 held in treasury. During 1994, the Company repurchased all of its Class A common stock in connection with the stock purchase agreement referred to above.

   At March 31, 1996, the Company retired the Class A and Class B common stock which was held in its treasury.

 Warrants:

   At December 31, 1993, the Company had outstanding 977,143 warrants which entitled the holder to purchase, at any time through March 31, 1994, one share of Class A common stock per warrant. 622,450 warrants were exercisable at $20.885 per share and 354,693 were exercisable at $13.14 per share. All of the warrants were held by EII and were exercisable in whole and not in part. The warrants were retired by the Company in February 1994, pursuant to the secured demand note transaction described in Note 11.

 Notes receivable from stockholders:

   Notes receivable from stockholders of $2,243,709 and $2,283,886 at December 31, 1995 and 1994, respectively, and $2,241,866 at March 31, 1996 represent amounts due to the Company for the purchase of common stock of the Company by certain of its employees. The notes have all matured and are currently payable on demand. The notes bear interest at rates ranging from 5% to 5.6% per annum, and are collateralized by the stock purchased therewith. The notes have been reflected as a decrease to stockholders' equity.

NOTE 15 --COMMITMENTS:

   The Company is obligated under certain non-cancelable leases for office space and telecommunication services.

   The Company has executed various operating leases in respect of premises, which contain escalation clauses for base rent, maintenance, electricity and real estate tax increases.

   At December 31, 1995, the Company had the following commitments under long-term non-cancelable operating leases:

 FOR THE YEAR ENDING DECEMBER 31,
  1996 ..........................  $ 8,941,275
  1997 ..........................    4,468,010
  1998 ..........................    3,818,402
  1999 ..........................    3,699,943
  2000 and thereafter ...........   18,362,690
                                  ------------
Total minimum lease payments  ...  $39,290,320
                                  ============

                     EURO BROKERS INVESTMENT CORPORATION
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
     AND FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 --(Continued) (Information as of and for the three-month periods ended March 31, 1996 and
                              1995 is unaudited)
                     NOTE 15 --COMMITMENTS:  (Continued)

    The Company has pledged pounds sterling 1,150,000 in cash with a bank in respect of a guarantee of its London premises lease. This amount has been reflected as restricted cash on the statement of financial condition.

   At December 31, 1994, the Company had forward contracts of approximately $1,000,000 outstanding to buy foreign currency at various rates and dates extending through September 16, 1996.

   At December 31, 1995, the Company has forward contracts outstanding to buy Sterling for $935,000 and sell 180,000,000 yen at various rates and dates extending through September 30, 1996. Unrealized gains and losses have been recognized in the statement of operations.

NOTE 16 --CONTINGENCIES:

   In common with other money brokers, a subsidiary of the Company has, in the past, received commissions on a number of interest rate swap transactions which were booked on behalf of banks and local authorities in the United Kingdom. Following the ruling by the House of Lords that the nature of these contracts was "ultra vires," or beyond the scope of power of the local authorities, some claims in a material amount have been received for the return of certain of this brokerage.

   The Company has been named as a defendant in other civil actions that seek significant damages. Management believes the suits lack merit and intends to vigorously contest the suits.

   Management believes it has adequately accrued for the reasonably estimated costs associated with resolving these matters. The future outcome of these matters cannot be predicted with certainty and, accordingly, it is possible that the ultimate disposition of the above noted matters could be material to the results of operations in any given period. However, based upon discussions with legal counsel, it is the opinion of management that the ultimate disposition of the above noted matters will not have a material adverse effect on the consolidated financial condition of the Company, its results of operations or liquidity.

NOTE 17 --CONCENTRATION OF CREDIT RISK:

   The Company has a policy of reviewing, on an ongoing basis, the credit standing of its customers, which are primarily financial institutions, as well as the credit worthiness of the clearing firm used by the Company.

   Financial instruments subject to credit risk are primarily commissions receivable, which are unsecured and short-term in nature. Receivable from clearing firm represents a concentration of credit risk, and is related to securities transactions cleared primarily through one correspondent broker.

NOTE 18 --GEOGRAPHIC DATA:

   Financial information by geographic location is included in Management's Discussion and Analysis of Financial Condition and Results of Operations of EBIC.

                                                                       ANNEX I

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                 FINANCIAL SERVICES ACQUISITION CORPORATION,

                            EBIC ACQUISITION CORP.

                                     AND

                     EURO BROKERS INVESTMENT CORPORATION,

                          DATED AS OF MARCH 8, 1996

                              TABLE OF CONTENTS

                                                                                  PAGE
                                                                                ------
ARTICLE I
                 THE MERGER ...................................................    1-2
 Section 1.1     The Merger ...................................................    1-2
 Section 1.2     Effective Time of the Merger .................................    1-2
 Section 1.3     Closing ......................................................    1-2
ARTICLE II
                 THE SURVIVING CORPORATION ....................................    1-2
 Section 2.1     Certificate of Incorporation .................................    1-2
 Section 2.2     By-Laws ......................................................    1-2
 Section 2.3     Directors and Officers of Surviving Corporation ..............    1-2
ARTICLE III
                 CONVERSION OF SHARES AND OTHER MATTERS .......................    1-2
 Section 3.1     Intended Effects of Merger ...................................    1-2
 Section 3.2     Conversion of Shares .........................................    1-3
 Section 3.3     Escrowed Merger Consideration ................................    1-4
 Section 3.4     Dissenting Shares; Certain Releases from Escrow ..............    1-4
 Section 3.5     No Fractional Securities .....................................    1-5
 Section 3.6     Adjustment of Exchange Ratios and Cash Consideration  ........    1-6
 Section 3.7     Closing True-Up Procedures ...................................    1-6
 Section 3.8     Exchange of Company Stock; Other Procedures ..................    1-9
 Section 3.9     Dividends; Escheat ...........................................   1-10
 Section 3.10    Closing of Company Transfer Books ............................   1-10
 Section 3.11    Further Assurances ...........................................   1-10
ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................   1-11
 Section 4.1     Organization .................................................   1-11
 Section 4.2     Capitalization ...............................................   1-11
 Section 4.3     Company Subsidiaries .........................................   1-11
 Section 4.4     Authority Relative to this Agreement .........................   1-12
 Section 4.5     Consents; No Violations ......................................   1-12
 Section 4.6     Reports and Financial Statements; Undisclosed Liabilities  ...   1-12
 Section 4.7     Absence of Certain Changes ...................................   1-13
 Section 4.8     Approvals ....................................................   1-13
 Section 4.9     Litigation ...................................................   1-13
 Section 4.10    No Default ...................................................   1-13
 Section 4.11    Taxes ........................................................   1-14
 Section 4.12    Title to Properties; Encumbrances ............................   1-16
 Section 4.13    List of Properties, Contracts and Other Data .................   1-16
 Section 4.14    Intellectual Property; Trade Secrets .........................   1-17
 Section 4.15    Compliance with Applicable Law ...............................   1-18
                 Information in Disclosure Documents and Registration
 Section 4.16    Statement ....................................................   1-20
 Section 4.17    Employee Benefit Plans; ERISA ................................   1-21
 Section 4.18    Environmental Laws and Regulations ...........................   1-22

                                i





                                                                                  PAGE
                                                                                ------
Section 4.19     Condition of Assets ..........................................   1-22
 Section 4.20    Insurance ....................................................   1-22
 Section 4.21    Absence of Certain Business Practices ........................   1-23
 Section 4.22    Vote Required ................................................   1-23
 Section 4.23    DGCL Section 203 .............................................   1-23
 Section 4.24    Affiliate Transactions .......................................   1-23
 Section 4.25    Brokers ......................................................   1-23
ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF FSAC .......................   1-24
 Section 5.1     Organization .................................................   1-24
 Section 5.2     Capitalization ...............................................   1-24
 Section 5.3     Authority Relative to this Agreement .........................   1-24
 Section 5.4     Consents; No Violations ......................................   1-25
 Section 5.5     Reports and Financial Statements; Undisclosed Liabilities  ...   1-25
 Section 5.6     Absence of Certain Changes; Business of FSAC .................   1-26
 Section 5.7     Approvals ....................................................   1-26
 Section 5.8     Litigation ...................................................   1-26
 Section 5.9     No Default ...................................................   1-26
 Section 5.10    Taxes ........................................................   1-26
 Section 5.11    Compliance with Applicable Law ...............................   1-27
                 Information in Disclosure Documents and Registration
 Section 5.12    Statement ....................................................   1-27
 Section 5.13    Vote Required ................................................   1-27
 Section 5.14    List of Contracts ............................................   1-27
 Section 5.15    Funds ........................................................   1-28
 Section 5.16    Brokers ......................................................   1-28
 Section 5.17    Affiliate Transactions .......................................   1-28
 Section 5.18    No Properties, Encumbrances, Leasehold Interests or Insurance    1-28
ARTICLE VI
                 CONDUCT OF BUSINESS PENDING THE MERGER .......................   1-28
 Section 6.1     Conduct of Business by the Company Pending the Merger  .......   1-28
 Section 6.2     Conduct of Business by FSAC Pending the Merger ...............   1-29
 Section 6.3     Conduct of Business of Sub ...................................   1-30
ARTICLE VII
                 ADDITIONAL AGREEMENTS ........................................   1-30
 Section 7.1     Access and Information .......................................   1-30
 Section 7.2     No Solicitation. .............................................   1-30
 Section 7.3     Registration Statement .......................................   1-31
 Section 7.4     Proxy Statements; Stockholder Approvals ......................   1-31
 Section 7.5     Compliance with the Securities Act ...........................   1-32
 Section 7.6     Reasonable Best Efforts ......................................   1-32
 Section 7.7     Related Agreements ...........................................   1-33
 Section 7.8     FSAC Option Plan .............................................   1-33
 Section 7.9     Unit Purchase Option Exchange ................................   1-33
 Section 7.10    Charter Amendments ...........................................   1-33
 Section 7.11    NASDAQ National Market .......................................   1-33

                                ii





                                                                                  PAGE
                                                                                ------
Section 7.12     Exchange Offer ...............................................   1-34
 Section 7.13    Stockholder Loans ............................................   1-34
 Section 7.14    Directors and Officers .......................................   1-34
 Section 7.15    Public Announcements .........................................   1-34
 Section 7.16    Directors' and Officers' Indemnification .....................   1-34
 Section 7.17    Expenses .....................................................   1-35
 Section 7.18    Supplemental Disclosure ......................................   1-35
 Section 7.19    Letters of Accountants .......................................   1-35
 Section 7.20    Conversion Share Excess ......................................   1-35
ARTICLE VIII
                 CONDITIONS TO CONSUMMATION OF THE MERGER .....................   1-36
 Section 8.1     Conditions to Each Party's Obligation to Effect the Merger  ..   1-36
                 Conditions to Obligations of FSAC and Sub to Effect the
 Section 8.2     Merger .......................................................   1-36
 Section 8.3     Conditions to Obligation of the Company to Effect the Merger     1-37
ARTICLE IX
                 TERMINATION ..................................................   1-38
 Section 9.1     Termination ..................................................   1-38
 Section 9.2     Effect of Termination ........................................   1-39
ARTICLE X
                 INDEMNIFICATION ..............................................   1-40
 Section 10.1    Survival of Representations and Warranties ...................   1-40
 Section 10.2    Indemnification of FSAC81 ....................................   1-40
 Section 10.3    Escrow Deposit; Recourse Against Escrow Securities  ..........   1-40
 Section 10.4    Representatives ..............................................   1-40
 Section 10.5    Certain Limitations on Liability .............................   1-41
 Section 10.6    Exclusive Remedy .............................................   1-41
ARTICLE XI
                 GENERAL PROVISIONS ...........................................   1-41
 Section 11.1    Amendment and Modification ...................................   1-41
 Section 11.2    Waiver .......................................................   1-41
 Section 11.3    Investigations ...............................................   1-42
 Section 11.4    Notices ......................................................   1-42
 Section 11.5    Descriptive Headings; Interpretation .........................   1-42
 Section 11.6    Entire Agreement; Assignment .................................   1-43
 Section 11.7    Governing Law ................................................   1-43
 Section 11.8    Severability .................................................   1-43
 Section 11.9    Consolidating Supervisor .....................................   1-43
 Section 11.10   Counterparts .................................................   1-43

Exhibit A --Form of Escrow Agreement
Exhibit B --Form of Security Transfer Agreement
Exhibit C --Form of Majority Stockholders' Agreement
Exhibit D --Form of Registration Rights Agreement
Exhibit E --Form of Warrant Certificate
Exhibit F --Form of Affiliate Letter

                          GLOSSARY OF DEFINED TERMS

 TERM                                            SECTION
- ------------------------------------------  ----------------
Acquisition Transaction ...................            7.2(a)
Actual Company Stock Number ...............            3.6(a)
Actual Dissenting Shares ..................            3.4(a)
Actual Outstanding FSAC Shares ............            3.6(a)
Actual Outstanding FSAC Warrants ..........            3.6(a)
Adjusted Conversion Shares ................            3.6(b)
Affiliates ................................            7.5(a)
Affiliate Letters .........................            7.5(b)
Agreement .................................          Preamble
Amount ....................................            3.7(e)
Applicable Law ............................           4.15(a)
Arbitrator ................................        3.7(d)(ii)
Bank ......................................       4.15(c)(iv)
Cash Escrow Amount ........................               3.3
Certificates ..............................               3.1
Charter Amendment .........................          Preamble
Class A Company Common Stock ..............            3.2(a)
Closing ...................................               1.3
Closing Date ..............................               1.3
Company ...................................          Preamble
Company's Closing Balance Sheet ...........            3.7(h)
Company's Closing Cash Equivalents  .......            8.2(c)
Company's Closing Defined Net Worth  ......            3.7(h)
Company Common Stock ......................            3.2(a)
Company's Final Statement .................            3.7(b)
Company Financial Statements ..............            4.6(a)
Company Material Adverse Effect ...........               4.1
Company Permits ...........................           4.15(b)
Company Plans .............................           4.17(a)
Company Rights ............................               3.1
Company Stock .............................            3.2(a)
Company Stock Number ......................            3.2(a)
Computer Software .........................           4.14(e)
Confidentiality Agreement .................               7.1
Contract ..................................               4.5
Conversion Rights .........................            3.6(a)
Conversion Shares .........................            3.6(a)
Currently Outstanding FSAC Shares  ........            3.2(a)
Currently Outstanding FSAC Warrants  ......            3.2(a)
Damages ...................................              10.2
Disputed Estimates ........................         3.7(a)(i)
DGCL ......................................          Preamble
Dissenter .................................            3.4(a)
Dissenting Shares .........................            3.4(a)
EBCL ......................................       4.15(c)(vi)
EBFSL .....................................      4.15(c)(iii)
EBIL ......................................       4.15(c)(iv)
EBMI ......................................        4.15(c)(i)

                                iv





                     GLOSSARY OF TERMS

TERM                                             SECTION
- ------------------------------------------  ----------------
Effective Time ............................               1.2
Employment Agreements .....................          Preamble
Environmental Laws ........................           4.18(a)
ERISA .....................................           4.17(a)
ERISA Affiliate ...........................           4.17(a)
Escrow Agent ..............................          Preamble
Escrow Agreement ..........................          Preamble
Escrow Stock ..............................               3.3
Estimated Aggregate Cash Consideration  ...            3.2(a)
Excess Conversion Amount ..................            8.3(d)
Excess Conversion Shares ..................            8.3(d)
Exchange Act ..............................        4.15(c)(i)
Exchange Agent ............................            3.8(a)
Exchange Offer ............................              7.12
Exchange Ratio ............................            3.2(a)
Failed Dissenter ..........................            3.4(d)
Final Statements ..........................            3.7(b)
Fractional Cash Amount ....................            3.8(a)
FSA .......................................      4.15(c)(iii)
FSAC ......................................          Preamble
FSAC Closing Balance Sheet ................            3.7(g)
FSAC Closing Cash Equivalents .............            3.7(g)
FSAC Common Stock .........................          Preamble
FSAC Final Statement ......................            3.7(b)
FSAC Financial Statements .................            5.5(a)
FSAC Material Adverse Effect ..............               5.1
FSAC Option Plan ..........................               7.8
FSAC Preferred Stock ......................            5.2(a)
FSAC SEC Reports ..........................            5.5(a)
FSAC Warrants .............................          Preamble
GAAP ......................................       3.7(d)(iii)
Governmental Entity .......................               4.5
Grey Paper ................................       4.15(c)(iv)
HKFE ......................................        4.15(c)(v)
Holder ....................................               3.1
HSR Act ...................................               7.6
IDAC ......................................      4.15(c)(vii)
Indemnified Parties .......................              10.2
Insurance Policy ..........................              4.20
Intellectual Property .....................           4.14(a)
Liabilities ...............................            4.6(b)
Liens .....................................               4.3
Majority Stockholders' Agreement ..........          Preamble
Management ................................          Preamble
Merger ....................................               1.1
Merger Consideration ......................            3.2(a)
Merger Warrants ...........................               3.1
Merger Stock ..............................               3.1
NASD ......................................               3.5
NFA .......................................       4.15(c)(ii)

                                v





TERM                                             SECTION
- ------------------------------------------  ----------------
Negative Cash Adjustment ..................        3.7(f)(ii)
New Options ...............................               7.9
1994 Prospectus ...........................               3.1
Notice of Disagreement ....................            3.7(c)
Ontario Acts ..............................       4.15(c)(vi)
OTC Bulletin Board ........................               3.5
Participating Holder ......................            3.4(d)
Per Share Book Value ......................               3.3
Per Share Cash Consideration ..............            3.2(a)
Pink Sheets ...............................               3.5
Positive Cash Adjustment ..................         3.7(f)(i)
Proportionate Interest ....................            3.4(f)
Proxy Statements ..........................              4.16
Public Stockholders .......................            3.6(a)
Registration Rights Agreement .............          Preamble
Registration Statement ....................              4.16
Related Agreements ........................          Preamble
SEC .......................................        4.15(c)(i)
Section 262 Escrow Securities .............               3.3
Securities Act ............................            5.5(a)
Security Transfer Agreement ...............          Preamble
Service ...................................           4.11(a)
SFA .......................................      4.15(c)(iii)
Stock Exchange Ratio ......................            3.2(a)
Stock Purchase Agreement ..................           4.10(b)
Stockholder Loans .........................            3.7(h)
Sub .......................................          Preamble
Sub Common Stock ..........................            3.2(c)
Subsidiary ................................            3.2(b)
Surviving Corporation .....................               1.1
Taxes .....................................           4.11(c)
Tax Return ................................           4.11(c)
Termination Payment .......................            9.2(b)
TSA .......................................      4.15(c)(iii)
UK Subsidiaries ...........................           4.11(b)
Unaudited Balance Sheet ...................            4.6(a)
Unit Purchase Option Exchange .............               7.9
Warrant Agreement .........................               3.1
Warrant Exchange Ratio ....................            3.2(a)
Warrant Shares ............................              4.16
WCAS ......................................          Preamble

                         AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER, dated as of March 8, 1996 (this
"Agreement"), by and among Financial Services Acquisition Corporation, a Delaware corporation ("FSAC"), EBIC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of FSAC ("Sub"), and Euro Brokers Investment Corporation, a Delaware corporation (the "Company").

   WHEREAS, the Boards of Directors of each of FSAC, Sub and the Company deem it advisable and in the best interests of their respective companies and stockholders that FSAC acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors have approved the Merger (as hereinafter defined) of Sub with and into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL");

   WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to FSAC and Sub's willingness to enter into this Agreement, the Company is entering into an escrow agreement with FSAC, Sub and United States Trust Company of New York, as escrow agent (the "Escrow Agent"), in the form attached hereto as Exhibit A (the "Escrow Agreement") with respect to certain of the shares of Common Stock, par value $.001 per share (the "FSAC Common Stock"), of FSAC, warrants and cash to be issued as consideration in the Merger;

   WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to FSAC and Sub's willingness to enter into this Agreement, FSAC, FSAC's Chairman, Gilbert Scharf, FSAC's Secretary, Michael Scharf, Welsh, Carson, Anderson & Stowe VI, L.P., a Delaware limited partnership ("WCAS"), and certain members of management of the Company (the "Management") are entering into a Security Transfer Agreement in the form attached hereto as Exhibit B (the "Security Transfer Agreement") imposing certain restrictions on certain dispositions of shares of FSAC Common Stock (including certain shares of Merger Stock, as hereinafter defined) and of the Redeemable Common Stock Purchase Warrants of FSAC (all series thereof, including the Merger Warrants as hereinafter defined, collectively the "FSAC Warrants");

   WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to FSAC and Sub's willingness to enter into this Agreement, FSAC, Sub and WCAS are entering into a Majority Stockholders' Agreement, in the form attached hereto as Exhibit C (the "Majority Stockholders' Agreement") with respect to, among other things, the making of certain representations and certain agreements by WCAS in connection with the Merger and the transactions contemplated thereby;

   WHEREAS, in connection with the transactions contemplated by this Agreement, certain key officers of the Company and FSAC have entered into employment agreements with the Company and FSAC respectively (the "Employment Agreements"), the effectiveness of which is conditioned upon consummation of the Merger;

   WHEREAS, in connection with the transactions contemplated by this Agreement and as a condition to consummation of the Merger, FSAC, certain stockholders of FSAC and certain stockholders of the Company will enter into a Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement" and, together with the Escrow Agreement, the Security Transfer Agreement, the Majority Stockholders' Agreement, the Warrant Agreement (as hereinafter defined) and the Employment Agreements, the "Related Agreements") with respect to certain shares of FSAC Common Stock; and

   WHEREAS, the Board of Directors of FSAC has approved amendments to FSAC's Certificate of Incorporation that, subject to adoption thereof by the stockholders of FSAC, will (i) increase the number of authorized shares of FSAC Common Stock from 14,000,000 to 30,000,000 and (ii) upon consummation of the Merger (w) delete certain provisions of the Certificate of Incorporation that are no longer relevant, (x) implement a three-class staggered board of directors for FSAC, (y) prohibit actions by written consent of stockholders and (z) change the name of FSAC to Financial Services Corporation (the "Charter Amendments").

                               1-1

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                  ARTICLE I

                                  THE MERGER

   Section 1.1 The Merger. In accordance with the provisions of this Agreement and the DGCL, at the Effective Time (as hereinafter defined), Sub shall be merged with and into the Company (the "Merger"), the separate corporate existence of Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects set forth in
Section 259 of the DGCL.

   Section 1.2 Effective Time of the Merger. The Merger shall become effective at the time of filing of, or at such later time specified in, a properly executed Certificate of Merger, in the form required by and executed in accordance with the DGCL, filed with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL. Such filing shall be made as soon as practicable after the Closing (as hereinafter defined). When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

   Section 1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, at 10:00 a.m., local time, on the day on which all of the conditions set forth in Article VIII are satisfied or waived or on such other date and at such other time and place as FSAC and the Company shall agree (such date, the "Closing Date").

                                  ARTICLE II

                          THE SURVIVING CORPORATION

   Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "Euro Brokers Investment Corporation."

   Section 2.2 By-Laws. The By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

   Section 2.3 Directors and Officers of Surviving Corporation.

   (a) The directors of the Company at the Effective Time shall be the initial directors of the Surviving Corporation and, subject to the provisions of Section 7.14(b), shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

   (b) The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and, subject to the provisions of
Section 7.14(b), shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.

                                 ARTICLE III

                    CONVERSION OF SHARES AND OTHER MATTERS

   Section 3.1 Intended Effects of Merger. It is the intention of the parties that (i) as a result of and immediately following consummation of the Merger, the holders of record (each, a "Holder" and, collectively, the "Holders") of a certificate or certificates which immediately prior to the Effective Time

                               1-2
 represented outstanding shares of Company Stock (as hereinafter defined) (each, a "Certificate" and, collectively, the "Certificates") will (subject to the terms of the Escrow Agreement) acquire, in the aggregate, assuming there are no Dissenting Shares (as hereinafter defined) and no outstanding options, warrants or other rights to acquire shares of Company Stock ("Company Rights"), and disregarding any payments of cash in lieu of fractional interests, a fifty percent (50%) interest in FSAC by acquiring a number of shares of newly-issued FSAC Common Stock (the "Merger Stock") and a number of newly-issued FSAC Warrants, which warrants will be denominated as "Series B Redeemable Stock Purchase Warrants" of FSAC, will be represented by certificates substantially in the form attached hereto as Exhibit E, will entitle the holder to receive the same securities for the same exercise price as are receivable by the holders of the existing FSAC Warrants upon any exercise of such FSAC Warrants after the Effective Time, and will otherwise have substantially the same terms and conditions as the FSAC Warrants sold pursuant to the Prospectus, dated November 30, 1994, of FSAC (hereinafter the "1994 Prospectus"), except that the warrants will be issued pursuant to a new warrant agreement (the "Warrant Agreement") between FSAC and such warrant agent as is mutually agreed to by FSAC and the Company (the "Merger Warrants"), equal to the number of shares of FSAC Common Stock and the number of FSAC Warrants outstanding, respectively, immediately prior to the Effective Time ((x) reduced by the number of any Conversion Shares (as hereinafter defined) or, alternatively, if applicable as a result of the satisfaction of the requirements of the proviso to Section 8.3(d), the number of any Adjusted Conversion Shares (as hereinafter defined) and (y) after giving effect, if it occurs, to the Unit Purchase Option Exchange (as defined in and contemplated by Section 7.9)) and (ii) the respective pre-Merger contributions of FSAC and the Company to the post-Merger consolidated net worth of FSAC be equalized (subject to the adjustments contemplated by Sections 3.7(h) and 3.7(j)) by the payment by FSAC (using funds, to the extent necessary, obtained from the Company as provided by Section 3.8(a)) to the Holders in the Merger of cash consideration (in addition to the Merger Stock, the Merger Warrants and any payments in lieu of fractional shares).

   Section 3.2 Conversion of Shares. In order to implement the intention of the parties stated in Section 3.1, by virtue of the Merger and without any action on the part of the holder thereof:

   (a) Each share of Class B Common Stock, par value $.001 per share (the "Company Common Stock") and Class A Common Stock, par value $.01 per share (the "Class A Company Common Stock" and, together with the Company Common Stock, the "Company Stock"), of the Company issued and outstanding immediately prior to the Effective Time shall, except as otherwise provided in Sections 3.2(b), 3.4 and 3.5 (and subject to the provisions of Section 3.3), be converted into the right to receive: (i) 2.6426688 shares of Merger Stock (as adjusted pursuant to Section 3.6, the "Stock Exchange Ratio"), (ii)
4.5274405 Merger Warrants (as adjusted pursuant to Section 3.6, the "Warrant Exchange Ratio" and, together with the Stock Exchange Ratio, the "Exchange Ratios") and (iii) $9.5734433 in cash, without interest (as adjusted pursuant to Sections 3.6(b) and 3.7, the "Per Share Cash Consideration" and, together with the per share amounts payable pursuant to the Exchange Ratios, hereinafter the "Merger Consideration"). The Exchange Ratios and the Per Share Cash Consideration set forth above have been determined based on an estimate of the cash portion of the Merger Consideration as described in clause (ii) of Section 3.1 equal to $16 million (the "Estimated Aggregate Cash Consideration"), the 4,416,666 shares of FSAC Common Stock (the "Currently Outstanding FSAC Shares") and 7,566,666 FSAC Warrants (the "Currently Outstanding FSAC Warrants") that were outstanding as of March 5, 1996 and the 1,671,290 shares of Company Common Stock that were outstanding on a fully-diluted basis (the "Company Stock Number") as of March 5, 1996, and are each subject to adjustment as set forth in this Article III to reflect certain changes that may have occurred as of the Effective Time in such number of shares, warrants and rights outstanding. Payment of the Merger Consideration shall be made only in accordance with, and is subject to the provisions and adjustments of, this Article III and the Escrow Agreement.

   (b) All shares of Company Stock that are (i) held by the Company as treasury shares or owned by any Subsidiary (as hereinafter defined) of the Company or (ii) owned by FSAC shall be cancelled and retired and cease to exist, and no securities of FSAC, cash or other consideration shall be delivered in exchange therefor. As used in this Agreement, the term "Subsidiary" means, with respect to any party, any

                               1-3
 corporation or other organization, whether incorporated or unincorporated, of which (x) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (y) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or one or more of its Subsidiaries.

   (c) Each share of Common Stock, par value $.01 per share ("Sub Common Stock"), of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving
Corporation.

   Section 3.3 Escrowed Merger Consideration. Notwithstanding Section 3.2, at the Effective Time, FSAC shall deposit with the Escrow Agent under the Escrow Agreement, the following portions of the aggregate Merger
Consideration: (i) 10 percent (10%) of the Merger Stock (the "Escrow Stock") and (ii) an amount in cash (the "Cash Escrow Amount") equal to the sum of (x) $2,000,000 plus (y) the product of (1) the number of Dissenting Shares and
(2) the book value per share of Company Stock (the "Per Share Book Value") as determined by dividing the Stockholders' Equity reflected on the Company's Closing Balance Sheet (as hereinafter defined) by the Actual Company Stock Number (as hereinafter defined). In addition, to the extent there are any Dissenting Shares, FSAC shall also deposit at such time with the Escrow Agent under the Escrow Agreement, additional stock and warrant certificates representing the aggregate whole number of shares of Merger Stock and Merger Warrants that, in the absence of the exercise of their appraisal rights, would have been payable as Merger Consideration to Dissenters (as hereinafter defined), if any, with respect to Dissenting Shares (the "Section 262 Escrow Securities"). The Merger Consideration otherwise distributable as of the Effective Time to each Holder in connection with the Merger as provided in
Section 3.2 shall be proportionally reduced to reflect the deposit in escrow of those portions of the aggregate Merger Consideration required to be deposited in escrow as described in this Section 3.3, and such portions of the Merger Consideration so deposited in escrow shall be released to Holders, FSAC or the Company, as the case may be, only in accordance with the terms of the Escrow Agreement and this Agreement.

   Section 3.4  Dissenting Shares; Certain Releases from Escrow.

   (a) Notwithstanding Section 3.2, each share of Company Stock outstanding as of immediately prior to the Effective Time and as to which appraisal rights shall have been duly demanded under the DGCL ("Dissenting Shares") shall be converted into the right to receive, in lieu of the Merger Consideration, payment by the Surviving Corporation of the appraised value of such share to the extent permitted by and in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Dissenting Shares (a "Dissenter") shall, under the circumstances permitted by the DGCL, subsequently deliver a written withdrawal of such holder's demand for appraisal of such shares, or fail to establish such holder's entitlement to rights to payment as provided in said Section 262, or (ii) if neither any Dissenter nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in said Section 262, such Dissenter or Dissenters (as the case may be) shall forfeit such right to payment for such Dissenting Shares and such Dissenting Shares shall thereupon be deemed to have been converted into the right to receive, without interest, the Merger Consideration as of the Effective Time. The Dissenting Shares, less any such shares with respect to which a Dissenter fails to perfect his or her appraisal rights as contemplated by this Section 3.4(a), are hereinafter referred to as the "Actual Dissenting Shares." The Surviving Corporation shall be solely responsible for, and shall pay out of its own funds any amounts which become due and payable to holders of Dissenting Shares, and, subject to the other provisions of this Section 3.4, such amounts shall not be paid directly or indirectly by FSAC.

   (b) The Company shall promptly provide FSAC with copies of any written demand for appraisal rights received by the Company, and FSAC shall have the right to participate in all negotiations and proceedings with respect to any such demand. The Company shall not, except with the prior written consent of FSAC, make any payment with respect to, or settle or offer to settle, any such demand.

                               1-4

    (c) To the extent that the Surviving Corporation makes any payments to Dissenters with respect to their Dissenting Shares, the Surviving Corporation shall be entitled to and shall draw down (i) from the Cash Escrow Amount such portion as is equal to the aggregate amount of such payments and (ii) to the extent the Cash Escrow Amount then remaining is insufficient, from the Escrow Stock for the balance thereof, in each case in accordance with the terms and the provisions of the Escrow Agreement and this Article III.

   (d) After payments have been made (or the right to payment has been forfeited) with respect to all Dissenting Shares, the Escrow Agent shall be instructed by all parties to release the Section 262 Escrow Securities as follows: (i) first, to pay the Merger Consideration (other than the Per Share Cash Consideration) to any Dissenter who failed to perfect his or her appraisal rights (as contemplated by Section 3.4(a)) and therefore did not receive any payment for his or her Dissenting Shares (a "Failed Dissenter"); and (ii) second, to pay to each Holder who did not duly demand appraisal rights or who is a Failed Dissenter (each a "Participating Holder"), as additional consideration in connection with the Merger, such Participating Holder's Proportionate Interest (as hereinafter defined) in the shares of Merger Stock and the Merger Warrants, respectively, comprising the Section 262 Escrow Securities that remain after any releases of the same made pursuant to the immediately preceding clause (i). Any payments made pursuant to this Section 3.4(d) shall be subject to Section 3.5 below and, in the case of clause (ii) above, shall be deemed to constitute additional Merger Consideration.

   (e) Following the making of whichever of the two adjustments contemplated by Sections 3.7(f)(i) and (ii) below is applicable, and provided that all payments have been made (or the right to payment has been forfeited) with respect to all Dissenting Shares, the Escrow Agent shall be instructed by all parties to release the remaining Cash Escrow Amount, if any, as follows: (i) first, to pay to any Failed Dissenter the same portion of the Per Share Cash Consideration actually paid to the other Holders (other than Dissenters) following the Effective Time after giving effect to the deposit of the Cash Escrow Amount in escrow as provided in Section 3.3; and (ii) second, to pay to each Participating Holder the balance of the Per Share Cash Consideration to which such Participating Holder will be entitled as a result of the release of the Cash Escrow Amount, it being understood that the amount of the Cash Escrow Amount to be released to each such Participating Holder (and the only balance of the Per Share Cash Consideration to which such Participating Holder will be entitled), shall be such Participating Holder's Proportionate Interest in the remaining cash, if any, comprising the Cash Escrow Amount.

   (f) A Holder's "Proportionate Interest" shall mean the fraction obtained by dividing (i) the number of shares of Company Stock held of record by such Holder as of immediately prior to the Effective Time by (ii) the number of shares remaining after subtracting (x) the Actual Dissenting Shares from (y) the Actual Company Stock Number (as hereinafter defined).

   Section 3.5 No Fractional Securities. No certificates or scrip representing fractional interests in shares of Merger Stock or Merger Warrants shall be issued in the Merger (including in connection with any releases of such securities from any escrow arrangements contemplated by this Agreement). All fractional interests in a share of Merger Stock that a Holder would otherwise be entitled to receive as a result of the Merger shall be aggregated, and all fractional interests in a Merger Warrant that a Holder would otherwise be entitled to receive as a result of the Merger shall be aggregated. If, after such aggregation, a fractional interest in a share of Merger Stock or a Merger Warrant would result, such Holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying (i) the fractional interest in a share of Merger Stock or a Merger Warrant, as the case may be, to which such Holder would otherwise be entitled and (ii) the average of the per share closing bid price of a share of FSAC Common Stock or an FSAC Warrant, as the case may be, (x) on the OTC Bulletin Board (the "OTC Bulletin Board") of the National Association of Securities Dealers (the "NASD") or (y) if not quoted at such time on the OTC Bulletin Board, in the NQB Pink Sheets published by the National Quotation Bureau Incorporated (the "Pink Sheets"), in each case for the five trading days immediately preceding the Effective Time. Any amounts paid to a Holder pursuant to this
Section 3.5 shall be deemed to be part of the Merger Consideration. Pending such payment, no fractional interest in a share of Merger Stock or a Merger Warrant shall entitle the owner thereof to vote or to any rights of a security holder.

                               1-5

    Section 3.6 Adjustment of Exchange Ratios and Cash Consideration.

   (a) (i) FSAC, by its chief executive officer, shall certify to the Company on, or immediately following, the Closing Date, (x) the actual number of shares of FSAC Common Stock outstanding as of immediately prior to the Effective Time, including after giving effect to any Unit Purchase Option Exchange as provided in Section 7.9 (the "Actual Outstanding FSAC Shares") and (y) the actual number of FSAC Warrants outstanding as of immediately prior to the Effective Time (the "Actual Outstanding FSAC Warrants"), (ii) FSAC, by its chief executive officer, shall certify to the Company promptly following the FSAC stockholder meeting contemplated by Section 7.4(b), the aggregate number of shares of FSAC Common Stock (the "Conversion Shares") as to which Public Stockholders (as such term is defined in the 1994 Prospectus, hereinafter the "Public Stockholders") have duly requested conversion rights ("Conversion Rights") in connection with the Merger and in accordance with FSAC's Certificate of Incorporation, and (iii) the Company, by its chief executive officer, shall certify to FSAC on, or immediately following, the Closing Date, the actual number of shares of Company Stock outstanding on a fully-diluted basis as of immediately prior to the Effective Time (the "Actual Company Stock Number"). Such certifications shall be treated as additional representations and warranties made under this Agreement.

   (b) In accordance with such certifications: (i) the Stock Exchange Ratio shall be adjusted to equal the quotient obtained by dividing (x) the difference obtained by subtracting (A) the Conversion Shares (reduced by the number of Excess Conversion Shares (as hereinafter defined), if any, for which the requirements of the proviso in Section 8.3(d) have been satisfied, hereinafter the "Adjusted Conversion Shares") from (B) the Actual Outstanding FSAC Shares, by (y) the Actual Company Stock Number; (ii) the Warrant Exchange Ratio shall be adjusted to equal the quotient obtained by dividing
(x) the Actual Outstanding FSAC Warrants by (y) the Actual Company Stock Number; and (iii) the Per Share Cash Consideration shall be adjusted to equal the quotient obtained by dividing (x) the Estimated Aggregate Cash Consideration (as adjusted, if applicable, pursuant to Section 3.7(a)(ii)) by
(y) the Actual Company Stock Number.

   Section 3.7 Closing True-Up Procedures.

   (a) (i) Commencing no later than twenty (20) business days prior to the Closing Date, each of FSAC and the Company shall cause its respective chief financial officers and independent certified public accountants to consult with each other in good faith in order to reach mutual agreement upon, and deliver to each other, no later than five (5) business days prior to the Closing Date, (x) in the case of FSAC, a good-faith estimate of the FSAC Closing Balance Sheet (as hereinafter defined) and a good-faith estimate of FSAC Closing Cash Equivalents (as hereinafter defined) as derived therefrom and (y) in the case of the Company, a good-faith estimate of the Company's Closing Balance Sheet (as hereinafter defined) and good-faith estimates of the Company's Closing Defined Net Worth, the Company's Closing Cash Equivalents and the Per Share Book Value (each as hereinafter defined), each as derived therefrom. If, after making good-faith efforts to do so, FSAC and the Company have not, prior to the close of business on the business day immediately preceding the Closing Date, agreed upon the estimates of both FSAC Closing Cash Equivalents and the Company's Closing Defined Net Worth, and the aggregate amount of the disagreements with respect to such estimates is in excess of $1 million (the "Disputed Estimates"), FSAC and the Company shall immediately refer the Disputed Estimates to the Arbitrator (as hereinafter defined) for resolution in accordance with the expedited procedures set forth on Schedule 3.7(a). The Closing Date and the adjustments contemplated below by Section 3.7(a)(ii) shall be delayed (and, if implicated, the termination right in Section 9.1(b) tolled) until the Arbitrator has made a determination in accordance with such procedures.

   (ii) If, based on such estimates (as finally agreed or determined), the Amount (as hereinafter defined) required to be calculated pursuant to Section 3.7(e) below would be in excess of the Estimated Aggregate Cash Consideration, the Estimated Aggregate Cash Consideration shall be adjusted (before the deposit of monies with the Exchange Agent, as hereinafter defined, contemplated by Section 3.8(a)) by increasing it by the amount of such excess. If, based on such estimates (as finally agreed or

                               1-6
 determined), the Amount as so calculated would be less than the Estimated Aggregate Cash Consideration, the Estimated Aggregate Cash Consideration shall be adjusted (before the deposit of monies with the Exchange Agent contemplated by Section 3.8(a)) by decreasing it by the amount of such shortfall.

   (b) As soon as practicable, but in no event later than thirty (30) days following the Closing Date, (i) FSAC shall prepare and deliver to the Company and the Representatives (as hereinafter defined) a final statement of FSAC Closing Cash Equivalents (the "FSAC Final Statement"), together with the FSAC Closing Balance Sheet and (ii) the Company shall prepare and deliver to FSAC a final statement of the Company's Closing Defined Net Worth (the "Company's Final Statement" and, together with the FSAC Final Statement, the "Final Statements"), and the Company's Closing Balance Sheet. Each party's Final Statement shall be accompanied by a certificate attesting to its accuracy of such party's chief financial officer or independent certified public accountants.

   (c) Each party shall be entitled to inspect all of the work papers, schedules and other supporting papers of the other (and the other's accountants) relating to the other's estimates to be delivered pursuant to
Section 3.7(a)(i), the other's Final Statement and the Company's Closing Balance Sheet and the FSAC Closing Balance Sheet, both during the period of their preparation and after their delivery. If any party in good faith disputes the accuracy or fairness of the Final Statement of the other (it being understood that any mutual agreement or Arbitrator's decision reached on the estimates provided pursuant to Section 3.7(a)(i) shall not prejudice any party's right to dispute the other's Final Statement), such party shall so notify the other within thirty (30) days after receipt thereof, which notice (the "Notice of Disagreement") shall specify in reasonable detail the nature of the reasons for such party's objections and what such party believes is the correct amount to be set forth in such Final Statement. If a party does not timely deliver a Notice of Disagreement with respect thereto, then the FSAC Closing Cash Equivalents and/or the Company's Closing Defined Net Worth, as the case may be, shall be as stated in the relevant Final Statement. If a Notice of Disagreement is timely delivered, then the FSAC Closing Cash Equivalents and/or the Company's Closing Defined Net Worth shall be determined as provided in Section 3.7(d).

   (d) (i) If a Notice of Disagreement(s) is timely given, FSAC and the Representatives shall use their respective good faith efforts to resolve the disputed matters and, if they are able to do so, the FSAC Closing Cash Equivalents and/or the Company's Closing Defined Net Worth, as the case may be, shall be determined in accordance with such parties' agreement.

   (ii) If, within fifteen (15) days after delivery of a Notice of Disagreement, no agreement has been reached with respect thereto, the disputed items shall, at the initiation of either FSAC or the Representatives, be referred to an audit partner knowledgeable about the financial services industry at KPMG Peat Marwick LLP, New York, New York, or such other "big six" accounting firm and office as FSAC and the Representatives may agree upon (the "Arbitrator"), for determination in accordance with the terms of this Agreement. The Arbitrator shall be instructed to render its determination as soon as reasonably practicable, but in no event later than forty-five (45) days after referral of the matter(s) in dispute. The FSAC Closing Cash Equivalents and/or the Company's Closing Defined Net Worth, as the case may be, shall then be determined by the Arbitrator.

   (iii) The determinations of the Arbitrator shall be made in accordance with generally accepted accounting principles ("GAAP") and the terms of this Agreement and shall be final and binding upon the parties and shall not, in the absence of manifest error, be subject to judicial review.

   (iv) The fees and expenses of the Arbitrator shall be paid by FSAC.

   (e) After the final determination of the FSAC Closing Cash Equivalents and the Company's Closing Defined Net Worth, the parties shall calculate the difference obtained (the "Amount") by subtracting (i) the amount of the FSAC Closing Cash Equivalents as so determined from (ii) the amount of the Company's Closing Defined Net Worth as so determined.

   (f) (i) If the Amount is greater than the Estimated Aggregate Cash Consideration (as adjusted pursuant to Section 3.7(a)(ii) above), FSAC shall deliver to the Escrow Agent, as an addition to the Cash Escrow Amount, an amount of cash equal to such excess (the "Positive Cash Adjustment"); provided, however, that in no event shall FSAC be required to pay a Positive Cash Adjustment in excess of $2 million.

                               1-7

    (ii) If the Estimated Aggregate Cash Consideration (as adjusted pursuant to Section 3.7(a)(ii) above) is greater than the Amount, all parties shall instruct the Escrow Agent to release to FSAC such portion of the Cash Escrow Amount as is equal to such excess (the "Negative Cash Adjustment"), provided, however, that in no event shall FSAC be entitled to receive a payment of a Negative Cash Adjustment in excess of $2 million.

   (g) The term "FSAC Closing Cash Equivalents" shall mean the sum of the following balance sheet line items of FSAC, as reflected on a consolidated balance sheet of FSAC prepared as of the close of business on the business day immediately preceding the Effective Time (the "FSAC Closing Balance Sheet"), in accordance with GAAP and on a basis consistent with the preparation of the audited Balance Sheet of FSAC as of December 31, 1994: (i) cash and cash equivalents (after giving effect to any payments or accruals with respect to Public Stockholders in respect of the Conversion Shares (or, if applicable, the Adjusted Conversion Shares, in which event, effect will also be given to the payments to FSAC of the Excess Conversion Amounts)), plus (ii) U.S. Government and government agency securities deposited in the Trust Fund (as defined in the 1994 Prospectus) and accrued interest thereon, plus (iii) prepaid expenses, minus (iv) accounts payable and other liabilities (including accrued liabilities) of FSAC (other than (x) accounts payable and other liabilities in respect of expenses to be shared by FSAC and the Company pursuant to Section 7.17 and Schedule 3.7(a) and (y) accrued liabilities with respect to the possible exercise of Conversion Rights). FSAC agrees to use the FSAC Closing Balance Sheet to prepare its estimate of the FSAC Closing Cash Equivalents and FSAC's Final Statement that are contemplated by this Section 3.7.

   (h) The term "Company's Closing Defined Net Worth" shall mean the stockholders' equity of the Company, as reflected on a consolidated balance sheet of the Company prepared as of the close of business on the business day immediately preceding the Effective Time (the "Company's Closing Balance Sheet"), in accordance with GAAP and on a basis consistent with the preparation of the audited consolidated Balance Sheet of the Company as of December 31, 1995, with the following adjustments: (i) goodwill shall not exceed $2.4 million, (ii) assets shall not include any notes receivable from or loans to stockholders (evidenced in writing or otherwise) with respect to the purchase of Common Stock of the Company (the "Stockholder Loans") (except to the extent such loans or notes have been repaid in cash in accordance with
Section 7.13), (iii) compensation loans and loans related to clearing member seats, to the extent reflected in assets, shall for the purposes of such calculation be deemed offset by an equal liability, (iv) reserves of the Company shall, for the purposes of such calculation, be deemed to be established, increased, reversed or otherwise varied as FSAC and the Company may separately agree in writing prior to the Closing and (v) with respect to adjustments, accruals and other items that are normally made or assessed under GAAP or the Company's standard accounting practices at the end of a monthly, quarterly, semi-annual, annual or other period that would end after the Closing Date, a pro-rated portion of such adjustment, accrual or other item shall be made for the portion of such period ending as of the Closing Date (including, without limitation, a pro-rated portion of all bonuses payable to officers and employees for the six-month period ending June 30,
1996).

   (i) The Company agrees to use the Company's Closing Balance Sheet, as so adjusted, to prepare its estimate of the Company's Closing Defined Net Worth and the Company's Final Statement that are contemplated by this Section 3.7. Notwithstanding the foregoing, the parties agree and acknowledge that the adjustments to the Company's Closing Balance Sheet required or permitted by
Section 3.7(h): (i) reflect the results of their economic bargaining and are not necessarily reflective of the requirements of GAAP or prudent financial statements, (ii) are intended to be binding solely for purposes of preparing the Company's Closing Balance Sheet and making the Merger Consideration adjustments contemplated by Article III and (iii) are not intended to be binding on the Company in the preparation of its future financial statements.

   (j) The Company and FSAC acknowledge that the audited consolidated balance sheet of the Company as of December 31, 1995 includes a reserve of $450,000 that may or may not prove necessary depending on the outcome of certain other events, which outcome is expected to be known no later than December 31, 1996. If the outcome is definitively known prior to the Closing Date, the reserve shall be retained, reversed or adjusted in accordance with the outcome for purposes of the Company's Closing

                               1-8

 Balance Sheet. If (i) the outcome becomes definitively known after the Closing Date but on or prior to December 31, 1996 and (ii) does not require full utilization of the reserve, it is agreed that, promptly after the outcome, but no later than January 15, 1997, the Surviving Corporation shall distribute to Participating Holders, as additional Merger Consideration hereunder in accordance with their respective Proportionate Interests, the unutilized portion of the reserve. If the outcome does not become definitively known until after December 31, 1996, no such distribution shall be made.

   (k) Any amounts payable pursuant to the preceding Section 3.7(f) shall be released or paid not later than five (5) business days after the final determination of the FSAC Closing Cash Equivalents and the Company's Closing Defined Net Worth pursuant to Sections 3.7(c) or 3.7(d), as the case may be. All amounts released from Escrow shall be released with interest earned thereon as specified in the Escrow Agreement. All other payments (other than any payment pursuant to Section 3.7(j)) shall include interest for the period from, but not including, the Closing Date through the date of such payment, at the rate for 30-day commercial paper set forth in the "Money Rates" column of The Wall Street Journal published on the Closing Date.

   Section 3.8 Exchange of Company Stock; Other Procedures.

   (a) Prior to the Closing Date, FSAC shall designate a bank or trust company reasonably acceptable to the Company to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, and after giving effect to the adjustments contemplated by Section 3.7(a)(ii) and any upstreaming of funds contemplated by the last sentence of this Section 3.8(a), FSAC shall deposit with or for the account of the Exchange Agent (i) stock certificates representing the aggregate number of whole shares of Merger Stock issuable pursuant to Section 3.2 (as adjusted pursuant to Section 3.6) in exchange for outstanding shares of Company Stock (less certificates representing the shares of Escrow Stock to be deposited in escrow pursuant to the Escrow Agreement, as contemplated by Section 3.3), which shares of Merger Stock shall be deemed to have been issued at the Effective Time, (ii) warrant certificates representing the aggregate number of whole Merger Warrants issuable pursuant to Section 3.2 (as adjusted pursuant to Section 3.6) in exchange for outstanding shares of Company Stock, which Merger Warrants shall be deemed to have been issued at the Effective Time, (iii) the Estimated Aggregate Cash Consideration (as adjusted pursuant to Sections 3.6 and 3.7, but less the Cash Escrow Amount to be deposited in escrow pursuant to the Escrow Agreement, as contemplated by Section 3.3) and
(iv) sufficient cash to pay the amounts contemplated by Section 3.5 (the "Fractional Cash Amount"). Notwithstanding the foregoing or anything else to the contrary in this Agreement, it is understood and agreed by the parties that if and to the extent that, at any time that FSAC is obligated to deposit the Estimated Aggregate Cash Consideration and the Fractional Cash Amount pursuant to this Section 3.8(a) or pay a Positive Cash Adjustment pursuant to
Section 3.7(f)(i), FSAC's cash and cash equivalents on hand (including proceeds of the Trust Fund) are insufficient to do so, or would leave FSAC, on a stand-alone basis, with liabilities in excess of assets, FSAC shall make such deposits or payments by obtaining the additional necessary funds from the Company and/or its Subsidiaries (by dividend, distribution, intercompany loan or otherwise).

   (b) As soon as practicable after the Effective Time, FSAC shall cause the Exchange Agent to mail to each Holder of a Certificate or Certificates that were converted pursuant to Section 3.2 into the right to receive the Merger Consideration (i) a form of letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for the Merger Consideration (subject to the portions thereof that have been deposited in escrow). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to the portions thereof that have been deposited in escrow), after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, the Merger Consideration (subject to the portions thereof that have been deposited in escrow) may be issued to a transferee if the Certificate representing such Company Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such

                               1-9
 transfer, and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.8(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration (subject to the portions thereof that have been deposited in escrow) as contemplated by this Article III.

   Section 3.9 Dividends; Escheat. No dividends or distributions that are declared on shares of FSAC Common Stock or FSAC Warrants will be paid to a person entitled to receive certificates representing shares of Merger Stock or Merger Warrants until such person surrenders his, her or its Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Merger Stock or Merger Warrants shall be issued, any dividends or distributions with respect to such shares of Merger Stock or Merger Warrants, as the case may be, which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest thereon. Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to FSAC all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and any holders of Company Stock who have not theretofore complied with this Article III shall look thereafter only to FSAC for the Merger Consideration to which they are entitled pursuant to this Article III. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

   Section 3.10 Closing of Company Transfer Books. As of the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or FSAC, they shall be cancelled and exchanged as provided in this Article III.

   Section 3.11 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                              1-10

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to FSAC and Sub as follows:

   Section 4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted and presently is proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect, individually or in the aggregate, on the financial condition, results of operations, business, assets, liabilities, prospects or properties of the Company and its Subsidiaries taken as a whole, or the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement (a "Company Material Adverse Effect").

   Section 4.2 Capitalization.

   (a) The authorized capital stock of the Company consists of 2,000,000 shares of Company Common Stock and 2,000,000 shares of Class A Company Common Stock. As of March 5, 1996, (i) 1,671,290 shares of Company Common Stock were outstanding and no shares of Company Common Stock were held in treasury and
(ii) no shares of Class A Company Common Stock were outstanding and 217,450 shares of Class A Company Common Stock were held in treasury. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company and its Subsidiaries are not subject to, nor were they issued in violation of, any preemptive rights of stockholders or to any right of first refusal or other similar right in favor of any person. All of the outstanding shares of capital stock of the Company are owned of record and, to the knowledge of the Company, beneficially as set forth in Schedule 4.2(a).

   (b) Except as set forth in Schedule 4.2(b), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind (contingent or other) to purchase or otherwise to receive from the Company or any of its Subsidiaries any of the authorized but unissued (or treasury) shares of the capital stock or any other security of the Company or any of its Subsidiaries, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, (iii) none of the Company or any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, (iv) there is no voting trust or other agreement or understanding to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of its Subsidiaries and (v) there is no written agreement or written arrangement between the Company or any of its Subsidiaries and any other person (including any current officer or employee) with respect to the sharing of revenues, profits or earnings of the Company or any of its Subsidiaries, business units or desks.

   Section 4.3 Company Subsidiaries. Schedule 4.3 contains a complete and accurate list of all direct and indirect Subsidiaries of the Company, setting forth as to each such Subsidiary the jurisdiction of its incorporation, the number of shares of each class of its authorized and outstanding capital stock and the record and beneficial ownership of all such outstanding shares. Each Subsidiary of the Company that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary of the Company that is a partnership is duly formed and validly existing under the laws of its jurisdiction of formation. Each Subsidiary of the Company has the corporate power or the partnership power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted. Each Subsidiary of the Company is duly qualified as a foreign corporation or a foreign partnership, as the case may be, authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Company Material Adverse Effect. All of the outstanding shares of capital stock of the

                              1-11

 Subsidiaries of the Company that are corporations are validly issued, fully paid and nonassessable. Except as set forth in Schedule 4.3, all of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of the Company are owned by the Company or a Subsidiary of the Company free and clear of any liens, pledges, security interests, claims, charges or other encumbrances of any kind whatsoever ("Liens").

   Section 4.4 Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all Related Agreements and other agreements to be executed by it pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all Related Agreements and other agreements to be executed by the Company pursuant to this Agreement, and the consummation by the Company of the transactions contemplated on its part hereby and thereby, have been duly authorized by the Company's Board of Directors and, except for the approval of the Company's stockholders to be sought at the stockholders' meeting contemplated by
Section 7.4(a) with respect to this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any Related Agreement or other agreement to be executed by the Company pursuant to this Agreement or for the Company to consummate the transactions contemplated hereby or thereby. Each of this Agreement and all Related Agreements and other agreements to be executed by the Company pursuant to this Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms.

   Section 4.5 Consents; No Violations. Neither the execution, delivery and performance by the Company of this Agreement nor any Related Agreement or other agreement to be executed by the Company pursuant to this Agreement, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (i) conflict with or result in any breach of any provisions of the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries, (ii) except as set forth in Schedule 4.5, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, security and pledge agreement, indenture, or any material license, contract, agreement, commitment or other instrument or obligation (each, a "Contract") to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) except as set forth in Schedule 4.5, constitute a change of control under, or require the consent from or the giving of notice to a third party pursuant to, the terms, conditions or provisions of any such Contract, or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission or of any self-regulatory organization (collectively, a "Governmental Entity") applicable to the Company, any of its Subsidiaries or any of their properties or assets.

   Section 4.6 Reports and Financial Statements; Undisclosed Liabilities.

   (a) The Company has furnished or made available to FSAC (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1992, 1993, 1994 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years then ended, certified by Price Waterhouse LLP, and (ii) the unaudited consolidated balance sheet of the Company and it Subsidiaries as of January 31, 1996 (the "Unaudited Balance Sheet") and the related unaudited consolidated statements of income, stockholders' equity and cashflows for the one-month period then ended (collectively, the "Company Financial Statements"). The Company Financial Statements (other than the Unaudited Balance Sheet) have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein) and fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods then ended. The Unaudited Balance Sheet has been prepared in accordance with the Company's internal accounting

                              1-12
 practices on a basis consistent with the preparation of its monthly Management Reports during 1995. Except as set forth in Schedule 4.6(a), since December 31, 1995, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any of its consolidated Subsidiaries.

   (b) Except as reflected in the Company Financial Statements or the notes thereto or as set forth in Schedule 4.6 hereto, none of the Company or its Subsidiaries had any obligations or liabilities, absolute, accrued or contingent ("Liabilities"), as of the respective dates of the balance sheets included in the Company Financial Statements of a type required by GAAP to be reflected in a consolidated balance sheet (or the notes thereto). Except as will be reflected in the Company's Closing Balance Sheet or the notes thereto, none of the Company or its Subsidiaries will have any material Liabilities as of the date thereof. Since December 31, 1995, none of the Company or its Subsidiaries has incurred any material Liabilities, except in connection with the transactions contemplated by this Agreement and except in the ordinary course of business and consistent with past practices.

   (c) The commissions receivable reflected on the Unaudited Balance Sheet and that will be reflected on the Company's Closing Balance Sheet are and will be bona fide commissions receivable created in the ordinary course of business and are and will be good and collectible within periods of time normally prevailing in the industry at the aggregate recorded amounts thereof, net of reserves for doubtful accounts reflected on the Company's Closing Balance Sheet.

   Section 4.7 Absence of Certain Changes. Except as set forth in Schedule 4.7, since December 31, 1995, (a) neither the Company nor any of its Subsidiaries has conducted its business and operations other than in the ordinary course of business and consistent with past practices or taken any actions that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 6.1 and (b) there has not been any fact, event, circumstance or change affecting or relating to the Company or any of its Subsidiaries which has had or would have a Company Material Adverse Effect.

   Section 4.8 Approvals. Except as set forth in Schedule 4.8, no filing with, or a permit, authorization, notification, consent or approval of, any Governmental Entity is required or necessary for (i) the valid execution, delivery and performance by the Company of this Agreement and all Related Agreements and other agreements to be executed by the Company pursuant to this Agreement, (ii) the consummation by the Company of the transactions contemplated hereby or thereby or (iii) the conduct of the business of the Company and its Subsidiaries after the Effective Time in substantially the manner in which it is currently being conducted.

   Section 4.9 Litigation. Except as set forth in Schedule 4.9 hereto, there is no action, suit, arbitration, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, or any of its or their respective properties or rights, nor is there any judgment, decree, injunction or order of any Governmental Entity against the Company or any of its Subsidiaries, which in any such case will or is reasonably likely to have a Company Material Adverse Effect. Nor, to the knowledge of the Company, does there exist any basis for any such action, suit, arbitration, investigation, proceeding, judgment, decree, injunction or order.

   Section 4.10 No Default.

   (a) Except as set forth in Schedule 4.10, neither the Company nor any Subsidiary of the Company is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter, by-laws or comparable organizational documents, (ii) any provision of the convertible purchase price notes of certain Subsidiaries of the Company or
(iii) any Contract to which the Company or any of its Subsidiaries is a party or by which they or any of their properties or assets may be bound, except, in the case of clause (iii), for defaults or violations which would not have a Company Material Adverse Effect.

   (b) In connection with the Stock Purchase Agreement, dated as of May 10, 1994, among the Company, WCAS and certain others (the "Stock Purchase Agreement") and the transactions contemplated thereby, the following events have heretofore occurred or will occur prior to the Closing (defined terms used in the balance of this Section 4.10(b) shall have the meanings assigned to them in the Stock

                              1-13

 Purchase Agreement): (i) the termination of the Stockholders Agreement, the Pledge Agreement, the Escrow Agreement (without having effected the Recapitalization and without the Company or its Subsidiaries having incurred any liability in connection therewith, whether to its debt or equity holders or otherwise), the Note Purchase Agreement and the agreements listed on
Schedule 4.02(d) to the Stock Purchase Agreement, (ii) the release and termination of all security interests held by WCAS in the assets of the Company and its Subsidiaries (including by the filing of UCC-3 financing statements in the jurisdictions listed on Schedule 4.02(c) to the Stock Purchase Agreement) and (iii) the delivery to the Company of all of the notes and stock certificates listed on Schedule 4.02(e) to the Stock Purchase Agreement, together with stock powers and other transfer forms, as applicable, duly executed in blank.

   Section 4.11 Taxes.

   (a) The Company has heretofore delivered or will make available to FSAC true, correct and complete copies of the consolidated federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by the Company and the Company's Subsidiaries for each of the Company's fiscal years ended December 31, 1990, 1991, 1992, 1993 and 1994 inclusive. The Company has duly filed, and each of its Subsidiaries has duly filed, all material federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by the Company or any of its Subsidiaries. All such Tax Returns are true, correct and complete in all material respects, and the Company and each of its Subsidiaries has duly paid, all Taxes (as hereinafter defined) required to be paid in respect of the periods covered by such returns and has made adequate provision for payment of all accrued but unpaid Taxes anticipated in respect of all periods since the periods covered by such Tax Returns. Except as set forth in
Schedule 4.11, all deficiencies assessed as a result of any examination of Tax Returns of the Company or any of its Subsidiaries by federal, state, local or foreign tax authorities have been paid or reserved on the Company Financial Statements in accordance with GAAP consistently applied, and true, correct and complete copies of all revenue agent's reports, "30-day letters," or "90-day letters" or similar statements proposing or asserting any Tax deficiency against the Company or any of its Subsidiaries for any open year have been heretofore delivered to FSAC. The Company has heretofore delivered or will make available to FSAC true, correct and complete copies of all written tax-sharing agreements and written descriptions of all such unwritten agreement or arrangements to which the Company or any of its Subsidiaries is a party. Except as set forth in Schedule 4.11, no issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed deficiency for any other period not so examined. Except as set forth in Schedule 4.11, neither the Company nor any of its Subsidiaries has granted any extension or waiver of the statutory period of limitations applicable to any claim for Taxes. The consolidated federal income tax returns of the Company and its Subsidiaries have not been examined by the Internal Revenue Service (the "Service"). Except as set forth in Schedule 4.11, (i) neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (ii) no consent has been filed under Section 341(f) of the Code with respect to any of the Company or its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code; and (iv) neither the Company nor any of its Subsidiaries has issued or assumed any corporate acquisition indebtedness, as defined in Section 279(b) of the Code, or any obligations described in Section 279(a)(2) of the Code. The Company and each Subsidiary of the Company have complied (and until the Effective Time will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

   (b) With respect to each of the Company's subsidiaries organized under the laws of, or operating in, the United Kingdom (collectively, the "UK Subsidiaries"):

       (i) There are no current arrangements, agreements, exemptions or dispensations obtained by any UK Subsidiary from any Tax authority permitting payment without deduction for or on account of Tax.

                              1-14

        (ii) The UK Subsidiaries have no outstanding entitlement to make any claim, election, appeal or postponement for relief or repayment under any Tax statute other than those claims, elections, appeals or postponements which the UK Subsidiaries normally make in the course of completing their tax affairs.

       (iii) The UK Subsidiaries have not taken any action which has had or might have the result of altering, prejudicing or in any way disturbing, in all cases in any material respect, any arrangement or agreement which it has previously negotiated in respect of Tax.

       (iv) Except as disclosed on Schedule 4.11, the UK Subsidiaries will not become liable to pay or make reimbursement or indemnity in respect of any Tax in consequence of the failure by any other person to discharge that Tax.

       (v) No rents, interest, annual payments or other sums of an income nature which the UK Subsidiaries are under an existing obligation to pay in the future are or, so far as the Company is aware, may be wholly or partially disallowable as deductions or charges in computing profits for the purposes of Tax.

       (vi) Except as disclosed on Schedule 4.11, the UK Subsidiaries have not been involved in any transaction or series of transactions, which, or any part of which, may for any Tax purposes be disregarded or reconstructed by reason of any motive to avoid, reduce or delay a possible liability to Tax.

       (vii) The UK Subsidiaries are persons registered and fully liable for the purposes of United Kingdom value added tax and no such registration is subject to any conditions. The UK Subsidiaries are not part of a group for the purpose of United Kingdom value added tax. The UK Subsidiaries have materially complied with all statutory provisions, rules, regulations, orders and directions concerning United Kingdom value added tax.

       (viii) The UK Subsidiaries have only disposed of or acquired an asset in circumstances such that the disposal or acquisition would be treated for Tax purposes as an arms length transaction. No election has been made either under Section 35 TCGA 1992 (re-basing) or Sections 152 to 162 or 165 (inclusive) of the Taxation of Changeable Gains Act 1992 (replacement of business assets) in respect of any assets held by a UK Subsidiary.

       (ix) No legally binding arrangement or agreement has been entered into by a UK Subsidiary under which Tax losses or Tax reliefs for any period commencing after the Closing are obliged or agreed to be surrendered or claimed and there exist no obligations on any UK Subsidiary to make any payment for any such Tax losses or Tax reliefs.

       (x) No securities issued by any UK Subsidiary and remaining in issue at the date hereof were issued in such circumstances that the interest or part thereof payable thereon falls to be treated as a distribution under section 209 of the Income & Corporation Taxes Act 1988 (meaning of "distribution").

       (xi) Except as disclosed on Schedule 4.11, the UK Subsidiaries have not at any time entered into any transactions for which consent from the United Kingdom treasury or other Tax authority was required without having obtained such consent.

       (xii) The UK Subsidiaries have not been a party to any transaction or arrangement whereby they are liable for Tax or stamp duty reserve tax under or by virtue of operating or being deemed to operate as a branch, agency or broker.

       (xiii) All documents in the possession or under the control of any UK Subsidiary to which a UK Subsidiary is a party and which attract stamp duty have been duly stamped and no claim for exemption from or reduction of stamp duty is outstanding. The UK Subsidiaries have not since December 31, 1995 entered into any transactions in respect of which it may be liable for stamp duty reserve tax.

                              1-15

    (c) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies, duties, imports or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, transfer, gains, license, payroll, withholding, capital stock and franchise taxes, corporation tax, advance corporation tax, capital gains tax, national insurance contributions, indenture tax and asset taxes imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" shall mean any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

   Section 4.12 Title to Properties; Encumbrances; Leasehold Interests.

   (a) Except as described in the following sentence, each of the Company and its Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its material properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Unaudited Balance Sheet (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since February 1, 1996).

   (b) None of such properties or assets are subject to any Liens (whether absolute, accrued, contingent or otherwise), except (i) as set forth in
Schedule 4.12, (ii) liens for current taxes or assessments not yet due or payable or which are being contested in good faith by the Company, (iii) mechanic's, materialmen's and similar liens which may have arisen in the ordinary course of business and (iv) minor imperfections of title and encumbrance, if any, which are not substantial in amount and do not materially detract from the value of the property or assets subject thereto and do not impair the operations of any of the Company and its Subsidiaries.

   (c) Each lease or agreement to which the Company or any of its Subsidiaries is a party and under which it is a lessee of any property, real or personal, owned by any third party is a valid and subsisting agreement, in each case without any material default of the Company or its Subsidiaries, as the case may be, thereunder and, to the knowledge of the Company, without any material default thereunder of any other party thereto. The possession by the Company or its Subsidiaries of such property has not been disturbed nor has any material claim been asserted against the Company or any of its Subsidiaries adverse to its or their respective rights in such leasehold interests.

   (d) None of the UK Subsidiaries has any material actual or contingent liabilities in respect of any freehold or leasehold land or buildings other than those properties specified in Schedule 4.13(i), whether as present or former freeholder or leaseholder or surety or otherwise.

   Section 4.13 List of Properties, Contracts and Other Data. Annexed hereto as Schedule 4.13 is a list setting forth the following:

       (i) all leases of real property and all material leases of personal property to which the Company or any of its Subsidiaries is a party, either as lessee or lessor;

       (ii) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other similar plans or arrangements providing for benefits to directors, officers or employees of, or independent contractors or other agents for, the Company or any of its Subsidiaries;

       (iii) all Contracts to which the Company or any of its Subsidiaries is a party, or to which it or any of its or their respective assets or properties are subject and which are not specifically referred to in clause (i) or (ii) above and which (A) is a Contract or group of related Contracts which exceeds $50,000 per annum in amount, (B) contains warranties by the Company or such Subsidiary in excess of those customary in its business or (C) cannot be performed in the normal course within 180 days after the Effective Time or canceled within such period by the Company or such Subsidiary, as the case may be, or any assignee, without breach or greater than nominal penalty;

                              1-16

        (iv) the names and current salaries (as of January 1, 1996) and bonuses paid or declared in the last twelve months of all officers and employees of the Company and its Subsidiaries which were $50,000 or more (broken down by desk); and

       (v) all licenses, registrations, qualifications, permits, franchises and other authorizations held or required to be held by or issued to the Company or any of its Subsidiaries in connection with ownership of its or their respective assets and properties or the conduct of its or their respective business by any Governmental Entity or pursuant to any Applicable Law (as hereinafter defined), other than any of the same which
    (i) are not, in the aggregate, material to the Company and its Subsidiaries, taken as a whole, and (ii) do not relate to regulation of the business activities of the Company or any of its Subsidiaries.

   True and complete copies of all documents and complete descriptions of all oral contracts (if any) referred to in Schedule 4.13 have been provided or made available to FSAC. Except as set forth in Schedule 4.13, all material provisions of the Contracts referred to in Schedule 4.13 are valid and enforceable obligations of each of the Company and its Subsidiaries and, to the knowledge of the Company, of the other parties thereto. Except as set forth in Schedule 4.13, neither the Company nor any of its Subsidiaries has been notified in writing of any claim that any Contract referred to in
Schedule 4.13 is not valid and enforceable in accordance with its terms for the periods stated therein, or that there is under any such Contract any existing default or event of default or event which with notice or lapse of time or both would constitute such a default, other than defaults which would not have a Company Material Adverse Effect.

   Section 4.14 Intellectual Property; Trade Secrets.

   (a) Except as set forth in Schedule 4.14(a), the Company and its Subsidiaries are the sole and exclusive owners of all patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, services marks, trade secrets, registrations for and applications for registration of trademarks, service marks and copyrights, technology and know-how, rights in Computer Software (as hereinafter defined) and other proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing (collectively, the "Intellectual Property") used or held for use in connection with the businesses of the Company or any of its Subsidiaries as currently conducted, free and clear of all Liens.

   (b) Schedule 4.14(b) sets forth a complete and accurate list of (i) all grants, registrations and applications for Intellectual Property, (ii) all proprietary Computer Software owned by the Company or any of its Subsidiaries, and (iii) all material non-proprietary Computer Software included in the Intellectual Property. The Intellectual Property set forth in
Schedule 4.14(b)(i) and (ii), and to the Company's knowledge in Schedule 4.14(b)(iii), is valid, subsisting, in proper form and enforceable, and, to the extent that any of the same is registered under Applicable Law, such registration has been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions, and no application or registration therefor is the subject of any legal or governmental proceeding before any registration authority in any jurisdiction.

   (c) The Company and each of its Subsidiaries owns or has the right to use all of the Intellectual Property used by it or held for use by it in connection with its business. To the knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party. The conduct of the businesses of the Company and its Subsidiaries as currently conducted does not conflict with or infringe in any way any proprietary right of any third party, which conflict or infringement would or is reasonably likely to have a Company Material Adverse Effect or restrict in any material fashion the current or currently proposed conduct of such businesses, and there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (i) alleging any such conflict or infringement with any third party's proprietary rights or (ii) challenging the ownership, use, validity or enforceability of any of the Intellectual Property.

   (d) The Computer Software used in the conduct of the business of the Company or any of its Subsidiaries is either: (i) owned by the Company or such Subsidiary of the Company, as the case may be,

                              1-17
 as the result of internal development by an employee of the Company or such Subsidiary of the Company; (ii) developed on behalf of the Company or any of its Subsidiaries by a consultant or contractor and all ownership rights therein have been assigned or otherwise transferred to or vested in the Company or such Subsidiary of the Company, as the case may be; or (iii) licensed or acquired from a third party pursuant to a written license, assignment, or other Contract which is in full force and effect and of which neither the Company nor any of its Subsidiaries have been in material breach. Except as set forth in Schedule 4.14(d), (x) unless party to a confidential relationship, no third party has had access to any of the source code for any of the proprietary Computer Software and (y) no act has been done or omitted to be done by the Company or any of its Subsidiaries to impair or dedicate to the public or entitle any Governmental Entity to hold abandoned any of the Computer Software.

   (e) For purposes of this Agreement, the term "Computer Software" shall mean (i) any and all computer programs consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise,
(iii) all versions of the foregoing (x) including without limitation all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and (y) whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (v) all documentation, including, without limitation, all technical and user manuals and training materials, relating to the foregoing.

   (f) (i) No third party has claimed or notified the Company or any of its Subsidiaries that any person employed by or otherwise affiliated with the Company or any of its Subsidiaries has, in respect of his or her activities to date, violated any of the terms or conditions of his or her employment contract with any third party, or disclosed or utilized any trade secrets or proprietary information or documentation of any third party, or interfered in the employment relationship between any third party and any of its employees, and (ii) to the knowledge of the Company, no person employed by or otherwise affiliated with the Company or its Subsidiaries has employed any trade secrets or any information or documentation proprietary to any former employer, or violated any confidential relationship which such person may have had with any third party, in connection with the business of, or development or sale of any products of, the Company or any of its Subsidiaries.

   Section 4.15 Compliance with Applicable Law.

   (a) The business and activities of the Company and each of its Subsidiaries have been and are being conducted in compliance with all provisions of all applicable laws, statutes, ordinances, rules, regulations, judgments, decrees or orders of any Governmental Entity ("Applicable Law"), except for violations or possible violations of laws, statutes, ordinances, rules or regulations which do not have and would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written or, to the knowledge of the Company, oral notice of any alleged violations of any of the foregoing. Except for routine supervisory investigations and reviews (none of which has had or is reasonably expected to have a Company Material Adverse Effect), to the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or its Subsidiaries is pending or threatened and no Governmental Entity has indicated an intention to conduct the same.

   (b) Each of the Company and its Subsidiaries holds all licenses, permits, franchises and other governmental authorizations necessary to the ownership of its properties or the current or proposed conduct of its business ("Company Permits"), and all such Company Permits will remain in full force and effect immediately following the Effective Time and will not in any way be affected by, or terminate or lapse by reason of, the consummation of the transactions contemplated by this Agreement or the Related Agreements. No action or proceeding is pending or, to the Company's knowledge, threatened, and to the Company's knowledge, no fact exists or event has occurred, in any case, that has a reasonable possibility of resulting in a revocation, non-renewal, termination, suspension or other material impairment of any material Company Permits.

                              1-18

    (c) Without limiting the generality of the representations and warranties made in Sections 4.15(a) and (b) above:

       (i) Euro Brokers Maxcor, Inc. ("EBMI") is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is a member in good standing of the NASD, and the Form BD filed by EBMI with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act complies as to form with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, is in full force and effect and does not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading. EBMI is in compliance with all Applicable Law in connection with its acting as a broker-dealer and as a member of any self-regulatory organization, including, without limitation, the net capital rules set forth in Rule 15c3-1 promulgated under the Exchange Act, the reserve requirements of Rule 15c3-3 promulgated under the Exchange Act, the margin rules promulgated by the Federal Reserve Board under Section 8 of the Exchange Act, the recordkeeping and reporting requirements relating to broker-dealer trading systems set forth in Rule 17a-23 promulgated under the Exchange Act, and the rules and regulations promulgated pursuant to Sections 15(b)(3), (4), (6) and Section 15(c) of the Exchange Act.

       (ii) EBMI is a duly registered futures commission merchant member under the Commodities Exchange Act, is a member in good standing of the National Futures Association (the "NFA"), and is a member in good standing of the New York Cotton Exchange, and the Form 7-R filed by EBMI with the NFA complies as to form with the requirements of the NFA, is in full force and effect and does not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading.

       (iii) (u) Euro Brokers Financial Services Limited ("EBFSL") is a member of the Securities and Futures Authority Limited (the "SFA"), and is in compliance, and has at all times complied, with the rules of the SFA and (while they were in force) the rules of The Securities Association ("TSA"), and with the Financial Services Act 1986 (the "FSA") and the regulations made under the FSA, other than any such non-compliance which would not have a Company Material Adverse Effect, (v) EBFSL is not and has not been subject to any exercise of monitoring, intervention or disciplinary powers by the TSA or the SFA (other than any regular monitoring visits by the TSA or the SFA), (w) all returns, documents and other information which ought to be provided by EBFSL to the TSA or the SFA in accordance with TSA and SFA's rules have been so provided in a form which was complete and accurate in all material respects and within the time limits prescribed, other than any such nonprovision which would not have a Company Material Adverse Effect, (x) no notice or advice has been received from the SFA and, to the knowledge of the Company, no circumstances exist which would lead to any alteration in the way EBFSL carries on its business, restrict the same in any way, or lead to expulsion from membership of SFA or the imposition of any restrictions or conditions or other requirements by the SFA, (y) EBFSL does not and has not appointed any appointed representatives as defined in Section 44 of the FSA and (z) no complaints have been made to EBFSL or to any regulatory authority to which EBFSL is subject by any EBFSL's customers or counterparties, and there are no matters currently in existence which would be likely to give rise to any such complaint, other than any of the same which would not have a Material Adverse Effect.

       (iv) (t) Euro Brokers International Limited ("EBIL") is included in the list maintained by the Bank of England (the "Bank") for the purposes of Section 43 of the FSA, (u) since the commencement of Section 3 of the FSA, EBIL has not carried on any investment business (as defined in the FSA) other than transactions to which Schedule 5 of the FSA applies or things done for the purposes of such transactions, (v) EBIL is in compliance, and has at all times complied, with the requirements published in the Bank paper dated April 1988 entitled "The regulations of the wholesale markets in sterling, foreign exchange and bullion" and in the Bank Paper dated December 1995 entitled "The regulation of the whole sale cash and OTC derivatives markets (in sterling, foreign currency and bullion)(together, the "Grey Paper"), and the paper published by the Bank entitled "The London Code of Conduct" as in force from time to time, other than any such non-compliance which would not have a Company Material Adverse Effect, (w) all returns, documents and other

                              1-19
     information which ought to be provided by EBIL to the Bank in accordance with the Grey Paper or the London Code of Conduct have been so provided in a form which was complete and accurate in all material respects and within the time limits prescribed, other than any such nonprovision which would not have a Company Material Adverse Effect, (x) no notice or advice has been received from the Bank, and to the knowledge of the Company, no circumstances exist which would lead to any alterations in the way EBIL carries on its business, restrict the same in any way or lead to removal from the list maintained by the Bank for the purposes of Section 43 of the FSA or the imposition of any restrictions or conditions or other requirements by the Bank, (y) no notice or advice has been received from the Bank that the Bank has not at any time been, or is not, satisfied that the businesses of EBIL have been and are being carried on in compliance with the Grey Paper and the London Code of Conduct and that EBIL has satisfied and satisfies the conditions imposed by the Bank for admission to the list maintained by the Bank for the purposes of Section 43 of the FSA and (z) no complaints have been made to EBIL or to any Governmental Entity to which EBIL is subject by any of the respective counterparties or customers of EBIL, and there are no matters currently in existence which would be likely to give rise to any such complaint, other than any of the same which would not have a Company Material Adverse Effect.

       (v) Yagi Euro (Hong Kong) Ltd. is a member of good standing of The Hong Kong Foreign Exchange and Deposit Brokers Association ("HKFE"), and is in compliance, and has at all times complied with the rules and regulations of the HKFE, other than any such non-compliance which would not have a Company Material Adverse Effect. The business and operations of Yagi Euro (Hong Kong) Ltd. do not require it to comply with Section 48 of the Hong Kong Securities Ordinance.

       (vi) Euro Brokers Canada Limited ("EBCL") is duly registered as a limited market dealer under the Securities Act (Ontario) and the Commodity Futures Act (Ontario) (the "Ontario Acts") and is a member in good standing of the Investment Dealers Association of Canada, and all forms filed by EBCL with the Ontario Securities Commission pursuant to the Ontario Acts comply as to form with the requirements of the Ontario Acts and the rules and regulations of the Ontario Securities Commission thereunder, are in full force and effect and do not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading.

       (vii) EBCL is duly registered as an inter-dealer bond broker under the by-laws and regulations for the Investment Dealers Association of Canada ("IDAC") and is a member in good standing, and is in compliance, and has at all times complied, with the by-laws and regulations of IDAC, other than any such non-compliance which would not have a Company Material Adverse Effect.

       (viii) Euro Brokers Inc. is not required to be registered as a broker-dealer under the Exchange Act, nor is it required to comply with
    Section 48 of the Hong Kong Securities Ordinance.

       (ix) The operations of Euro Brokers Tokyo, Inc. do not bring it within the control of the Bank of Japan, Ministry of Finance of Japan or any other Governmental Entity in Japan.

   (d) There are no pending or, to the knowledge of the Company, proposed laws, statutes, ordinances, rules or regulations of any Governmental Entity relating to any of the businesses of the Company and its Subsidiaries that, if enacted, would or is reasonably likely to have a Company Material Adverse Effect.

   Section 4.16 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by the Company or any of its Subsidiaries for inclusion in (i) the Registration Statement to be filed with the SEC by FSAC on Form S-4 under the Exchange Act for the purpose of registering the shares of Merger Stock, the Merger Warrants and the shares of FSAC Common Stock issuable upon exercise of the Merger Warrants (the "Warrant Shares")(the "Registration Statement") or (ii) the joint or separate proxy statements to be distributed in connection with FSAC's and the Company's meetings of stockholders to vote upon this Agreement (the "Proxy Statements"), will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statements or any amendments thereof or supplements thereto, at the time of the mailing of the

                              1-20

 Proxy Statements and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   Section 4.17 Employee Benefit Plans; ERISA.

   (a) Schedule 4.13(ii) hereto sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained (the "Company Plans") by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company does not have any understandings or agreements (oral or written) for the payment of bonuses or other contingent compensation to any of the directors, officers or employees of it or any of its Subsidiaries, which bonuses or other compensation have not been paid or accrued for on the Company's Financial Statements (or will be accrued for on the Company's Closing Balance Sheet).

   (b) Each of the Company Plans that is subject to ERISA is in compliance with ERISA; each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified; no Company Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company nor an ERISA Affiliate has incurred, directly or indirectly, any material liability (including any material contingent liability) pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any Company Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Company Plan; neither the Company nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Company Plans or to amend or modify any existing Company Plans; and no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a liability pursuant to Title IV of ERISA.

   (c) The current value of the assets of each of the Company Plans that is subject to Title IV of ERISA, based upon the actuarial assumptions (to the extent reasonable) presently used by the Company Plans, exceeds the present value of the accrued benefits under each such Company Plan; no Company Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no Company Plan is a multiple employer plan as defined in Section 413 of the Code; and all contributions or other amounts payable by the Company as of the Effective Time with respect to each Company Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of the Company. There are no material pending, threatened or, to the knowledge of the Company, anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto.

   (d) Neither the Company nor any ERISA Affiliate, nor any Company Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any Company Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Plan or any such trust could be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code. No amounts payable under the Company Plans will, individually or in the aggregate, fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

   (e) Except (i) for coverage mandated by Applicable Law, (ii) as provided in any insurance policy listed in Schedule 4.20, (iii) any employment agreement listed in Schedule 4.13(ii) or (iv) as expressly contemplated by this Agreement or the Employment Agreements, neither the Company nor any ERISA Affiliate has committed itself, orally or in writing, (x) to provide or cause to be provided to any person any payments or provision of any "welfare" or "pension" benefits (as defined in Sections 3(1) and 3(2) of ERISA) in addition to, or in lieu of, those payments or benefits set forth under any Company Plan, (y) to continue the payment of, or accelerate the payment of, benefits under any Company Plan, except as expressly set forth thereunder, or
(z) to provide or cause to be provided any postemployment benefit,

                              1-21
 salary continuation, termination, disability, death, retirement, health or medical benefit to any person (including without limitation any former current employee) except for death benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA and benefits in the nature of severance/redundancy pay.

   (f) To the knowledge of the Company, there is no activity involving any employees of the Company or its Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity.

   Section 4.18 Environmental Laws and Regulations.

   (a) Except as set forth in Schedule 4.18(a): (i) the Company and its Subsidiaries are in material compliance with, and there are no outstanding allegations by any person or entity that the Company or its Subsidiaries has not been in compliance with, all applicable laws, rules, regulations, common law, ordinances, decrees, orders or other binding legal requirements relating to pollution (including the treatment, storage and disposal of wastes and the remediation of releases and threatened releases of materials), the preservation of the environment, and the exposure to materials in the environment or work place ("Environmental Laws") and (ii) the Company and its Subsidiaries currently hold all permits, licenses, registrations and other governmental authorizations (including exemptions, waivers, and the like) and financial assurance required under Environmental Laws for the Company and its Subsidiaries to operate their businesses as currently conducted.

   (b) Except as set forth in Schedule 4.18(b), (i) to the knowledge of the Company there is no friable asbestos-containing material in or on any real property currently owned, leased or operated by the Company or its Subsidiaries and (ii) there are and to the knowledge of the Company there have been no underground storage tanks (whether or not required to be registered under any Applicable Law), dumps, landfills, lagoons, surface impoundments, injection wells or other land disposal units in or on any property currently owned, leased or operated by the Company or its Subsidiaries.

   (c) Except as set forth in Schedule 4.18(c), (i) neither the Company nor its Subsidiaries has received (x) any written communication from any person stating or alleging that any of them may be a potentially responsible party under any Environmental Law (including, without limitation, the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended) with respect to any actual or alleged environmental contamination or (y) any request for information under any Environmental Law from any Governmental Entity with respect to any actual or alleged material environmental contamination; and (ii) none of the Company, its Subsidiaries or any Governmental Entity is conducting or has conducted (or, to the knowledge of the Company, is threatening to conduct) any environmental remediation or investigation which could result in a material liability of the Company or its Subsidiaries under any Environmental Law.

   Section 4.19 Condition of Assets. All material tangible personal property, fixtures and equipment comprising the assets of the Company and its Subsidiaries are in good state of repair (ordinary wear and tear excepted) and operating condition and are sufficient and adequate to conduct the business of the Company and its Subsidiaries on the date hereof.

   Section 4.20 Insurance. All policies of fire, liability, workers' compensation, and other forms of insurance for events or occurrences arising or taking place in the case of occurrence type insurance, and for claims made and/or suits commenced in the case of claims-made type insurance (each an "Insurance Policy"), and providing insurance coverage to or for the Company or its Subsidiaries between the date of this Agreement and the Effective Time, are listed in Schedule 4.20 hereto and, except as set forth in said
Schedule 4.20, all premiums with respect thereto covering all periods up to and including any date as of which this representation is being made have been paid or accrued, and no notice of cancellation or termination has been received with respect to any such Insurance Policy. All such Insurance Policies are in full force and effect and provide insurance, including without limitation liability insurance, in such amounts and against such risks as is customary for companies engaged in similar businesses to the Company and its Subsidiaries to protect the employees, properties, assets, businesses and operations of

                              1-22
 the Company and its Subsidiaries. All such Insurance Policies will remain in full force and effect immediately following the Effective Time and will not in any way be affected by, or terminate or lapse by reason of, the consummation of the transactions contemplated hereby or by any of the Related Agreements.

   Section 4.21 Absence of Certain Business Practices. To the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any officer, director, employee or agent thereof, nor any other person or entity acting on behalf of either the Company or any of its Subsidiaries, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, governmental employee or other person or entity with whom either the Company or any of its Subsidiaries has done business directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person or entity who is or may be in a position to help or hinder the business (or assist either the Company or any of its Subsidiaries in connection with any actual or proposed transaction), which in the case of either clause (i) or (ii) above, (x) would reasonably be expected to subject either the Company or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (y) if not given in the past, would reasonably be expected to have had a Company Material Adverse Effect or (z) if not continued in the future, would reasonably be expected to have a Company Material Adverse Effect.

   Section 4.22 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, consisting of Company Common Stock, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. The Board of Directors of the Company (at a meeting duly called and held) has (i) approved this Agreement, the Security Transfer Agreement, the Majority Stockholder Agreement, the Employment Agreements, the Escrow Agreement and all other agreements to be executed by the Company pursuant to this Agreement, (ii) determined that the transactions contemplated hereby and thereby are fair to and in the best interests of the holders of Company Common Stock and (iii) determined to recommend this Agreement, the Merger and the other transactions contemplated hereby and thereby to such holders for approval and adoption. Such approval is sufficient to remove (for purposes of the exchange of shares provided for in the Merger only) the restrictions on voluntary or involuntary transfer that may be applicable to any shares of Company Stock pledged to the Company pursuant to various Subscription and Pledge Agreements entered into in connection with loans made by the Company to finance employee purchases of shares of Company Stock.

   Section 4.23 DGCL Section 203. Prior to the date hereof, the Board of Directors of the Company has approved this Agreement, the Security Transfer Agreement, the Majority Stockholder Agreement, the Employment Agreements, the Escrow Agreement and all other agreements to be executed by the Company pursuant to this Agreement, and the Merger and the other transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger and any of such other transactions the provisions of Section 203 of the DGCL.

   Section 4.24 Affiliate Transactions. Except as set forth in Schedule 4.24 and other than such advances, loans and payments between the Company and its Subsidiaries made in the ordinary course of business and consistent with past practices, neither the Company nor any Subsidiary owes any amount or has any contract or commitment or obligation that will survive the Effective Time, to or with any affiliate of the Company or any of its Subsidiaries, or any of the stockholders thereof, any officer or director of the Company or any of its Subsidiaries, or any affiliate, associate or family member thereof, and none of such persons owes any amount of money in excess of $10,000 to the Company or any of its Subsidiaries. Except as set forth in Schedule 4.24, none of the persons referred to in the first sentence of this Section 4.24 has any material interest in any significant property, real or personal, tangible or intangible, of the Company or any of its Subsidiaries.

   Section 4.25 Brokers. No broker, finder or financial advisor has acted on behalf of the Company in connection with this Agreement, and there are no brokerage, finder's or other fees or commissions payable in connection with the Merger or the transactions contemplated by this Agreement based upon any arrangements made by or on behalf of the Company.

                              1-23

                                  ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF FSAC

   FSAC represents and warrants to the Company as follows:

   Section 5.1 Organization. FSAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted and is proposed to be conducted. FSAC is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have a material adverse effect, individually or in the aggregate, on the financial condition, results of operations, business, assets, liabilities, prospects or properties of FSAC and its Subsidiaries taken as a whole, or the ability of FSAC to consummate the Merger and the other transactions contemplated by this Agreement (an "FSAC Material Adverse Effect"). Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation. Except for Sub, there are no other Subsidiaries of FSAC.

   Section 5.2 Capitalization.

   (a) The authorized capital stock of FSAC (prior to the Charter Amendments) consists of 14,000,000 shares of FSAC Common Stock and 1,000,000 shares of Preferred Stock, par value $.001 per share ("FSAC Preferred Stock"), of FSAC. As of March 5, 1996, (i) 4,416,666 shares of FSAC Common Stock were issued and outstanding and FSAC Warrants to purchase 7,566,666 shares of FSAC Common Stock (including Bridge Warrants, as defined in the 1994 Prospectus, to acquire 400,000 shares of FSAC Common Stock) were issued and outstanding, and
(ii) no shares of FSAC Preferred Stock were issued and outstanding. A single share of FSAC Common Stock is sometimes bundled with two FSAC Warrants as a Unit. Subject to approval and adoption of the Charter Amendments, all of the shares of FSAC Common Stock, all of the Merger Warrants issuable in exchange for shares of Company Stock at the Effective Time in accordance with this Agreement and all Warrant Shares will be, when so issued, duly authorized, validly issued, fully paid (subject to the payment of the exercise price with respect to the Warrant Shares) and nonassessable.

   (b) The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, of which 100 shares, as of the date hereof, were issued and outstanding. All of such outstanding shares are owned by FSAC, and are validly issued, fully paid and nonassessable.

   (c) Except as set forth in Schedule 5.2(c) or in the 1994 Prospectus, and except for the transactions contemplated by this Agreement (including the making of the Exchange Offer contemplated by (and as defined in) Section 7.12 and the adoption of the FSAC Option Plan contemplated by (and as defined in)
Section 7.8), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from FSAC or Sub any of the authorized but unissued or treasury shares of the capital stock or any other security of FSAC or Sub, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, (iii) there is no obligation (contingent or otherwise) of FSAC to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof and (iv) there is no voting trust or other agreement or understanding to which FSAC or Sub is a party or is bound with respect to the voting of the capital stock of FSAC or Sub.

   Section 5.3 Authority Relative to this Agreement. Each of FSAC and Sub has the requisite corporate power and authority to execute and deliver this Agreement and all Related Agreements and other agreements to be executed by it pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all Related Agreements and other agreements to be executed by FSAC or Sub pursuant to this Agreement, and the consummation by each of FSAC and Sub of the transactions contemplated on its part hereby and thereby,

                              1-24
 have been duly authorized (i) in the case of FSAC, by FSAC's Board of Directors and, except for the approvals of FSAC's stockholders to be sought at the stockholders' meeting contemplated by Section 7.4(b) with respect to this Agreement and the Merger (including not having 20% or more in interest of the Public Stockholders exercise their Conversion Rights) and the Charter Amendments, no other corporate proceedings on the part of FSAC are necessary to authorize this Agreement or any Related Agreement or other agreement to be executed by FSAC pursuant to this Agreement or for FSAC to consummate the transactions contemplated hereby or thereby and (ii) in the case of Sub, by Sub's Board of Directors and by FSAC, as the sole stockholder of Sub, and no other corporate proceedings on the part of Sub are necessary to authorize this Agreement or any Related Agreement or other agreement to be executed by Sub pursuant to this Agreement or for Sub to consummate the transactions contemplated hereby or thereby. Each of this Agreement and all Related Agreements and other agreements to be executed by FSAC pursuant to this Agreement has been duly and validly executed and delivered by FSAC and constitutes a valid and binding agreement of FSAC, enforceable against FSAC in accordance with its terms. Each of this Agreement and all Related Agreements and other agreements to be executed by Sub pursuant to this Agreement has been duly and validly executed and delivered by Sub and constitutes a valid and binding agreement of Sub, enforceable against Sub in accordance with its terms.

   Section 5.4 Consents; No Violations. Neither the execution, delivery and performance of this Agreement nor any Related Agreement or other agreement to be executed by FSAC or Sub pursuant to this Agreement by FSAC or Sub, nor the consummation by FSAC and Sub of the transactions contemplated hereby or thereby, will (i) subject to approval and adoption of this Agreement, the Merger and the Charter Amendment by FSAC stockholders (including not having 20% or more in interest of the Public Stockholders exercise their Conversion Rights), conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of FSAC or of Sub, (ii) except as set forth in Schedule 5.4, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of FSAC or Sub pursuant to, any of the terms, conditions or provisions of any Contract to which FSAC or Sub is a party or by which either of them or any of their properties or assets may be bound, (iii) except as set forth in Schedule 5.4, constitute a change of control under, or require the consent from or the giving of notice to a third party pursuant to, the terms, conditions or provisions of any such Contract, or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to FSAC, Sub or any of their properties or assets.

   Section 5.5 Reports and Financial Statements; Undisclosed Liabilities.

   (a) FSAC has furnished or made available to the Company true and complete copies of all reports filed by FSAC with the SEC pursuant to the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") since January 1, 1995 (collectively, the "FSAC SEC Reports"). Such FSAC SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of FSAC included in the FSAC SEC Reports, including, without limitation, the FSAC Balance Sheet and the unaudited balance sheet of FSAC as of September 30, 1995 (the "FSAC Financial Statements"), have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein) the financial position of FSAC as at the dates thereof and the results of operations and cash flows of FSAC for the periods then ended. Since January 1, 1995, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of FSAC.

   (b) Except as reflected in the FSAC Financial Statements or the notes thereto, neither FSAC nor Sub had any material Liabilities as of the respective dates of the balance sheets included in the FSAC Financial Statements. Since September 30, 1995, neither FSAC nor Sub has incurred any material

                              1-25

 Liabilities, except for (i) general and administrative expenses (in amounts consistent with past such expenses), (ii) costs and expenses incurred in connection with FSAC's purpose of acquiring an operating business in the financial services industry (including in connection with the transactions contemplated by this Agreement), (iii) lease occupancy costs, (iv) Delaware state franchise taxes, (v) amortization of organization costs and (vi) federal, state and local income taxes payable on FSAC's cash interest income.

   Section 5.6 Absence of Certain Changes; Business of FSAC. Except as set forth in the FSAC SEC Reports, since December 31, 1994, (i) FSAC has not conducted any business or material operations other than in connection with its organization and related financings, its initial public offering, cash investment and Trust Fund management and attempted acquisitions of an operating business in the financial services industry (including the Company) and (ii) there has not been any fact, event, circumstance or change affecting or relating to FSAC or Sub which has had or would have an FSAC Material Adverse Effect.

   Section 5.7 Approvals. Except as set forth in Schedule 5.7, no filing with, or a permit, authorization, notification, consent or approval of, any Governmental Entity is required or necessary for (i) the valid execution, delivery and performance by FSAC or Sub of this Agreement and all Related Agreements and other agreements to be executed by FSAC or Sub pursuant to this Agreement or (ii) the consummation by FSAC and Sub of the transactions contemplated hereby or thereby.

   Section 5.8 Litigation. There is no suit, action, arbitration, investigation or proceeding pending or, to the knowledge of FSAC, threatened against or affecting FSAC or Sub, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity against FSAC or Sub, which, in any such case will or is reasonably likely to have an FSAC Material Adverse Effect. Nor, to the knowledge of FSAC, does there exist any basis for any such action, suit, arbitration, investigation, proceeding, judgment, decree, injunction or order.

   Section 5.9 No Default. Except as set forth in Schedule 5.9, neither FSAC nor Sub is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or By-Laws or (ii) any Contract to which FSAC or Sub is a party or by which they or any of their properties or assets may be bound, except, in the case of clause (ii), for defaults or violations which would not have an FSAC Material Adverse Effect.

   Section 5.10 Taxes. FSAC has heretofore delivered or will make available to the Company true, correct and complete copies of the federal, state, local and foreign income, franchise, sales and other Tax Returns filed by FSAC for FSAC's year ended December 31, 1994, and FSAC was not required to file any Tax Returns for any period ending prior to December 31, 1994. FSAC has duly filed all material federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by FSAC. All such Tax Returns are true, correct and complete in all material respects, and FSAC has duly paid all Taxes required to be paid in respect of the periods covered by such returns and has paid or made adequate provision for payment of all accrued but unpaid Taxes anticipated in respect of all periods since the periods covered by such Tax Returns. All deficiencies assessed as a result of any examination of Tax Returns of FSAC by federal, state, local or foreign tax authorities have been paid or reserved on FSAC Financial Statements in accordance with GAAP consistently applied, and true, correct and complete copies of all revenue agent's reports, "30-day letters," or "90-day letters" or similar statements proposing or asserting any Tax deficiency against FSAC for any open year have been heretofore delivered to the Company. FSAC has heretofore delivered or will make available to the Company true, correct and complete copies of all written tax-sharing agreements and written descriptions of all such unwritten agreement or arrangements to which FSAC is a party. No issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed deficiency for any other period not so examined. FSAC has not granted any extension or waiver of the statutory period of limitations applicable to any claim for Taxes. The federal income tax returns of FSAC have not been examined by and settled with the Service. FSAC is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; no consent has been filed under Section 341(f) of the Code with respect to

                              1-26

 FSAC; FSAC has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code; and FSAC has not issued or assumed any corporate acquisition indebtedness, as defined in
Section 279(b) of the Code, or any obligations described in Section 279(a)(2) of the Code. FSAC has complied (and until the Effective Time will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

   Section 5.11 Compliance with Applicable Law. The business and activities of FSAC and Sub have been and are being conducted in compliance with all provisions of all Applicable Law, except for violations or possible violations of laws, statutes, ordinances, rules or regulations which do not have and are reasonably likely not to have an FSAC Material Adverse Effect. FSAC has not received any written or, to the knowledge of FSAC, oral notice of any alleged violations of any of the foregoing. To the knowledge of FSAC, no investigation or review by any Governmental Entity with respect to FSAC is pending or threatened and no Governmental Entity has indicated an intention to conduct the same.

   Section 5.12 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by FSAC or Sub for inclusion in (i) the Registration Statement or (ii) the Proxy Statements will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statements or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statements and any amendments or supplements thereto, and at the time of the meeting of stockholders of FSAC to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statements will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by FSAC with respect to statements made therein based on information supplied by the Company, any of its Subsidiaries, WCAS or their respective representatives for inclusion in either the Registration Statement or the Proxy Statements or with respect to information concerning the Company or any of its Subsidiaries, WCAS incorporated by reference in either the Registration Statement or the Proxy Statements.

   Section 5.13 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of FSAC Common Stock (provided, however, that less than 20% in interest of the Public Stockholders exercise their Conversion Rights) is the only vote of the holders of any class or series of FSAC capital stock necessary to approve the Merger, the issuance of shares of Merger Stock and Merger Warrants pursuant thereto (and the issuance of Warrant Shares pursuant to the exercise of the Merger Warrants), and the Charter Amendments. The affirmative vote of FSAC, as the sole stockholder of all outstanding shares of Sub Common Stock, is the only vote of the holders of any class or series of Sub capital stock necessary to approve the Merger. The Board of Directors of FSAC (at a meeting duly called and held) has (i) approved this Agreement, the Escrow Agreement, the Majority Stockholders' Agreement, the Security Transfer Agreement, the Registration Rights Agreement and all other agreements to be executed by FSAC pursuant to this Agreement,
(ii) determined that the transactions contemplated hereby and thereby are fair to and in the best interests of the holders of FSAC Common Stock, (iii) determined to recommend this Agreement, the Merger, the Charter Amendments and the other transactions contemplated hereby and thereby to such holders,
(iv) determined that, as of February 28, 1996, the fair market value of the Company and its Subsidiaries, based upon standards generally accepted by the financial community, such as earnings, potential sales, cash flow and book value, is equal to or greater than 80% of the net assets of FSAC, and (v) determined to cause FSAC, as the sole stockholder of Sub, to approve and adopt this Agreement. The Board of Directors of Sub (by unanimous written consent) has approved this Agreement.

   Section 5.14 List of Contracts. Except as set forth on Schedule 5.14 and except for this Agreement and the Related Agreements, neither FSAC nor Sub
(i) is a party to any Contract or group of related

                              1-27

 Contracts which either exceed $50,000 per annum in amount or are otherwise material to FSAC or Sub, contains warranties by FSAC or Sub in excess of those customary in its business or cannot be performed in the normal course within 180 days after the Effective Time or cancelled within such period by FSAC or Sub or any assignee, as the case may be, without breach or greater than nominal penalty, (ii) is or has been a party to any employment agreement or has paid or declared any bonuses since their respective inceptions except with respect to secretarial staff or (iii) has any employee benefits plans.

   Section 5.15 Funds. At the time required by Section 3.8(a) for payment of the Estimated Aggregate Cash Consideration to the Exchange Agent, FSAC will have obtained the release from the Trust Fund of all funds therein.

   Section 5.16 Brokers. No broker, finder or financial advisor has acted on behalf of FSAC or Sub in connection with this Agreement, and there are no brokerage, finder's or other fees or commissions payable in connection with the Merger or the transactions contemplated by this Agreement (other than fees that may be payable to GKN Securities Corp. in connection with the Exchange Offer or exercise of FSAC Warrants) based upon any arrangements made by or on behalf of FSAC or Sub.

   Section 5.17 Affiliate Transactions. Except as described in the 1994 Prospectus or as set forth in Schedule 5.17, and except for the Employment Agreements, neither FSAC nor Sub owes any material amount or has any material contract or commitment or obligation that, in either case, will survive the Effective Time, to or with any affiliate of FSAC, any of the stockholders thereof, any officer or director of FSAC or any affiliate, associate or family member thereof, and none of such persons owes any material amount of money to FSAC or Sub. Except as described in the 1994 Prospectus or as set forth in Schedule 5.17, and except for the Employment Agreements and their ownership of FSAC Common Stock and/or FSAC Warrants, none of the persons referred to in the first sentence of this Section 5.17 has any material interest in any significant property, real or personal, tangible or intangible, of FSAC or Sub.

   Section 5.18 No Properties, Encumbrances, Leasehold Interests or Insurance. Except for (i) the funds in the Trust Fund, which currently are comprised of a treasury bill maturing on April 25, 1996 in the amount of $18,775,000, (ii) funds comprised of a treasury bill maturing on April 25, 1996 in the amount of $1,012,000, (iii) cash as of February 26, 1996 in the amount of approximately $255,442, and (iv) as set forth in Schedule 5.17 or
Schedule 5.18 hereto, neither FSAC nor Sub owns directly or indirectly or has a leasehold interest in any material properties or assets (real, personal and mixed, tangible and intangible), and neither FSAC, nor Sub holds any Insurance Policy.

                                  ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGER

   Section 6.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless FSAC shall otherwise agree in writing, or except as otherwise expressly contemplated by this Agreement:

       (a) the Company shall conduct, and cause each of its Subsidiaries to conduct, its business only in the ordinary and usual course consistent with past practices and the Company shall use, and cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it;

       (b) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) amend its charter, by-laws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock,
    (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property (except with respect to dividends or other distributions from any wholly-owned Subsidiary of the Company to the Company or any other wholly-owned Subsidiary of the Company), or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries;

       (c) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) authorize for issuance, issue or sell or agree to issue or sell any shares (including shares held in treasury) of, or

                              1-28
     rights or securities of any kind to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any of its Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);
    (ii) merge or consolidate with another entity, (except as specifically described in paragraph B) of Schedule 4.7 hereto); (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets, or otherwise, except in the ordinary and usual course of business and consistent with past practices, enter into any material contract, commitment or transaction; (iv) sell, lease, license, waive, release, transfer, encumber, compromise or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practices; (v) incur, assume, discharge or prepay any material Lien, any material indebtedness or any other material Liabilities other than in the ordinary course of business and consistent with past practices; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Subsidiary of the Company in the ordinary course of business and consistent with past practices; (vii) make any loans, advances or capital contributions to, or investments in, any other person, other than to a Subsidiary of the Company or other than in the ordinary course of business and consistent with past practice over the twelve-month period immediately prior to the date hereof; (viii) except after reasonable advance consultation with FSAC (it being understood that approval by FSAC shall not be required), authorize or make capital expenditures in excess of $100,000 individually or $250,000 in the aggregate; (ix) permit any insurance policy naming the Company or any Subsidiary of the Company as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (x) enter into any contract, agreement, commitment or arrangement providing for a matter not permitted by clauses (i) through
    (ix) above.

       (d) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) amend (so as to increase the benefits thereunder), adopt or enter into, (except as may be required by Applicable Law) any Company Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee; provided, however, that the Company shall be permitted to enter into employment agreements in the ordinary course of business and consistent with past practices where such employment agreements do not include any unusual or extraordinary provision with respect to bonuses, options, pools, or other employment compensation; provided, further, that it is understood that the Company will not enter into any such employment agreement permitted by the preceding proviso without reasonable advance consultation with FSAC (it being understood that approval by FSAC shall not be required) if such employment agreement provides for an annual base salary equal to or greater than $200,000; (ii) increase in any manner the compensation or fringe benefits of, or pay or agree to pay any bonus to, any director, officer or employee (except in the ordinary course of business consistent with past practices), or (iii) take any action to fund or in any other way secure (except after reasonable advance consultation with FSAC it being understood that FSAC approval shall not be required) or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan; and

       (e) the Company shall not, nor shall it permit its Subsidiaries to, take any action with respect to, or make any material change in, its accounting or tax policies or procedures.

   Section 6.2 Conduct of Business by FSAC Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing, or except as otherwise expressly contemplated by this Agreement:

       (a) FSAC shall not conduct any business, incur any material liabilities or enter into any Contracts, other than in each case in connection with cash investments, Trust Fund management, general office administration, preparation for and consummation of the transactions contemplated by this Agreement and the Related Agreements and, provided that FSAC does not enter into any material binding commitment with respect thereto, in preparation for the post-Merger activities of FSAC and its Subsidiaries;

                              1-29

        (b) FSAC shall use its reasonable efforts to preserve intact the present business organization, to keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it;

       (c) FSAC shall not (i) amend its Certificate of Incorporation (other than pursuant to the Charter Amendments) or By-Laws; (ii) split, combine or reclassify any shares of its outstanding capital stock; or (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property;

       (d) FSAC shall not authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights or securities of any kind to acquire or convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for (i) the issuance of shares of FSAC Common Stock upon the exercise or exchange of FSAC Warrants or Unit Purchase Options (as defined in the 1994 Prospectus) outstanding on the date of this Agreement (including pursuant to the Unit Purchase Option Exchange contemplated by Section 7.9) and (ii) any agreement, pursuant to the Employment Agreements or otherwise, to issue options to acquire FSAC Common Stock under the FSAC Option Plan contemplated by Section 7.8; and

       (e) neither FSAC nor Sub shall take any action with respect to, or make any material change in, its accounting or tax policies or procedures.

   Section 6.3 Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement or any of the Related Agreements.

                                 ARTICLE VII

                            ADDITIONAL AGREEMENTS

   Section 7.1 Access and Information. Each of the Company and FSAC shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records (other than attorney-client privileged documents) and its properties, facilities and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws or, in the case of the Company and its Subsidiaries, pursuant to the rules or regulations of any self-regulatory organization, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. The Company will also provide FSAC with copies of its monthly unaudited financial statements promptly after their preparation. Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall treat and hold in confidence all non-public information so acquired (consistent, in the case of FSAC, with the terms of the separate confidentiality agreement dated August 22, 1995 between FSAC and the Company (the "Confidentiality Agreement")).

   Section 7.2 No Solicitation.

   (a) Prior to the Effective Time, the Company agrees that neither it, any of its Subsidiaries or its affiliates, nor any of the respective directors, partners, officers, employees, agents or representatives of the foregoing, will, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company, or any Subsidiary of the Company or the acquisition of all or any significant assets or any capital stock of the Company, or any Subsidiary of the Company (an "Acquisition Transaction"), or negotiate, explore or otherwise engage in substantive discussions with any person (other than FSAC and its representatives) with respect to any

                              1-30

 Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement. The Company agrees to immediately advise FSAC in writing of any inquiries or proposals (or desire to make a proposal) received by (or indicated to), any such information requested from, or any such negotiations or discussions sought to be initiated or continued with, any of it, its Subsidiaries or affiliates, or any of the respective directors, partners, officers, employees, agents or representatives of the foregoing, in each case from a person (other than FSAC and its representatives) with respect to an Acquisition Transaction, and the terms thereof, including the identity of such third party, and to update on an ongoing basis or upon FSAC's request, the status thereof.

   (b) Prior to the Effective Time, FSAC agrees that neither it, its affiliates, nor any of the respective directors, officers, employees, agents or representatives of the foregoing, will, directly or indirectly, solicit, initiate, facilitate or encourage, or negotiate, explore or otherwise engage in substantive discussions with, any person (other than the Company, WCAS and their respective representatives) with respect to any acquisition (whether by purchase, merger, business combination or otherwise) by FSAC of any equity interest or material assets of any corporation or other business organization other than the Company and its Subsidiaries (and other than any such acquisition that would not qualify as the initial acquisition of a Target Business by FSAC, as described and defined in the 1994 Prospectus, but rather is intended to enhance the operations of FSAC after the acquisition of the Company as such a Target Business), or enter into any agreement, arrangement or understanding with respect to any such acquisition or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

   Section 7.3 Registration Statement. As promptly as practicable, FSAC and the Company shall in consultation with each other prepare and file with the SEC the Proxy Statements and FSAC in consultation with the Company shall prepare and file with the SEC the Registration Statement. Each of FSAC and the Company shall use its reasonable best efforts to have the Registration Statement declared effective. FSAC shall also use its reasonable best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the shares of FSAC Common Stock pursuant to this Agreement in the Merger. The Company shall furnish FSAC with all information concerning the Company and the holders of its capital stock and shall take such other action as FSAC may reasonably request in connection with the Registration Statement and the issuance of shares of FSAC Common Stock (including Warrant Shares) and Merger Warrants. If at any time prior to the Effective Time any event or circumstance relating to FSAC, Sub, the Company, any Subsidiary of the Company, or their respective officers or directors should be discovered by such party which should be set forth in an amendment or a supplement to either the Registration Statement or the Proxy Statements, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

   Section 7.4 Proxy Statements; Stockholder Approvals.

   (a) The Company, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a special meeting of the holders of Company Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company and include in the Proxy Statements such recommendation, and (ii) take all reasonable and lawful action to solicit and obtain such approval.

   (b) FSAC, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date of the Company's special meeting of holders of Company Stock referred to in Section 7.4(a) a special meeting of the holders of FSAC Common Stock for the purpose of (i) voting to approve and adopt this Agreement, the Charter Amendments and the other transactions contemplated hereby and (ii) electing directors for all three classes of directors of FSAC to be

                              1-31
 implemented by the staggered board provisions of the Charter Amendments, including the two designees of the Company contemplated by Section 7.14(a), to serve following, and conditioned upon, consummation of the Merger, and, subject to the fiduciary duties of the Board of Directors of FSAC under applicable law as advised by outside counsel, (i) recommend approval and adoption of this Agreement, the Charter Amendments and the transactions contemplated hereby, by the stockholders of FSAC and include in the Proxy Statements such recommendation, and (ii) take all reasonable and lawful action to solicit and obtain such approval.

   (c) FSAC and the Company, as promptly as practicable (or with such other timing as they mutually agree), shall cause the definitive Proxy Statements to be mailed to their stockholders. At the stockholders' meetings, each of FSAC and the Company shall vote or cause to be voted in favor of approval and adoption of this Agreement and the transactions contemplated hereby all shares of FSAC Common Stock or shares of Company Stock, respectively, as to which it holds proxies or is otherwise entitled to vote at such time.

   (d) At or prior to the Closing, each of FSAC and the Company shall deliver to the other a certificate of its Secretary setting forth the voting results from its stockholders' meeting.

   Section 7.5 Compliance with the Securities Act.

   (a) At least 30 days prior to the Effective Time, the Company shall cause to be delivered to FSAC a list identifying all persons who were, in its reasonable judgment, at the record date for its stockholders' meeting convened in accordance with Section 7.4(a) hereof, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").

   (b) The Company shall use its reasonable best efforts to cause each person who is identified as one of its Affiliates in its list referred to in Section 7.5(a) above to deliver to FSAC, at or prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit F (the "Affiliate Letters").

   (c) If any Affiliate of the Company refuses to provide an Affiliate Letter, FSAC may place appropriate legends on the certificates evidencing the shares of Merger Stock and Merger Warrants to be received by such Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of FSAC Common Stock and FSAC Warrants to the effect that the shares of Merger Stock and Merger Warrants received by such Affiliate pursuant to this Agreement only may be sold, transferred or otherwise conveyed (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with Rule 145 promulgated under the Securities Act, or (iii) pursuant to another exemption under the Securities Act.

   Section 7.6 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Without limiting the generality of the foregoing, as promptly as practicable, the Company, FSAC and Sub (in conjunction with WCAS as provided in the Majority Stockholders' Agreement) shall (i) make all filings and submissions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") as may be reasonably required to be made in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby; and (ii) make all filings and submissions as may be reasonably required in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby by any of the Commodity Futures Trading Commission, the NFA, the Bank, The SFA, the Ontario Securities Commission, the IDAC, the HKFE, the Bank of Japan and the Ministry of Finance (Japan). The Company will also use its reasonable best efforts to obtain any third-party consents or approvals listed on Schedule 4.5(ii) or (iii), and FSAC will also use its reasonable best efforts to obtain any third party consents or approvals listed on Schedule 5.4. Subject to Section 7.1 and the Confidentiality Agreement, the Company will furnish to FSAC and Sub, and FSAC and Sub will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation

                              1-32
 of any such filings or submissions. Subject to Section 7.1 and the Confidentiality Agreement, the Company will provide FSAC and Sub, and FSAC and Sub will provide the Company, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or employees of FSAC and the Surviving Corporation shall take all such necessary action.

   Section 7.7 Related Agreements. As an essential inducement for the parties hereto to enter into this Agreement, certain parties hereto (as applicable) are concurrently entering into the Majority Stockholders' Agreement, the Escrow Agreement and the Security Transfer Agreement and have negotiated to substantially final form the other Related Agreements. Each of the parties hereto agrees that, prior to and as a condition to the Closing, it will execute and deliver each such other Related Agreement to which it is a party.

   Section 7.8 FSAC Option Plan. FSAC agrees to use its reasonable best efforts to solicit in the Proxy Statement and obtain FSAC stockholder approval for an employee stock option plan (the "FSAC Option Plan"). Subject to the receipt of such approval, FSAC agrees to prepare and file with the SEC, as soon as practicable after the Effective Time, a Registration Statement on Form S-8 under the Securities Act in connection with the FSAC Option Plan for purposes of registering the FSAC Common Stock issuable thereunder.

   Section 7.9 Unit Purchase Option Exchange. FSAC agrees to use its reasonable best efforts to enter into an agreement with the holder(s) of the Unit Purchase Options providing for the exchange, contingent upon the Merger, but effective as of immediately prior to the Effective Time, of a number of shares of FSAC Common Stock and/or other consideration, to be determined by agreement of FSAC, the Company and such holders, for all, but not less than all, of such Unit Purchase Options (the "Unit Purchase Option Exchange"). The determination of the Actual Outstanding FSAC Shares (and, if applicable, the Actual Outstanding FSAC Warrants and/or the FSAC Closing Cash Equivalents) contemplated by Section 3.6 shall take into account the results of the Unit Purchase Option Exchange. If the Unit Purchase Option Exchange is not agreed to or does not occur as of immediately prior to the Effective Time, the Merger Consideration shall be increased to include either (i) such additional Per Share Cash Consideration as FSAC and the Company may mutually agree or
(ii) in the absence of such agreement, a number of new unit purchase options, with terms entitling the holders thereof to receive the same securities for the same exercise price as are receivable by the holders of the Unit Purchase Options after the Effective Time and otherwise substantially identical to the Unit Purchase Options (except that no registration rights, separate from the Registration Rights Agreement, shall be applicable thereto) (the "New Options"), equal to the quotient obtained by dividing 333,333 by the Actual Company Stock Number. If applicable, all interests in a New Option that a Holder would otherwise be entitled to receive as a result of the preceding sentence shall be aggregated and if, after such aggregation, a fractional interest in a New Option would result, such fractional interest shall be rounded down so that each Holder is only issued a whole number of New Options.

   Section 7.10 Charter Amendments. FSAC agrees to use its reasonable best efforts to solicit in the Proxy Statement relating to its meeting of stockholders and obtain FSAC stockholder approval for the Charter Amendments. Subject to the receipt of such approval, FSAC agrees to file the necessary Certificate of Amendment with respect to the Charter Amendments with the Secretary of State of the State of Delaware immediately prior to the Effective Time (in the case of the Charter Agreement increasing FSAC's authorized capital stock) and immediately after the Effective Time (in the case of the Charter Amendment implementing a staggered board).

   Section 7.11 NASDAQ National Market. FSAC shall use its reasonable best efforts (i) to prepare and file an application with the NASD to list on the NASDAQ National Market the FSAC Common Stock and the FSAC Warrants and (ii) to cause such application to be approved as soon as reasonably practicable following the Effective Time. It is understood that such listing is not a condition to the occurrence of the Closing.

                              1-33

    Section 7.12 Exchange Offer. It is contemplated that as soon as reasonably practicable following consummation of the Merger (subject, however, to the advice of its financial advisors), FSAC will commence an exchange offer (the "Exchange Offer") to acquire all FSAC Warrants that are outstanding, including if not theretofore exchanged, the Bridge Warrants (as defined in the 1994 Prospectus), on the basis of one share of FSAC Common Stock for a number of FSAC Warrants to be mutually agreed post-Closing between FSAC and WCAS. In connection therewith, it is contemplated that FSAC will, prior to the Exchange Offer, attempt to enter into separate agreements with the holders of the Bridge Warrants and the Unit Purchase Options (if any such units, or warrants issuable thereunder, are outstanding) pursuant to which such holders will agree to exchange such securities, subject to consummation of the Exchange Offer, for shares of FSAC Common Stock on a basis to be negotiated and set forth in such agreements. In connection with the Exchange Offer, certain stockholders of FSAC and the Company have made certain commitments that are set forth in the Security Transfer Agreement.

   Section 7.13 Stockholder Loans. From the date of this Agreement until two
(2) days prior to the Closing Date, the Company shall use its reasonable best efforts to cause each of the Stockholder Loans to be either (i) repaid in cash and/or (ii) agreed to be repaid with the cash portion of the Merger Consideration otherwise distributable to such stockholder as evidenced by an assignment and consent agreement (in a form reasonably acceptable to FSAC) executed and delivered by such stockholder to the Company (and copied to FSAC). To the extent that any Stockholder Loan is not so repaid or agreed to be repaid in full, the Company shall assign (in exchange for cash consideration equal to the outstanding principal amount thereof, together with accrued and unpaid interest) the balance of such Stockholder Loan to members of the Management and/or one or more designees of the foregoing (other than the Company and its Subsidiaries) of any or all of the foregoing at least two (2) days prior to the Closing Date.

   Section 7.14 Directors and Officers.

   (a) The Company (i) hereby designates Donald R.A. Marshall and (ii) prior to the preparation and mailing of the Proxy Statements, shall designate one additional person, reasonably acceptable to FSAC, to serve as its nominees for election as directors to the first (initial term of one year) and second (initial term of two years) classes, respectively, of directors of FSAC to be implemented by the Charter Amendment (it being understood that the effectiveness of the staggered board provisions of the Charter Amendment and of the election of such designees will be conditioned upon consummation of the Merger). FSAC agrees to effect the nomination of such designees, to recommend to FSAC stockholders the election of such designees, to include such recommendation in the Proxy Statement relating to its meeting of stockholders and otherwise to use its best efforts to effect their election. Immediately following the Closing, FSAC will also use its best efforts to take all actions necessary to cause Donald Marshall to be appointed Vice-Chairman of FSAC.

   (b) Immediately following the Closing, it is agreed that FSAC and the Company will take all action necessary to cause (i) Gilbert Scharf and Michael Scharf to be appointed to the Board of Directors of the Company, (ii) Gilbert Scharf to be appointed to the Board of Directors of each of Euro Brokers Holdings Ltd. and Euro Brokers Holdings Inc., (iii) the Company to establish an Operations Committee of the Company consisting of three individuals, one of whom will be Gilbert Scharf, and the other two of whom shall be reasonably acceptable to the Boards of Directors of FSAC and the Company and (iv) Gilbert Scharf to become Vice-Chairman of the Company.

   Section 7.15 Public Announcements. Each of FSAC, Sub and the Company agrees that it will not issue or cause to be issued any press release or otherwise make any public statement with respect to this Agreement, the Related Agreements or the transactions contemplated hereby or thereby without the prior consent of the other parties, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by Applicable Law and (ii) the party making such disclosure has first used its reasonable best efforts to consult with the other parties about the form and substance of such disclosure.

   Section 7.16 Directors' and Officers' Indemnification. All rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favor of the directors and officers of the Company under the provisions existing on the date hereof in the Company's Certificate of

                              1-34

 Incorporation or By-Laws shall, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), survive the Effective Time, and, as of the Effective Time, the Surviving Corporation shall assume all obligations of the Company in respect thereof as to any claim or claims asserted prior to or within a six-year period immediately after the Effective Time.

   Section 7.17 Expenses. Except as otherwise set forth in Section 9.2(b) and
Schedule 3.7(a), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that (i) the filing fee in connection with filings under the HSR Act, (ii) the expenses incurred in connection with printing the Registration Statement and the Proxy Statement and (iii) the filing fees with the SEC relating to the Registration Statement and the Proxy Statement will be shared equally by FSAC and the Company.

   Section 7.18 Supplemental Disclosure. The Company shall give prompt notice to FSAC, and FSAC shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement of the party giving such notice to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement of the party giving such notice not to be complied with or satisfied and (ii) any failure of which it becomes aware of any party hereto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.18 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VIII of this Agreement or otherwise limit, offset or otherwise affect the remedies available hereunder to any party.

   Section 7.19 Letters of Accountants.

   (a) FSAC shall use its reasonable best efforts to cause to be delivered to the Company a letter of BDO Seidman, LLP, FSAC's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

   (b) The Company shall use its reasonable best efforts to cause to be delivered to FSAC a letter of Price Waterhouse LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to FSAC, in form and substance reasonably satisfactory to FSAC and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

   Section 7.20 Conversion Share Excess. FSAC agrees that if the number of Conversion Shares exceeds 10% of the Actual Outstanding FSAC Shares as described in Section 8.3(d) and any one or more stockholders of FSAC satisfy each of the requirements set forth in accordance with the proviso to Section 8.3(d), FSAC shall enter into a binding commitment prior to the Effective Time with such stockholders to sell, immediately after and contingent upon the Effective Time, a number of authorized but unissued shares of FSAC Common Stock equal to the Excess Conversion Shares (as hereinafter defined) for an aggregate purchase price equal to the Excess Conversion Amount (as hereinafter defined).

                              1-35

                                 ARTICLE VIII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

   Section 8.1 Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived in writing (if permissible under Applicable Law) by each of FSAC and the Company:

       (a) HSR Approval. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

       (b) Stockholder Approval and FSAC Conversion Rights. (i) This
    Agreement and the transactions contemplated hereby shall have been approved and adopted by (x) the requisite vote (as described in Section 4.22) of the stockholders of the Company in accordance with Applicable Law and (y) by the requisite vote (as described in Section 5.13) of the stockholders of FSAC, in accordance with Applicable Law and (ii) less than twenty percent (20%) in interest of FSAC's Public Stockholders shall have exercised their Conversion Rights.

       (c) Registration Statement. The Registration Statement shall have become effective under the Exchange Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

       (d) No Order. No Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement or the Related Agreements; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

       (e) Approvals. Other than the filing of Merger documents in accordance with the DGCL, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity that are listed on Schedule 8.1(e), or the failure of which to obtain, make or occur prior to the Effective Time would have a material adverse effect at or after the Effective Time on (i) FSAC or (ii) the Surviving Corporation and its Subsidiaries taken as a whole, shall have been obtained, been filed or have occurred. FSAC shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the shares of Merger Stock, Merger Warrants and Warrant Shares pursuant to this Agreement.

       (f) Charter Amendments. Each of the Charter Amendments shall have been approved by the requisite vote of the stockholders of FSAC, and the Charter Amendment providing for the increase in FSAC's authorized capital stock shall have been filed with the Secretary of State of the State of Delaware and have become effective in accordance with the DGCL.

   Section 8.2 Conditions to Obligations of FSAC and Sub to Effect the Merger. The obligations of FSAC and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by FSAC:

       (a) Representations and Warranties. (i) The aggregate effect of all inaccuracies in the representations and warranties of the Company set forth in this Agreement and of WCAS set forth in the Majority Stockholders' Agreement do not and will not have a Company Material Adverse Effect and (ii) the representations and warranties of the Company set forth in this Agreement and of WCAS set forth in the Majority Stockholders' Agreement that are qualified with reference to a Company Material Adverse Effect or materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an

                              1-36
     earlier date, as of the Effective Time as though made at and as of the Effective Time, and FSAC shall have received certificates signed on behalf of each of the Company and WCAS by the chief executive officer or the chief financial officer of the Company and WCAS respectively, to such effect.

       (b) Performance of Obligations. Each of the Company, its Subsidiaries and WCAS shall have performed in all material respects all obligations required to be performed by it under this Agreement or the Majority Stockholders' Agreement, as the case may be, at or prior to the Effective Time, and FSAC shall have received certificates signed on behalf of each of the Company and WCAS by the chief executive officer or the chief financial officer of the Company and WCAS respectively, to such effect.

       (c) Certain Valuations. Each of the following shall be true: (i) the Company's Closing Defined Net Worth, as estimated pursuant to Section 3.7(a)(i), shall not be less than $30 million and (ii) the cash and cash equivalents of the Company as reflected on the Company's Closing Balance Sheet, in accordance with GAAP and on a basis consistent with the preparation of the audited consolidated Balance Sheet of the Company as of December 31, 1995 (the "Company's Closing Cash Equivalents"), as estimated pursuant to Section 3.7(a), shall not be less than $15 million.

       (d) Related Agreements. Each of the Company and WCAS and each member of Management shall have executed and delivered each of the Related Agreements to which it or he is a party and performed all obligations of it required thereunder to be performed at or prior to the Effective Time.

       (e) Affiliate Letters. FSAC shall have received the Affiliate Letters from each of the Affiliates of the Company, as contemplated by Section 7.5.

       (f) Dissenting Shares. The aggregate number of Dissenting Shares shall not constitute more than 10% of the Company Stock Number.

       (g) Legal Opinion. FSAC shall have received an opinion of Reboul, MacMurray, Hewitt, Maynard and Kristol, counsel to the Company, dated the day of the Effective Time, addressed to FSAC and Sub and reasonably acceptable to FSAC, addressing each of the matters set forth in Schedule 8.2(g).

       (h) Consolidating Supervisor. The UK Subsidiaries (separately and on a consolidated basis) shall be in compliance (without the necessity of restricting their operations as currently or historically conducted) with all applicable rules and regulations of their Consolidating Supervisor (whether the SFA or the Bank of England) in relation to capital adequacy and financial resources requirements, and their consolidated position under such rules and regulations as applied shall not show any regulatory capital deficit (subject to any waivers or non-enforcement arrangements granted by the Consolidating Supervisor if all restructurings or recapitalizations necessary to maintain in effect such waivers or arrangements have been completed).

       (i) Additional Officer's Certificate. FSAC shall have received a certificate of the Company, by its chief executive officer or chief financial officer, to the effect that all outstanding shares of capital stock of the Company's Subsidiaries are beneficially owned, either directly or indirectly, by the Company and are held free and clear of all Liens (other than the Liens disclosed in the last paragraph of Schedule 4.12).

   Section 8.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Company:

       (a) Representations and Warranties. (i) The aggregate effect of all inaccuracies in the representations and warranties of FSAC set forth in this Agreement does not and will not have an FSAC Material Adverse Effect and (ii) the representations and warranties of FSAC contained in this Agreement that are qualified with reference to an FSAC Material Adverse Effect or materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations

                              1-37
     and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time, and the Company shall have received a certificate signed on behalf of FSAC by the chief executive officer or the chief operating officer of FSAC to such effect.

       (b) Performance of Obligations. Each of FSAC and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of FSAC and Sub by the chief executive officer or the chief operating officer of FSAC and Sub, respectively, to such effect.

       (c) Certain Valuations. FSAC shall have delivered to the Company a certificate of the Trustee (or other evidence reasonably satisfactory to the Company) to the effect that the cash proceeds of the Trust Fund as of the Closing Date (disregarding any amounts payable to Public Stockholders in respect of Conversion Shares) will be at least $18 million.

       (d) FSAC Conversion Rights. The number of Conversion Shares shall not exceed 10% of the Actual Outstanding FSAC Shares, provided, however, that if the number of Conversion Shares exceeds 10% (but not more than 20%) of the Actual Outstanding FSAC Shares (such excess being referred to herein as the "Excess Conversion Shares"), then any one or more of the current stockholders of FSAC shall have the right, but not the obligation, of satisfying the condition set forth in this Section 8.3(d) by (i) giving written notice to the Company, within ten days after delivery of the certificate as to the number of Conversion Shares as required by Section 3.6(a)(ii), of the exercise by such stockholders of such right, and (ii) delivering to the Company within such ten-day period written evidence of financing sufficient to pay to FSAC an amount in cash equal to the aggregate amount payable to stockholders of FSAC in respect of the Excess Conversion Shares (the "Excess Conversion Amount").

       (e) Related Agreements. Each of FSAC, Sub, Gilbert Scharf and Michael Scharf shall have executed and delivered each of the Related Agreements to which it or he is a party and performed all obligations of it required thereunder to be performed at or prior to the Effective Time.

       (f) Legal Opinion. The Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to FSAC, dated the day of the Effective Time, addressed to the Company, and reasonably accepted to the Company, addressing each of the matters set forth in
    Schedule 8.3(f).

                                  ARTICLE IX

                                 TERMINATION

   Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of FSAC or the Company:

       (a) by mutual consent of FSAC and the Company;

   (b) by either FSAC or the Company, if the Merger shall not have been consummated before July 31, 1996 (unless the failure to so consummate the Merger by such date shall be due to the action or failure to act of the party (or its stockholders or Subsidiaries) seeking to terminate this Agreement, which action or failure to act constitutes or constituted a breach of this Agreement);

       (c) by either FSAC or the Company, if any permanent injunction or action by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable;

       (d) by FSAC, if (i) there has been a breach of any representations or warranties of the Company set forth herein or of WCAS set forth in the Majority Stockholders' Agreement, the effect of which is a Company Material Adverse Effect, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement or the Majority Stockholders' Agreement on the part of the Company or WCAS (as the case may be), which breach is not curable or, if curable,

                              1-38
     is not cured within 30 days after written notice of such breach is given by FSAC to the Company or WCAS (as the case may be), (iii) the stockholders of the Company fail to approve and adopt this Agreement and the Merger at the stockholders' meeting of the Company contemplated by
    Section 7.4 or (iv) the number of Dissenting Shares is more than 10% of the Company Stock Number.

       (e) by the Company, if (i) there has been a breach of any representations or warranties of FSAC set forth herein the effect of which is an FSAC Material Adverse Effect, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of FSAC or Sub, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to FSAC, (iii) the stockholders of FSAC fail to approve and adopt this Agreement and the issuance of FSAC Common Stock, Merger Warrants and Warrant Shares pursuant thereto at the stockholders' meeting of FSAC contemplated by Section 7.4, or 20% or more in interest of the Public Stockholders exercise their Conversion Rights or (iv) the number of Conversion Shares exceeds 10% of the Actual Outstanding FSAC Shares as described in Section 8.3(d) and the condition has remained unsatisfied in accordance with the proviso to said Section 8.3(d) for a period of 10 days after the certification provided by FSAC pursuant to
    Section 3.6(a)(ii).

   Section 9.2 Effect of Termination.

          (a) In the event of a termination of this Agreement pursuant to this Article IX, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, without liability on the part of any party hereto, except as provided in this Section 9.2, Section
       7.1 and Section 7.17, and except that nothing herein shall relieve any party from liability for any breach of this Agreement or any Related Agreement.

          (b) If this Agreement shall have been terminated (i) by FSAC pursuant to Sections 9.1(d)(i), (ii) or (iii), or pursuant to Section 9.1(d)(iv) to the extent that the 10% threshold would not have been exceeded if Dissenting Shares held by any of the Investor Stockholders or the EBIC Management Stockholders (as such terms are defined in the Registration Rights Agreement) were disregarded, or (ii) by the Company pursuant to Section 9.1(e) at a time when FSAC is already permitted to terminate this Agreement pursuant to said Section 9.1(d)
       (i), (ii), (iii) or, as described in clause (i) above, (iv), then in any such case the Company shall promptly, but in no event later than two business days after the date of such termination, pay FSAC a termination fee of $2 million, which amount (the "Termination Payment") shall be payable in same day funds; provided, however, that no fee shall be paid pursuant to this Section 9.2(b) if the Company is already permitted to terminate this Agreement pursuant to Section 9.1(e) other than under the circumstances described in clause (ii) above.

          (c) Payment by the Company of the Termination Payment shall constitute full liquidated damages and will be the sole remedy of FSAC and Sub (i) against the Company (except for remedies that cannot be waived as a matter of law) for any termination or breach (if there is a termination) of any representation, warranty or covenant hereunder and (ii) against WCAS for any termination or breach (if there is a termination) of any representation, warranty or covenant under the Majority Stockholders' Agreement or the Security Transfer Agreement; provided, however, that FSAC shall be entitled to reimbursement of its reasonable costs and expenses (including attorney's fees) incurred, if any, in enforcing its right to collect the Termination Payment.

          (d) For the avoidance of doubt, the Company confirms and agrees that, pursuant to the letter, dated December 19, 1995, from the Company to FSAC with respect to the Trust Fund, in the event that the Merger is not consummated for any reason, the Company is not entitled to make or pursue any right or claim whatsoever that, directly or indirectly, seeks any of the funds of, or other remedy with respect to, the Trust Fund.

                              1-39

                                   ARTICLE X

                               INDEMNIFICATION

   Section 10.1 Survival of Representations and Warranties. All representations and warranties made by the Company in this Agreement shall survive the Effective Time and shall terminate at the close of business on the day which is 12 months after the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

   Section 10.2 Indemnification of FSAC. From and after the Effective Time, to the extent provided in this Article X, FSAC, including any person or entity that was a stockholder, director, officer, employee or agent of FSAC or Sub as of immediately prior to the Effective Time (FSAC and such other persons and entities are collectively hereinafter referred to as the "Indemnified Parties") shall be entitled to be indemnified and held harmless, but only to the extent of the Escrow Stock, from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description) (collectively, "Damages") asserted against, resulting to, imposed upon or incurred by an Indemnified Party by reason of, resulting from or arising out of:

       (i) a breach of or inaccuracy in any representation or warranty of the Company or WCAS contained in this Agreement or any Related Agreement; or

       (ii) any breach of any covenant or agreement of the Company or WCAS contained in this Agreement or any Related Agreement.

For purposes of determining whether FSAC, as an Indemnified Party, shall have had any Damages asserted against, resulting to, imposed upon or incurred by it in connection with any of the matters described in the immediately preceding clauses (i) or (ii), FSAC shall be deemed to have had asserted against, resulting to, imposed upon or incurred by it any and all Damages asserted against, resulting to, imposed upon or incurred by the Surviving Corporation or any Subsidiary thereof in connection with any of such matters.

   Section 10.3 Escrow Deposit; Recourse Against Escrow Securities. At the Effective Time, FSAC shall deposit the Escrow Stock with the Escrow Agent pursuant to the Escrow Agreement. Any claims by an Indemnified Party for indemnification pursuant to this Article X from the Holders shall be satisfied solely by recourse to the Escrow Stock. Any claim by an Indemnified Party for payment of such indemnification shall be made by giving written notice of such claim, including in reasonable detail the basis and the amount thereof, to each of the Representatives (as hereinafter defined) and the Escrow Agent. As set forth more specifically in the Escrow Agreement, the claim, and the amount of Damages permitted thereunder, shall be resolved by
(i) the failure of either of the Representatives to timely challenge it, (ii) the mutual agreement of the Indemnified Party and the Representatives or
(iii) in the absence of timely mutual agreement, binding arbitration. In accordance with the terms of the Escrow Agreement, the Escrow Agent shall release to FSAC shares of Escrow Stock having an aggregate value equal to the Damages ultimately allowed under such claim. FSAC shall thereupon retire (and hold in treasury) or cancel such released shares and, if the Indemnified Party with respect to such Damages is not FSAC, pay or cause to be paid such damages to such Indemnified Party. For all purposes under this Article X, a share of the Escrow Stock shall be valued at the average of the closing bid price of a share of FSAC Common Stock as reported (x) on the OTC Bulletin Board or (y) if not quoted at such time on the OTC Bulletin Board, in the Pink Sheets, in each case for the last five trading days prior to the Effective Time.

   Section 10.4 Representatives.

       (a) Authority. For purposes of this Article X and the Escrow Agreement, in view of the fact that successful claims for indemnification will ultimately have the effect of reducing the Merger Consideration payable to each Holder, WCAS shall act as the Representative on behalf of itself and all of the other Holders who are WCAS affiliates and Donald R.A. Marshall shall act as the

                              1-40

     Representative on behalf of himself and all other Holders, in each case, subject to the provisions of Section 10.4(b) below. Each Representative shall keep the Holders for which it is acting as Representative reasonably informed of its decisions of a material nature. Each Representative (i) is authorized to take any action deemed by it appropriate or reasonably necessary to carry out the provisions of, and is authorized to act on behalf of, the Holders for which it is acting as Representative for all purposes related to this Article X, including the acceptance of service of process upon such Holders and the acceptance or compromise of claims for indemnification, and (ii) all decisions and actions of each Representative shall be binding and conclusive upon the Holders for which it is acting as Representative and may be relied upon by the Indemnified Parties and the Escrow Agent.

       (b) Standard of Conduct. Each Representative shall not be liable to any of the Holders or any other party for any error of judgment, act done or omitted by it in good faith, or mistake of fact or law unless caused by its own gross negligence or willful misconduct. In taking any action or refraining from taking any action whatsoever each Representative shall be protected in relying upon any notice, paper or other document reasonably believed by it to be genuine, or upon any evidence reasonably deemed by it to be sufficient. Each Representative may consult with counsel in connection with its duties and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. No Representative shall be responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement or the Escrow Agreement.

   Section 10.5 Certain Limitations on Liability.

       (a) The indemnification obligations pursuant to this Article X shall be applicable only to claims as to which written notice has been furnished hereunder within 12 months after the Effective Time.

       (b) Notwithstanding anything in the foregoing provisions of this
    Article X to the contrary, the Indemnified Parties shall be entitled to seek indemnification under this Article X only when the aggregate of all claims for Damages under this Article X exceeds $100,000, after which the Indemnified Parties shall be entitled to seek indemnification starting with the first dollar of such Damages.

       (c) In no event shall any Holder have any right, whether by way of contribution or otherwise, to reimbursement from FSAC, the Surviving Corporation, the Company or any of its Subsidiaries for any indemnification payments made by release of Escrow Stock pursuant to this
    Article X.

   Section 10.6 Exclusive Remedy. Except for remedies that cannot be waived as a matter of law, if the Merger is consummated as contemplated herein, this
Article X shall be the exclusive remedy for breach of the representations and warranties of the Company contained herein or of WCAS contained in the Majority Stockholders' Agreement or in any certificate delivered pursuant hereto.

                                  ARTICLE XI

                              GENERAL PROVISIONS

   Section 11.1 Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of FSAC and the Company with respect to any of the terms contained herein; provided, however, that after any approval and adoption of this Agreement by the stockholders of FSAC or the Company, no such amendment, modification or supplementation shall be made which under Applicable Law requires the approval of such stockholders, without the further approval of such stockholders.

   Section 11.2 Waiver. At any time prior to the Effective Time, FSAC and Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and
(iii) waive compliance by

                              1-41
 the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

   Section 11.3 Investigations. The respective representations and warranties of FSAC and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

   Section 11.4 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

            (a) If to FSAC or Sub, to:
         Financial Services Acquisition
          Corporation
         667 Madison Avenue
         11th Floor
         New York, NY 10021
         Attention: Gilbert Scharf
         Telecopy: (212) 246-1514
         with copies to:
         Skadden, Arps, Slate, Meagher & Flom
         919 Third Avenue
         New York, New York 10022
         Attention: Roger Schwed, Esq.
         Telecopy: (212) 735-2000

            (b) if to the Company, to:
         Euro Brokers Investment Corporation
         Two World Trade Center
         Suite 8400
         New York, NY 10048
         Attention: Donald Marshall
         Telecopy: (212) 748-7329
         with a copy to:
         Reboul, MacMurray, Hewitt,
          Maynard & Kristol
         45 Rockefeller Plaza
         New York, NY 10111
         Attention: William J. Hewitt, Esq.
         Telecopy: (212) 841-5725

   Section 11.5 Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a Governmental Entity or an unincorporated organization. References herein to "the knowledge of the

                              1-42

 Company" or "the Company's knowledge" shall mean the actual knowledge, of any one or more of the following: Donald Marshall, Walter Dulski, Keith Reihl, Alistair Johnstone, Brian Clark, Susan Tysk, Cindy Buggins, Michael Morrison, Stefan Stosik, David Coomber, Jeannette Wilste, Charles Cheung and George Bart Peaslee.

   Section 11.6 Entire Agreement; Assignment. This Agreement (including the Schedules, Exhibits and other agreements, certificates, documents and instruments referred to herein or contemplated hereby), together with the Related Agreements, the Confidentiality Agreement, the letter, dated December 19, 1995, from the Company to FSAC with respect to the Trust Fund, and the letter, dated March 8, 1996, from FSAC to the Company (and acknowledged by the Company) with respect to certain other matters, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. Except for the Indemnified Parties, this Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise; provided that FSAC or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of FSAC, but no such assignment shall relieve FSAC or Sub, as the case may be, of its obligations hereunder.

   Section 11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

   Section 11.8 Severability.

       (a) The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provisions hereof shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstances, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, however, that no application of this
    Section 11.8 shall be made that defeats the economic intentions of the parties as described in Section 3.1.

       (b) Notwithstanding any other provision of this Agreement, no provision of this Agreement which is of such a nature as to make the Agreement liable to registration under the United Kingdom Restrictive Trade Practices Act 1976 shall take effect until the day after that on which particulars thereof have been duly furnished to the Director General of Fair Trading pursuant to the said Act. For the purpose of this Section 11.8(b), "Agreement" shall include any agreement forming part of the same arrangement.

   Section 11.9 Consolidating Supervisor. The parties acknowledge and agree that the UK Subsidiaries are currently in technical non-compliance with the rules and regulations of the SFA, in its capacity as their Consolidating Supervisor, relating to capital adequacy and financial resources requirements and that such non-compliance, notwithstanding anything to the contrary in
Article IV, shall not constitute a breach of or inaccuracy in any of the representations or warranties made by the Company in said Article IV.

   Section 11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                              1-43

   IN WITNESS WHEREFORE, each of FSAC, Sub and the Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          FINANCIAL SERVICES ACQUISITION
                                           CORPORATION
                                          By: /s/ Gilbert Scharf
                                          -----------------------------------
                                          Name: Gilbert Scharf
                                          Title: Chairman, President and
                                          Chief Executive Officer

                                          EBIC ACQUISITION CORP.
                                          By: /s/ Gilbert Scharf
                                          -----------------------------------
                                          Name: Gilbert Scharf
                                          Title: Chairman and President

                                          EURO BROKERS INVESTMENT
                                          CORPORATION
                                          By: /s/ Donald R.A. Marshall
                                          -----------------------------------
                                          Name:  Donald R.A. Marshall
                                          Title: President and Chief
                                          Executive Officer

                              1-44

                              AMENDMENT NO. 1 TO
                         AGREEMENT AND PLAN OF MERGER

   THIS AMENDMENT NO. 1, dated as of April 23, 1996 (this "Amendment"), entered into among Financial Services Acquisition Corporation, a Delaware corporation ("FSAC"), EBIC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of FSAC ("Sub"), and Euro Brokers Investment Corporation, a Delaware corporation (the "Company"). FSAC, Sub and the Company are collectively referred to as the "Parties."

   Whereas, the Parties have previously entered into an Agreement and Plan of Merger, dated as of March 8, 1996 (the "Merger Agreement");

   Whereas, the Parties desire to amend the Merger Agreement;

   NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged the Parties hereby agree as follows:

       1. Amendment. Section 9.1(b) of the Merger Agreement is hereby amended by substituting the date "August 31, 1996" therein for the date "July 31, 1996" that is currently therein.

       2. Effect of Amendment. Except as expressly amended by this Amendment, the Merger Agreement shall remain in full force and effect according to its terms.

       3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

       4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

   IN WITNESS WHEREFORE, each of FSAC, Sub and the Company has caused this Amendment to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          FINANCIAL SERVICES ACQUISITION
                                           CORPORATION
                                          By: /s/ Gilbert Scharf
                                          -----------------------------------
                                          Name: Gilbert Scharf
                                          Title: Chairman, President and
                                          Chief Executive Officer

                                          EBIC ACQUISITION CORP.
                                          By: /s/ Gilbert Scharf
                                          -----------------------------------
                                          Name: Gilbert Scharf
                                          Title: Chairman and President

                                          EURO BROKERS INVESTMENT
                                           CORPORATION
                                          By: /s/ Donald R.A. Marshall
                                          -----------------------------------
                                          Name: Donald R.A. Marshall
                                          Title: President and Chief
                                          Executive Officer

                              1-45

                                                                      ANNEX II

               WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK
         VOID AFTER 5:00 PM NEW YORK CITY TIME --ON NOVEMBER 30, 2001

                                                     Number of Warrants

                  FINANCIAL SERVICES ACQUISITION CORPORATION

                                                                         CUSIP

THIS CERTIFIES THAT, for value received
                                                     , or registered assigns
("Registered Holder") is the owner of the number of Series B Redeemable Common Stock Purchase Warrants ("Warrants") of Financial Services Acquisition Corporation, a Delaware corporation ("Company"), specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and in the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share (subject to adjustment as hereinafter provided) of the Common Stock, par value $.001 per share ("Common Stock"), of the Company at any time after the issuance hereof and before the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the office of Continental Stock Transfer & Trust Company, as warrant agent, or its successor ("Warrant Agent") accompanied by payment of the $5.00 ("Purchase Price") per Warrant, subject to adjustment as hereinafter provided, in lawful money of the United States in cash, or by good certified or official bank check payable to the order of the Company.

   This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms set forth in the Warrant Agreement ("Warrant Agreement") dated as of June 5, 1996 by and between the Company and the Warrant Agent, to all the terms and provisions of which the Registered Holder, by acceptance of this Warrant Certificate, hereby assents. In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment. Reference is made to the Warrant Agreement for a more complete statement of the rights and limitations of the Registered Holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the corporate trust office of the Warrant Agent.

   The term "Expiration Date" shall mean 5:00 p.m. New York City time, on November 30, 2001, or such earlier date as the Warrant shall be redeemed. If such date shall be in the City of New York a holiday or a day on which the banks are authorized to close, "Expiration Date" shall mean 5:00 p.m. (New York City time) the next following day which in the City of New York is not a holiday or a day on which banks are authorized to close.

   Each Warrant represented hereby is exercisable at the option of the Registered Holder. The Company shall not be required upon the exercise of the Warrants represented hereby to issue any fractions of shares, but shall make an adjustment therefor in cash on the basis of the market value of such fractional interest (computed as provided in the Warrant Agreement). In case this Warrant is exercised with respect to less than all of such Warrants, a new Warrant Certificate or Certificates will be issued on such surrender for the number of Warrants represented hereby which were not so exercised. Prior to the exercise of any Warrant represented hereby the Registered Holder shall not be entitled with respect to the shares of Common Stock to which this Warrant Certificate relates to any rights of a stockholder of the Company including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceeding of the Company except as provided in said Warrant Agreement. Prior to the due presentment for registration of transfer of this Warrant Certificate,

                               2-1
 the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute holder hereof and each Warrant represented hereby (notwithstanding any notation of ownership or other writing hereon by anyone other than a duly authorized officer of the Company or the Warrant Agent), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

   This Warrant Certificate is exchangeable upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender.

   Upon due presentment together with any tax or any governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants, will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

   The Company shall not be obligated to deliver any securities pursuant to the exercise of any Warrant unless a registration statement under the Securities Act of 1933 with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement or a post-effective amendment to its existing registration statement and will use its best efforts to cause the same to become effective and to keep it current while any of the Warrants are outstanding and exercisable. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

   The Warrants may be redeemed at the option of the Company, in whole but not in part, by paying in cash or certified or bank check therefor $.01 per Warrant, upon at least thirty days written notice mailed to the Registered Holders at any time, if the last sales price of the Common Stock was at least $8.50 per share subject to adjustment as provided in the Warrant Agreement, on each of the twenty consecutive trading days during a period ending on the third day prior to the date on which the notice of redemption is given. Each Warrant that is the subject of such redemption and that has not been exercised on or before the date called for in such notice shall become void, and all rights thereunder shall terminate.

   If this Warrant shall be surrendered for exercise within any period during which the transfer books for Common Stock or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of re-opening of said transfer books.

   This Warrant Certificate and each Warrant represented hereby shall be construed in accordance with and governed by the laws of the State of New York.

   This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

                               2-2

   IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:
- --------------------------------------------
COUNTERSIGNED:

By: CONTINENTAL STOCK TRANSFER
    AND TRUST COMPANY

               AUTHORIZED OFFICER

FINANCIAL SERVICES ACQUISITION
 CORPORATION

ATTEST:

By:
- ----------------------------------------------
    Vice President, Secretary and Treasurer

By:
- ----------------------------------------------
    Chairman of the Board and Chief Executive
      Officer

                               2-3

                                PURCHASE FORM
                                TO BE EXECUTED
                     UPON EXERCISE OF WARRANT CERTIFICATE

TO:

   The undersigned hereby exercises, according to the terms and conditions
thereof, the right to purchase    shares of Common Stock, evidenced by the
within Warrant Certificate, and herewith makes payment of the Purchase Price in full.

NAME:
- ----------------------------------------------

ADDRESS:
- ----------------------------------------------

- ----------------------------------------------

- ----------------------------------------------

DATED:
- ----------------------------------------------

- ----------------------------------------------
PAYMENT ENCLOSED
- ----------------------------------------------

Social Security No. of Warrant Holder

SIGNATURE:
- ----------------------------------------------

                                TRANSFER FORM

   For value received           hereby sells, assigns and transfers unto
                                                        Warrants to purchase
shares of Common Stock represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint
                Attorney to transfer such warrants on the books of the within named Company with full power of substitution in the premises.

DATED:
- -----------------------------------------------------------------------------

Notice:
- -----------------------------------------------------------------------------
The Signature to this assignment must correspond with the name as written upon the face of this Warrant Certificate in every particular.

- -----------------------------------------------------------------------------
                      Social Security Number of Assignee
                         or other identifying number

[Note: The Warrant Agent shall be entitled to demand signatures which are Medallion guaranteed by an Eligible Institution.]

                               2-4

                                                                     ANNEX III

                            CERTIFICATE OF MERGER
                                      OF
                            EBIC ACQUISITION CORP.
                                     INTO
                     EURO BROKERS INVESTMENT CORPORATION

                  PURSUANT TO SECTION 251(C) OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE

   Euro Brokers Investment Corporation, a Delaware corporation, does hereby certify to the following facts relating to the merger of EBIC Acquisition Corp. into Euro Brokers Investment Corporation (the "Merger"):

   FIRST: The names and states of incorporation of the constituent corporations to the Merger are as follows:

 NAME                                    STATE
- ---------------------------------------  ------------
Euro Brokers Investment Corporation      Delaware
EBIC Acquisition Corp.                   Delaware

   SECOND: The Agreement and Plan of Merger, dated as of March 8, 1996 (as amended, the "Merger Agreement"), by and among Financial Services Acquisition Corporation, EBIC Acquisition Corp. and Euro Brokers Investment Corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

   THIRD: The name of the corporation surviving the Merger is Euro Brokers Investment Corporation, a Delaware corporation (the "Surviving Corporation").

   FOURTH: The Restated Certificate of Incorporation of Euro Brokers Investment Corporation shall be amended pursuant to the Merger to read in its entirety as set forth in Exhibit A attached hereto and, as amended, shall be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

   FIFTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is Two World Trade Center, Suite 8400, New York, NY 10048.

   SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation on request and without cost to any stockholder of either of the constituent corporations.

                               3-1

    IN WITNESS WHEREOF, Euro Brokers Investment Corporation has caused its corporate seal to be affixed hereto and this Certificate of Merger to be executed in its corporate name and attested to by its officers thereunto duly
authorized this   day of      , 1996.

                                       EURO BROKERS INVESTMENT CORPORATION

                                       By:
                                       --------------------------------------
                                         Name:
                                         Title:

ATTEST:

By:
- -----------------------------------------------------------------------------
  Name:
  Title:

(CORPORATE SEAL)

                               3-2

                                                                     EXHIBIT A

                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                     EURO BROKERS INVESTMENT CORPORATION

   FIRST: The name of the Corporation is Euro Brokers Investment Corporation (hereinafter the "Corporation").

   SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

   THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

   FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, each having a par value of One Cent ($.01).

   FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

       (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

       (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

       (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

       (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

       (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

   SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

   SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                               3-3

                                                                      ANNEX IV

                           CERTIFICATE OF AMENDMENT
                                      OF
                       THE CERTIFICATE OF INCORPORATION
                                      OF
                  FINANCIAL SERVICES ACQUISITION CORPORATION

   Financial Services Acquisition Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

   FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof at a Special Meeting of Stockholders.

   SECOND: That the proposed amendment to the Corporation's Certificate of Incorporation is as follows:

   1. Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

   "FIRST: The name of the Corporation is Financial Services Corporation."

   2. The first sentence of Article FOURTH of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

   "FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 31,000,000, of which 30,000,000 shares shall be Common Stock of the par value of $0.001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $0.001 per share."

   THIRD: That thereafter, pursuant to resolutions of its Board of Directors, a Special Meeting of the Stockholders of Financial Services Acquisition Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

   FOURTH: That said amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury, that this Certificate is the act and deed of the Corporation and the facts stated herein are true.

Date:

                                          Gilbert Scharf,
                                           Chairman of the Board,
                                          Chief Executive Officer
                                          and President

Attest:
Michael Scharf,
 Secretary

                               4-1

                           CERTIFICATE OF AMENDMENT
                                      OF
                       THE CERTIFICATE OF INCORPORATION
                                      OF
                        FINANCIAL SERVICES CORPORATION

   Financial Services Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

   FIRST: That the name of the Corporation is Financial Services Corporation, and that the Corporation was originally incorporated under the name Financial Services Acquisition Corporation.

   SECOND: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof at a Special Meeting of Stockholders.

   THIRD: That the proposed amendment to the Corporation's Certificate of Incorporation is as follows:

   1. Article SIXTH of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

   "SIXTH: A. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which shall consist of not less than three nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Initially, the number of directors shall be eight, with two Class I directors elected for a one-year term, three Class II directors elected for a two-year term, and three Class III directors elected for a three-year term. At each succeeding annual meeting of stockholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the stockholders for the year in which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office for cause. Except as the GCL may otherwise require, any vacancy on the Board of Directors that results from an increase in the authorized number of directors or any other vacancy occurring in the Board of Directors (including any unfilled vacancy resulting from the removal of any director for cause) may be filled by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor or, if such director has no predecessor, as that of the class of directors to which such director has been elected. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or any Preferred Stock Designation pursuant to Article FOURTH or as may be permitted by the GCL, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

                               4-2

    B. Subject to the rights of the holders of shares of any series of Preferred Stock to elect additional directors under specified circumstances or to consent to actions taken by the Corporation which specifically require the approval of such holders, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

   C. Subject to the rights of the holders of any class or series of Preferred Stock, and notwithstanding anything to the contrary in the By-Laws of the Corporation, special meetings of the Corporation may be called only by the Chairman of the Board, the President of the Corporation or by the affirmative vote of a majority of the members of the Board of Directors.

   D. Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of the holders of record of shares of Voting Stock representing at least eighty percent (80%) of the votes entitled to be cast by holders of all the then outstanding shares of Voting Stock, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation, shall be required to alter, amend or repeal this Article SIXTH or to adopt any provision inconsistent herewith."

   FOURTH: That thereafter, pursuant to resolutions of its Board of Directors, a Special Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

   FIFTH: That said amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury, that this Certificate is the act and deed of the Corporation and the facts stated herein are true.

Date:

                                          Gilbert Scharf,
                                           Chairman of the Board,
                                          Chief Executive Officer
                                          and President

Attest:
Michael Scharf,
 Secretary

                               4-3

                                                                       ANNEX V

                  FINANCIAL SERVICES ACQUISITION CORPORATION
                            1996 STOCK OPTION PLAN

1. Purpose; Types of Awards; Construction.

   The purpose of the Financial Services Acquisition Corporation 1996 Stock Option Plan (the "Plan") is to align the interests of executive officers and other key employees of Financial Services Acquisition Corporation and its subsidiaries with those of the stockholders of Financial Services Acquisition Corporation, to afford an incentive to such officers and employees to continue as employees, to increase their efforts on behalf of the Company and to promote the success of the Company's business. To further such purposes, the Committee may grant options to purchase shares of the Company's common stock. The provisions of the Plan are intended to satisfy the requirements of
Section 16(b) of the Securities Exchange Act of 1934 and of Section 162(m) of the Internal Revenue Code of 1986, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

2. Definitions.

   As used in this Plan, the following words and phrases shall have the meanings indicated below:

       (a) "Agreement" shall mean a written agreement entered into between the Company and an Optionee in connection with an award under the Plan.

       (b) "Board" shall mean the Board of Directors of the Company.

       (c) "Cause," when used in connection with the termination of an Optionee's employment by the Company, shall mean (i) the conviction of the Optionee for the commission of a felony, (ii) the willful and continued failure by the Optionee substantially to perform his duties and obligations to the Company or a Subsidiary (other than any such failure resulting from his incapacity due to physical or mental illness), or (iii) the willful engaging by the Optionee in misconduct that is materially injurious to the Company or a Subsidiary. For purposes of this Section 2(c), no act, or failure to act, on an Optionee's part shall be considered "willful" unless done, or omitted to be done, by the Optionee in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. The Committee shall determine whether a termination of employment is for Cause for purposes of the Plan.

       (d) "Change in Control" shall mean the occurrence of the event set forth in any of the following paragraphs:

          (i) any Person (as defined below) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii) there is consummated a merger or consolidation of the Company or a direct or indirect subsidiary thereof with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such

                               5-1
        merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

   For purposes of this Section 2(d), "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

       (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

       (f) "Committee" shall mean a committee established by the Board to administer the Plan.

       (g) "Common Stock" shall mean shares of common stock, par value $.001 per share, of the Company.

       (h) "Company" shall mean Financial Services Acquisition Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

       (i) "Disability" shall mean an Optionee's inability to perform his duties with the Company by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Optionee and acceptable to the Company.

       (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

       (k) "Fair Market Value" per share as of a particular date shall mean
    (i) if the shares of Common Stock are then listed on a national securities exchange, the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

       (l) "Incentive Stock Option" shall mean any option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

       (m) "Nonqualified Option" shall mean an Option that is not an Incentive Stock Option.

                               5-2

        (n) "Option" shall mean the right, granted hereunder, to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan may constitute either Incentive Stock Options or Nonqualified Stock Options.

       (o) "Optionee" shall mean a person who receives a grant of an Option.

       (p) "Option Price" shall mean the exercise price of the shares of Common Stock covered by an Option.

       (q) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

       (r) "Plan" shall mean this Financial Services Acquisition Corporation 1996 Stock Option Plan.

       (s) "Retirement" shall mean an Optionee's retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or a Subsidiary in which the Optionee participates.

       (t) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under
    Section 16 of the Exchange Act, including any successor to such Rule.

       (u) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

       (v) "Ten Percent Stockholder" shall mean an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3. Administration.

   The Plan shall be administered by the Committee, the members of which shall, except as may otherwise be determined by the Board, be "disinterested directors" under Rule 16b-3 and "outside directors" under Section 162(m) of the Code.

   The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

   The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determination and interpretations of the Committee shall be final and binding on all Optionees of any awards under this Plan.

   The Board shall have the authority to fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one

                               5-3
 or more Committee members. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

   No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4. Eligibility.

   Awards may be granted to executive officers and other key employees of the Company, EBIC and their Subsidiaries, including officers and directors who are employees. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

5. Stock.

   The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 1,800,000, subject to adjustment as provided in Section 9 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

   If any outstanding award under the Plan should for any reason expire, be cancelled or be forfeited without having been exercised in full, the shares of Common Stock allocable to the unexercised, cancelled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

   In no event may an Optionee be granted during any calendar year an Option to acquire more than 500,000 shares of Common Stock.

6. Terms and Conditions of Options.

   Each Option granted pursuant to the Plan shall be evidenced by an Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement:

       (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

       (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

       (c) Option Price. Each Option Agreement shall state the Option Price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant unless, with respect to Nonqualified Stock Options, otherwise determined by the Committee. The Option Price shall be subject to adjustment as provided in Section 9 hereof. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless such resolution specifies a different date.

       (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock then owned by the Optionee having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock or, unless the Committee shall determine otherwise, by a cashless exercise procedure through a broker-dealer.

       (e) Term and Exercisability of Options. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee; provided, however, that, the Committee

                               5-4
     shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the Option unless otherwise determined by the Committee; provided, however, that, in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(f) and 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

       (f) Termination. Except as provided in this Section 6(f) and in
    Section 6(g) hereof, an Option may not be exercised unless the Optionee is then in the employ of the Company or a Subsidiary (or a company or a Parent or Subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Optionee has remained continuously so employed since the date of grant of the Option. In the event that the employment of an Optionee shall terminate (other than by reason of death, Disability, Retirement or Cause), all Options of such Optionee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within thirty (30) days after the date of such termination (or such different period as the Committee shall prescribe).

       (g) Death, Disability or Retirement of Optionee. If an Optionee shall die while employed by the Company or a Subsidiary, or within thirty (30) days after the date of termination of such Optionee's employment (or within such different period as the Committee may have provided pursuant to Section 6(f) hereof), or if the Optionee's employment shall terminate by reason of Disability or Retirement, all Options theretofore granted to such Optionee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of death or Disability of the Optionee, at any time within one year after the death, Disability or Retirement of the Optionee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Optionee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. Unless otherwise determined by the Committee, Options not otherwise exercisable on the date of termination of employment shall be forfeited as of such date.

       (h) Other Provisions. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

7. Nonqualified Stock Options.

   Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8. Incentive Stock Options.

   Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in
Section 6 hereof.

   (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of any subsidiary become exercisable for the first time by each Optionee during any calendar year shall not exceed $100,000.

   (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

                               5-5

 9. Effect of Certain Changes.

   (a) In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, each of the number of shares of Common Stock available for awards, the number of such shares covered by outstanding awards, and the price per share of Options, as appropriate, shall be equitably adjusted by the Committee to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

   (b) Upon the occurrence of a Change in Control, each Option granted under the Plan and then outstanding but not yet exercisable shall thereupon become fully exercisable.

10. Surrender and Exchange of Awards.

   The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or any option granted under any other plan, program or arrangement of the Company or any Subsidiary ("Surrendered Option"), to be conditioned upon the granting to the Optionee of a new Option for the same number of shares of Common Stock as the Surrendered Option, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option may be an Incentive Stock Option or a Nonqualified Stock Option, and shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted.

11. Period During Which Awards May Be Granted.

   Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier, unless the Board shall terminate the Plan at an earlier date.

12. Nontransferability of Awards.

   Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and awards may be exercised or otherwise realized, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

13. Approval of Shareholders.

   The Plan shall take effect upon its adoption by the Board and shall terminate on the tenth anniversary of such date, but the Plan (and any grants of awards made prior to the shareholder approval mentioned herein) shall be subject to the approval of Company's shareholders, which approval must occur within twelve months of the date the Plan is adopted by the Board.

14. Agreement by Optionee Regarding Withholding Taxes.

   If the Committee shall so require, as a condition of exercise of an Option (a "Tax Event"), each Optionee shall agree that no later than the date of the Tax Event, the Optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that an Optionee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Optionee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock.

15. Amendment and Termination of the Plan.

   The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3, Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in
Section 9(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Optionee is obtained.

                               5-6

 16. Rights as a Shareholder.

   An Optionee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9(a) hereof.

17. No Rights to Employment.

   Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Optionee the right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Optionee's employment. Awards granted under the Plan shall not be affected by any change in duties or position of an Optionee as long as such Optionee continues to be employed by the Company or any Subsidiary.

18. Beneficiary.

   An Optionee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Optionee, the executor or administrator of the Optionee's estate shall be deemed to be the Optionee's beneficiary.

19. Governing Law.

   The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

                               5-7

                                                                      ANNEX VI

                               ESCROW AGREEMENT

   ESCROW AGREEMENT (this "Agreement"), dated as of March 8, 1996 by and among Financial Services Acquisition Corporation, a Delaware corporation ("FSAC"), EBIC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of FSAC ("Sub"), Euro Brokers Investment Corporation, a Delaware corporation (the "Company"), Donald R.A. Marshall, President of the Company, Welsh, Carson, Anderson & Stowe VI, L.P., a Delaware limited partnership ("WCAS VI" and, together with Mr. Marshall, sometimes hereinafter referred to each as a "Representative" and together as the "Representatives") and United States Trust Company of New York, as escrow agent (the "Escrow Agent").

   WHEREAS, FSAC, Sub and the Company, concurrently with the execution and delivery of this Agreement will enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Sub with and into the Company, as a result of which the outstanding shares of Class B Common Stock, par value $.001 per share ("Company Common Stock"), of the Company will be converted into the right to receive (x) Common Stock, par value $.001 per share ("Merger Stock"), of FSAC, (y) Series B Redeemable Common Stock Purchase Warrants ("Merger Warrants"), of FSAC and (z) cash, without interest (the "Cash Consideration");

   WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement;

   WHEREAS, Article III of the Merger Agreement provides that (a) at the Effective Time, FSAC shall deposit with the Escrow Agent (i) 10% of the Merger Stock and (ii) $2 million of the Cash Consideration and (iii) to the extent there are any Dissenting Shares, (x) that portion of the Merger Stock and Merger Warrants that otherwise would have been paid to the Dissenters and
(y) an additional portion of the Cash Consideration equal to the product of the Per Share Book Value and the number of Dissenting Shares, and (b) after the making of the adjustments contemplated by Section 3.7 of the Merger Agreement, FSAC shall deposit with the Escrow Agent, if applicable, the Positive Cash Adjustment;

   WHEREAS, all such securities and cash that are deposited from time to time with the Escrow Agent (together with all interest thereon, all accretions thereto and all dividends with respect to the Escrow Stock, hereinafter the "Escrow Funds") are to be held and released by the Escrow Agent in accordance with the terms of this Agreement and the Merger Agreement;

   NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                  ARTICLE I

                           DELIVERY OF ESCROW FUNDS

   Section 1.1. (a) At the Effective Time, FSAC shall deposit with the Escrow Agent (i) the Escrow Stock, (ii) the Cash Escrow Amount and (iii) to the extent there are any Dissenting Shares, the Section 262 Escrow Securities and (b) after the making of the adjustments contemplated by Section 3.7 of the Merger Agreement, FSAC shall deposit with the Escrow Agent, if applicable, the Positive Cash Adjustment in accordance with and subject to the limitations of Section 3.7(f)(i) of the Merger Agreement (any Positive Cash Adjustment so deposited shall, for purposes of this Agreement, be deemed to become part of the Cash Escrow Amount). The Escrow Agent hereby acknowledges receipt of the specific Escrow Funds identified on Schedule 1.1 hereto. The Escrow Agent agrees to accept and hold all Escrow Funds on deposit with it from time to time in accordance with the terms of this Agreement.

                               6-1

                                  ARTICLE II

                       INVESTMENT OF CASH ESCROW AMOUNT

   Section 2.1. The Escrow Agent shall promptly invest the Cash Escrow Amount, in such instruments and of such maturities, as FSAC and the Representatives may from time to time jointly instruct the Escrow Agent in writing. In the absence of such instructions (including if such instructions are not provided at the Effective Time), the Escrow Agent shall promptly invest the Cash Escrow Amount, at its own discretion, in any or all of the following instruments; provided, however, that no such investment shall be of more than forty-five (45) days' duration: (i) direct obligations of the United States Treasury; (ii) commercial paper having a rating respectively of P-1 and A-1+ from Moody's Investor's Service ("Moody's") and Standard and Poor's Corporation ("S&P"); provided, however, that the long-term unsecured debt rating of the issuing entity issued from Moody's is at least Aa3; (iii) demand or time deposits in, or bankers acceptance or certificates of deposit issued by, a bank with commercial paper ratings from Moody's and S&P of respectively P-1 and A-1+ and an unsecured long-term debt rating from Moody's of at least Aa3; or (iv) shares in the Money Fund, Government Money Fund and Treasury Money Fund issued by UST Master Funds.

                                 ARTICLE III

                      DEMANDS FOR PAYMENT AND RELEASE OF
             CASH ESCROW AMOUNT AND SECTION 262 ESCROW SECURITIES

   Section 3.1. In the event that after the adjustments required by Section
3.7 of the Merger Agreement there is a Negative Cash Adjustment, FSAC and the Representatives shall jointly instruct the Escrow Agent to release to FSAC from the Cash Escrow Amount the amount of such Negative Cash Adjustment in accordance with and subject to the limitations of Section 3.7 (f)(ii) of the Merger Agreement, and the Escrow Agent shall promptly release to FSAC from the Cash Escrow Amount the amount of such Negative Cash Adjustment, in accordance with such instruction.

   Section 3.2. After payments have been made (or the right to payment has been forfeited) with respect to all Dissenting Shares, FSAC and the Representatives shall jointly instruct the Escrow Agent to release the
Section 262 Securities in accordance with the provisions of Section 3.4(d) of the Merger Agreement, and the Escrow Agent shall promptly release such
Section 262 Escrow Securities, in accordance with such instruction.

   Section 3.3. To the extent that the Surviving Corporation makes any payments to Dissenters with respect to their Dissenting Shares (either pursuant to a settlement with such Dissenters with the prior written approval of FSAC or pursuant to Delaware court appraisal proceedings), FSAC and the Representatives shall jointly instruct the Escrow Agent (i) to release to the Surviving Corporation from the Cash Escrow Amount the amount of such payments and (ii) to the extent the Cash Escrow Amount then remaining is insufficient therefor, to release to FSAC such portion of the Escrow Stock as is equal to such shortfall (valued in accordance with Section 4.8 hereof), and the Escrow Agent shall promptly release the amount of such payments to the Surviving Corporation from the Cash Escrow Amount (and, if applicable, to FSAC from the Escrow Stock), in accordance with such instruction.

   Section 3.4. Following the making of whichever of the two adjustments contemplated by Sections 3.7(f)(i) and (ii) of the Merger Agreement is applicable, and provided that all payments have been made (or the right to payment has been forfeited) with respect to all Dissenting Shares, FSAC and the Representatives shall jointly instruct the Escrow Agent to release the remaining Cash Escrow Amount, if any, in accordance with the provisions of
Section 3.4(e) of the Merger Agreement, and the Escrow Agent shall promptly release such remaining portion of the Cash Escrow Amount, in accordance with such instruction.

   Section 3.5. In the event that any of FSAC or the Representatives at any time believes that the terms of the Merger Agreement and/or Article III of this Agreement require the provision of a joint instruction to the Escrow Agent with respect to the release of Escrow Funds, and either or both of the

                               6-2
 others do not agree (or do not agree on the contents of the instruction), any of FSAC or the Representatives may (i) with the consent of the others, initiate arbitration in accordance with Article V of this Agreement to resolve such dispute or (ii) absent such consent, initiate suit in a court of appropriate jurisdiction to resolve such dispute.

                                  ARTICLE IV

               DEMANDS FOR PAYMENT AND RELEASE OF ESCROW STOCK

   Section 4.1. If an Indemnified Party, including FSAC (the "Payee") claims indemnification from and against Damages in accordance with Article X of the Merger Agreement, the Payee may deliver to the Escrow Agent a certificate (the "Certificate") demanding that the Escrow Agent release to the Payee a number of shares of the Escrow Stock (the "Demand Amount") having a valuation (pursuant to Section 4.8 hereof) that is equal to the Damages. The Certificate shall (i) specify the amount of the Damages and the Demand Amount, (ii) attach the calculation of the Damages and the Demand Amount, including in reasonable detail the basis thereof, and (iii) certify that each Representative and FSAC (if not the Payee) have been delivered a copy of the Certificate. Upon its receipt, the Escrow Agent shall also promptly forward a copy of the Certificate to FSAC (if not the Payee) and each Representative.

   Section 4.2. Unless each of the Escrow Agent, FSAC (if not the Payee) and the Payee receives a written notice of objection (an "Objection") to the Certificate from a Representative within twenty (20) business days after the date of the Escrow Agent's forwarding to such Representative of the Certificate, the Representatives shall be deemed to have consented to the release from the Escrow Funds of the Demand Amount specified in the Certificate (the "Deemed Consent Amount"), and the Certificate shall automatically become effective without further action. Any Objection delivered by a Representative shall also certify that such Objection has been delivered to each of FSAC (if not the Payee) and the Payee. Upon its receipt, the Escrow Agent shall also promptly forward a copy of such Objection to FSAC (if not the Payee) and the Payee.

   Section 4.3. Any release of Escrow Stock pursuant to this Agreement, regardless of the identity of the Payee delivering the Certificate, shall be made only to FSAC. FSAC shall thereupon retire (and hold in treasury) or cancel, in its discretion, such released shares and, if the Payee is not FSAC, pay or cause to be paid to the Payee, promptly following FSAC's receipt of such released Escrow Stock, an amount of cash equal to the valuation of such Escrow Stock (pursuant to Section 4.8 hereof).

   Section 4.4. Notwithstanding anything to the contrary in Sections 4.2, 4.5 or 4.6, the Escrow Agent shall not release Escrow Stock until the aggregate amount of the Cleared Damages (as hereinafter defined) exceeds One Hundred Thousand Dollars ($100,000). Once the aggregate amount of such Cleared Damages exceeds $100,000, the Escrow Agent shall release to FSAC the full amount of such Cleared Damages (including the amounts aggregating to less than the $100,000 threshold). For each subsequent Certificate delivered by a Payee to the Escrow Agent, the Escrow Agent shall release to FSAC, in satisfaction of any Cleared Damages with respect to such Certificate, an amount equal to the lesser of (i) such Cleared Damages and (ii) the remaining balance of the Escrow Stock. The term "Cleared Damages" shall refer to and mean as many of the following as are applicable to any Certificate: (i) the Deemed Consent Amount, (ii) the Unchallenged Amount (as hereinafter defined),
(iii) the Award Amount (as hereinafter defined) and (iv) the Instructed Amount (as hereinafter defined).

   Section 4.5. In the event that a Representative delivers to the Escrow Agent, FSAC (if not the Payee) and the Payee an Objection to the Certificate within the time frame specified in Section 4.2, the Escrow Agent shall not release any of the Escrow Stock to FSAC in satisfaction of the Demand Amount unless and until the Escrow Agent receives (i) a certified copy of an award in arbitration from the Arbitrator (as defined below) specifying the amount of Escrow Stock, if any, so to be released (the "Award Amount") or (ii) a subsequent joint instruction from FSAC and the Representatives instructing the amount of Escrow Stock so to be released (the "Instructed Amount"). If both Representatives deliver an Objection within the time frame specified in
Section 4.2, the arbitrations with respect to each Objection shall be heard together. Promptly upon receipt of such a certified copy of an award (or a subsequent joint

                               6-3
 instruction), the Escrow Agent shall release the portion of the Escrow Stock as specified therein, if any, to FSAC in accordance with such award (or instruction), and such release shall be deemed to satisfy the Demand Amount of the Certificate.

   Section 4.6. In any Objection to the Certificate, a Representative may state an objection to all or a portion of the Demand Amount sought in the Certificate. If such Representative objects to only a portion of such Demand Amount, such Objection shall instruct the Escrow Agent to release, and the Escrow Agent shall release, to FSAC, in satisfaction of the unobjected-to portion of the Demand Amount, a portion of the Escrow Stock equal to such unobjected-to portion (the "Unchallenged Amount"). If both Representatives deliver Objections which object to only a portion of the Demand Amount, the Escrow Agent shall release a portion of the Escrow Stock equal to (and the Unchallenged Amount shall constitute) the lesser unobjected-to portion of the Demand Amount.

   Section 4.7. Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent shall release to each Holder a number of whole shares of Escrow Stock equal to such Holder's Proportionate Interest in the remaining Escrow Stock upon the date which shall be 12 months after the Effective Time, unless prior to such date any Payee has delivered a Certificate to the Escrow Agent and such Payee's entitlement to Escrow Stock has not been finally determined and satisfied in accordance with the terms of this Agreement, in which case, the Escrow Stock shall not be released to any Holder until final determination and satisfaction of all such pending Certificates.

   Section 4.8. For all purposes under this Agreement, a share of Escrow Stock shall be valued at the average closing bid price of a share of FSAC Common Stock as reported (i) on the OTC Bulletin Board or (ii) if not quoted at such time on the OTC Bulletin Board, the Pink Sheets, in each case for the last five trading days immediately preceding the Effective Time.

   Section 4.9. Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent shall release the Escrow Funds, or any portion thereof, in accordance with any instrument in writing expressly referring to this Agreement and signed by FSAC and each Representative.

                                  ARTICLE V

                                 ARBITRATION

   Section 5.1 Each Representative shall be entitled to dispute a Certificate, provided that such Representative raises such dispute in an Objection delivered to the Escrow Agent within the time frame specified in
Section 4.2. Any Objection delivered by a Representative as to the Certificate shall specify in reasonable detail the nature of and the reasons for the objections described therein and what such Representative believes the Damages and the Demand Amount should be, if any, including in reasonable detail the basis thereof.

   Section 5.2 If, within 20 business days after delivery of an Objection, the Payee, FSAC (if not the Payee) and each Representative have been unable to reach agreement with respect to any Demand Amount that is the subject of such Objection (the "Challenged Amount"), the dispute shall, at the instance of either FSAC or either Representative, be referred to the Arbitrator (as defined in the Merger Agreement) or, if any of FSAC or the Representatives object, to a partner knowledgeable about the financial services industry at such other nationally-recognized accounting firm as the parties may agree and which is not affiliated and does not have a conflict with any of the parties (the "Arbitrator").

   Section 5.3. The Arbitrator shall be charged with making a determination, in accordance with the Merger Agreement and this Agreement, of the Challenged Amount and the Demand Amount. The parties making the submission shall request the Arbitrator to render a decision within 60 days. Any such determination of the Arbitrator shall be final and binding upon the parties and shall not, in the absence of manifest error, be subject to judicial review.

   Section 5.4. The fees and expenses of the Arbitrator shall be paid by FSAC.

                               6-4

    Section 5.5. The parties (on behalf of themselves and any Holders they represent) agree that any dispute arising as to the amount of any payment to be made pursuant to Article X of the Merger Agreement shall be resolved solely and exclusively pursuant to the procedures set forth or contemplated in such Article X and this Article V.

                                  ARTICLE VI

                               RIGHTS OF AGENT

   Section 6.1. The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein.

   Section 6.2. No person, firm or corporation will be recognized by the Escrow Agent as a successor or assignee of FSAC, Sub, the Company or either Representative until there shall be presented to the Escrow Agent evidence satisfactory to it of such succession or assignment.

   Section 6.3. The Escrow Agent may rely upon any instrument in writing believed in good faith by it to be genuine and sufficient and properly presented and shall not be liable or responsible for any action taken or omitted in accordance with the provisions thereof.

   Section 6.4. The Escrow Agent shall not be liable or responsible for any act it may do or omit to do except for its negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel and shall be fully protected with respect to any action taken or omitted by it in good faith on written advice of counsel.

   Section 6.5. FSAC shall (i) reimburse the Escrow Agent for all reasonable expenses incurred by the Escrow Agent in connection with its duties hereunder and (ii) indemnify and hold harmless the Escrow Agent against any and all losses, claims, liabilities, costs, payments and expenses, including reasonable legal fees for counsel who may be selected by the Escrow Agent, which may be imposed upon or incurred by the Escrow Agent hereunder, except as a result of the negligence, bad faith or willful misconduct of the Escrow Agent. The compensation of the Escrow Agent shall be $5,000 per annum for each year following the Effective Time (payable in full at the Effective Time for the first year and thereafter payable quarterly in advance) or as otherwise agreed upon from time to time by FSAC, the Representatives and the Escrow Agent.

   Section 6.6. Each party shall from time to time deliver to the Escrow Agent certificates as to the identity of the persons authorized to give instructions, certificates and notices hereunder and otherwise to act on behalf of such party, which certificates shall contain specimens of such persons' signatures.

                                 ARTICLE VII

                      NO FRACTIONS; PAYMENT OF INTEREST

   Section 7.1. No certificates or scrip representing fractional interests in shares of Escrow Stock or in Section 262 Securities shall be released by the Escrow Agent. All fractional interests in a share of Escrow Stock or in
Section 262 Securities that a person at any given time would otherwise be entitled to receive under this Agreement shall be aggregated. If after such aggregation, a fractional interest in a share of Escrow Stock or in Section 262 Securities would result, such fractional interest shall be disregarded and such person shall only be entitled to receive the resulting whole number of shares of Escrow Stock and/or Section 262 Securities.

   Section 7.2. All releases of cash or securities from the Escrow Funds shall include, in the case of cash, a pro rata amount of any interest earned thereon while in escrow and, in the case of securities, any dividends or distributions made thereon or other accretions thereon while in escrow.

                               6-5

                                 ARTICLE VIII

                                MISCELLANEOUS

   Section 8.1. FSAC, each Representative and any other relevant party to this Agreement shall attempt in good faith to resolve any disputes arising hereunder promptly.

   Section 8.2. This Agreement shall terminate after all Escrow Funds have been released in accordance with the terms hereof.

   Section 8.3. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   Section 8.4. All notices, requests, demands, certificates or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally (including by courier), or sent by facsimile transmission. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, when transmitted, to the following addresses, or to such other addresses (with copies to such other persons) as shall be notified subsequently in writing in accordance herewith:

     (a) if to FSAC, the Company or Sub, to:
     Financial Services Acquisition Corporation
     667 Madison Avenue
     11th Floor
     New York, NY 10021
     Attention:  Gilbert Scharf
     Telecopy:  (212) 246-1514

   with a copy to:

    Skadden, Arps, Slate, Meagher & Flom
    919 Third Avenue
    New York, New York 10022
    Attention:  Roger Schwed, Esq.
    Telecopy:  (212) 735-2000

     (b) if to WCAS VI, to:
     Welsh, Carson, Anderson & Stowe VI, L.P.
     One World Financial Center
     Suite 3601
     New York, NY 10281
     Attention:  Patrick J. Welsh
     Telecopy:  (212) 945-2016

   with a copy to:
     Reboul, MacMurray, Hewitt, Maynard & Kristol
     45 Rockefeller Plaza
     New York, NY 10111
     Attention:  William J. Hewitt, Esq.
     Telecopy: (212) 841-5725

                               6-6

     (c) if to Mr. Marshall:
     Euro Brokers Investment Corporation
     Two World Trade Center
     Suite 8400
     New York, NY 10048
     Attention:  Donald R. A. Marshall
     Telecopy: (212) 748-7329

     (d) if to the Escrow Agent:
     United States Trust Company of New York
     114 West 47th Street
     New York, NY 10036
     Attention:  Margaret Ciesmelewski
     Telecopy:  (212) 852-1626

   A copy of any notice, request, demand, certificate or other communication given hereunder by any party shall be delivered to each other party to this Agreement as well as to the addressee at the same time as it is given to the addressee.

   Section 8.5. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   Section 8.6. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns, provided that any assignment of this Agreement or the rights hereunder by any party hereto without the written consent of the other parties shall be void. Except for Indemnified Parties, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

   Section 8.7. Subject to the arbitration provisions hereof, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

   Section 8.8. No consent or waiver, expressed or implied, by any party to or of any breach or default by any other in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any obligations of the party. Except as otherwise expressly provided herein, failure on the part of any party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by that party of its rights under this Agreement or otherwise.

   Section 8.9. No modification, waiver or discharge of this Agreement shall bind any party unless it is writing, specifically refers to this Agreement and is signed by or on behalf of such party by a duly authorized officer (in the case of a party that is a corporation) thereof.

   Section 8.10. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provisions hereof shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstances, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

   Section 8.11. In the event of any conflict between the terms of this Agreement and the Merger Agreement, the terms of the Merger Agreement shall control.

                               6-7

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives, all as of the date first above written.

                                        FINANCIAL SERVICES ACQUISITION
                                         CORPORATION

                                        By /s/ Gilbert Scharf
                                        -------------------------------------
                                        Name: Gilbert Scharf
                                        Title: Chairman, President
                                           and Chief Executive Officer
                                        EBIC ACQUISITION CORP.

                                        By /s/ Gilbert Scharf
                                        -------------------------------------
                                        Name: Gilbert Scharf
                                        Title: Chairman and President
                                        EURO BROKERS INVESTMENT
                                         CORPORATION

                                        By /s/ Keith E. Reihl
                                        -------------------------------------
                                        Name: Keith E. Reihl
                                        Title: Senior Vice President

                                        WELSH, CARSON, ANDERSON
                                         & STOWE VI, L.P.
                                        By WCAS VI Partners, L.P.
                                        General Partner

                                        By /s/ Patrick J. Welsh
                                        -------------------------------------
                                        DONALD R. A. MARSHALL

                                        /s/ Donald R.A. Marshall
                                        -------------------------------------
                                        UNITED STATES TRUST COMPANY
                                         OF NEW YORK

                                        By /s/ Margaret M. Ciesmelewski
                                        -------------------------------------
                                        Name: Margaret M. Ciesmelewski
                                        Title:  Assistant Vice President

                               6-8

                                                                     ANNEX VII

                         SECURITY TRANSFER AGREEMENT

   SECURITY TRANSFER AGREEMENT (this "Agreement"), dated as of March 8, 1996 by and among Financial Services Acquisition Corporation, a Delaware corporation ("FSAC"), Gilbert Scharf, the Chairman of FSAC, Michael Scharf, the Secretary of FSAC, Welsh, Carson, Anderson & Stowe, VI, L.P., a Delaware limited partnership ("WCAS VI"), WCAS Information Partners, L.P., a Delaware limited partnership ("WCAS Info") and each other person set forth on the execution pages hereof (each, together with Gilbert Scharf, Michael Scharf, WCAS VI and WCAS Info, a "Stockholder" and, collectively the "Stockholders")

   WHEREAS, FSAC, EBIC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of FSAC ("Sub"), and Euro Brokers Investment Corporation, a Delaware corporation ("EBIC"), concurrently with the execution and delivery of this Agreement will enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Sub with and into EBIC, as a result of which the outstanding shares of Common Stock, par value $.001 per share ("EBIC Common Stock"), of EBIC will be converted into the right to receive
(i) Common Stock, par value $.001 per share ("FSAC Common Stock"), of FSAC (any shares of FSAC Common Stock so received in the Merger, hereinafter the "Merger Shares"), (ii) Series B Redeemable Common Stock Purchase Warrants of FSAC (the "Merger Warrants") and (iii) cash, without interest;

   WHEREAS, it is contemplated that as soon as reasonably practicable following consummation of the Merger (subject, however, to the advice of its financial advisors), FSAC will commence an exchange offer (the "Exchange Offer") to acquire all Redeemable Common Stock Purchase Warrants ("FSAC Warrants") of FSAC (including the Merger Warrants and, if not theretofore exchanged, the Bridge Warrants (as defined in the Prospectus, dated November 30, 1994, of FSAC)) that are outstanding, on the basis of one share of FSAC Common Stock for a number of FSAC Warrants (the "Warrant Exchange Ratio") to be mutually agreed post-closing between FSAC and WCAS VI.

   WHEREAS, certain of the shares of FSAC Common Stock held by each of Michael Scharf and Gilbert Scharf are subject to the terms of that certain Escrow Agreement, dated November 30, 1994 (the "Escrow Shares");

   WHEREAS, concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to FSAC, EBIC and Sub's willingness to enter into the Merger Agreement, the parties have agreed to enter into this Agreement (i) imposing certain restrictions on post-Merger dispositions by such parties (other than FSAC) of (x) shares of FSAC Common Stock (other than the Escrow Shares) held or acquired by them following the Effective Time (as defined in the Merger Agreement), including, without limitation, any Merger Shares and any shares of FSAC Common Stock obtained upon conversion of any FSAC Warrants (including any Merger Warrants) (any such shares so held or acquired, hereinafter the "Shares") and (y) FSAC Warrants (including any Merger Warrants) held or acquired by them following the Effective Time (any warrants so held or acquired, hereinafter the "Warrants") and (ii) imposing certain obligations on the parties (other than
FSAC) to tender certain of their Warrants in the Exchange Offer, if and when made.

   NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I.
                        SECURITY TRANSFER RESTRICTIONS
                        AND EXCHANGE OFFER OBLIGATION

   SECTION 1.1 Restriction. Each Stockholder covenants and agrees with each other Stockholder and FSAC not to, for the period commencing on the Effective Time (as defined in the Merger Agreement) and ending on November 30, 1996, sell, pledge, encumber, dispose, grant a security interest

                               7-1
 in or otherwise dispose of or transfer (collectively, "Sell", the doing thereof being a "Sale") any Shares or Warrants owned or acquired, beneficially or of record, by such Stockholder following the Effective Time and any such Sale or attempted Sale shall be void. Notwithstanding the foregoing, a Stockholder who is a natural person may Sell any of the Shares or Warrants so held (i) by means of a gift to a member of such Stockholder's immediate family or to a trust, the beneficiary of which is such Stockholder or a member of such Stockholder's immediate family or (ii) by virtue of the laws of descent and distribution upon the death of such Stockholder; provided, however, that the transferee in any such Sale (a "Permitted Transferee") shall agree in writing to be bound by the terms and conditions of this Agreement. During the term of this Agreement, FSAC covenants and agrees not to transfer or recognize any transfer on its books and records by a Stockholder or a Permitted Transferee of any Shares or Warrants except for a Sale permitted hereby and made in compliance herewith.

   SECTION 1.2 Exchange Offer. Notwithstanding anything to the contrary in
Section 1.1, each Stockholder hereby agrees with each other Stockholder and FSAC to tender for exchange (and not withdraw) in the Exchange Offer, at the Warrant Exchange Ratio, that portion of the Warrants held by such Stockholder as is equal to the amount, expressed as a percentage, obtained by dividing
(i) the number of FSAC Warrants (including the Bridge Warrants), if any, tendered for exchange in the Exchange Offer by persons or entities other than the Stockholders and their Permitted Transferees (the "Public Warrant Holders"), by (ii) the total number of FSAC Warrants (including the Bridge Warrants) held by the Public Warrant Holders immediately prior to the consummation of the Exchange Offer.

                                 ARTICLE II.
                           STOCK CERTIFICATE LEGEND

   SECTION 2.1 Each certificate representing any Shares or Warrants to which this Agreement applies shall conspicuously bear a legend in substantially the following form:

       "THE TRANSFER OF THE SECURITY REPRESENTED BY THIS CERTIFICATE IS RESTRICTED UNDER AND SUBJECT TO THE TERMS OF AN AGREEMENT TO WHICH THE COMPANY IS A PARTY, AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME (THE "AGREEMENT"). A COPY OF THE AGREEMENT IS ON FILE AT THE COMPANY'S OFFICE. THE HOLDER OF THIS CERTIFICATE, BY HIS OR HER ACCEPTANCE HEREOF, AGREES TO BE BOUND BY THE PROVISIONS OF THE AGREEMENT."

   SECTION 2.2 At such time as any Shares or Warrants shall no longer be subject to any of the restrictions of this Agreement, FSAC shall take or cause to be taken, at the request of any holder of such Shares or Warrants, such action as shall be necessary so that such holder shall be issued replacement certificates representing such Shares or Warrants that do not refer to such restrictions.

                                 ARTICLE III.
              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

   Each Stockholder hereby represents and warrants to each other Stockholder and FSAC as follows:

   SECTION 3.1 Authority Relative to this Agreement. Such Stockholder (if it is a corporation, partnership or other legal entity) is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization. Such Stockholder has all necessary power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder, and no other proceedings (corporate or otherwise) on the part of such Stockholder are

                               7-2
 necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by or on behalf of such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

   SECTION 3.2 No Conflict. The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the charter, by-laws, partnership agreement or comparable organizational documents of such Stockholder (in the case of a Stockholder that is a corporation, partnership or other legal entity), (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Owned Shares (as defined below) or Shares or Warrants held or to be held by such Stockholder are or will be (during the term hereof) bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance of any kind on any of such Owned Shares or Shares or Warrants pursuant to, any agreement, contract, indenture, notice or instrument to which such Stockholder is or will be (during the term hereof) a party or by which such Stockholder or such Owned Shares or Shares or Warrants are or will be (during the term hereof) bound or affected, or (iv) except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, require on behalf of such Stockholder any filing with or notification to, or any permit, authorization consent or approval of, any governmental or regulatory authority, domestic or foreign.

   SECTION 3.3 Title to Shares. The shares set forth opposite such Stockholder's name on the signature pages hereof (the "Owned Shares") constitute all of the shares of FSAC Common Stock (other than Escrow Shares) or EBIC Common Stock owned as of the date hereof (either beneficially or of record) by such Stockholder.

                                 ARTICLE IV.
                        COVENANTS OF THE STOCKHOLDERS

   SECTION 4.1 No Inconsistent Arrangements. Each Stockholder hereby covenants and agrees that, during the term of this Agreement, it shall not enter into any contract, agreement, understanding or other arrangement with respect to any of the Shares or Warrants held by it that would involve a Sale, or a commitment to make a Sale, in violation of the terms hereof, that would cause any of such Stockholder's representations in Section 3.2 hereof to become untrue (if made as of the time of such arrangement) or that would otherwise be inconsistent with the terms hereof.

   SECTION 4.2 Certain Events. Each Stockholder hereby covenants and agrees with each other Stockholder and FSAC that this Agreement, and the obligations hereunder, shall attach during the term hereof to any shares of FSAC Common Stock (other than the Escrow Shares) or FSAC Warrants held or acquired (including, without limitation, by dividend, purchase or exercise of an option or warrant) by such Stockholder following the Effective Time and shall be binding upon any person or entity to which legal or beneficial ownership of such FSAC Common Stock or FSAC Warrants shall pass by operation of law, including without limitation such Stockholder's administrators or successors.

   SECTION 4.3 Dissenter Shares. Each Stockholder (other than Gilbert and Michael Scharf) hereby covenants and agrees with and for the benefit of FSAC that he, she or it will not, directly or indirectly, solicit, facilitate or encourage the assertion or exercise in connection with the Merger, by any other holder of EBIC Common Stock, of such other holder's right to an appraisal under Section 262 of the Delaware General Corporation Law of the fair value of such holder's shares of EBIC Common Stock.

                                  ARTICLE V.
                                MISCELLANEOUS

   SECTION 5.1 Duration. This Agreement shall remain in effect until the earlier to occur of (i) the termination of the Merger Agreement and (ii) November 30, 1996, and thereafter this Agreement shall

                               7-3
 automatically terminate without further action by any party hereto; provided, however, that Section 2.2 shall survive a termination described in the preceding clause (ii) and, if the Exchange Offer has not theretofore been consummated, Section 1.2 shall survive a termination described in the preceding clause (ii) until the earlier of (x) the consummation of the Exchange Offer and (y) November 30, 1997.

   SECTION 5.2 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, without any requirement for securing or posting any bond, in addition to any other remedy at law or equity.

   SECTION 5.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

   SECTION 5.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and specifically referencing this Agreement.

   SECTION 5.5 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provisions hereof shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstances, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

   SECTION 5.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

   SECTION 5.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to any Stockholder when one or more counterparts have been signed by FSAC and such Stockholder and delivered to FSAC and such Stockholder.

   SECTION 5.8 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice): (i) if to FSAC, Gilbert Scharf or Michael Scharf to the address of FSAC set forth in
Section 11.4 of the Merger Agreement; and (ii) if to any other Stockholder, to the address for such Stockholder set forth opposite such Stockholder's name on the execution pages hereof.

                               7-4

    IN WITNESS WHEREOF, each of the Stockholders and FSAC, have caused this Agreement to be duly executed on the date hereof.

One World Financial Center               WELSH, CARSON, ANDERSON
Suite 3601                               & STOWE VI, L.P.
New York, New York 10281
                                         By WCAS VI Partners, L.P.
                                           General Partner

850,884 shares of EBIC Common Stock      By: /s/ Patrick J. Welsh
                                           Name:
                                           Title:

One World Financial Center               WCAS INFORMATION
Suite 3601                                PARTNERS, L.P.
New York, New York 10281
                                         By WCAS INFO Partners,
                                           General Partner

14,562 shares of EBIC Common Stock       By: /s/ Patrick J. Welsh
                                           Name:
                                           Title:

Two World Financial Center               DONALD R.A. MARSHALL
Suite 8400
New York, New York 10281
197,823 shares of EBIC Common Stock      /s/ Donald R.A. Marshall

Two World Financial Center               ALISTAIR H. JOHNSTONE
Suite 8400
New York, New York 10281

119,870 shares of EBIC Common Stock      /s/ Alistair H. Johnstone

Two World Financial Center               KEITH E. REIHL
Suite 8400
New York, New York 10281

50,362 shares of EBIC Common Stock       /s/ Keith E. Reihl

Two World Financial Center               BRIAN G. CLARK
Suite 8400
New York, New York 10281

70,320 shares of EBIC Common Stock       /s/ Brian G. Clark

                               7-5





Two World Financial Center               WALTER E. DULSKI
Suite 8400
New York, New York 10281

53,977 shares of EBIC Common Stock       /s/ Walter E. Dulski

                                         GILBERT SCHARF

333,333 shares of FSAC Common Stock      /s/ Gilbert Scharf

                                         MICHAEL SCHARF

166,667 shares of FSAC Common Stock      /s/ Michael Scharf

                                         FINANCIAL SERVICES
                                         ACQUISITION CORPORATION

                                         By: /s/ Gilbert Scharf
                                         Name: Gilbert Scharf
                                         Title: Chairman, President and
                                         Chief Executive Officer

                               7-6

                                                                    ANNEX VIII

                       MAJORITY STOCKHOLDERS' AGREEMENT

   MAJORITY STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of March 8, 1996, by and among Financial Services Acquisition Corporation, a Delaware corporation ("FSAC"), EBIC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of FSAC ("Sub") and Welsh, Carson, Anderson & Stowe, VI, L.P., a Delaware limited partnership ("WCAS VI").

   WHEREAS, FSAC, Sub and Euro Brokers Investment Corporation, a Delaware corporation ("EBIC"), concurrently with the execution and delivery of this Agreement will enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Sub with and into EBIC, as a result of which the outstanding shares of Common Stock, par value $.001 per share ("EBIC Common Stock"), of EBIC will be converted into the right to receive (x) Common Stock, par value $.001 per share, of FSAC, (y) Series B Redeemable Common Stock Purchase Warrants of FSAC and (z) cash, without interest;

   WHEREAS, as of the date hereof, WCAS VI owns (either beneficially or of record) 850,884 shares of EBIC Common Stock;

   WHEREAS, concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to FSAC and Sub's willingness to enter into the Merger Agreement, FSAC, Sub and WCAS VI are entering into this Agreement with respect to, among other things, the making of certain representations and certain agreements by WCAS VI in connection with the Merger and the transactions contemplated thereby.

   NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

   Defined terms used in this Agreement without separate definition shall, unless otherwise noted, have the meaning ascribed to such terms in the Merger Agreement. Each of the parties hereto acknowledges receipt and review of a copy of the Merger Agreement.

                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF WCAS VI

   WCAS VI represents and warrants to each of FSAC and Sub as follows:

   Section 2.1. Organization. WCAS VI is a limited partnership duly organized and validly existing under the laws of the State of Delaware. The sole general partner of WCAS VI is WCAS VI Partners, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware, and the general partners of WCAS VI Partners, L.P. are the individuals identified on a separate list heretofore furnished by WCAS VI to FSAC.

   Section 2.2. Authority Relative to this Agreement. WCAS VI has the requisite partnership power and authority to execute and deliver this Agreement and all Related Agreements and other agreements to be executed by it as contemplated by the Merger Agreement (collectively, the "WCAS Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the WCAS Documents and the consummation by WCAS VI of the transactions contemplated on its part hereby and thereby, have been duly authorized by WCAS VI Partners, as the general partner of WCAS VI, and no other partnership proceedings on the part of WCAS VI are necessary to authorize this Agreement or any WCAS Documents or for WCAS VI to consummate the

                               8-1
 transactions contemplated hereby or thereby. Each of this Agreement and all WCAS Documents has been duly and validly executed and delivered by WCAS VI and constitutes a valid and binding agreement of WCAS VI, enforceable against WCAS VI in accordance with its respective terms.

   Section 2.3. Consents; No Violations. Neither the execution, delivery and performance by WCAS VI of this Agreement nor any WCAS Documents, nor the consummation by WCAS VI of the transactions contemplated hereby or thereby, will (i) conflict with or result in any breach of any provisions of the partnership agreement or other organizational documents of WCAS VI, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any Contract to which WCAS VI is a party, (iii) require the consent from or the giving of notice to a third party pursuant to, the terms, conditions or provisions of any such Contract, or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to WCAS VI.

   Section 2.4. Approvals. Except as set forth in Schedule 4.8 to the Merger Agreement, no filing with, or a permit, authorization, notification, consent or approval of, any Governmental Entity is required or necessary for (i) the valid execution, delivery and performance by WCAS VI of this Agreement and all WCAS Documents or (ii) the consummation by WCAS VI of the transactions contemplated hereby or thereby.

   Section 2.5. Information in Disclosure Documents and Registration Statement. None of the information to be supplied by WCAS VI with respect to itself for inclusion in (i) the Registration Statement or (ii) the Proxy Statement, will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of EBIC to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   Section 2.6. 1994 Stock Acquisition. In connection with the Stock Purchase Agreement, dated as of May 10, 1994, among EBIC, WCAS VI and certain others (the "Stock Purchase Agreement"), and the transactions contemplated thereby, the following events have heretofore occurred or will occur prior to the Closing of the Merger (defined terms used in the balance of this Section 2.6 shall have the meanings assigned to them in the Stock Purchase Agreement):
(i) the termination of the Stockholders Agreement, the Pledge Agreement, the Escrow Agreement (without having effected the Recapitalization and without having incurred any liability to EBIC, its debt or equity holders, or any of its Subsidiaries), the Note Purchase Agreement and the agreements listed on
Schedule 4.02(d) to the Stock Purchase Agreement, (ii) the release and termination of all security interests held by WCAS VI in the assets of EBIC and its Subsidiaries (including by the filing of UCC-3 financing statements in the jurisdictions listed on Schedule 4.02(c) to the Stock Purchase Agreement) and (iii) the delivery to EBIC of all of the notes and stock certificates listed on Schedule 4.02(e) to the Stock Purchase Agreement, together with stock powers and other transfer forms, as applicable, duly executed in blank.

   Section 2.7. Brokers. No broker, finder or financial advisor has acted on behalf of WCAS VI in connection with this Agreement or the Merger, and there are no brokerage, finder's or other fees or commissions payable in connection with this Agreement or the Merger based upon any arrangements made by or on behalf of WCAS VI.

                               8-2

                                  ARTICLE III

                     COVENANTS AND AGREEMENTS OF WCAS VI

   WCAS VI covenants and agrees with each of FSAC and Sub as follows:

   Section 3.1. No Solicitation. Prior to the Effective Time, WCAS VI agrees that neither it, nor any of its directors, partners, officers, employees, agents or representatives of the foregoing, will, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving EBIC, or any of its Subsidiaries, or the acquisition of all or any significant assets or any capital stock of EBIC (including any of the shares of EBIC Common Stock held by WCAS VI), or any of its Subsidiaries (an "Acquisition Transaction"), or negotiate, explore or otherwise engage in substantive discussions with any person (other than FSAC, EBIC and their respective representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to (or consummate) any such Acquisition Transaction or which would require EBIC to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by the Merger Agreement. WCAS VI agrees to immediately advise FSAC in writing of any inquiries or proposals (or desire to make a proposal) received by (or indicated to), any such information requested from, or any such negotiations or discussions sought to be initiated or continued with, any of it, its Subsidiaries, or any of the respective directors, partners, officers, employees, agents or representatives of the foregoing, in each case from a person (other than FSAC, EBIC and their respective representatives) with respect to an Acquisition Transaction, and the terms thereof, including the identity of such third party, and to update on an ongoing basis or upon FSAC's request, the status thereof.

   Section 3.2. Reasonable Efforts. Subject to the terms and conditions herein provided, WCAS VI hereby agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, the Merger Agreement and the Related Agreements to which it is a party, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings required to be obtained by WCAS VI. Without limiting the generality of the foregoing, as promptly as practicable, WCAS VI (in conjunction with EBIC, FSAC and Sub as provided in the Merger Agreement) shall (i) make all filings and submissions under the HSR Act as may be reasonably required to be made by it in connection with this Agreement, the Merger Agreement, the Related Agreements and the transactions contemplated hereby and thereby; and
(ii) make all filings and submissions as may be reasonably required to be made by it in connection with this Agreement, the Merger Agreement, the Related Agreements and the transactions contemplated hereby and thereby to or with any of the Commodity Futures Trading Commission, the NFA, the Bank, The SFA, the Ontario Securities Commission, the IDAC, the HKFE, the Bank of Japan and the Ministry of Finance (Japan). WCAS VI will furnish to FSAC and Sub, and FSAC and Sub will furnish to WCAS VI, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. WCAS VI will provide FSAC and Sub, and FSAC and Sub will provide WCAS VI, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated in the Merger Agreement and this Agreement. Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall treat and hold in confidence all non-public information so provided or shared with the other.

   Section 3.3. Public Announcements. WCAS VI agrees that it will not issue or cause to be issued any press release or otherwise make any public statement with respect to this Agreement, the Merger Agreement, the Related Agreements or the transactions contemplated hereby or thereby without the

                               8-3
 prior consent of FSAC, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by Applicable Law and (ii) WCAS VI has first used its reasonable efforts to consult with FSAC about the form and substance of such disclosure.

   Section 3.4. Supplemental Disclosure. Until the Effective Time, WCAS VI shall give prompt notice to FSAC of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause
(i) any representation or warranty of WCAS VI contained in this Agreement to be untrue or inaccurate or (ii) any covenant or agreement of WCAS VI contained in this Agreement not to be complied with or satisfied; provided, however, that the delivery of any notice pursuant to this Section 3.4 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VIII of the Merger Agreement or otherwise limit, offset or otherwise affect any remedies available to any party.

                                  ARTICLE IV

                                 TERMINATION

   Section 4.1. Termination. This Agreement shall automatically terminate upon any termination of the Merger Agreement, without the requirement of any further action by any party hereto.

                                  ARTICLE V

                              GENERAL PROVISIONS

   Section 5.1. Survival of Representations and Warranties. All representations and warranties made by WCAS VI in this Agreement shall survive the Effective Time and shall terminate at the close of business on the day which is 12 months after the Effective Time.

   Section 5.2. Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of FSAC and WCAS VI with respect to any of the terms contained herein.

   Section 5.3. Waiver. At any time prior to the Effective Time, FSAC and Sub, on the one hand, and WCAS VI, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other,
(ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and
(iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

   Section 5.4. Investigations. The representations and warranties of WCAS VI contained herein shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

   Section 5.5. Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

             (a) If to FSAC or Sub, to:
             Financial Services Acquisition Corporation
             667 Madison Avenue
             11th Floor
             New York, NY 10021
             Attention: Gilbert Scharf
             Telecopy: (212) 246-1514

                               8-4
             with copies to:
             Skadden, Arps, Slate, Meagher & Flom
             919 Third Avenue
             New York, New York 10022
             Attention: Roger Schwed, Esq.
             Telecopy: (212) 735-2000

             (b) if to WCAS VI to:
             Welsh, Carson, Anderson
              & Stowe VI, L.P.
             One World Financial Center
             Suite 3601
             New York, NY 10281
             Attention: Patrick Welsh
             Telecopy: (212) 945-2016

             with a copy to:
             Reboul, MacMurray, Hewitt,
             Maynard & Kristol
             45 Rockefeller Plaza
             New York, NY 10111
             Attention: William J. Hewitt, Esq.
             Telecopy: (212) 841-5725

   Section 5.6. Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   Section 5.7. Entire Agreement; Assignment. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise; provided that FSAC or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of FSAC, but no such assignment shall relieve FSAC or Sub, as the case may be, of its obligations hereunder.

   Section 5.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

   Section 5.9. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provisions hereof shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstances, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

   Section 5.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                               8-5

    IN WITNESS WHEREFORE, each of FSAC, Sub, and WCAS VI has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          FINANCIAL SERVICES ACQUISITION
                                           CORPORATION
                                          By: /s/ Gilbert Scharf
                                          -----------------------------------
                                          Name: Gilbert Scharf
                                          Title: Chairman, President and
                                          Chief Executive Officer
                                          EBIC ACQUISITION CORP.
                                          By: /s/ Gilbert Scharf
                                          -----------------------------------
                                          Name: Gilbert Scharf
                                          Title: Chairman and President
                                          WELSH, CARSON, ANDERSON &
                                          STOWE VI, L.P.
                                          By WCAS VI Partners, L.P.,
                                          General Partner
                                          By: /s/ Patrick J. Welsh
                                          -----------------------------------
                                          Name: Patrick J. Welsh
                                          Title: General Partner

                               8-6

                                                                      ANNEX IX

                        REGISTRATION RIGHTS AGREEMENT

   REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of , 1996, by and among Financial Services Acquisition Corporation, a Delaware corporation (the "Company"), and the stockholders listed on Annexes I, II and III hereto and signatory hereto (the "Stockholders").

   WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of March 8, 1996 (the "Merger Agreement"), with EBIC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), and Euro Brokers Investment Corporation, a Delaware corporation ("Euro Brokers"), providing for, among other things, the merger (the "Merger") of Sub with and into Euro Brokers; and

   WHEREAS, this Agreement is being entered into in connection with and as a condition to the parties thereto closing the Merger and the other transactions contemplated under the Merger Agreement;

   NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties signatory hereto agree as follows:

1. CERTAIN DEFINITIONS.

   As used herein, the following terms shall have the following respective meanings:

       "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

       "Common Stock" shall mean the Common Stock, $.001 par value, of the Company as constituted as of the date of this Agreement, subject to adjustment pursuant to the provisions of Section 7 hereof.

       "EBIC Management Shares" shall mean (i) all shares of Common Stock (including without limitation the Merger Escrow Shares and any shares of Common Stock issued in respect of New Options (as defined in the Merger Agreement)) issued to the EBIC Management Stockholders in connection with the Merger and (ii) any additional shares of Common Stock issued in respect of the Merger Warrants held by the EBIC Management Stockholders (including any Warrants issued as part of the New Options), whether upon exercise thereof pursuant to their terms, upon the exchange thereof pursuant to the Exchange Offer (as defined in the Merger Agreement) or otherwise.

       "EBIC Management Stockholders" shall mean those persons listed on Annex II hereto.

       "Exchange Act" shall mean the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       "Existing Registration Obligations" shall mean (i) the registration obligations of the Company under that certain Warrant Agreement, dated November 30, 1994, between the Company and Continental Stock Transfer Trust Company, and (ii) the registration obligations of the Company under that certain Unit Purchase Option, dated November 30, 1994 and granted by the Company to certain persons and entities.

       "FSAC Management Escrow Shares" shall mean all 833,333 FSAC Management Shares that have been deposited in escrow pursuant to the terms of that certain Stock Escrow Agreement, dated November 30, 1994, between the Company, Continental Stock Transfer & Trust Company and the FSAC Management Stockholders.

       "FSAC Management Shares" shall mean (i) the aggregate 1,430,333 shares of Common Stock currently held by the Management Stockholders (including the FSAC Management Escrow Shares) and (ii) any additional shares of Common Stock issued in respect of the conversion, pursuant to their terms, or the exchange, pursuant to the Exchange Offer (as defined in the Merger Agreement) or otherwise, of the FSAC Management Warrants.

                               9-1

        "FSAC Management Stockholders" shall mean those persons listed on Annex III hereto.

       "FSAC Management Warrants" shall mean (i) the aggregate 1,399,000 Warrants currently held by the FSAC Management Stockholders and (ii) any securities (other than Common Stock) issued upon exchange, adjustment or transfer of any such Warrants.

       "Investor Shares" shall mean (i) all shares of Common Stock (including without limitation the Merger Escrow Shares and any shares of Common Stock issued in respect of New Options) issued to the Investor Stockholders in connection with the Merger and (ii) any additional shares of Common Stock issued in respect of the Merger Warrants held by the Investor Stockholders (including any Warrants issued as part of the New Options), whether upon the exercise thereof pursuant to their terms, upon the exchange thereof pursuant to the Exchange Offer (as defined in the Merger Agreement) or otherwise.

       "Investor Stockholders" shall mean those persons listed on Annex I hereto.

       "Management Shares" shall mean, collectively, the EBIC Management Shares and the FSAC Management Shares.

       "Management Stockholders" shall mean, collectively, the EBIC Management Stockholders and the FSAC Management Stockholders.

       "Merger Escrow Shares" shall mean all Investor Shares and EBIC Management Shares that, pursuant to the terms of the Merger Agreement and that certain Escrow Agreement, dated as of March 8, 1996, among the Company, Sub, Euro Brokers, United States Trust Company of New York, as escrow agent, and certain others, have been deposited into escrow to pay, if applicable, certain indemnification and other obligations arising under the Merger Agreement.

       "Merger Warrants" shall mean (i) all Warrants issued to the Investor Stockholders and the EBIC Management Stockholders in connection with the Merger and (ii) any securities (other than Common Stock) issued upon exchange, adjustment or transfer of any such Warrants.

       "Public Sale" shall mean any sale or other disposition of Common Stock to the public pursuant to an offering registered under the Securities Act or pursuant to the provisions of Rule 144 (or any successor or similar rule) adopted under the Securities Act.

       "Registrable Stock" shall mean the Investor Shares, the Management Shares and any securities issued upon exchange, adjustment or transfer of any of such shares, subject to adjustment pursuant to the provisions of
    Section 7 hereof, provided, however, that neither the Merger Escrow Shares nor the FSAC Management Escrow Shares shall be deemed to constitute shares of Registrable Stock for purposes of the registration rights granted pursuant to Sections 2 or 3 below until such time as such shares shall have been released from escrow. As to any particular Registrable Stock, such securities shall cease to be Registrable Stock when they have been sold or otherwise disposed of pursuant to a Public Sale.

       "Registration Expenses" shall mean the expenses so described in
    Section 5 hereof.

       "Securities Act" shall mean the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       "Selling Expenses" shall mean the expenses so described in Section 5 hereof.

       "Warrants" shall mean the Redeemable Common Stock Purchase Warrants of the Company.

2. REQUIRED REGISTRATION.

   (a) At any time after October 1, 1996, (i) in the case of the first such request, the holders of Investor Shares representing at least a majority of the total outstanding Investor Shares constituting Registrable Stock at such time, and (ii) in the case of the second such request, the holders of at least a majority of the total outstanding Registrable Stock at such time, may request the Company to register under the Securities Act all or any portion of the Registrable Stock held by such requesting holder or holders for

                               9-2
 sale in the manner specified in such notice, provided, however, that (x) the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock and (y) the Company shall take all necessary steps to ensure that the first registration of Registrable Stock pursuant to a request made under this Section 2 is not declared or deemed effective by the Commission prior to November 30, 1996.

   (b) Promptly following receipt of any notice under paragraph (a) above, the Company shall notify each holder of Management Shares and any other holders of Registrable Stock of whom the Company is aware from whom notice has not been received and shall, subject to the proviso to said paragraph
(a), use its best efforts to register under the Securities Act, for Public Sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Registrable Stock specified in such notice (and in any notices received from other holders pursuant to this paragraph (b) within 20 days after their receipt of such notice from the Company). If the holders of a majority of the Registrable Stock requesting registration specify an underwritten public offering, the Company shall designate the managing underwriter of such offering, subject to the approval of the holders of a majority of the Registrable Stock covered by the offering, which approval shall not be unreasonably withheld. The Company shall be obligated to register Registrable Stock pursuant to this Section 2 on two occasions only. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 2 shall be deemed satisfied only when a registration statement covering all shares of Registrable Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition (subject to clauses (i) and (ii) of paragraph (d) below) specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

   (c) The Company shall be entitled to include in any registration statement referred to in this Section 2, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Stock to be sold. Except as provided in this paragraph (c), the Company will not effect any registration of its Common Stock to be sold for cash for its own account from the date of receipt of a notice from requesting holders pursuant to this Section 2 until the completion of the period of distribution of the registration contemplated thereby or withdrawal of the registration.

   (d) Notwithstanding anything to the contrary contained in this Section 2:

       (i) The number of Management Shares included in the Registrable Stock to be included in any registration statement referred to in this Section 2 for which the requested method of disposition is an underwritten public offering may be reduced (pro rata among the requesting holders of Management Shares based upon the number of Management Shares so requested to be registered) if and to the extent that in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Registrable Stock to be sold, provided, however, that if the Company has determined to include in such registration statement shares of Common Stock to be sold for its own account, as contemplated by Section 2(c) above, any reduction shall first be made, if and to the extent necessary, from such shares (including a reduction to zero) before any reduction is made from the shares requested to be registered by the requesting holders of Management Shares.

       (ii) The number of shares of Registrable Stock to be included in any registration statement referred to in this Section 2 for which the method of disposition is other than an underwritten public offering shall not, prior to June 30, 1997, exceed a number equal to 50% of the number of shares of Registrable Stock then outstanding, provided, however, that such limitation shall not apply if, at any time prior to the request for such registration, the product obtained by multiplying (x) the number of outstanding shares of Common Stock by (y) the closing price of a share of Common Stock in the principal securities market in which the Common Stock shall be traded shall have exceeded $100 million for 20 consecutive trading days.

                               9-3

        (iii) The Company shall not be required to file a registration statement pursuant to this Section 2, (x) during any period of time when
    (A) the Company is contemplating an underwritten public offering of its equity securities and, in the judgment of the managing underwriter thereof, such filing would adversely affect the contemplated offering, (B) the Company is in possession of material nonpublic information the disclosure of which in such registration statement it reasonably believes would be detrimental to the Company at such time or (C) the Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion therein or (y) during the pendency of the Exchange Offer or within 60 days after the consummation or termination thereof. The aggregate delays or postponements by the Company of the filing of a registration statement pursuant to clause (x) of this
    Section 2(d)(iii) shall not exceed 60 days.

3. INCIDENTAL REGISTRATION.

   If the Company at any time after November 30, 1996 (other than pursuant to Section 2 hereof or in connection with the Exchange Offer or pursuant to its Existing Registration Obligations) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other securityholders or both (except with respect to registration statements on Forms S-4 or S-8 (or any successor forms), a registration pursuant to an employee benefit plan or a registration of securities on a form which does not permit the inclusion of securities sold in a secondary offering), it will give written notice at such time to all holders of whom it is aware of outstanding Registrable Stock of its intention to do so. Upon the written request of any such holder, given within 30 days after receipt of any such notice by the Company, to register any of its Registrable Stock (in accordance, subject to the following sentence, with the method of disposition being used by the Company as specified in the Company's notice), the Company will use its best efforts to cause the Registrable Stock as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Registrable Stock so requested to be registered. In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 3 to register Registrable Stock shall specify that either (i) such Registrable Stock is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) such Registrable Stock is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. The number of shares of Registrable Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that no reduction of the number of shares of Registrable Stock so to be included in such registration shall be made if any shares are to be included therein for the account of any person other than the Company or another holder pursuant to a demand registration right existing at the date of this Agreement or permitted hereby.

   Notwithstanding the foregoing, the Company may at any time in its discretion withdraw, without the consent of any requesting holders, a registration statement that the Company had filed or proposed to file pursuant to this Section 3 and abandon the proposed offering in which any requesting holder or holders had requested to participate.

4. REGISTRATION PROCEDURES.

   (a) If and whenever the Company is required by the provisions of Section 2 or 3 hereof to use its best efforts to effect the registration of any of the Registrable Stock under the Securities Act, the Company will:

       (i) prepare (and afford a single counsel for the selling holders of Registrable Stock reasonable opportunity to review and comment thereon) and file with the Commission as soon as practicable

                               9-4

     (but in a any event within 60 days of receipt of a request from requesting holders pursuant to Section 2 hereof) a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the underwritten sale of the Registrable Stock (which, in the case of an underwritten public offering pursuant to Section 2 hereof, shall be Form S-1, S-3 or another form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become effective and to remain effective until, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it, and, in the case of any other registration, until the earlier of (x) the sale of all Registrable Stock covered thereby and (y) 120 days after the effective date thereof.

       (ii) prepare (and afford a single counsel for the selling holders of Registrable Stock reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (i) above and as comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the method(s) of disposition set forth in such registration statement for such period;

       (iii) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the Public Sale of the Registrable Stock covered by such registration statement;

       (iv) use its best efforts to register or qualify the Registrable Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as a majority in interest of the sellers of Registrable Stock or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (iv) or (y) take any action that would subject it to taxation in any such jurisdiction or to general service of process in any jurisdiction);

       (v) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

       (vi) use its reasonable best efforts (if the offering is underwritten) to furnish, at the request of holders of a majority in interest of the Registrable Stock being sold, on the date that Registrable Stock is delivered to the underwriters for sale pursuant to such registration: (x) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein) and (C) to such other effects as are customarily covered in such opinions given in connection with such registrations and are reasonably requested by counsel for the underwriters or by such sellers or their counsel, and (y) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such sellers, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration

                               9-5
     statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters with respect to the registration in respect of which such letter is being given as are customarily covered in such letters given in connection with such registrations and are reasonably requested by such underwriters or sellers;

       (vii) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, in each case, subject to the Company's prior receipt from such persons of appropriate agreements to maintain the confidentiality of any such records, documents and information; and

       (viii) if such registration covers a firm commitment underwritten public offering, enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, provided that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof and provided, further, that the time and place of the closing under said agreement shall be as mutually agreed upon between the Company and such managing underwriter.

   (b) In connection with each registration hereunder, the selling holders of Registrable Stock will:

       (i) furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws or as shall reasonably be requested by the Company or its counsel; and

       (ii) not effect any public sale or distribution of the issue being registered or any equity security of the Company, or any securities convertible into or exchangeable or exercisable for such equity securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company or the managing underwriter.

   (c) Each seller of Registrable Stock agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(v) that requires the preparation of a supplement or amendment to such prospectus, such seller will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such seller's receipt of the copies of the supplemented or amended prospectus, and, if so directed by the Company, such seller will deliver to the Company all copies, other than permanent file copies, then in such seller's possession, of the most recent prospectus covering such Registrable Stock at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice hereof to the date when the Company shall make available to the sellers of Registrable Stock a supplemented or amended prospectus.

   (d) In connection with each registration pursuant to Sections 2 and 3 hereof covering an underwritten public offering, no holder of Registrable Stock may participate in any registration hereunder unless such holder (i) agrees to sell its Registrable Stock on the basis provided in the underwriting arrangements applicable to such registration (appropriately modified if such sales are not covered by such underwriting) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as are required to be executed under the terms of such underwriting arrangements, subject, however, to the provisions of Section 6 hereof.

                               9-6

 5. EXPENSES.

   All expenses incurred by the Company in complying with Sections 2 and 3 hereof, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and expenses of a single counsel for the sellers of Registrable Stock, but excluding any Selling Expenses, are herein called "Registration Expenses." All underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Stock and any out-of-pocket expenses (other than the single counsel described above) of the sellers (or agents who manage their accounts) are herein called "Selling Expenses."

   The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 2 or 3 hereof. All Selling Expenses in connection with any registration statement filed pursuant to
Section 2 or 3 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

6. INDEMNIFICATION.

   In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 or 3 hereof, the Company will indemnify and hold harmless each seller of such Registrable Stock thereunder and each underwriter of Registrable Stock thereunder and each officer, director and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person becomes subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Section 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus or any amendment or supplement thereof.

   In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 or 3 hereof, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each officer, director and each other person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person becomes subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Section 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or

                               9-7
 action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus or any amendment or supplement thereof, provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such seller from the sale of Registrable Stock covered by such registration statement.

   Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and, in the opinion of counsel reasonably satisfactory to the indemnifying party a material conflict of interest exists between the indemnifying party and the indemnified party in connection with such action, the indemnified party shall have the right to select a separate counsel (reasonably acceptable to the Company) and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

   Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

   If the indemnification provided for in the first two paragraphs of this
Section 6 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Registrable Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Registrable Stock, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Registrable Stock agree that it would not be just and equitable if contributions pursuant to this

                               9-8
 paragraph were determined by pro rata allocation (even if all of the sellers of such Registrable Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Registrable Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

7. CHANGES IN COMMON STOCK.

   If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed and shall apply to any securities received in any such transaction.

8. RULE 144 REPORTING.

   The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any holder of Registrable Stock may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Upon the request of such holder, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

9. OTHER REGISTRATION RIGHTS AGREEMENTS.

   (a) All rights heretofore granted by the Company or Euro Brokers (i) to the FSAC Management Stockholders relating to the registration of the FSAC Management Shares or (ii) to the Investor Stockholders or the EBIC Management Stockholders pursuant to the Registration Rights Agreement dated as of May 19, 1994 (the "Original Registration Rights Agreement") among Euro Brokers, the Investor Stockholders and the EBIC Management Stockholders, are hereby terminated and superseded by the rights granted by the Company as provided in this Agreement, and the Original Registration Rights Agreement and any and all previously existing registration rights granted to the Management Stockholders or the Investor Stockholders are hereby canceled, waived and shall have no further force or effect. Notwithstanding the foregoing, nothing in this Agreement shall cancel, waive or otherwise affect any of the Existing Registration Obligations (or constitute a cancellation or waiver of any rights of any person or entity under any of the Existing Registration Obligations).

   (b) Nothing herein shall prohibit or limit the Company from entering into an agreement providing holders of securities which may hereafter be issued by the Company with such registration rights exercisable at such time or times and in such manner as the Board of Directors shall deem in the best interests of the Company so long as the performance by the Company of its obligations under such other agreement will not cause the Company to breach its obligations to the holders of Registrable Stock hereunder.

10. MISCELLANEOUS.

   (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto, including, without limitation, the rights to indemnification under Section 6 hereof, shall bind and

                               9-9
 inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Registrable Stock shall inure to the benefit of any and all subsequent holders from time to time of the Registrable Stock (but only so long as such Registrable Stock remains Registrable Stock).

   (b) So long as Registrable Stock remains subject to this agreement, the Company will not enter into any merger, consolidation, sale of substantially all of its assets or other transaction in which it is not the surviving entity unless the acquiror shall expressly assume by a supplemental agreement, executed and delivered to the remaining holders of Registrable Stock, in form satisfactory to holders of a majority of the Registrable Stock then remaining, the due and punctual performance of every covenant of this Agreement on the part of the Company to be performed and observed with respect to the Registrable Stock after such transaction.

   (c) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

       if to the Company, to it at 667 Madison Avenue, 11th Floor, New York, New York 10021, Attention: Gilbert Scharf;

       if to any holder of Registrable Stock, to it at its address as set forth in Annex I, Annex II or Annex III hereto;

       if to any subsequent holder of Registrable Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Stock), or to the holders of Registrable Stock (in the case of the Company).

   (D) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

   (e) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, whether oral or written, relating to the subject matter hereof. This Agreement may not be modified or amended, and the provisions hereof may not be waived, except in writing signed by each of (i) the Company, (ii) Management Stockholders then holding, in the aggregate, a majority of the Registrable Stock then held by all Management Stockholders as a whole and (iii) Investor stockholders then holding, in the aggregate, a majority of the Registrable Stock then held by all Investor Stockholders as a whole.

   (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective as to each holder of Registrable Stock upon such holder's execution of a counterpart after execution of a counterpart by the Company.

   (g) The Company shall not hereafter enter into any agreement with respect to its securities that grants any person or entity any registration rights with respect to the Company's securities that take precedence over the rights granted to the Stockholders hereunder, provided, however that the Company shall have the right to grant registration rights on a basis substantially identical to those provided in this Agreement with respect to additional shares of Common Stock (or securities convertible into or exercisable for shares of Common Stock) issued to any stockholder.

                              9-10

    Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this Agreement, whereupon this Agreement shall become binding upon the Company and you.

                                          Very truly yours,
                                          FINANCIAL SERVICES ACQUISITION
                                           CORPORATION
                                          By
                                          -----------------------------------
                                          Title:

AGREED TO AND ACCEPTED
as of the date first
above written.

WELSH, CARSON, ANDERSON & STOWE VI, L.P. By WCAS VI Partners, L.P., General Partner

By
 -------------------------------------------------
                  General Partner
WCAS INFORMATION PARTNERS, L.P.
 By WCAS INFO Partners, General Partner

By
 -------------------------------------------------
                  General Partner

- --------------------------------------------------
                  Patrick J. Welsh

- --------------------------------------------------
                 Russell L. Carson

- --------------------------------------------------
                 Bruce K. Anderson

- --------------------------------------------------
                  Richard H. Stowe

DE CHARTER TRUST CO., as Trustee FBO the
 IRA/Rollover of Richard H. Stowe

By
 -------------------------------------------------

- --------------------------------------------------
                Thomas E. McInerney

- --------------------------------------------------
                   Andrew M. Paul

- --------------------------------------------------
                  James B. Hoover

                              9-11

DE CHARTER TRUST CO., as Trustee FBO the
 IRA/Rollover of James B. Hoover

By
 -------------------------------------------------

- --------------------------------------------------
                Robert A. Minicucci

- --------------------------------------------------
                Anthony J. DeNicola

- --------------------------------------------------
                  Laura Van Buren
David F. Bellet, Trustee, Profit Sharing Plan
 DCJSC --Custodian FBO David F. Bellet

- --------------------------------------------------
                  David F. Bellet

- --------------------------------------------------
                Donald R.A. Marshall

- --------------------------------------------------
               Alistair H. Johnstone

- --------------------------------------------------
                   Keith E. Reihl

- --------------------------------------------------
                   Brian G. Clark

- --------------------------------------------------
                  Walter E. Dulski

- --------------------------------------------------
                   Gilbert Scharf

- --------------------------------------------------
                 Michael J. Scharf

- --------------------------------------------------
                    Denis Martin

- --------------------------------------------------
                   Larry S. Kopp

- --------------------------------------------------
                  William D. Birch

- --------------------------------------------------
              Frederick B. Whittemore


                              9-12

                                    ANNEX I

                            INVESTOR STOCKHOLDERS

Welsh, Carson, Anderson & Stowe VI, L.P.

WCAS Information Partners, L.P.

Patrick J. Welsh

Russell L. Carson

Bruce K. Anderson

Richard H. Stowe

DE Charter Trust Co., as Trustee
 FBO the IRA/Rollover of
 Richard H. Stowe

Thomas E. McInerney

Andrew M. Paul

James B. Hoover

DE Charter Trust Co., as Trustee
 FBO the IRA/Rollover of
 James B. Hoover

Robert A. Minicucci

Anthony J. deNicola

Laura Van Buren

David F. Bellet, Trustee, Profit
 Sharing Plan DLJSC --Custodian
 FBO David F. Bellet

  c/o Welsh, Carson, Anderson & Stowe
One World Financial Center
New York, New York 10281

                              9-13

                                   ANNEX II

                         EBIC MANAGEMENT STOCKHOLDERS

Donald R.A. Marshall
[Address]

Alistair H. Johnstone
[Address]

Keith E. Reihl
[Address]

Brian G. Clark
[Address]

Walter E. Dulski
[Address]

                              9-14

                                   ANNEX III

                         FSAC MANAGEMENT STOCKHOLDERS

Gilbert Scharf
[Address]

Michael J. Scharf
[Address]

Denis Martin
[Address]

Larry S. Kopp
[Address]

William D. Birch
[Address]

Frederick B. Whittemore
[Address]

                              9-15

                  FINANCIAL SERVICES ACQUISITION CORPORATION
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
    FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 15, 1996

   The undersigned hereby appoints Gilbert D. Scharf and Michael J. Scharf as Proxies, each with the power to appoint such stockholder's substitute, and hereby authorizes them, or either one of them, to represent and to vote, as designated below, all of the shares of the Common Stock, par value $.001 per share ("FSAC Common Stock"), of Financial Services Acquisition Corporation ("FSAC") held of record by the undersigned on July 11, 1996 at the Special Meeting of Stockholders to be held on August 15, 1996 at 10:00 a.m. local time and any and all adjournments or postponements thereof. Any and all proxies heretofore given are hereby revoked.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5 AND
6.

1. Proposal 1 --Approval and adoption of the Agreement and Plan of Merger, dated March 8, 1996, as amended, among FSAC, EBIC Acquisition Corp., a wholly owned subsidiary of FSAC ("Merger Sub") and Euro Brokers Investment Corporation ("EBIC"), providing for the merger of Merger Sub with and into EBIC (the "Merger"), with EBIC being the surviving corporation and becoming a wholly owned subsidiary of FSAC.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

2. Proposal 2 --Election of Directors (subject to satisfaction of all conditions to consummation of the Merger, including Proposal 3 below)
- --Nominees are (i) Class I Directors (initial one year term) --Frederick B. Whittemore and James W. Stevens, (ii) Class II Directors (initial two-year term) --William B. Wigton, Donald R. A. Marshall and Denis Martin, and (iii) Class III Directors (initial three year term) --Gilbert D. Scharf, Michael J. Scharf and Larry S. Kopp.

 [ ] FOR all Nominees, for their initial designated terms [ ] WITHHOLD
                      AUTHORITY to vote for all Nominees

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

               (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

3. Proposal 3 --Amendment to Article SIXTH (subject to satisfaction of all other conditions to consummation of the Merger) --approval of an amendment to Article SIXTH of FSAC's Certificate of Incorporation to (i) classify the Board of Directors into three classes serving staggered terms, (ii) eliminate stockholders' ability to act by written consent, (iii) restrict the ability to call special meetings of stockholders to the Chairman and the President of FSAC or to an affirmative vote of a majority of the Board of Directors and
(iv) require an 80% supermajority vote to amend the provisions of Article
SIXTH.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4. Proposal 4 --Additional Common Stock Amendment (subject to satisfaction of all other conditions to consummation of the Merger) --approval of an amendment to FSAC's Certificate of Incorporation to increase the number of authorized shares of FSAC Common Stock to 30,000,000.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

5. Proposal 5 --Name Change Amendment (subject to satisfaction of all other conditions to consummation of the Merger) --approval of an amendment to FSAC's Certificate of Incorporation to change the name of FSAC to "Financial Services Corporation."

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

6. Proposal 6 --FSAC Option Plan (subject to satisfaction of all conditions to consummation of the Merger) --approval and adoption of the FSAC 1996 Stock Option Plan.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

7. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting and any and all adjournments or postponements thereof.

   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6.

                                          Dated:                        , 1996
                                          -----------------------------------
                                                        Signature
                                          -----------------------------------
                                                Signature if held jointly
                                          PLEASE SIGN EXACTLY AS YOUR NAME
                                          APPEARS HEREIN. IF SHARES ARE HELD
                                          BY JOINT TENANTS, BOTH MUST SIGN.
                                          WHEN SIGNING AS AN ATTORNEY,
                                          EXECUTOR, ADMINISTRATOR, TRUSTEE,
                                          OR GUARDIAN, GIVE YOUR FULL TITLE
                                          AS SUCH. IF SHARES ARE HELD BY A
                                          CORPORATION, THE CORPORATION'S
                                          PRESIDENT OR OTHER AUTHORIZED
                                          OFFICER MUST SIGN USING THE
                                          CORPORATION'S FULL NAME. IF SHARES
                                          ARE HELD BY A PARTNERSHIP, AN
                                          AUTHORIZED PERSON MUST SIGN USING
                                          THE PARTNERSHIP'S FULL NAME.

    PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.